                           REFINANCING
                        CREDIT AGREEMENT

                           DATED AS OF
                        NOVEMBER 19, 1996

                              AMONG

                      OWENS-ILLINOIS, INC.,

                   THE LENDERS LISTED HEREIN,

BANQUE NATIONALE DE PARIS, CITIBANK, N.A., CAISSE NATIONALE DE
CREDIT AGRICOLE, THE FUJI BANK, LIMITED, THE LONG-TERM CREDIT BANK OF JAPAN, LTD., MELLON BANK, N.A., THE SANWA BANK, LIMITED,CHICAGO
                                 BRANCH
                                  AND
                UNITED STATES NATIONAL BANK OF OREGON,
                           AS LEAD MANAGERS,


ABN AMRO BANK N.V., BANK OF MONTREAL, THE BANK OF NEW YORK, THE BANK OF NOVA SCOTIA, CIBC, INC., CREDIT LYONNAIS, THE FIRST NATIONAL BANK OF CHICAGO, THE INDUSTRIAL BANK OF JAPAN, LIMITED, NATIONSBANK, N.A., SOCIETE GENERALE, THE SUMITOMO BANK, LIMITED,
                                 AND
                    TORONTO DOMINION (TEXAS), INC.,
                            AS CO-AGENTS,

                                 AND

     BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                     AS DOCUMENTATION AGENT,

                                 AND

                      BANKERS TRUST COMPANY,
                      AS ADMINISTRATIVE AGENT

                      OWENS-ILLINOIS, INC.
                  REFINANCING CREDIT AGREEMENT
                  DATED AS OF NOVEMBER 19, 1996


                        TABLE OF CONTENTS


Section                      Heading                         Page

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . .  1

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                            SECTION 1

                           DEFINITIONS
1.1   Certain Defined Terms. . . . . . . . . . . . . . . . . .  2
1.2   Accounting Terms; Utilization of GAAP for Purposes
      of Calculations Under Agreement; Change in
      Accounting Principles. . . . . . . . . . . . . . . . . . 28
1.3   Other Definitional Provisions; Anniversaries . . . . . . 29

                            SECTION 2

 AMOUNT AND TERMS OF REVOLVING LOAN COMMITMENTS AND LOANS; NOTES
2.1   Revolving Loans; Overdraft Account . . . . . . . . . . . 29
2.2   Interest on the Revolving Loans. . . . . . . . . . . . . 35
2.3   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 38
2.4   Prepayments and Payments; Reductions in Revolving
      Loan Commitments . . . . . . . . . . . . . . . . . . . . 38
2.5   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . 41
2.6   Special Provisions Governing Eurodollar Rate Loans . . . 42
2.7   Capital Adequacy Adjustment; Increased Costs; Taxes. . . 46
2.8   Letters of Credit. . . . . . . . . . . . . . . . . . . . 50
2.9   Bid Rate Loans . . . . . . . . . . . . . . . . . . . . . 60

                            SECTION 3

            CONDITIONS TO LOANS AND LETTERS OF CREDIT
3.1   Conditions to Initial Loans. . . . . . . . . . . . . . . 65
3.2   Conditions to All Loans. . . . . . . . . . . . . . . . . 68
3.3   Conditions to All Letters of Credit. . . . . . . . . . . 70
3.4   Conditions to Utilization of Genie Acquisition Sub-
      Facility . . . . . . . . . . . . . . . . . . . . . . . . 70

                            SECTION 4

            COMPANY'S REPRESENTATIONS AND WARRANTIES
4.1   Organization, Powers, Good Standing, Business and
      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . 71
4.2   Authorization of Borrowing, Etc. . . . . . . . . . . . . 72
4.3   Financial Condition. . . . . . . . . . . . . . . . . . . 73
4.4   No Adverse Material Change; No Stock Payments. . . . . . 74
4.5   Title to Properties; Liens . . . . . . . . . . . . . . . 74
4.6   Litigation; Adverse Facts. . . . . . . . . . . . . . . . 74
4.7   Payment of Taxes . . . . . . . . . . . . . . . . . . . . 74
4.8   Governmental Regulation. . . . . . . . . . . . . . . . . 75
4.9   Securities Activities. . . . . . . . . . . . . . . . . . 75
4.10  Employee Benefit Plans . . . . . . . . . . . . . . . . . 75
4.11  Disclosure . . . . . . . . . . . . . . . . . . . . . . . 76
4.12  Environmental Protection . . . . . . . . . . . . . . . . 76

                            SECTION 5

                 COMPANY'S AFFIRMATIVE COVENANTS
5.1   Financial Statements and Other Reports . . . . . . . . . 78
5.2   Corporate Existence, Etc.. . . . . . . . . . . . . . . . 82
5.3   Payment of Taxes and Claims; Tax Consolidation . . . . . 82
5.4   Maintenance of Properties; Insurance . . . . . . . . . . 83
5.5   Inspection . . . . . . . . . . . . . . . . . . . . . . . 83
5.6   Equal Security for Loans and Notes; No Further
      Negative Pledges . . . . . . . . . . . . . . . . . . . . 83
5.7   Compliance with Laws, Etc. . . . . . . . . . . . . . . . 84
5.8   Environmental Disclosure and Inspection. . . . . . . . . 84
5.9   Company's Remedial Action Regarding Hazardous
      Materials. . . . . . . . . . . . . . . . . . . . . . . . 85
5.10  Further Assurances as to Future Guarantor
      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . 85

                            SECTION 6

                  COMPANY'S NEGATIVE COVENANTS
6.1   Indebtedness . . . . . . . . . . . . . . . . . . . . . . 86
6.2   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . 88
6.3   Investments; Joint Ventures. . . . . . . . . . . . . . . 89
6.4   Contingent Obligations . . . . . . . . . . . . . . . . . 90
6.5   Restricted Junior Payments . . . . . . . . . . . . . . . 92
6.6   Financial Covenants. . . . . . . . . . . . . . . . . . . 92
6.7   Restriction on Fundamental Changes . . . . . . . . . . . 93
6.8   Sale or Discount of Receivables. . . . . . . . . . . . . 94
6.9   Transactions with Shareholders and Affiliates. . . . . . 94

6.10  Disposal of Subsidiary Stock . . . . . . . . . . . . . . 95
6.11  Conduct of Business. . . . . . . . . . . . . . . . . . . 95
6.12  Amendments or Waivers of Certain Documents . . . . . . . 95

                            SECTION 7

                        EVENTS OF DEFAULT
7.1   Failure to Make Payments When Due. . . . . . . . . . . . 96
7.2   Default in Other Agreements. . . . . . . . . . . . . . . 96
7.3   Breach of Certain Covenants. . . . . . . . . . . . . . . 97
7.4   Breach of Warranty . . . . . . . . . . . . . . . . . . . 97
7.5   Other Defaults under Agreement or Loan Documents . . . . 97
7.6   Involuntary Bankruptcy; Appointment of Receiver,
      Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . 97
7.7   Voluntary Bankruptcy; Appointment of Receiver, Etc.. . . 98
7.8   Judgments and Attachments. . . . . . . . . . . . . . . . 98
7.9   Dissolution. . . . . . . . . . . . . . . . . . . . . . . 98
7.10  Invalidity of Company Guaranty or O-I Subsidiary
      Guaranty . . . . . . . . . . . . . . . . . . . . . . . . 98
7.11  Failure of Security. . . . . . . . . . . . . . . . . . . 98
7.12  Change of Control. . . . . . . . . . . . . . . . . . . . 99
7.13  Employee Benefit Plans . . . . . . . . . . . . . . . . . 99

                            SECTION 8

                             AGENTS
8.1   Appointment. . . . . . . . . . . . . . . . . . . . . . .101
8.2   Powers; General Immunity . . . . . . . . . . . . . . . .102
8.3   Representations and Warranties; No Responsibility
      for Appraisal of Creditworthiness. . . . . . . . . . . .103
8.4   Right to Indemnity . . . . . . . . . . . . . . . . . . .104
8.5   Registered Persons Treated as Owners . . . . . . . . . .104
8.6   Successor Administrative Agent and Overdraft Account
      Provider . . . . . . . . . . . . . . . . . . . . . . . .104
8.7   Intercreditor Agreement, O-I Subsidiary Guaranty and
      Collateral Documents; Release of Collateral. . . . . . .105

                            SECTION 9

                          MISCELLANEOUS
9.1   Representation of Lenders. . . . . . . . . . . . . . . .106
9.2   Assignments and Participations in Loans, Notes and
      Letters of Credit. . . . . . . . . . . . . . . . . . . .106
9.3   Expenses . . . . . . . . . . . . . . . . . . . . . . . .109
9.4   Indemnity. . . . . . . . . . . . . . . . . . . . . . . .110
9.5   Set Off. . . . . . . . . . . . . . . . . . . . . . . . .110

9.6   Ratable Sharing. . . . . . . . . . . . . . . . . . . . .111
9.7   Amendments and Waivers . . . . . . . . . . . . . . . . .111
9.8   Independence of Covenants. . . . . . . . . . . . . . . .114
9.9   Change in Accounting Principles, Fiscal Year or Tax
      Laws . . . . . . . . . . . . . . . . . . . . . . . . . .114
9.10  Notices. . . . . . . . . . . . . . . . . . . . . . . . .115
9.11  Survival of Warranties and Certain Agreements. . . . . .115
9.12  Failure or Indulgence Not Waiver; Remedies
      Cumulative . . . . . . . . . . . . . . . . . . . . . . .115
9.13  Severability . . . . . . . . . . . . . . . . . . . . . .116
9.14  Obligations Several; Independent Nature of Lenders'
      Rights . . . . . . . . . . . . . . . . . . . . . . . . .116
9.15  Headings . . . . . . . . . . . . . . . . . . . . . . . .116
9.16  Applicable Law . . . . . . . . . . . . . . . . . . . . .116
9.17  Successors and Assigns . . . . . . . . . . . . . . . . .116
9.18  Consent to Jurisdiction and Service of Process . . . . .117
9.19  Waiver of Jury Trial . . . . . . . . . . . . . . . . . .117
9.20  Confidentiality. . . . . . . . . . . . . . . . . . . . .118
9.21  Counterparts; Effectiveness. . . . . . . . . . . . . . .118

EXHIBITS

I       FORM OF NOTICE OF BORROWING
II      FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
III     FORM OF NOTICE OF CONVERSION/CONTINUATION
IV      FORM OF BID RATE LOAN QUOTE REQUEST
V       FORM OF INVITATION FOR BID RATE LOAN QUOTES
VI      FORM OF BID RATE LOAN QUOTE
VII     FORM OF REVOLVING NOTE
VIII    FORM OF BID RATE LOAN NOTE
IX      FORM OF OVERDRAFT AGREEMENT
X       FORM OF COMPLIANCE CERTIFICATE
XI      FORM OF ASSIGNMENT AND ACCEPTANCE
XII-A   FORM OF COLLATERAL ACCOUNT AGREEMENT
XII-B   FORM OF ACQUISITION NEWCO COLLATERAL ACCOUNT AGREEMENT
XIII    FORM OF COMPANY GUARANTY
XIV     FORM OF O-I SUBSIDIARY GUARANTY
XV      FORM OF COMPANY PLEDGE AGREEMENT
XVI     FORM OF O-I SUBSIDIARY PLEDGE AGREEMENT
XVII    FORM OF INTERCREDITOR AGREEMENT
XVIII   FORM OF OPINION OF LATHAM & WATKINS
XIX     FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL FOR
          COMPANY
XX      FORM OF OPINION OF O'MELVENY & MYERS

Schedules

   A    SUBSIDIARIES AND FOREIGN SUBSIDIARIES
   B    REVOLVING LOAN COMMITMENTS; PRO RATA
          SHARES; FACILITY FEES
   C    EXISTING INDEBTEDNESS
   D    EXISTING LIENS
   E    EXISTING INVESTMENTS
   F    EXISTING CONTINGENT OBLIGATIONS
   G    REPORTING UNITS
   H    EMPLOYEE BENEFIT MATTERS
   I    ENVIRONMENTAL MATTERS
   J    EXISTING LETTERS OF CREDIT

                     OWENS-ILLINOIS, INC.

                  REFINANCING CREDIT AGREEMENT

                  DATED AS OF NOVEMBER 19, 1996


         This Refinancing Credit Agreement is dated as of November 19, 1996 (this "AGREEMENT"), and entered into by and among OWENS-ILLINOIS, INC., a Delaware corporation ("COMPANY"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (individually a "LENDER" and collectively, "LENDERS"), BANQUE NATIONALE DE PARIS, CITIBANK, N.A., CAISSE NATIONALE DE CREDIT AGRICOLE, THE FUJI BANK, LIMITED, THE LONG-TERM CREDIT BANK OF JAPAN, LTD., MELLON BANK, N.A., THE SANWA BANK, LIMITED, and UNITED STATES NATIONAL BANK OF OREGON, as Lead Managers for Lenders (individually referred to herein as a "LEAD MANAGER" and collectively as "LEAD MANAGERS"), ABN AMRO BANK N.V., BANK OF MONTREAL, THE BANK OF NEW YORK, THE BANK OF NOVA SCOTIA, CIBC, INC., CREDIT LYONNAIS, THE FIRST NATIONAL BANK OF CHICAGO, THE INDUSTRIAL BANK OF JAPAN, LIMITED, NATIONSBANK OF NORTH CAROLINA, N.A., SOCIETE GENERALE, THE SUMITOMO BANK, LIMITED, and TORONTO DOMINION (TEXAS), INC., as Co-Agents for Lenders (individually referred to herein as a "CO-AGENT" and collectively as "CO-AGENTS"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOFA"), as Documentation Agent for Lenders ("DOCUMENTATION AGENT"), and BANKERS TRUST COMPANY ("BANKERS"), as Administrative Agent for Lenders ("ADMINISTRATIVE AGENT"; together with Documentation Agent, "AGENTS").

                         RECITALS

         WHEREAS, Company desires to refinance all of the Indebtedness currently outstanding and all commitments under the Refinancing Credit Agreement dated as of December 15, 1993, as amended to the date hereof (as so amended, the "EXISTING CREDIT AGREEMENT") among Company, the lenders, lead managers and co-agents listed therein, and Bankers, as agent;

         WHEREAS, Company desires that Lenders extend credit facilities to Company and Acquisition Newcos (i) to fund the refinancing of all amounts owing under the Existing Credit Agreement, (ii) to finance the acquisition of Genie, (iii) to pay certain fees and expenses associated with the Loans and the related transactions described herein, (iv) to provide working capital for Company and its Subsidiaries, (v) to provide for Company's commercial and standby letter of credit requirements, and (vi) to provide funds for other general corporate purposes of Company and its Subsidiaries;

         WHEREAS, to induce Lenders to make available to Company and Acquisition Newcos the credit facilities provided for in this Agreement, Company will (i) guaranty any Obligations of Acquisition

Newcos in respect of Foreign Letters of Credit and (ii) cause certain of its Subsidiaries to guaranty all Obligations of Company and Acquisition Newcos; and

         WHEREAS, Company has agreed to secure its obligations under this Agreement and the Company Guaranty by pledging for the benefit of Lenders certain Intercompany Indebtedness owing to it and the capital stock of Group, and certain of Company's Subsidiaries have agreed to secure their obligations under the O-I Subsidiary Guaranty by pledging certain Intercompany Indebtedness owing to them and the capital stock of certain of their Subsidiaries;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Co-Agents and Agents agree as follows:

                            SECTION 1

                           DEFINITIONS

         1.1  CERTAIN DEFINED TERMS

         The following terms used in this Agreement shall have the following meanings:

         "ACQUISITION NEWCO COLLATERAL ACCOUNT AGREEMENT" means the Acquisition Newco Collateral Account Agreement, in sub-stantially the form of Exhibit XII-B annexed hereto, to be entered into between each Acquisition Newco that is an Applicable Account Party, Administrative Agent and Collateral Agent, as such Acquisition Newco Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "ACQUISITION NEWCOS" means two or more indirect wholly-owned Foreign Subsidiaries of Company that are within the definition of Foreign Subsidiary other than as a result of being listed on Schedule A annexed hereto and that will participate in the Genie Acquisition.

         "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to a Eurodollar Rate Loan, the rate obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/100 of one percent) of the offered quotation, if any, to first class banks in the interbank Eurodollar market by each of the Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of that Reference Lender for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if any Reference Lender fails to provide Administrative Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Administrative Agent by the other Reference Lender(s).

         "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement.

         "AFFECTED LENDER" means any Lender affected by any of the events described in subsection 2.6B or 2.6C.

         "AFFECTED SUBSIDIARY" has the meaning assigned to that term in subsection 6.7.

         "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGENTS" has the meaning assigned to that term in the introduction to this Agreement.

         "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 9.6.

         "AGREEMENT" means this Refinancing Credit Agreement dated as of November 19, 1996, as it may be amended, supplemented or otherwise modified from time to time.

         "APPLICABLE ACCOUNT PARTY" means, (i) with respect to any Letter of Credit other than a Foreign Letter of Credit, Company, and (ii) with respect to any Foreign Letter of Credit, one or more Acquisition Newcos; provided that no Acquisition Newco shall be an Applicable Account Party unless and until such Acquisition Newco
(a) executes and delivers to Administrative Agent counterparts of this Agreement and the Acquisition Newco Collateral Account Agreement and (b) delivers to Administrative Agent the documents (other than the O-I Subsidiary Guaranty) required to be delivered by Subsidiary Guarantors pursuant to subsection 3.1B together with an opinion of counsel satisfactory to Agents, satisfactory in form and substance to Agents and their counsel, with respect to the enforceability of this Agreement and the Acquisition Newco Collateral Account Agreement against such Acquisition Newco and such other matters as Agents may reasonably request.

         "APPLICABLE EURODOLLAR MARGIN" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Eurodollar Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

                                              Applicable
         Applicable Leverage Ratio          Eurodollar Margin
         -------------------------         ---------------------
         4.00:1.00 or greater                   0.625%
         3.50:1.00 or greater, but
              less than 4.00:1.00               0.50%
         3.00:1.00 or greater, but
              less than 3.50:1.00               0.425%
         2.50:1.00 or greater, but
              less than 3.00:1.00               0.325%
         2.00:1.00 or greater, but
              less than 2.50:1.00               0.30%
         less than 2.00:1.00                    0.275%

         "APPLICABLE FACILITY FEE PERCENTAGE" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Facility Fee Percentage to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

    Applicable Leverage Ratio            Applicable Facility Fee Percentage
    -------------------------            ----------------------------------
         4.00:1.00 or greater                             0.375%
         3.50:1.00 or greater, but
              less than 4.00:1.00                         0.25%
         3.00:1.00 or greater, but
              less than 3.50:1.00                         0.20%
         2.50:1.00 or greater, but
              less than 3.00:1.00                         0.175%
         2.00:1.00 or greater, but
              less than 2.50:1.00                         0.15%
         less than 2.00:1.00                              0.125%

         "APPLICABLE LEVERAGE RATIO" means, with respect to any date of determination, the Consolidated Leverage Ratio set forth in the Effective Pricing Certificate (as defined below) in respect of the Pricing Period (as defined below) in which such date of determination occurs; provided that the Applicable Leverage Ratio for the period from the Closing Date to but excluding the date of commencement of the first Pricing Period shall be deemed to be the pro forma Consolidated Leverage Ratio set forth in the Officers' Certificate delivered pursuant to subsection 3.1N. For purposes of this definition, (i) "PRICING CERTIFICATE" means an Officers'

Certificate of Company delivered (a) in the case of any of the first three Fiscal Quarters of any Fiscal Year, within 45 days after the end of such Fiscal Quarter, and (b) in the case of the fourth Fiscal Quarter of any Fiscal Year, within 90 days after the end of such Fiscal Quarter, in each case certifying as to the Consolidated Leverage Ratio as of the last day of such Fiscal Quarter and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail, and (ii) "PRICING PERIOD" means each period commencing on the first Business Day after the delivery (or deemed delivery as provided below) to Administrative Agent of a Pricing Certificate (the "EFFECTIVE PRICING CERTIFICATE" in respect of such Pricing Period) and ending on the first Business Day after the next Pricing Certificate is delivered (or deemed to be delivered as provided below) to Administrative Agent; provided that, in the event Company fails to deliver to Administrative Agent a Pricing Certificate on or before the 45th day after the end of any of the first three Fiscal Quarters of any Fiscal Year or the 90th day after the end of the fourth Fiscal Quarter of any Fiscal Year (the "CUTOFF DATE" with respect to any such Fiscal Quarter), Company shall be deemed to have delivered to Administrative Agent, on the Cutoff Date, a Pricing Certificate which establishes that the Consolidated Leverage Ratio as of the last day of such Fiscal Quarter was 4.00:1.00.

         "ASSET SALE" means the sale, transfer or other dis-position by Company or any of its Subsidiaries to any Person other than Company or any of its Subsidiaries of (i) any of the stock of any of Company's Subsidiaries (including any Foreign Subsidiary),
(ii) substantially all of the assets of any geographic or other division or line of business of Company or any of its Subsidiaries (including any Foreign Subsidiary), or (iii) any other assets (including, without limitation, any assets which do not constitute substantially all of the assets of any geographic or other division or line of business but excluding any assets manufactured, constructed or otherwise produced or purchased for sale to others in the ordinary course of business consistent with the past practices of Company and its Subsidiaries, and excluding only for purposes of this clause (iii) the assets of the Foreign Subsidi-aries) of Company or any of its Subsidiaries having a value in excess of $1,000,000 or more; provided that any asset sale de-scribed in clause (iii) shall be deemed not to be an "Asset Sale" until the aggregate amount of all such sales by Company and its Subsidiaries occurring in any Fiscal Year equals or exceeds $10,000,000; provided, further, that any sale, transfer or other disposition described in clause (i) or (ii) shall be deemed not to be an "Asset Sale" with respect to any sale, transfer or other disposition by any Foreign Subsidiary of all or any of the stock of, or all or any of the assets of, any of its Subsidiaries so long as the proceeds of such sale, transfer or other disposition remain in the applicable territory of the United States of America or jurisdiction outside the United States of America and are used for purposes consistent with the business or operations of such Foreign Subsidiary as previously conducted.

         "ASSIGNMENT AND ACCEPTANCE" means an Assignment and
Acceptance, in substantially the form of Exhibit XI annexed hereto.

         "BANKERS" has the meaning assigned to that term in the introduction to this Agreement.

         "BANKRUPTCY CODE" means Title 11 of the United States
Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

         "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsec-tion 2.2A.

         "BID RATE LOANS" means Loans made by Lenders to Company pursuant to subsection 2.9.

         "BID RATE LOAN AGENT" means Administrative Agent acting in the capacity of agent with respect to the Bid Rate Loans hereun-der.

         "BID RATE LOAN INTEREST PAYMENT DATE" means, with respect to any Bid Rate Loan, the last day of the Bid Rate Loan Interest Period applicable to such Bid Rate Loan; provided that in the case of a Bid Rate Loan with a Bid Rate Loan Interest Period of 180 days "Bid Rate Loan Interest Payment Date" shall also include the 90-day anniversary of the commencement of that Bid Rate Loan Interest Period.

         "BID RATE LOAN INTEREST PERIOD" means, with respect to any Bid Rate Loans, the period commencing on the date such Bid Rate Loans are made and ending on a date 30, 60, 90 or 180 days thereafter, as Company may select as provided in subsection 2.9B. Notwithstanding the foregoing, (i) if any Bid Rate Loan Interest Period would otherwise end after the Revolving Loan Commitment Termination Date, such Bid Rate Loan Interest Period shall end on the Revolving Loan Commitment Termination Date, (ii) each Bid Rate Loan Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, and (iii) notwithstanding clause (i) above, no Bid Rate Loan In-terest Period for any Bid Rate Loans shall have a duration of less than 30 days and, if the Bid Rate Loan Interest Period for any Bid Rate Loans would otherwise be a shorter period, such Bid Rate Loans shall not be available hereunder.

         "BID RATE LOAN NOTES" means the promissory notes of Company, substantially in the form of Exhibit VIII annexed hereto, issued in favor of one or more Lenders pursuant to subsection 2.9K to evidence the Bid Rate Loans.

         "BID RATE LOAN QUOTE" means an offer by a Lender to make
Bid Rate Loans, substantially in the form of Exhibit VI annexed hereto, delivered to Administrative Agent by such Lender pursuant to subsection 2.9D.

         "BID RATE LOAN QUOTE REQUEST" means a request by Company to each Lender to submit Bid Rate Loan Quotes, substantially in the form of Exhibit IV annexed hereto, delivered by Company to Administrative Agent pursuant to subsection 2.9B.

         "BID RATE LOAN SHORTFALL AMOUNT" means the amount, if any, by which the amount of Bid Rate Loans requested in a Bid Rate Loan Quote Request exceeds the amount equal to (i) the aggregate amount of Bid Rate Loans offered in any Bid Rate Loan Quotes delivered by Lenders relating to such Bid Rate Loan Quote Request minus (ii) the amount of Bid Rate Loans so offered which are rejected in good faith by Company.

         "BID RATE LOAN SHORTFALL DATE" means a proposed Funding
Date of Bid Rate Loans in respect of which a Bid Rate Loan
Shortfall Amount exists.

         "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Ohio or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

         "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP (subject to subsection 1.2 hereof), is accounted for as a capital lease on the balance sheet of that Person.

         "CASH" means money, currency or a credit balance in a Deposit Account.

         "CASH EQUIVALENTS" means (i) marketable direct ob-ligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's;
(iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;
(iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Lender or any Affiliate of any Lender (whether such deposit is with such Lender or Affiliate or any other Lender); (vi) repurchase agreements and reverse repurchase agreements with any Lender or any Affiliate of any Lender relating to marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; and (vii) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

         "CHANGE OF CONTROL" means such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than KKR and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than 35% of the total voting power of the then outstanding Voting Stock. For purposes of this definition of "Change of Control", (i) the term "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of Company and (ii) the term "VOTING STOCK" means Capital Stock of any class or kind ordinarily (without regard to the occurrence of any contingency) having the power to vote for the election of directors of Company.

         "CLOSING DATE" means the date on or before November 21, 1996 on which the initial Loans are made.

         "CO-AGENT" and "CO-AGENTS" have the meanings assigned to those terms in the introduction to this Agreement.

         "COLLATERAL" means, collectively, the "Pledged
Collateral" (as defined in the Pledge Agreements) and the "Collateral" (as defined in the Collateral Account Agreements).

         "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement, in substantially the form of Exhibit XII-A annexed hereto, dated as of the Closing Date, between Company, Administrative Agent and Collateral Agent, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "COLLATERAL ACCOUNT AGREEMENTS" means the Collateral
Account Agreement and the Acquisition Newco Collateral Account
Agreement.

         "COLLATERAL AGENT" means Bankers acting in the capacity of collateral agent on behalf of the holders from time to time of any outstanding Commercial Paper, Lenders and the other Persons (other than Company or its Subsidiaries) who have executed counterparts to the Intercreditor Agreement, including Lenders party to Interest Rate Agreements and Currency Agreements contemplated by subsection 6.4(vii), Foreign Lenders party to Foreign Loan Agreements contemplated by subsection 6.4(xi), the Senior Debenture Trustee and the Senior Subordinated Debt Trustee, in each case under the applicable Collateral Documents, the Intercreditor Agreement and, if applicable, the O-I Subsidiary Guaranty.

         "COLLATERAL DOCUMENTS" means the Pledge Agreements, the
Collateral Account Agreements and all other instruments or documents delivered by Company or any of its Subsidiaries in order to grant to Collateral Agent Liens on any Collateral.

          "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

         "COMMERCIAL PAPER" means Indebtedness of Company permitted under subsection 6.1(viii).

         "COMMERCIAL PAPER USAGE" means, as at any date of determination, the aggregate face amount of outstanding Commercial Paper.

         "COMMODITIES AGREEMENT" means any forward contract, option, futures contract, futures option, or similar agreement or arrangement designed to protect Company or any of its Subsidiaries from fluctuations in the price of commodities.

         "COMMON STOCK" means the common stock of Company, par value $.01 per share.

         "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

         "COMPANY GUARANTY" means the Company Guaranty executed by Company pursuant to subsection 3.1A5, in substantially the form of
Exhibit XIII annexed hereto, pursuant to which Company guaranties any Obligations of Acquisition Newcos in respect of Foreign Letters of Credit, as such Company Guaranty may hereafter be amended, sup-plemented or otherwise modified from time to time.

         "COMPANY PLEDGE AGREEMENT" means the Fifth Amended and Restated Company Pledge Agreement executed by Company pursuant to subsection 3.1A5, in substantially the form of Exhibit XV annexed hereto, pursuant to which the capital stock of Group and the O-I Subsidiary Debt Obligations owed by Group to Company have been pledged to Collateral Agent, as such Company Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "COMPLIANCE CERTIFICATE" means a certificate sub-stantially in the form annexed hereto as Exhibit X delivered to Lenders by Company pursuant to subsection 5.1(iii).

         "CONSOLIDATED ADJUSTED EBITDA" means, for any period, Consolidated Net Income adjusted to exclude (without duplication) the effects of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income, (iii) depreciation expense, (iv) amortization expense, and (v) material non-recurring gains and losses, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, interest expense with respect to all outstanding Indebtedness (including, without limitation, net costs under Interest Rate Agreements and any such expense attributable to Capital Leases in accordance with GAAP) of Company and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.

         "CONSOLIDATED LEVERAGE RATIO" means, as at any date of determination, the ratio of (i) Consolidated Total Debt as of last day of the most recent Fiscal Quarter in respect of which Company has delivered (or is then required to have (but has not yet) delivered) to Administrative Agent the financial statements required to be delivered pursuant to subsection 5.1(i) or (in the case of the last Fiscal Quarter of any Fiscal Year) subsection 5.1(ii) to (ii) Consolidated Pro Forma EBITDA (as hereinafter defined) for the four-Fiscal Quarter period ending on the last day of the applicable Fiscal Quarter under clause (i) above. As used in this definition, the term "CONSOLIDATED PRO FORMA EBITDA" means, for purposes of calculating the Consolidated Leverage Ratio in respect of any four Fiscal-Quarter period, Consolidated Adjusted EBITDA for such period calculated on a pro forma basis after giving effect to any acquisitions of new Subsidiaries by Company or any of its Subsidiaries during such period as if such acquisitions had been consummated on the first day of such period.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss), before extraordinary items, of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

         "CONSOLIDATED SUBSIDIARIES" means all Subsidiaries of Company other than the Foreign Subsidiaries.

         "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in conformity with GAAP.

         "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof,
(ii) under any letter of credit issued for the account of or for which that Person is otherwise liable for reimbursement thereof, or
(iii) under Currency Agreements or Interest Rate Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-mak-ing, discounting with recourse or sale with recourse by such Person of the obligation of another, and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or
(iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "COVERED TAX" means any Tax that is not an Excluded Tax.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in currency values.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DOCUMENTATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

         "DOLLARS" or the sign "$" means the lawful money of the United States of America.

         "DOMESTIC LETTER OF CREDIT" means a Letter of Credit other than a Foreign Letter of Credit.

         "ELIGIBLE ASSIGNEE" means (A)(i) a commercial bank organized under the laws of the United States or any state thereof;
(ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or
(y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Agents; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible

Assignee; provided further that, in order to be an Eligible
Assignee, a Person must have at the time of determination unimpaired capital and surplus of not less than $100,000,000.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA (a) which is, or was within the past six years, maintained or contributed to by Company or any ERISA Affiliate of Company or (b) with respect to which Company or any ERISA Affiliate of Company retains any liability.

         "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

         "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations, plans or decrees relating to
(i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section  7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.
Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA AFFILIATE", as applied to any Person, means
(i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of

Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or
(o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a material required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any material required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in material liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of material liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under
Section 4041A or 4042 of ERISA, in any such case if such event would reasonably be expected to result in material liability to Company or its ERISA Affiliates; (viii) the occurrence of an act or omission which could give rise to the imposition on Company or any of its ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under
Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

         "EVENT OF DEFAULT" means each of the events set forth in
Section 7.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXCHANGE RATE" means, on any date when an amount expressed in any currency is to be determined with respect to any Foreign Letter of Credit, the nominal rate of exchange of BofA in the New York foreign exchange market for the purchase by BofA (by cable transfer) of such currency in exchange for Dollars at 9:00 a.m. (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

         "EXCLUDED TAX" means any of the following taxes, levies, imposts, duties, deductions, withholdings or charges, and all liabilities (including without limitation all penalties, interest and other additions to tax) with respect thereto: (i) Taxes imposed on the net income of a Lender, Agent, Co-Agent or Tax Transferee (including without limitation branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income (collectively referred to as "net income taxes")) by (A) the jurisdiction under the laws of which such Lender, Agent, Co-Agent or Tax Transferee is organized or any political subdivision thereof or (B) the jurisdiction of such Lender's, Tax Transferee's, Co-Agent's or Agent's applicable lending office or any political subdivision thereof or (C) any jurisdiction in which the Lender, Agent, Co-Agent or Tax Transferee is doing business (other than solely by virtue of being a Lender under this Agreement), (ii) any Taxes to the extent that they are in effect and would apply to a payment to such Lender, Agent or Co-Agent, as applicable, as of the Closing Date, or as of the date such Person becomes a Lender, in the case of any assignee pursuant to subsection 9.2, (iii) any Taxes that are in effect and would apply to a payment to a Tax Transferee as of the date of acquisition of any Loans by such Tax Transferee or the date of the change of lending office of such Tax Transferee, as the case may be (provided, however, that a Person shall not be considered a Tax Transferee for purposes of this clause (iii) as a result of a change of its lending office or the taking of any other steps pursuant to subsection 2.6J), (iv) with respect to any Taxes for which any credit or other Tax benefit, in the reasonable good faith judgment of such Lender, Tax Transferee, Co-Agent or Agent, as the case may be, is available to such Lender, Tax Transferee, Co-Agent or Agent, as applicable, as a result thereof and is allocable to the transactions contemplated by this Agreement, the amount of such credit or other Tax benefit or (v) any Taxes that would not have been imposed but for (A) the failure by such Agent, Co-Agent, Lender or Tax Transferee, as applicable, to provide and keep current any certification or other documentation required to qualify for an exemption from or reduced rate of any Tax (unless such failure results from a change in applicable law after the Closing Date or the date of the applicable Assignment and Acceptance, as the case may be, which precludes such Agent, Co-Agent, Lender or Tax Transferee, as applicable, from qualifying for such exemption or reduced rate) or (B) the gross negligence or willful misconduct of such Agent, Co-Agent, Lender or Tax Transferee.

         "EXISTING CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals to this Agreement.

         "EXISTING INDEBTEDNESS" means Indebtedness of Company and its Consolidated Subsidiaries listed in Schedule C annexed hereto.

         "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal
Year.

         "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

         "FOREIGN ENTITY" means any Subsidiary or Joint Venture of Company more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations outside of the United States of America.

         "FOREIGN LENDERS" means the Lenders to which the Foreign
Lender Debt is owed.

         "FOREIGN LENDER DEBT" means the indebtedness owed by certain Foreign Subsidiaries to certain Lenders which has been guarantied by Company and is listed under the caption "Amount Related to Foreign Lender Debt" in Schedule F annexed hereto and any other indebtedness owed by any Foreign Subsidiary to any Lender which is guarantied by Company and which guarantee is permitted under subsection 6.4(xi).

         "FOREIGN LENDER GUARANTIES" means any guaranties by Company of any Foreign Lender Debt.

          "FOREIGN LETTER OF CREDIT" means a standby letter of credit (or a bank guarantee or similar instrument issued outside the United States and serving the same function as a standby letter of credit) that is denominated in French francs or Italian lire or another European currency acceptable to BofA in its sole discretion and that is issued by BofA for the account of one or more Acquisition Newcos pursuant to subsection 2.8 to support payment of an individual Seller Note Tranche, and "FOREIGN LETTERS OF CREDIT" means all such standby letters of credit, collectively.

         "FOREIGN LOAN AGREEMENTS" means those certain loan and other credit agreements pursuant to which Foreign Lender Debt is incurred.

         "FOREIGN SUBSIDIARY" means any Subsidiary or Joint
Venture of Company identified as such on Schedule A annexed hereto and, in addition, any Subsidiary or Joint Venture acquired, incorporated or otherwise established by Company after the Closing Date which is organized under the laws of a jurisdiction other than the United States of America or any State thereof and more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations in territories of the United States of America and jurisdictions outside the United States of America.

         "FUNDING AND PAYMENT OFFICE" means the office of Administrative Agent located at One Bankers Trust Plaza, New York, New York.

         "FUNDING DATE" means the date of the funding of a Loan.

         "GAAP" means, subject to the provisions of subsection
1.2, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "GENIE" means Avir Finanziaria S.p.A. (the name of which will be changed to Aziende Vetrarie Industriali Ricciardi-AVIR
S.p.A. after the Closing Date), an Italian corporation.

         "GENIE ACQUISITION" means the acquisition by Acquisition
Newcos, either directly or through the acquisition of Genie
Holdings Shares, of up to 100% of the Genie Shares.

         "GENIE ACQUISITION COMMENCEMENT DATE" has the meaning assigned to that term in subsection 3.4.

         "GENIE ACQUISITION SUB-FACILITY" means a portion of the Revolving Loan Commitments which (i) is equal to $600,000,000 and
(ii) in any event includes the commitment of BofA to issue the Foreign Letters of Credit.

          "GENIE HOLDINGS" means Natale Maderna & C. S.a.p.a. (the name of which will be changed to Natale Maderna & C. S.r.l. after the Closing Date), an Italian corporation that, as of the date hereof and as of the Genie Acquisition Commencement Date, owns a majority of the Genie Shares.

         "GENIE HOLDINGS SHARES" means all of the outstanding capital stock of Genie Holdings, consisting of 100,300,000 shares of common stock as of the Closing Date.

         "GENIE SHARES" means all of the outstanding capital stock of Genie, consisting of approximately 41,987,312 shares of common stock as of the Closing Date.

         "GENIE TENDER OFFER" means the tender for approximately
8,867,902 Genie Shares currently held by public shareholders of Genie.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any foreign, federal, state or local governmental authority, agency or court.

         "GROUP" means Owens-Illinois Group, Inc., a Delaware corporation.

         "GUARANTOR SUBSIDIARIES" means, at any time of determination, each O-I Subsidiary which is identified as a "Guarantor Subsidiary" in Schedule A annexed hereto and each other Consolidated Subsidiary which becomes a first-tier or second-tier Subsidiary of Group and (i) remains such a first-tier or second-tier Subsidiary for a period of longer than 90 days and/or (ii) executes and delivers to Collateral Agent a counterpart of the O-I Subsidiary Guaranty, but excluding, however, any Consolidated Subsidiary which was a party to the O-I Subsidiary Guaranty but has been released therefrom in accordance with its terms.

         "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and
(ix) pesticides.

         "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP (subject to subsection 1.2 hereof), (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         "INTERCOMPANY INDEBTEDNESS" means any Indebtedness of Company or any Consolidated Subsidiary which, in the case of Company, is owing to any Consolidated Subsidiary and which, in the case of any Consolidated Subsidiary, is owing to Company or any other Consolidated Subsidiary.

         "INTERCREDITOR AGREEMENT" means the Sixth Amended and Restated Intercreditor Agreement among Collateral Agent, Bankers, as Administrative Agent hereunder, the Senior Debenture Trustee and the Senior Subordinated Debt Trustee and, upon execution of counterparts to the Intercreditor Agreement by any Lenders party to Interest Rate Agreements or Currency Agreements contemplated by subsection 6.4(vii) or by any Foreign Lenders, such Lenders or Foreign Lenders, as the case may be, and, upon execution of counterparts to the Intercreditor Agreement by any other Persons who may become parties to the Intercreditor Agreement in accordance with the terms thereof, such other Persons, in substantially the form of Exhibit XVII annexed hereto, as such Intercreditor Agreement may hereafter be amended, supplemented or modified from time to time.

         "INTEREST PAYMENT DATE" means, with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months or longer, "Interest Payment Date" shall also include each three-month anniversary of the commencement of that Interest Period.

         "INTEREST PERIOD" means any interest period applicable to a Eurodollar Rate Loan as determined pursuant to subsection 2.2B.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

         "INTEREST RATE DETERMINATION DATE" means each date for calculating the Adjusted Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period.
The Interest Rate Determination Date shall be the second Business
Day prior to the first day of the related Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "INVESTMENT", as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of, or of a beneficial interest in, stock or other Securities of any other Person (other than a Person that prior to such purchase or acquisition was, or as a result of such purchase or acquisition becomes, a Subsidiary of Company), or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person other than a Subsidiary of Company, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any In-vestment shall be the original cost (which shall not include (i) the amount of any Indebtedness of the Person that is the subject of such Investment that is assumed by the Person making such Investment or (ii) the value of any Common Stock issued as all or a portion of the consideration payable in connection with such Investment) or, in the case of an Investment consisting of non-cash consideration received in connection with an Asset Sale or other sale of assets, the original value of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "INVITATION FOR BID RATE LOAN QUOTES" means an invitation to each Lender to submit a Bid Rate Loan Quote, substantially in the form of Exhibit V annexed hereto, delivered by Administrative Agent to such Lender pursuant to subsection 2.9C with respect to a Bid Rate Loan Quote Request.

         "ISSUING LENDER" means (i) with respect to any Foreign
Letter of Credit, BofA, and (ii) with respect to any Domestic
Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 2.8C.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

         "KKR" means Kohlberg Kravis Roberts & Co., L.P., a
Delaware limited partnership.

         "LENDER" and "LENDERS" have the meanings assigned to those terms in the introduction to this Agreement and shall include each Agent and each Co-Agent in their respective individual capacities; provided that "Lender" and "Lenders" shall also include the successors and permitted assigns of Lenders pursuant to subsection 9.2B.

         "LETTER OF CREDIT" or "LETTERS OF CREDIT" means (i) Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 2.8 and (ii) Foreign Letters of Credit.

          "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by the Applicable Account Party. For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

         "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any other agreement intended to create any of the foregoing.

         "LOAN"  or "LOANS" means one or more of the Revolving
Loans or the Bid Rate Loans or any combination thereof.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Overdraft Agreement, the Letters of Credit, the Company Guaranty, the O-I Subsidiary Guaranty, the Collateral Documents and the
Intercreditor Agreement.

         "LOAN PARTIES" means Company and each Subsidiary of Company which is or becomes a party to a Loan Document, collectively.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve
System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of Company and its Subsidiaries, taken as a whole, to perform, or of any Agent, any Co-Agent or Lenders to enforce, the Obligations.

         "MATERIAL SUBSIDIARY" means each Subsidiary of Company now existing or hereafter acquired or formed by Company which
(x) for the most recent Fiscal Year of Company, accounted for more than 5% of the consolidated revenues of Company or (y) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 3(37) of ERISA (a) to which Company or any of its ERISA Affiliates is contributing, or within the past six years has contributed, (b) to which Company or any of its ERISA Affiliates has, or within the past six years has had, an obligation to contribute or (c) with respect to which Company or any of its ERISA Affiliates retains any liability.

         "NET CASH PROCEEDS" means, with respect to any Asset
Sale, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received, and including any payments of principal received in respect of any Intercompany Indebtedness in connection with such Asset Sale, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets such Person acquired or received in any other noncash form), in each case net of all legal, title and recording tax expenses, commis-sions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes payable as a consequence of such Asset Sale, and in each case net of a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by Company or any of its Subsidiaries in connection with such Asset Sale and net of all payments made on any Indebtedness which is secured by the assets that are being sold, in accordance with the terms of any Lien upon or with respect to the assets that are being sold or which must by its terms or by the terms of the contract pursuant to which such assets are being sold or by ap-plicable law be repaid out of the proceeds from such Asset Sale, and net of all distributions and other payments made to minority interest holders in Subsidiaries as a result of such Asset Sale.

         "NOTES" means one or more of the Revolving Notes or the Bid Rate Loan Notes or any combination thereof.

         "NOTICE OF BID RATE LOAN BORROWING" has the meaning assigned to that term in subsection 2.9F.

         "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto with respect to a proposed borrowing.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit III annexed hereto with respect to a proposed conversion or continuation.

         "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit II annexed hereto with respect to the proposed issuance of a Letter of Credit.

         "OBLIGATIONS" means all obligations of every nature of Company and its Subsidiaries from time to time owed to Agents, Collateral Agent, Co-Agents or Lenders or any of them under or in respect of this Agreement, the Notes, the Letters of Credit or the other Loan Documents.

         "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents, and by its Chief Financial Officer, its Treasurer or its Assistant Treasurer; provided, that any Officers'

Certificate required to be delivered by Company on the Closing Date may be executed on behalf of Company by any one of the foregoing officers; provided, further, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

         "O-I SUBSIDIARY" means each of the wholly-owned
Subsidiaries of Company identified as such on Schedule A annexed hereto.

         "O-I SUBSIDIARY DEBT OBLIGATIONS" means the obligations evidenced by promissory notes issued by each Guarantor Subsidiary to the Persons owning such Guarantor Subsidiary to evidence all Intercompany Indebtedness of such Guarantor Subsidiary to such Persons.

         "O-I SUBSIDIARY GUARANTY" means the O-I SUBSIDIARY GUARANTY executed and delivered by each Guarantor Subsidiary pursuant to subsection 3.1B5, in substantially the form of Exhibit XIV annexed hereto, as such guaranty agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "O-I SUBSIDIARY PLEDGE AGREEMENT" means the Fourth Amended and Restated Intermediate Subsidiary Pledge Agreement executed pursuant to subsection 3.1B5 by Group and the O-I Subsidiaries identified as "First Tier Subsidiaries" on Schedule A annexed hereto, in substantially the form of Exhibit XVI annexed hereto, as such O-I Subsidiary Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "OVERDRAFT ACCOUNT" means the account established by Company with Administrative Agent and referenced in the Overdraft
Agreement.

         "OVERDRAFT AGREEMENT" means the Overdraft Agreement executed and delivered by Company and Administrative Agent, in substantially the form of Exhibit IX annexed hereto, and any successor Overdraft Agreement executed and delivered by Company and any successor Administrative Agent pursuant to subsection 8.6, as any such Overdraft Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

         "OVERDRAFT AMOUNT" means, as at any date of determination, the aggregate amount of outstanding overdrafts charged to the Overdraft Account.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "PERMITTED ENCUMBRANCES" means the following types of
Liens:

         (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by subsection 5.3;

         (ii) Statutory Liens of landlords and Liens of car-riers, warehousemen, mechanics, materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP (subject to subsection 1.2) shall have been made therefor;

         (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (iv) Any attachment or judgment Lien not in excess of $20,000,000 (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage) and any other attachment or judgment lien unless the judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

         (v) Leases or subleases granted to others not in-terfering in any material respect with the business of Company or any of its Subsidiaries;

         (vi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

         (vii) Any interest or title of a lessor under any lease;

         (viii) Liens arising from UCC financing statements regarding leases permitted by this Agreement; and

         (ix) Liens in favor of customs and revenue authori-ties arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

          "PERSON" means and includes natural persons, corpo-rations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "PLEDGE AGREEMENTS" means the Company Pledge Agreement and the O-I Subsidiary Pledge Agreement.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "PRELIMINARY GENIE ACQUISITION" means the acquisition by one or more Acquisition Newcos from Seller of (i) a majority of the Genie Holdings Shares, (ii) irrevocable rights to acquire a majority of the Genie Holdings Shares, (iii) a majority of the Genie Shares, or (iv) irrevocable rights to acquire a majority of the Genie Shares.

         "PRIME RATE" means the rate which Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PRO RATA SHARE" means, with respect to each Lender, the percentage designated as such Lender's Pro Rata Share set forth opposite the name of such Lender on Part II of Schedule B annexed hereto, as such percentages shall be adjusted from time to time to give effect to any assignments permitted pursuant to subsection
9.2. The sum of the Pro Rata Shares of all Lenders at any date of determination shall equal 100%.

         "REFERENCE LENDERS" means Bankers and BofA.

         "REGISTER" has the meaning assigned to that term in subsection 2.1E.

         "REGULATION D" means Regulation D of the Board of
Governors of the Federal Reserve System as in effect from time to time.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

          "REPORTING UNIT" means each of the units of the operations of Company, as set forth on Schedule G annexed hereto, as such Schedule G may hereafter be amended, supplemented or modified from time to time by Company.

         "REQUISITE LENDERS" means Lenders having more than 50% of the aggregate Revolving Loan Commitments or, if the Revolving Loan Commitments have been terminated, Lenders holding more than 50% of the sum of (i) the aggregate outstanding principal amount of the Revolving Loans plus (ii) the aggregate outstanding principal amount of the Bid Rate Loans plus (iii) the aggregate Pro Rata Shares of the Letter of Credit Usage.

         "RESPONSIBLE OFFICER" means any of the chief executive officer, the president, any vice president, the chief financial officer, the comptroller, the treasurer or any assistant treasurer of Company.

         "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding.

         "REVOLVING LOAN COMMITMENT" or "REVOLVING LOAN COM-
MITMENTS" means the commitment or commitments of a Lender or Lenders to make Revolving Loans as set forth in subsection 2.1A.

         "REVOLVING LOAN COMMITMENT TERMINATION DATE" means
December 31, 2001.

         "REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A.

         "REVOLVING NOTES" means the promissory notes of Company substantially in the form of Exhibit VII annexed hereto, issued in favor of Lenders pursuant to subsection 2.1E(iv) to evidence the Revolving Loans, as they may be amended, supplemented or otherwise modified from time to time.

         "S&P" means Standard & Poor's Ratings Group.

         "SECURED OBLIGATIONS" means the Obligations and, to the extent the holders of such obligations are subject to the provisions of the Intercreditor Agreement, the obligations owing under Interest Rate Agreements and Currency Agreements contemplated by subsection 6.4(vii), the obligations owing to the holders from time to time of any outstanding Commercial Paper and the obligations owing to Foreign Lenders under the Foreign Lender Guaranties issued to support the Foreign Lender Debt.

          "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SELLER" means, collectively, the shareholders of Natale
Maderna & C. S.a.p.a. and the members of the Maderna and Ricciardi families which are shareholders of Avir Finanziaria S.p.A.

         "SELLER NOTES" means, collectively, all five of the Seller Note Tranches.

         "SELLER NOTE TRANCHE" means each of the five series of promissory notes to be issued by one or more Acquisition Newcos to Seller as a portion of the purchase price paid to Seller in respect of the Genie Acquisition, each such promissory note (i) to be unsecured, (ii) to bear interest at a rate per annum not to exceed
(a) the applicable rate, as in effect on the date of issuance of the Seller Notes, on debt securities of the same tenor issued by the government of Italy minus (b) the sum of (1) the Applicable Eurodollar Margin in effect on the date of issuance of the Seller Notes plus (2) the Applicable Facility Fee Percentage in effect on the date of issuance of the Seller Notes plus (3) 0.125%, (iii) to contain no restrictions on the ability of Genie and its Subsidiaries to make loans or advances, pay dividends, or otherwise make any payments to Company and its Subsidiaries, and (iv) to have such other terms (including without limitation covenants and events of default) as may be satisfactory to Agents, and each such series of promissory notes (X) to be in an aggregate principal amount equal to 20% of the aggregate principal amount of the Seller Notes and (Y) to mature on the first, second, third, fourth or fifth anniversary, respectively, of the date of issuance of the Seller Notes (or earlier, in the case of any Seller Note Tranche, if the Foreign Letter of Credit supporting payment of such Seller Note Tranche has a stated expiration date prior to the maturity of such Seller Note Tranche and is not renewed prior to such expiration date), and "SELLER NOTE TRANCHES" means all five of such series of promissory notes, collectively.

         "SENIOR DEBENTURES" means the 11% Senior Debentures due 2003 of Company in an aggregate original principal amount of $1,000,000,000 issued pursuant to the Senior Debenture Indenture, as such Senior Debentures may be amended, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under this Agreement.

         "SENIOR DEBENTURE INDENTURE" means the Indenture dated as of December 15, 1991 among Company, as issuer, Group, as guarantor, and the Senior Debenture Trustee, as such Indenture may be amended, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under this Agreement.

         "SENIOR DEBENTURE TRUSTEE" means The Bank of New York, as indenture trustee for the Senior Debentures, and its successors.

         "SENIOR SUBORDINATED DEBT" means each of Company's (i) 10-1/4% Senior Subordinated Notes Due April 1, 1999 in the aggregate principal amount of $250,000,000, (ii) 10-1/2% Senior Subordinated Notes Due June 15, 2002 in the aggregate principal amount of $150,000,000, (iii) 10% Senior Subordinated Notes Due August 1, 2002 in the aggregate principal amount of $250,000,000,
(iv) 9-3/4% Senior Subordinated Notes Due August 15, 2004 in the aggregate principal amount of $200,000,000 and (v) 9.95% Senior Subordinated Notes Due October 15, 2004 in the aggregate principal amount of $100,000,000, in each case issued pursuant to the Senior Subordinated Debt Indenture, as such Senior Subordinated Debt may be amended, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under this Agreement.

         "SENIOR SUBORDINATED DEBT INDENTURE" means the Indenture dated as of April 1, 1992 among Company, as issuer, and the Senior Subordinated Debt Trustee, as supplemented to the date hereof and as such indenture may be amended, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted under this Agreement.

         "SENIOR SUBORDINATED DEBT TRUSTEE" means Harris Trust and Savings Bank, as indenture trustee for the Senior Subordinated
Debt, and its successors.

         "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument (other than a Foreign Letter of Credit) issued for the purpose of supporting (i) Indebtedness incurred by any Foreign Subsidiary or Foreign Entity or any Joint Venture to which Company or any of its Consolidated Subsidiaries is a party for working capital and general business purposes,
(ii) obligations of Company or any of its Consolidated Subsidiaries with respect to capital calls or similar requirements in respect of Joint Ventures to which Company or such Consolidated Subsidiary is a party, (iii) workers compensation liabilities of Company or any of its Consolidated Subsidiaries, (iv) the obligations of third party insurers of Company or any of its Consolidated Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (v) Indebtedness of Company or any of its Consolidated Subsidiaries in respect of industrial revenue or development bonds or financings, (vi) obligations with respect to leases of Company or any of its Consolidated Subsidiaries,
(vii) obligations of Company or any of its Consolidated Subsidiaries imposed by statute or by a court of competent jurisdiction to post appeal bonds or other security in connection with litigation appeals, and other performance, payment, deposit or surety obligations of Company or any of its Consolidated Subsidiaries, in any such other case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, (viii) Indebtedness of Company or any of its Consolidated Subsidiaries in respect of financings listed under the caption "Letters of Credit" on Schedule F annexed hereto,

(ix) obligations of Owens Insurance Limited with respect to certain self insurance and reinsurance programs, including obligations under insurance treaties, or (x) other obligations of Company for which letter of credit support would be used in the ordinary course of Company's business consistent with its past practices or otherwise consistent with custom and practice in the industry.

         "SUBSIDIARY" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

         "TAX TRANSFEREE" means any Person who acquires any interest in the Loans (whether or not by operation of law) or the office to which a Lender, Agent or Co-Agent has transferred its Loans for purposes of determining where the Loans are made, accounted for or booked.

         "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Bid Rate Loans plus
(iii) the Commercial Paper Usage plus (iv) the Letter of Credit Usage plus (v) the Overdraft Amount.

         1.2  ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES
OF CALCULATIONS UNDER AGREEMENT; CHANGE IN ACCOUNTING PRINCIPLES

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP as in effect from time to time, and all calculations in connection with the financial covenants, standards or terms found in Sections 1, 5 and 6 hereof (collectively, "CALCULATIONS") shall utilize accounting principles and policies in conformity with GAAP as in effect from time to time; provided that, in the event there is a change in accounting principles and policies that would result in a change in the method of performing any Calculations as described in subsection 9.9, such change shall not be given effect for purposes of any Calculations until such time as Company and Lenders complete the negotiations provided for in subsection 9.9. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and (x) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and, if necessary, delivered together with the written statements provided for in subsection 5.1(iv)).

         1.3  OTHER DEFINITIONAL PROVISIONS; ANNIVERSARIES

         References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Agreement, a monthly anniversary of a specified date shall occur on the same day of the applicable month as the day of the month on which such date occurred; provided that if there is no numerically corresponding day in the applicable month to the day of the month on which such date occurred, the monthly anniversary of such date shall be the last day of the applicable month.


                            SECTION 2

 AMOUNT AND TERMS OF REVOLVING LOAN COMMITMENTS AND LOANS; NOTES

         2.1  REVOLVING LOANS; OVERDRAFT ACCOUNT

         A. Revolving Loan Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time and with respect to the availability of the Genie Acquisition Sub-Facility, to make Revolving Loans to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, in an amount not exceeding its Pro Rata Share of the aggregate Revolving Loan Commitments (as defined below) to be used for the purposes identified in subsection 2.5A. Each Lender's commitment to make Revolving Loans to Company pursuant to this subsection 2.1A is herein called its "REVOLVING LOAN COMMITMENT" and such commitments of all Lenders in the aggregate are herein called the "REVOLVING LOAN COMMITMENTS". The initial amount of each Lender's Revolving Loan Commitment is set forth on Schedule B annexed hereto and the aggregate initial amount of the Revolving Loan Commitments is $1,800,000,000. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans shall be paid in full no later than that date. The amount of the Revolving Loan Commitments shall be reduced by the amount of all reductions thereof made pursuant to subsections 2.4F and 2.4G through the date of determination. In no event shall the aggregate principal amount of the Revolving Loans from any Lender outstanding at any time exceed its Revolving Loan Commitment then in effect.

          Notwithstanding the foregoing provisions of this subsection 2.1A and the provisions of subsection 2.1B, (i) the amount otherwise available to be borrowed or maintained as Revolving Loans under the Revolving Loan Commitments as of any time of determination (other than (w) to repay Bid Rate Loans and accrued and unpaid interest thereon, (x) to reimburse any Issuing Lender for the amount of any drawings under any Letters of Credit honored by such Issuing Lender and not theretofore reimbursed by the Applicable Account Party, (y) to repay overdrafts charged to the Overdraft Account, and (z) to repay at maturity any outstanding Commercial Paper) shall be reduced by an amount equal to the sum of
(a) the principal amount of all outstanding Bid Rate Loans plus
(b) the Letter of Credit Usage plus (c) the Commercial Paper Usage plus (d) the Overdraft Amount as of such time of determination, and
(ii) prior to the Genie Acquisition Commencement Date the Total Utilization of Revolving Loan Commitments shall at no time exceed $1,200,000,000.

         Subject to subsection 2.6D, all Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make Revolving Loans hereunder nor shall the Revolving Loan Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make Revolving Loans hereunder. Subject to the limitations set forth in this Agreement, amounts borrowed by Company under this subsection 2.1A may be repaid and, to but excluding the Revolving Loan Commitment Termination Date, reborrowed. Revolving Loans (other than Revolving Loans in respect of a Bid Rate Loan Shortfall Amount, which shall be in the amount of such Bid Rate Loan Shortfall Amount) made on any Funding Date shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

         B. Overdraft Account. Lenders agree that Company and Administrative Agent may establish and maintain the Overdraft Account to be established pursuant to the Overdraft Agreement; provided that (i) the aggregate amount of extensions of credit outstanding with respect to the Overdraft Account shall not exceed at any time $50,000,000 and (ii) the aggregate amount of extensions of credit outstanding with respect to the Overdraft Account at any time shall not exceed the Revolving Loan Commitments reduced by the sum of the aggregate principal amount of Revolving Loans and Bid Rate Loans, the Commercial Paper Usage and the Letter of Credit Usage at such time. Notwithstanding anything contained in this Agreement to the contrary (but subject, however, to the limitations set forth in subsection 2.1A with respect to the making of Revolving Loans), Lenders and Company further agree that Administrative Agent at any time in its sole and absolute discretion may, upon notice to Company and Lenders, require each Lender (including Administrative Agent) on one Business Day's notice to make a Revolving Loan in an amount equal to that Lender's Pro Rata Share of the Overdraft Amount and all accrued and unpaid interest thereon or, in the sole and absolute discretion of Administrative Agent, require each other Lender to purchase a participation in amounts due with respect to the Overdraft Account in an amount equal to that Lender's Pro Rata Share of the Overdraft Amount and all accrued and unpaid interest thereon; provided, however, that the obligation of each Lender to make each such

Revolving Loan or to purchase each such participation with respect to any extension of credit included in the Overdraft Amount is subject to the condition that at the time such extension of credit under the Overdraft Agreement was made (A) the duly authorized officer of Administrative Agent responsible for the administration of Administrative Agent's credit relationship with Company believed in good faith that (i) no Event of Default had occurred and was continuing or (ii) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders (or, if applicable under subsection 9.7, all Lenders) at the time such extension of credit under the Overdraft Agreement was made or (B) such Lender had actual knowledge, by receipt of the statements required pursuant to subsection 5.1 or otherwise, that an Event of Default had occurred and was continuing and remained unwaived by Requisite Lenders (or, if applicable under subsection 9.7, all Lenders) at the time such extension of credit under the Overdraft Agreement was made and failed to notify Administrative Agent in writing on or prior to the date of such extension of credit (which notice shall be effective as of the date of receipt by Administrative Agent).
In the case of Revolving Loans made by Lenders other than Administrative Agent under the immediately preceding sentence, each such Lender shall make the amount of its Revolving Loan available to Administrative Agent, in same day funds, at the Funding and Payment Office not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to Administrative Agent (and not to Company) and applied to repay the Overdraft Amount. On the day such Revolving Loans are made, Administrative Agent's Pro Rata Share of the Overdraft Amount being refunded shall be deemed to be paid with the proceeds of a Revolving Loan made by Administrative Agent and such portion of the Overdraft Amount deemed to be so paid shall no longer be outstanding. Company authorizes Administrative Agent to charge Company's accounts with Administrative Agent (up to the amount available in each such account) in order to immediately pay Administrative Agent the amount of the Overdraft Amount to be refunded to the extent amounts received from Lenders, including amounts deemed to be received from Administrative Agent, are not sufficient to repay in full the Overdraft Amount to be refunded. Each Revolving Loan made in accordance with the foregoing shall be made as a Base Rate Loan. If any portion of any such amount paid to Administrative Agent should be recovered by or on behalf of Company from Administrative Agent in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 9.6. In the event that Administrative Agent requires the other Lenders to purchase participations in amounts due with respect to the Overdraft Account, payment for such participations shall be made directly to Administrative Agent at the Funding and Payment Office not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date notice to purchase such participations is given. Except as provided above in this subsection 2.1B and except for the satisfaction of the conditions specified in subsection 3.1, each Lender's obligation to make Revolving Loans pursuant to this subsection 2.1B and to purchase participations in amounts due with respect to the Overdraft Account pursuant to this subsection 2.1B shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Administrative Agent, Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an

Event of Default or a Potential Event of Default; (iii) any adverse change in the condition (financial or otherwise) of Company;
(iv) any breach of this Agreement by Company or any other Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing; provided that in the event that the obligations of Lenders to make Revolving Loans are terminated in accordance with Section 7, Lenders shall thereafter only be obligated to purchase participations in amounts due with respect to the Overdraft Account as provided in this subsection 2.1B. In the event that any Lender fails to make avail-able to Administrative Agent the amount of any of such Lender's Revolving Loans required to be made pursuant to this subsection 2.1B or the amount of any participations in amounts due with respect to the Overdraft Account which are required to be purchased from Administrative Agent by such Lender pursuant to this subsection 2.1B, Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 2.1B shall be deemed to prejudice the right of any Lender to recover from Administrative Agent any amounts made available by such Lender to Administrative Agent pursuant to this subsection 2.1B in respect of any extension of credit by Administrative Agent under the Overdraft Agreement in the event that it is determined by a court of competent juris-diction that such extension of credit by Administrative Agent constituted gross negligence or willful misconduct on the part of Administrative Agent.

         Any notice given by Administrative Agent to Lenders pursuant to the immediately preceding paragraph shall be concurrently given by Administrative Agent to Company or its designated representative.

         C. Notice of Borrowing. Whenever Company desires that Lenders make Revolving Loans under subsection 2.1A, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York time) on the proposed Funding Date in the case of Base Rate Loans to be made on a Bid Rate Loan Shortfall Date in an aggregate amount not to exceed the applicable Bid Rate Loan Shortfall Amount or at least one Business Day in advance of the proposed Funding Date in the case of any other Base Rate Loan or three Business Days in advance of the proposed Funding Date in the case of a Eurodollar Rate Loan. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
Day), (ii) the amount of the proposed Loans ; provided that in the case of a Notice of Borrowing delivered on a Bid Rate Loan Shortfall Date requesting Base Rate Loans to be made as Revolving Loans on such Bid Rate Loan Shortfall Date, the amount of such proposed Revolving Loans may not exceed the Bid Rate Loan Shortfall Amount in respect of such Bid Rate Loan Shortfall Date,
(iii) whether such Revolving Loans are initially to consist of Base Rate Loans or Eurodollar Rate Loans or a combination thereof, and
(iv) if such Revolving Loans, or any portion thereof, are initially to be Eurodollar Rate Loans, the amounts thereof and the initial Interest Periods therefor; provided that in the case of Revolving Loans requested to be made during the first 30 days following the Closing Date as Eurodollar Rate Loans, the initial Interest Period applicable to such Loans shall be one month unless Administrative Agent permits otherwise, in its sole discretion; and such Notice of

Borrowing shall further certify that subsection 3.2B is satisfied on and as of that Funding Date; provided that the minimum amount of Eurodollar Rate Loans with a particular Interest Period included as a portion of any such combination, if any, shall be $10,000,000 and integral multiples of $1,000,000 in excess of that amount. Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or prior to the Funding Date of the requested Revolving Loans.

         Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice re-ferred to above which Administrative Agent believes in good faith to have been given by a duly authorized officer or other person au-thorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1C and upon funding of Revolving Loans by any Lender in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Revolving Loans hereunder.

         Except as provided in subsection 2.6D, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith, unless Company pays to Lenders such amounts as may be due under subsection 2.6E for failure of a borrowing of a Eurodollar Rate Loan to occur on the date specified therefor in a Notice of Borrowing (or telephonic notice in lieu thereof).

         D. Disbursement of Funds. Promptly after receipt of a Notice of Borrowing pursuant to subsection 2.1C (or telephonic notice in lieu thereof) or the deemed receipt of a Notice of Borrowing pursuant to subsection 2.8D, Administrative Agent shall notify each Lender of the proposed borrowing if the Loan to be made pursuant to such proposed borrowing will be a Revolving Loan. Each Lender shall make the amount of its Revolving Loan available to Administrative Agent, in same day funds, at the Funding and Payment Office not later than 12:00 noon (New York time) on the Funding Date. Except as provided in subsection 2.1B with respect to the repayment of the Overdraft Amount and accrued and unpaid interest thereon, and in subsection 2.8D with respect to the reimbursement of amounts drawn under Letters of Credit, upon satisfaction or waiver of the conditions precedent specified in subsections 3.1 and 3.2, Administrative Agent shall make the proceeds of such Loans available to Company on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Administrative Agent to be credited to the account of Company at such office of Administrative Agent.

         Unless Administrative Agent shall have been notified by any Lender prior to any Funding Date that such Lender does not intend to make available to Administrative Agent such Lender's Loan on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent in its sole discretion may, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company, and Company shall immediately pay such corresponding amount to Administrative Agent. Nothing in this subsection 2.1D shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights which Company may have against any Lender as a result of any default by such Lender hereunder.

         E.   The Register; Notes.

         (i) Administrative Agent shall maintain, at its address referred to in subsection 9.10, a register for the recordation of the names and addresses of Lenders and the Revolving Loan Commitments and Loans of each Lender from time to time (the "REGISTER"). Company, Agents, Co-Agents and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Company, Documentation Agent, Co-Agents or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (ii) Administrative Agent shall record in the Register the Revolving Loan Commitments and the Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest or demonstrable error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

         (iii) Each Lender shall record on its internal records (including, without limitation, any promissory note described in subsection 2.1E(iv)) the amount of each Loan made by it and each payment in respect thereof; provided that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest or demonstrable error.

         (iv) If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days' prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to subsection 9.2 hereof) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such

    Lender's Revolving Loans or Bid Rate Loans, substantially in the form of Exhibit VII or Exhibit VIII hereto, respectively.

         2.2  INTEREST ON THE REVOLVING LOANS

         A.   Rate of Interest.

         The Revolving Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The Bid Rate Loans shall bear interest as provided in subsection 2.9. Except to the extent that this Agreement specifically provides that certain Revolving Loans must be made at the Base Rate, the applicable basis for determining the rate of interest with respect to Revolving Loans shall be selected by Company at the time a Notice of Borrowing is given pursuant to subsection 2.1C (or is deemed to be given pursuant to subsection 2.8D) or at the time a Notice of Conversion/Continuation is given pursuant to subsection 2.2D. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Revolving Loan shall bear interest determined by reference to the Base Rate.

         Revolving Loans shall bear interest through maturity as follows:

         (i) if a Base Rate Loan, then at the Base Rate per annum; or

         (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar
    Margin per annum.

         B.   Interest Periods.

         In connection with each Eurodollar Rate Loan, Company shall elect an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be either a one, two, three, six, nine or twelve month period; provided that:

         (i) the Interest Period for any Loan shall commence on the date of such Loan;

         (ii) if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iii)     any Interest Period which begins on the last
    Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last
    Business Day of a calendar month;

         (iv) no Interest Period shall extend beyond the Revolving Loan Commitment Termination Date;

         (v) there shall be no more than 20 Interest Periods outstanding at any time;

         (vi) in the event Company fails to specify an Interest Period in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month; and

         (vii) there shall be no Interest Period of nine or twelve months unless Administrative Agent, after consultation with Lenders, has determined in good faith based on prevailing conditions in the Eurodollar market on any date of determination that U.S. dollar deposits are offered by each Lender to first class banks in the Eurodollar market for a comparable maturity.

         C. Interest Payments. Subject to subsection 2.2E, interest shall be payable on the Loans (other than Bid Rate Loans, interest on which shall be payable as provided in subsection 2.9J) as follows:

         (i) interest on each Base Rate Loan shall be payable in arrears on and to each March 15, June 15, September 15, and December 15 of each year, commencing December 15, 1996, and at maturity; and

         (ii) interest on each Eurodollar Rate Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity.

         D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans equal to $10,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate deter-mined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of its outstanding Revolving Loans equal to $10,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan, and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; and provided, further, that, unless Requisite Lenders otherwise agree, no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event of Default or Potential Event of Default has occurred and is continuing; and provided, still further, that no Loan may be made as or converted into a Base Rate Loan during the period from

December 24 of any year to and including January 7 of the immediately succeeding year for the purpose of investing in securities bearing interest at a rate determined by reference to any other basis for the purpose of arbitrage or speculation.

         Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion/ continuation date (in the case of a conversion to a Base Rate Loan) or three Business Days in advance of the proposed conversion/ continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/ Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation and (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period. In lieu of delivering the above described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/ continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

         Administrative Agent shall incur no liability to Company in acting upon any telephonic notice referred to above which Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D and upon conversion/continuation by Administrative Agent in accordance with this Agreement pursuant to any telephonic notice, Company shall have effected Loans hereunder.

         Except as provided in subsection 2.6D, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and upon delivering a Notice of Conversion/Continuation Company shall be bound to convert or continue in accordance therewith, unless Company pays to Lenders such amounts as may be due under subsection 2.6E for failure of a conversion to or continuation of any Eurodollar Rate Loan to occur on the date specified therefor in a Notice of Conversion/Continuation (or telephonic notice in lieu thereof).

         E. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate equal to the sum of the Base Rate plus 2.00% per annum.

         F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an

Interest Period, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         2.3  FEES

         A. Facility Fees. Company agrees to pay to Administrative Agent, for distribution to each Lender, such Lender's Pro Rata Share of the facility fees with respect to the Revolving Loan Commitments for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date, equal to the daily average amount of the Revolving Loan Commitments (without regard to the Total Utilization of Revolving Loan Commitments at any time or from time to time) multiplied by the Applicable Facility Fee Percentage, such facility fees to be computed on the basis of a 360-day year and to be pay-able in arrears on but excluding March 15, June 15, September 15 and December 15 of each year for the quarter ending on such date, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

         B. Other Fees. Company agrees to pay an annual administrative fee to Administrative Agent and such other fees to Agents, in each case in the amounts and at the times agreed upon between Company and the applicable Agent.

         2.4  PREPAYMENTS AND PAYMENTS; REDUCTIONS IN REVOLVING
              LOAN COMMITMENTS

         A.   Prepayments.

         (i) Voluntary Prepayments. Company may not prepay any Bid Rate Loan without the prior consent of the applicable Lender; provided that in the event the applicable Lender so consents to the prepayment of a Bid Rate Loan, Company shall deliver to Administrative Agent a notice of such prepayment on or prior to the date of such prepayment. Subject to the foregoing provisions of this subsection 2.4A(i), Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York time) on the date of prepayment (in the case of Base Rate Loans) or three Business Days' prior written or telephonic notice (in the case of Eurodollar Rate Loans), which notice, if telephonic, shall be promptly confirmed in writing to Administrative Agent and which notice Administrative Agent will promptly transmit by telegram, telex or telephone to each Lender, at any time and from time to time prepay any Revolving Loan in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; provided, however, that if a Eurodollar Rate Loan is prepaid on a date other than the last day of the Interest Period applicable thereto, Company shall be liable for any payments required by subsection 2.6E. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date.

          (ii) Mandatory Prepayments. Company shall make prepayments of Revolving Loans to the extent necessary so that the aggregate outstanding principal amount of Revolving Loans at any time does not exceed the Revolving Loan Commitments then in effect. Company shall also make prepayments of the Revolving Loans and Bid Rate Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments at no time exceeds (a) prior to the Genie Acquisition Commencement Date, the lesser of (1) $1,200,000,000 and (2) the Revolving Loan Commitments, and (b) thereafter, the Revolving Loan Commitments.

         (iii) Application of Prepayments. Any mandatory prepayment of Revolving Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans as determined by Administrative Agent. All prepayments of Eurodollar Rate Loans shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

         B. Manner and Time of Payment. Except as provided in subsection 2.8E, all payments of principal, interest and fees hereunder and under the Notes by Company shall be made without defense, setoff and counterclaim and in same day funds and delivered to Administrative Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest and fees due hereunder (subject to sufficient funds being available in its accounts for that purpose); provided that Administrative Agent shall give Company notice of such charges prior thereto or as soon as reasonably practicable thereafter.

         C. Apportionment of Payments. Aggregate principal and interest payments in respect of Revolving Loans and, to the extent payments are made by Company after payments have been made by Lenders pursuant to subsection 2.8E, payments in respect of Letters of Credit, shall be apportioned among the Revolving Loans and Letters of Credit to which such payments relate, and payments of the aggregate facility fees and Letter of Credit commissions shall be apportioned ratably among Lenders, in each case proportionally to their respective Pro Rata Shares. All principal and interest payments in respect of the Overdraft Account shall be transferred to and retained by Administrative Agent; provided that Administrative Agent shall distribute to each Lender that has purchased a participation in amounts due with respect to the Overdraft Account pursuant to subsection 2.1B such Lender's Pro Rata Share of any payments subsequently received by Administrative Agent in respect of such amounts due with respect to the Overdraft Account. All principal and interest payments in respect of any Bid Rate Loans shall be apportioned ratably among Lenders making such Bid Rate Loans in accordance with the respective outstanding amounts of such Bid Rate Loans. Subject to the last sentence of subsection 2.8E, Administrative Agent (or, in the case of payments received by any Issuing Lender from Company or Acquisition Newcos after payments have been made to such Issuing Lender by Lenders pursuant to subsection 2.8E, such Issuing Lender) shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as any Lender may request, its share of all such payments received by Administrative Agent (or such Issuing Lender) and the facility fees of such Lender when received by Administrative Agent pursuant to subsection 2.3A. Notwithstanding the foregoing provisions of this subsection 2.4C, (i) if, pursuant to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter and (ii) after the occurrence of an Event of Default and acceleration of the maturity of the Loans and amounts available for drawing under Letters of Credit as provided in Section 7, Administrative Agent shall apportion all payments received by it in the manner specified in Section 7.

         D. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the facility fees and other fees hereunder, as the case may be.

         E. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans and principal payments previously made thereon and of the date to which interest thereon has been paid and will notify Company and Administrative Agent of the name and address of the transferee of that Note; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note or to notify Company or Administrative Agent of the name and address of such transferee shall not limit or otherwise affect the obligation of Company hereunder or under such Note with respect to any Loan and payments of principal or interest on any such Note.

         F. Voluntary Reductions of Revolving Loan Commitments. Company shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that if at any time of determination there are no Obligations or Letters of Credit outstanding, then the Revolving Loan Commitments may be terminated in whole notwithstanding the fact that the Commercial Paper Usage is greater than zero.

         Company shall give not less than three Business Days' prior written notice to Administrative Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, Administrative Agent shall notify each Lender of the proposed termination or partial reduction. Such termination or partial reduction of the Revolving Loan Commitments shall be effective on the date specified in the notice delivered by Company and shall reduce the Revolving

Loan Commitment of each Lender proportionately to its Pro Rata
Share.  Any such partial reduction of the Revolving Loan
Commitments shall be in an aggregate minimum amount of $5,000,000, and integral multiples of $1,000,000 in excess of that amount.

         G.   Termination of Genie Acquisition Sub-Facility and
Mandatory Reduction of Revolving Loan Commitments.

         (i) Anything contained in this Agreement to the contrary notwithstanding, the Genie Acquisition Sub-Facility shall terminate, and the Revolving Loan Commitments shall be permanently reduced by the amount of $600,000,000 corresponding to the Genie Acquisition Sub-Facility, in each case without further action on the part of Company, Acquisition Newcos, Agents, Co-Agents or Lenders, on June 30, 1997 in the event the Genie Acquisition Commencement Date has not occurred on or before that date.

         (ii) Upon the cancellation or expiration of the Foreign Letter of Credit supporting payment of any Seller Note Tranche and the reimbursement of any drawings honored thereunder, the Revolving Loan Commitments shall be permanently reduced by an amount equal to the Dollar equivalent amount of the original stated amount of such Foreign Letter of Credit, calculated using the Exchange Rate in effect on the date of original issuance of such Foreign Letter of Credit, in each case without any further action on the part of Company, Acquisition Newcos, Agents or Lenders and without regard to the applicable Exchange Rate in effect at the time of such reduction in the Revolving Loan Commitments.

         2.5  USE OF PROCEEDS

         A. Loans. The proceeds of the Loans shall be used, and Company shall cause such proceeds to be used, only for general corporate purposes, which may include the repayment of amounts outstanding under the Existing Credit Agreement, the payment of the Overdraft Amount pursuant to subsection 2.1B, the payment of the Bid Rate Loans, the reimbursement to any Issuing Lender of any amounts drawn under any Letters of Credit issued by such Issuing Lender as provided in subsection 2.8D, the making of intercompany loans to Company's Subsidiaries for their own general corporate purposes, the payment of all or a portion of the cash consideration for the Genie Shares and/or the Genie Holdings Shares, and the payment of fees and expenses in connection with the Genie Acquisition.

         B. Letters of Credit. Domestic Letters of Credit shall be issued solely for the purposes specified in the definitions of Commercial Letter of Credit and Standby Letter of Credit. Each Foreign Letter of Credit shall be issued solely for the purpose of supporting payment of a Seller Note Tranche.

         C. Benefits to Subsidiaries. In consideration for the O-I Subsidiary Guaranty executed and delivered by the Guarantor Subsidiaries, Company agrees to make the benefit of the extensions of credit hereunder available to the Guarantor Subsidiaries and their Subsidiaries in the amount and to the extent agreed from time to time between Company and each Subsidiary.

         D. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company in any manner which might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

         2.6  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS

         Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to Eurodollar Rate
Loans as to the matters covered:

         A. Determination of Interest Rate. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest or demonstrable error, be final, conclusive and binding upon all parties) the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period (subject to any changes in the Applicable Eurodollar Margin pursuant to the terms of the definition thereof) and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and to each Lender.

         B. Substituted Rate of Borrowing. In the event that on any Interest Rate Determination Date any Lender (including Administrative Agent) shall have determined (which determination shall be final and conclusive and binding upon all parties but, with respect to the following clauses (i) and (ii)(b), shall be made only after consultation with Company and Administrative Agent) that:

         (i) by reason of any changes arising after the date of this Agreement affecting the Eurodollar market or affecting the position of that Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate with respect to the Eurodollar Rate Loans as to which an interest rate determination is then being made; or

         (ii) by reason of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting that Lender or the Eurodollar market or the position of that Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the Adjusted Eurodollar Rate), the Adjusted Eurodollar Rate shall not represent the effective pricing to that Lender for Dollar deposits of comparable amounts for the relevant period;

then, and in any such event, that Lender shall be an Affected Lender and it shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to Company and Administrative Agent (which notice Administrative Agent shall promptly transmit to each other Lender) of such determination. Thereafter, Company shall pay to the Affected Lender with respect to Company's Eurodollar Rate Loans, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Lender in its sole discretion shall reasonably determine) as shall be required to cause the Affected Lender to receive interest with respect to such Affected Lender's Eurodollar Rate Loans for the Interest Period(s) following that Interest Rate Determination Date at a rate per annum equal to the sum of the ef-fective pricing to the Affected Lender for Dollar deposits to make or maintain its Eurodollar Rate Loans plus the Applicable Eurodollar Margin. A certificate as to additional amounts owed the Affected Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Company and Administrative Agent by the Affected Lender shall, absent manifest or demonstrable error, be final and conclusive and binding upon all of the parties hereto.

         C. Required Termination and Prepayment. In the event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Rate Loans has become unlawful by compliance by that Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall be an Affected Lender and it shall promptly give notice (by telephone confirmed in writing) to Company and Administrative Agent (which notice Administrative Agent shall promptly transmit to each Lender) of that determination. Subject to the following subsection 2.6D, the obligation of the Affected Lender to make or maintain its Eurodollar Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Company shall, no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.6C is made, or earlier when required by law, repay the Eurodollar Rate Loans of the Affected Lender, together with all interest accrued thereon.

         D.   Options of Company.  In lieu of paying an Affected
Lender such additional moneys as are required by subsection 2.6B or the prepayment of an Affected Lender required by subsection 2.6C, Company may exercise any one of the following options:

         (i) If the determination by an Affected Lender relates only to Eurodollar Rate Loans then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/ Continuation, Company may by giving notice (by telephone confirmed in writing) to Administrative Agent (who shall promptly give similar notice to each Lender) no later than the date immediately prior to the date on which such Eurodollar Rate Loans are to be made, converted or continued, withdraw as to the Affected Lender that Notice of Borrowing or such Notice of Conversion/Continuation and such Affected Lender shall thereupon make or maintain its Pro Rata Share of the Eurodollar Rate Loan then being requested, converted or continued as a Base Rate Loan; or

         (ii) Upon written notice to Administrative Agent and each Lender, Company may terminate the obligations of Lenders to make or maintain Loans as, and to convert Loans into, Eurodollar Rate Loans and in such event, Company shall, prior to the time any payment pursuant to subsection 2.6C is required to be made or, if the provisions of subsection 2.6B are applicable, at the end of the then current Interest Period, convert all of the Eurodollar Rate Loans into Base Rate Loans in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein; or

         (iii) Company may give notice (by telephone confirmed in writing) to the Affected Lender and Administrative Agent (who shall promptly give similar notice to each Lender) and require the Affected Lender to make the Eurodollar Rate Loan then being requested as a Base Rate Loan or to continue to maintain its outstanding Base Rate Loan then the subject of a Notice of Conversion/ Continuation as a Base Rate Loan or to convert its Eurodollar Rate Loans then outstanding that are so affected into Base Rate Loans at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required to be made pursuant to subsection 2.6C) in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein, that notice to pertain only to the Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to make or maintain Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans.

         E. Compensation. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss sustained by that Lender in connection with the re-employment of such funds), which that Lender may sustain with respect to Company's Eurodollar Rate Loans: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.2D, (ii) if any prepayment or other principal payment of any of its Eurodollar Rate Loans occurs on a date prior to the last day of the Interest Period applicable to that Loan, (iii) if any prepayment of any of such Lender's Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company to repay such Lender's Eurodollar Rate Loans when required by the terms of this Agreement.

         F. Quotation of Adjusted Eurodollar Rate. Anything herein to the contrary notwithstanding, if on any Interest Rate De-termination Date no Adjusted Eurodollar Rate is available by reason of the failure of all Reference Lenders to provide offered quo-tations to Administrative Agent in accordance with the definition of "Adjusted Eurodollar Rate," Administrative Agent shall give Company and each Lender prompt notice thereof and the Loans requested shall be made as Base Rate Loans.

         G. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of that Lender.

         H. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 shall be made as though that Lender had actually funded its relevant Eurodollar Rate Loan through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of that Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.6.

         I. Eurodollar Rate Loans After Default. Unless Requisite Lenders shall otherwise agree, after the occurrence of and during the continuance of a Potential Event of Default or Event of Default, Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan.

         J. Affected Lenders' Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Lender under subsection 2.6B or 2.6C, it will, to the extent not inconsistent with such Lender's internal policies, use its best efforts to make, fund or maintain the affected Eurodollar Rate Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to subsection 2.6B would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to subsection 2.6C would cease to exist and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Lender. Company hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this subsection 2.6J.

         K. Replacement of Lender. If Company receives a notice pursuant to subsection 2.6B or 2.6C, so long as no Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to become a Lender for all purposes under this Agreement and to assume all obligations of the Lender to be replaced, Company may require the Lender giving such notice to assign all of its Loans, its Revolving Loan Commitment and its other Obligations to such other Lender or Eligible Assignee, at par, pursuant to the provisions of subsection 9.2B; provided that, prior to or concurrently with such replacement
(i) Company has paid to the Lender giving such notice all principal, interest, fees and other amounts due and owing to such Lender hereunder through such date of replacement (including any amounts payable under subsection 2.6E), (ii) Company has paid to Administrative Agent the processing and recordation fee required to be paid by subsection 9.2B(i), and (iii) all of the requirements for such assignment contained in subsection 9.2B, including, without limitation, the receipt by Administrative Agent of an executed Assignment and Acceptance and other supporting documents, have been fulfilled.

         2.7  CAPITAL ADEQUACY ADJUSTMENT; INCREASED COSTS; TAXES

         A. Capital Adequacy. If any Lender shall have determined in good faith that the adoption, effectiveness, phase-in or applicability (excluding any adoption, effectiveness, phase-in or applicability published as of the Closing Date and currently scheduled to take effect) after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Revolving Loan Commitment or Letters of Credit or participations therein or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within fifteen Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7A to the extent that any such reduction in return was incurred more than six months prior to the time it first makes a demand therefor, unless the circumstance giving rise to such reduced return arose or became applicable retrospectively, in which case no time limit shall apply (provided that such Lender has notified Company within six months

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
from the date such circumstances arose or became applicable). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 2.7A, will give prompt written notice thereof to Company (with a copy to Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts.

         B. Compensation for Increased Costs and Taxes. In the event that any Lender shall determine in good faith (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that is adopted after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

         (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the Loans or any of its obligations hereunder, or changes the basis of taxation of payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of Tax on the overall net income of such Lender or its applicable lending office);

         (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

         (iii) imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market, other than with respect to Taxes;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon written demand and receipt of the written notice referred to below, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder; provided that any increased cost arising as a result of any of the foregoing other than in respect of Taxes shall apply only to Eurodollar Rate Loans; provided further that a Lender shall not be entitled to avail itself of the benefit of this subsection 2.7B to the extent that any such increased cost or reduction was incurred more than six months prior to the time it gives notice to Company (as provided in the next sentence) of the relevant circumstance, unless such circumstance arose or became applicable retrospectively, in which case no time limit shall apply. Such Lender shall deliver to Company a written notice, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7B, which statement shall be conclusive and binding upon all parties hereto absent manifest or demonstrable error.

         C.   Withholding of Taxes.

         (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Covered Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

         (ii) Withholding in respect of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

              (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

              (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

              (c) in the event such Tax is a Covered Tax, the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction,

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
         withholding or payment in respect of Covered Taxes been required or made; and

              (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

    provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned in clause (c) above shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement in respect of payments to such Lender.

         (iii) Tax Refund. If Company determines in good faith that a reasonable basis exists for contesting a Covered Tax, the relevant Lender or Tax Transferee or Administrative Agent, as applicable, shall cooperate with Company (but shall have no obligation to disclose any confidential information, unless arrangements satisfactory to the relevant Lender have been made to preserve the confidential nature of such information) in challenging such Tax at Company's expense if requested by Company (it being understood and agreed that none of Administrative Agent or any Lender shall have any obligation to contest, or any responsibility for contesting, any Tax).
    If any Lender, Tax Transferee or Administrative Agent, as applicable, receives a refund (whether by way of a direct payment or by offset) of any Covered Tax for which a payment has been made pursuant to this subsection 2.7C which, in the reasonable good faith judgment of such Lender, Tax Transferee or Administrative Agent, as the case may be, is allocable to such payment made under this subsection 2.7C, the amount of such refund (together with any interest received thereon) shall be paid to Company to the extent payment has been made in full as and when required pursuant to this subsection 2.7C.

         (iv) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly and accurately completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. Company shall not be required to pay any additional amount to any such Lender under subsection 2.7C(ii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7C(iv) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7C(ii) in the event that, as a result of any change in applicable law after the Closing Date or the date of the applicable Assignment and Acceptance, as the case may be, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

         D. Replacement of Lender. If Company receives a notice pursuant to subsections 2.7A, 2.7B or 2.7C, so long as no Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to become a Lender for all purposes under this Agreement and to assume all obligations of the Lender to be replaced, Company may require the Lender giving such notice to assign all of its Loans, its Revolving Loan Commitment and its other Obligations to such other Lender or Eligible Assignee, at par, pursuant to the provisions of subsection 9.2B; provided that, prior to or concurrently with such replacement (i) Company has paid to the Lender giving such notice all principal, interest, fees and other amounts due and owing to such Lender hereunder through such date of replacement (including any amounts payable under subsection 2.6E),
(ii) Company has paid to Administrative Agent the processing and recordation fee required to be paid by subsection 9.2B(i), and
(iii) all of the requirements for such assignment contained in subsection 9.2B, including, without limitation, the receipt by Administrative Agent of an executed Assignment and Acceptance and other supporting documents, have been fulfilled.

         2.8  LETTERS OF CREDIT

         A. Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the repre-sentations and warranties of Company set forth herein, Company may request, in accordance with the provisions of this subsection 2.8A, in addition to requesting that Lenders make Loans pursuant to subsections 2.1 and 2.9, that on and after the Closing Date (x) one or more Issuing Lenders issue, and one or more Issuing Lenders will issue, subject to the terms and conditions hereof, Dollar-denominated Standby Letters of Credit and Commercial Letters of Credit for the account of Company and (y) BofA issue, and BofA will issue, Foreign Letters of Credit for the account of one or more Acquisition Newcos. Issuances of Letters of Credit shall be subject to the following limitations:

         (i) No Applicable Account Party shall request that any Lender issue any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

         (ii)      In no event shall any Issuing Lender issue
    (w) any Domestic Letter of Credit having an expiration date later than the Revolving Loan Commitment Termination Date;
    (x) subject to the foregoing clause (w), any Standby Letter of Credit having an expiration date more than one year after its date of issuance; provided that, subject to the foregoing clause (w) and to subsection 2.8A(iii), this clause (x) shall not prevent any Issuing Lender from issuing a Standby Letter of Credit having an expiration date up to two years after its date of issuance if such Standby Letter of Credit will be used by Company in connection with, or in lieu of, posting an appeal bond; provided, further that, subject to the foregoing clause (w), this clause (x) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended annually for a period not to exceed one year unless such Issuing Lender gives notice that it will not extend; provided, further that such Issuing Lender shall deliver a written notice to Administrative Agent setting forth the last day on which such Issuing Lender may give notice that it will not extend (the "NOTIFICATION DATE" with respect to such Standby Letter of Credit) at least ten Business Days prior to such Notification Date; provided, further that, unless Requisite Lenders otherwise consent, such Issuing Lender shall give notice that it will not extend if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date; or (y) any Commercial Letter of Credit (1) having a tenor other than sight or (2) having an expiration date which is more than 180 days after its date of issuance or which is less than 30 days prior to the Revolving Loan Commitment Termination Date or which is otherwise unacceptable to such Issuing Lender in its reasonable discretion;

         (iii) Company shall not request that any Issuing Lender issue any Standby Letter of Credit having an expiration date more than one year after its date of issuance which will be used by Company in connection with, or in lieu of, posting an appeal bond if, after giving effect to such issuance, the Letter of Credit Usage in respect of all such Standby Letters of Credit would exceed $25,000,000;

         (iv) In no event shall BofA issue (x) any Foreign Letter of Credit having an expiration date later than the Revolving Loan Commitment Termination Date; provided that nothing in this clause (x) shall prevent BofA from issuing a Foreign Letter of Credit supporting payment of the last maturing Seller Note Tranche that has an expiration date on or before July 31, 2002 so long as arrangements satisfactory to BofA are made for the cash collateralization of all Obligations in respect of such Foreign Letter of Credit after the Revolving Loan Commitment Termination Date; or (y) any

    Foreign Letter of Credit having an expiration date later than 15 days after the maturity date of the Seller Note Tranche supported thereby; and

         (v) Company shall not request that (x) any Issuing Lender issue any Standby Letter of Credit described in clause
    (i) of the definition of Standby Letter of Credit for the purpose of supporting any Indebtedness incurred by Acquisition Newcos in connection with the Genie Acquisition unless the Genie Acquisition Commencement Date has occurred, (y) any Issuing Lender issue any Domestic Letter of Credit (other than any Standby Letter of Credit described in the immediately preceding clause (x)) if, after giving effect to such issu-ance, the Letter of Credit Usage in respect of Domestic Letters of Credit (other than such Standby Letters of Credit) would exceed $300,000,000 or (z) BofA issue any Foreign Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage in respect of Foreign Letters of Credit would exceed $300,000,000 (calculated using the Exchange Rate in effect on the date of original issuance of the Foreign Letters of Credit).

         The issuance of any Letter of Credit in accordance with the provisions of this subsection 2.8 shall be given effect in the calculation of the Total Utilization of Revolving Loan Commitments and shall require the satisfaction of each condition set forth in subsections 3.1, 3.3 and, in the case of any Foreign Letter of Credit, 3.4.

         Company and Lenders agree that any Standby Letter of Credit issued by any Lender as a "Letter of Credit" (as defined in the Existing Credit Agreement) pursuant to the Existing Credit Agreement and outstanding as of the Closing Date shall for all purposes of this Agreement be deemed to have been issued as a Standby Letter of Credit as of the Closing Date under and pursuant to the terms of this Agreement, and all fees payable under subsection 2.8F with respect to such Standby Letters of Credit shall accrue from and after the Closing Date. All Standby Letters of Credit originally issued pursuant to the Existing Credit Agreement are described in Schedule J annexed hereto.

         Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

         Each Letter of Credit may provide that the Issuing Lender may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Lender for distribution to Lenders (or, if all Obligations shall have been indefeasibly paid in full, to Company) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by an Issuing Lender as provided in this paragraph

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
shall be treated for all purposes of this Agreement as a drawing duly honored by such Issuing Lender under the related Letter of Credit.

         B. Notice of Issuance. Whenever an Applicable Account Party desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent and (x) in the case of a Commercial Letter of Credit, the Lender which Company has requested to issue such Commercial Letter of Credit and (y) in the case of a Foreign Letter of Credit, BofA, a Notice of Issuance of Letter of Credit no later than 1:00 P.M. (New York time) at least five Business Days, or such shorter period as may be agreed to by an Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (i) the Applicable Account Party, (ii) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the Issuing Lender), (iii) the face amount of the Letter of Credit,
(iv) in the case of a Foreign Letter of Credit, the currency in which the Applicable Account Party requests such Foreign Letter of Credit to be denominated, (v) the expiration date of the Letter of Credit, (vi) the name and address of the beneficiary, and (vii) in the case of a Commercial Letter of Credit, the Lender which Company has requested to issue such Commercial Letter of Credit; and such Notice of Issuance of Letter of Credit shall further certify that subsection 3.2B is satisfied on and as of the date of issuance of such Letter of Credit. As soon as practicable after delivery of such notice with respect to any Domestic Letter of Credit, the Issuing Lender for such Domestic Letter of Credit shall be determined as provided in subsection 2.8C(ii). Prior to the date of issuance, the Applicable Account Party shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its sole reasonable judgment, may require changes in any such documents and certificates; and provided further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction of the Issuing Lender) that such draft is presented if such presentation is made after 11:00 a.m. in the time zone of the Issuing Lender on such business day. In determining whether to pay under any Letter of Credit, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

         C.   Determination of Issuing Lender.

         (i) BofA shall be the Issuing Lender in respect of all Foreign Letters of Credit.

         (ii) Company may request any Lender to issue a Commercial Letter of Credit and, upon receipt by a Lender of a notice from Company pursuant to subsection 2.8B requesting the issuance of a Commercial Letter of Credit, such Lender shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such

    Commercial Letter of Credit. If such Lender elects to issue such Commercial Letter of Credit, such Lender shall be the Issuing Lender with respect thereto. If such Lender declines to issue such Commercial Letter of Credit, the Company may request any other Lender to issue such Commercial Letter of Credit, by delivering the notice described in subsection 2.8B to such Lender. In the event that all Lenders shall have declined to issue such Commercial Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Commercial Letter of Credit, Administrative Agent shall be obligated to issue the Commercial Letter of Credit requested by Company and shall be the Issuing Lender with respect to such Commercial Letter of Credit.

         (iii) Upon receipt by Administrative Agent of a notice from Company pursuant to subsection 2.8B requesting the issuance of a Standby Letter of Credit, in the event Administrative Agent elects to issue such Standby Letter of Credit, Administrative Agent shall so notify Company and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Standby Letter of Credit, Administrative Agent shall promptly so notify Company and Administrative Agent, on behalf of Company, shall request each other Lender to issue such Standby Letter of Credit. Each such Lender so requested to issue such Standby Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Standby Letter of Credit. If more than one other Lender elects to issue such Standby Letter of Credit, Company shall select the Issuing Lender with respect thereto. In the event that Administrative Agent and all other Lenders shall have declined to issue such Standby Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Standby Letter of Credit, Administrative Agent shall be obligated to issue such Standby Letter of Credit and shall be an Issuing Lender with respect to such Standby Letter of Credit.

         (iv) Each Issuing Lender which elects to issue a Domestic Letter of Credit shall promptly give written notice to Administrative Agent and each other Lender of the information required under clauses (i), (ii), (iv) and (v) of subsection 2.8B relating to such Letter of Credit and shall provide a copy of such Domestic Letter of Credit to Administrative Agent and each other Lender. Promptly after receipt of such notice, Administrative Agent shall notify each Lender (other than the Issuing Lender) of the amount of its respective participation therein, determined in accordance with subsection 2.8A.

         (v) On March 10, June 10, September 10 and December 10 of each year, each Issuing Lender in respect of any Letter of Credit that was outstanding during all or any portion of the period since the immediately preceding December 10, March 10, June 10 or September 10, as the case may be, shall deliver to each other Lender a report setting forth for such period the daily aggregate amount available to be drawn under each such Letter of Credit issued by such Issuing Lender.

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
          D.   Payment of Amounts Drawn Under Letters of Credit.
In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall notify the Applicable Account Party (and Company, if Company is not the Applicable Account Party) and Administrative Agent on or before the date which is (X) in the case of a drawing under a Domestic Letter of Credit, two Business Days prior to the date on which such Issuing Lender intends to honor such drawing (unless such Letter of Credit by its terms requires the Issuing Lender to honor a drawing on or prior to the second Business Day following such drawing, in which case the Issuing Lender shall notify Company and Administrative Agent on or before the date on which such Issuing Lender intends to honor such drawing), and (Y) in the case of a drawing under a Foreign Letter of Credit, three Business Days prior to the date on which such Issuing Lender intends to honor such drawing, and the Applicable Account Party shall reimburse such Issuing Lender on the date on which such drawing is honored, in each case in an amount, in the currency in which such drawing was honored and in same day funds, equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 11:00 a.m. (New York time) on the Business Day immediately prior to the date of such drawing that the Applicable Account Party intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans which are Base Rate Loans, on the date on which such drawing is honored, in an amount in Dollars (which amount, in the case of a drawing under a Foreign Letter of Credit, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in subsection 3.2B, Lenders shall, on the date of such requested borrowing, make Revolving Loans which are Base Rate Loans in the amount of such drawing as aforesaid, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and further provided that, if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on such date in an amount equal to the amount of such drawing, the Applicable Account Party shall reimburse such Issuing Lender, on the business day (under the laws of the jurisdiction of such Issuing Lender) immediately following the date on which reimbursement of such drawing is required as provided above, in an amount in Dollars (calculated as provided above in the case of a drawing under a Foreign Letter of Credit) and in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in subsection 2.8F(4).

         E. Payment by Lenders with Respect to Letters of Credit. In the event that the Applicable Account Party (and Company, in the case of a drawing under a Foreign Letter of Credit in respect of which it is not the Applicable Account Party) shall fail to reimburse an Issuing Lender as provided in subsection 2.8D in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent of the unreimbursed amount of such drawing and Administrative Agent shall promptly notify each Lender of such unreimbursed amount and of such Lender's respective participation therein. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation in Dollars (calculated as provided above in the case of a drawing under a Foreign Letter of Credit) and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 1:00 P.M. (New York time) on the business day (under the laws of the jurisdiction of such Issuing Lender) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender the amount of such Lender's participation in such Letter of Credit as provided in this subsection 2.8E, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 2.8 shall be deemed to prejudice the right of any Lender to recover from such Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 2.8E in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender. Any reimbursement by the Applicable Account Party (or Company as provided above) of the amount of any drawing under a Foreign Letter of Credit subsequent to the funding by Lenders of their respective participations in the amount of such drawing as provided above shall be made in Dollars in the amount calculated as provided above, and each Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under this subsection 2.8E with respect to any Letter of Credit issued by such Issuing Lender such other Lender's Pro Rata Share of all payments received by such Issuing Lender from the Applicable Account Party or Company in reimbursement of drawings honored by such Issuing Lender under such Letter of Credit when such payments are received.

         F. Compensation. The Applicable Account Party agrees to pay the following amounts to each Issuing Lender for its own account with respect to Letters of Credit issued by it (with respect to paragraphs (1), (4) and (6) below) and to Administrative Agent for the account of each Lender (with respect to paragraphs
(2), (3) and (5) below) with respect to all Letters of Credit:

         (1) with respect to each Letter of Credit other than a Commercial Letter of Credit, an administrative fee equal to 0.125% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit (such fee to be denominated in the same currency as such Letter of Credit), payable in arrears on and through the last day of each Fiscal Quarter and calculated on the basis of a 360-day year and the actual number of days elapsed;

         (2) with respect to each Standby Letter of Credit, a commission equal to, on a per annum basis, (a) the Applicable Eurodollar Margin as in effect from time to time multiplied by
    (b) the maximum amount available from time to time to be drawn under such Standby Letter of Credit, payable in arrears on and through the last day of each Fiscal Quarter and calculated on the basis of a 360-day year and the actual number of days elapsed;

         (3) with respect to each Foreign Letter of Credit, a commission equal to, on a per annum basis, (a) the Applicable Eurodollar Margin as in effect from time to time multiplied by
    (b) the maximum amount available from time to time to be drawn under such Foreign Letter of Credit in the currency in which such Foreign Letter of Credit is denominated, payable in arrears on and through the last day of each Fiscal Quarter and calculated on the basis of a 360-day year and the actual number of days elapsed; provided that prior to payment of such commission the amount thereof shall be converted into (and such commission shall be paid in) Dollars (calculated on the basis of the Exchange Rate in effect for the date on which payment of such fee is due);

         (4) with respect to each Commercial Letter of Credit, the administrative fee and commission mutually agreed to by Company and the Issuing Lender issuing such Commercial Letter of Credit, payable at the times and calculated in the manner required by such Issuing Lender; provided that the aggregate amount of such administrative fee and commission with respect to any Commercial Letter of Credit shall not be greater than, on a per annum basis, (a) the Applicable Eurodollar Margin plus 0.125% multiplied by (b) the maximum amount available from time to time to be drawn under such Commercial Letter of Credit; and provided, further that to the extent such Issuing Lender receives any per annum fees in respect of such Commercial Letter of Credit at a rate in excess of 0.125% per annum, such Issuing Lender shall deliver such excess fees to Administrative Agent, promptly upon receipt thereof, for distribution to Lenders in accordance with their respective Pro Rata Shares;

         (5) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Lender in respect of each such drawing from the date of payment of the drawing through the date such amount is reimbursed by the Applicable Account Party (or Company, if Company is not the Applicable Account Party) (including any such reimbursement out of the proceeds of Loans pursuant to subsection 2.8D) at a rate equal to the sum of the Base Rate plus 2.00% per annum; and

         (6) with respect to the issuance, amendment or transfer of, or payment of a drawing under, each Letter of Credit, documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

         Promptly upon receipt by Administrative Agent of any amount described in clause (2), (3), (4) or (5) of this subsection 2.8F, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

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

         G. Obligations Absolute. The obligation of Applicable Account Parties (and of Company under the Company Guaranty) to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and the obligations of Lenders under subsection 2.8E shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

         (1) any lack of validity or enforceability of any Letter of Credit;

         (2) the existence of any claim, set-off, defense or other right which Company or the Applicable Account Party may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), such Issuing Lender, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Applicable Account Party or Company or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

         (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (4) payment by such Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct of such Issuing Lender;

         (5) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

         (6)  the fact that an Event of Default or a Potential
    Event of Default shall have occurred and be continuing.

         H. Additional Payments. If by reason of (a) any change after the date hereof in applicable law, regulation, rule, decree or regulatory requirement or any change after the date hereof in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement (in each case other than any law, regulation, rule, decree or regulatory requirement regarding capital adequacy) or
(b) compliance by any Issuing Lender or any Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority imposed after the date hereof including, without limitation, Regulation D (but excluding, however, any direction, request or requirement regarding capital adequacy):

         (i) such Issuing Lender or any Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the

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
    maintenance or fulfillment of its obligations under this subsection 2.8, whether directly or by such being imposed on or suffered by such Issuing Lender or any Lender;

         (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by such Issuing Lender or participations therein purchased by any Lender; or

         (iii) there shall be imposed on such Issuing Lender or any Lender any other condition regarding this subsection 2.8, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Issuing Lender or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Lender or any Lender, then and in any such case such Issuing Lender or such Lender may, at any time within six months after the additional cost is incurred or the amount received is reduced, notify Company, and Company shall pay within ten days of receipt of such notice such amounts as such Issuing Lender or such Lender may specify to be necessary to compensate such Issuing Lender or such Lender for such additional cost or reduced receipt, together with interest on such amount from 10 days after the date of such demand until payment in full thereof at a rate equal at all times to the Base Rate per annum. The determination by such Issuing Lender or any Lender, as the case may be, of any amount due pursuant to this subsection 2.8H as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         I. Indemnification; Nature of Issuing Lender's Duties. In addition to amounts payable as elsewhere provided in this subsection 2.8, Company hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction or (ii) the failure of such Issuing Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts").

         As between the Applicable Account Party (and Company under the Company Guaranty) and each Issuing Lender, Company and the Applicable Account Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible: (i) for the form,

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
validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Lender's rights or powers hereunder; provided, however, that such Issuing Lender shall be responsible for any payment it makes under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit in the event such payment constitutes gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction.

         In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to Company or, if different, the Applicable Account Party.

         Notwithstanding anything to the contrary contained in this subsection 2.8I, neither Company nor any Applicable Account Party shall have any obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuing Lender of proper demand for payment made under the Letters of Credit issued by it.

         J. Computation of Interest. Interest payable pursuant to this subsection 2.8 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

         2.9  BID RATE LOANS

         A. The Bid Rate Option. Subject to the terms and conditions of this Agreement and in reliance upon the repre-sentations and warranties of Company set forth herein, in addition to Company requesting that Lenders make Revolving Loans pursuant to

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subsection 2.1, Company may, as set forth in this subsection 2.9, request Lenders during the period from and including the Closing Date to but excluding the Revolving Loan Commitment Termination Date to make offers to make Bid Rate Loans to Company; provided that (i) the aggregate principal amount of Bid Rate Loans outstanding at any time shall not, when added to the Commercial Paper Usage at such time, exceed $450,000,000, (ii) the aggregate principal amount of Bid Rate Loans outstanding at any time shall not, when added to the aggregate principal amount of all outstanding Revolving Loans plus the Letter of Credit Usage plus the Commercial Paper Usage plus the Overdraft Amount, exceed the Revolving Loan Commitments then in effect and (iii) the aggregate principal amount of Bid Rate Loans of any Lender outstanding at any time shall not exceed $100,000,000. Lenders may, but shall have no obligation to, make such offers and Company may, but shall have no obligation to, accept any such offers in the manner set forth in this subsection 2.9.

         B. Bid Rate Loan Quote Request. Whenever Company desires to request offers to make Bid Rate Loans, it shall transmit to Bid Rate Loan Agent by telecopy a Bid Rate Loan Quote Request substantially in the form of Exhibit IV annexed hereto no later than 12:00 Noon (New York time) two Business Days in advance of the proposed Funding Date set forth therein. The Bid Rate Loan Quote Request shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Bid Rate Loans for which offers are requested, which shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount and (iii) the duration of the Bid Rate Loan Interest Period applicable thereto, subject to the provisions set forth in the definition of Bid Rate Loan Interest Period; and such Bid Rate Loan Quote Request shall further certify that subsection 3.2B is satisfied on and as of the date of such Bid Rate Loan Quote Request and on and as of the date of the making of such Bid Rate Loans. No Bid Rate Loan Quote Request shall be given within five Business Days of any other Bid Rate Loan Quote Request.

         C. Invitation for Bid Rate Loan Quotes. Promptly upon any request by Company for Bid Rate Loan Quotes pursuant to the delivery of a Bid Rate Loan Quote Request in accordance with the provisions of subsection 2.9B, but in no event later than the close of business on the date of receipt thereof, Bid Rate Loan Agent shall send to Lenders by telecopy an Invitation for Bid Rate Loan Quotes substantially in the form of Exhibit V annexed hereto, which shall constitute an invitation by Company to each Lender to submit Bid Rate Loan Quotes offering to make Bid Rate Loans to which such Bid Rate Loan Quote Request relates in accordance with this subsection 2.9.

         D.   Submission and Contents of Bid Rate Loan Quotes.

         (i) Each Lender may, in its sole discretion, submit a Bid Rate Loan Quote containing an offer or offers to make Bid Rate Loans in response to any Invitation for Bid Rate Loan Quotes. Each Bid Rate Loan Quote must comply with the requirements of this subsection 2.9D and must be received by Bid Rate Loan Agent by telecopy no later than 10:00 A.M. (New York time) on the proposed Funding Date of such Bid Rate Loans; provided that Bid Rate Loan Quotes submitted by

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
    Administrative Agent (or any Affiliate of Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if Administrative Agent or such Affiliate notifies Company of the terms of the offer or offers contained therein no later than 9:45 A.M. (New York time) on the proposed Funding Date of such Bid Rate Loans. Any Bid Rate Loan Quote so made shall be, subject to subsection 2.9G, irrevocable except with the written consent of Bid Rate Loan Agent given on the instructions of Company.

         (ii) Each Bid Rate Loan Quote shall be in substan-tially the form of Exhibit VI annexed hereto and shall refer to this Agreement and specify (a) the proposed Funding Date,
    (b) the principal amount of the Bid Rate Loan offered for each Bid Rate Loan Interest Period in respect of which an offer is being made, which principal amount (x) may be greater than or less than the Revolving Loan Commitment of the quoting Lender,
    (y) must be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount and (z) may not exceed the principal amount of Bid Rate Loans for such Bid Rate Loan Interest Period for which offers were requested,
    (c) in the event the sum of the Bid Rate Loans being offered for all Bid Rate Loan Interest Periods exceeds the maximum aggregate amount of Bid Rate Loans that the quoting Lender is willing to make pursuant to such Bid Rate Loan Quote, such maximum aggregate amount, (d) the rate of interest per annum (expressed as an absolute number and not in terms of a specified margin over the quoting Lender's cost of funds and rounded to the nearest 1/100 of 1%) at which such Lender is willing to make each such Bid Rate Loan and (e) the identity of the quoting Lender.

         (iii) Any Bid Rate Loan Quote shall be disregarded that (a) is not substantially in the form of Exhibit VI annexed hereto or does not specify all of the information required in subsection 2.9D(ii), (b) contains qualifying, conditional or similar language, (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid Rate Loan Quotes or (d) arrives after the time set forth in subsection 2.9D(i).

         (iv) If any Lender shall elect not to make such an offer, such Lender shall so notify Bid Rate Loan Agent via telecopy no later than 10:00 a.m. (New York time) on the proposed Funding Date; provided, however, that failure by any Lender to give such notice shall not constitute a breach or default by such Lender nor cause such Lender to be liable to Company or any other party or be obligated to make any Bid Rate Loan as part of such requested Bid Rate Loans.

         E. Notice to Company. Bid Rate Loan Agent shall (by telephone confirmed by telecopy) promptly notify Company of the terms (x) of any Bid Rate Loan Quote submitted by a Lender that is in accordance with subsection 2.9D and (y) of any Bid Rate Loan Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Loan Quote submitted by such Lender with respect to the same Bid Rate Loan Quote Request; provided that any such subsequent Bid Rate Loan Quote shall be disregarded by Bid Rate

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Loan Agent unless such subsequent Bid Rate Loan Quote is submitted solely to correct a manifest error in such former Bid Rate Loan Quote. Bid Rate Loan Agent's notice to Company shall specify
(i) the aggregate principal amount of Bid Rate Loans for which offers have been received for each Bid Rate Loan Interest Period specified in the related Bid Rate Loan Quote Request, (ii) the respective principal amounts and interest rates so offered and
(iii) the identity of each quoting Lender.

         F. Acceptance and Notice by Company. Not later than 11:00 a.m. (New York time) on the proposed Funding Date, Company shall (by telephone confirmed by telecopy) notify Bid Rate Loan Agent (who shall promptly so notify Administrative Agent and Lend-ers as set forth in subsection 2.9H) of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.9E. For the purposes of this subsection 2.9F, silence on the part of Company shall be deemed to be a non-acceptance of all offers so notified to it pursuant to subsection 2.9E. In the case of acceptance, such notice (a "NOTICE OF BID RATE LOAN BORROWING") shall specify the aggregate principal amount of offers for each Bid Rate Loan Interest Period that are accepted. Company may accept any Bid Rate Loan Quote in whole or in part; provided that
(i) acceptance of offers may only be made on the basis of ascending interest rates, (ii) the aggregate principal amount of each borrowing of Bid Rate Loans may not exceed the applicable amount set forth in the related Bid Rate Loan Quote Request, (iii) the principal amount of each Bid Rate Loan must be $5,000,000 or integral multiples of $1,000,000 in excess of that amount and
(iv) Company may not accept any offer that is described in subsection 2.9D(iii) or that otherwise fails to comply with the requirements of this Agreement.

         A Notice of Bid Rate Loan Borrowing given by Company pursuant to this subsection 2.9F shall be irrevocable without the prior consent of all Lenders whose Bid Rate Loan offers have been accepted.

         G. Allocation by Company. If offers are made by two or more Lenders at the same rate of interest for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Bid Rate Loan Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated pro rata by Company among such Lenders; provided that no Lender whose Bid Rate Loan Quote is accepted shall be allocated a Bid Rate Loan in a principal amount less than $5,000,000 without its consent, and if such Lender does not so consent it shall be deemed to have withdrawn its Bid Rate Loan Quote. Determinations by Company of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

         H. Notice to Administrative Agent and Lenders. Bid Rate Loan Agent shall (by telephone confirmed by telecopy) promptly notify Administrative Agent and each Lender that has submitted a Bid Rate Loan Quote as described in subsection 2.9D(i) whether or not any offer made by such Lender pursuant to such Bid Rate Loan Quote has been accepted by Company pursuant to the delivery of a Notice of Bid Rate Loan Borrowing (whereupon such Lender will become bound, subject to the other applicable conditions hereof, to make the Bid Rate Loan in respect of which its offer has been accepted) and (ii) of the aggregate principal amount of Bid Rate

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Loan Quotes accepted by Company and the range of interest rates applicable to such Bid Rate Loan Quotes.

         I. Funding of Bid Rate Loans. Not later than 12:00 Noon (New York time) on the proposed Funding Date specified for each Bid Rate Loan hereunder, each Lender participating therein shall make the amount of its Bid Rate Loan available to Administrative Agent, in same day funds, at the Funding and Payment Office. Upon satisfaction or waiver of the conditions precedent specified in subsection 3.2, Administrative Agent shall make the proceeds of all such Bid Rate Loans available to Company on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Bid Rate Loans received by Administrative Agent to be credited to the account of Company at such office of Administrative Agent.

         Unless Administrative Agent shall have received notice from a Lender participating in a Bid Rate Loan prior to the Funding Date of such Bid Rate Loan that such Lender will not make available to Administrative Agent such Lender's Bid Rate Loan, Administrative Agent may (but shall not be obligated to) assume that such Lender has made such Bid Rate Loan available to Administrative Agent on the Funding Date of such Bid Rate Loan in accordance with this subsection 2.9I and Administrative Agent may, in reliance upon such assumption, make available to Company a corresponding amount on such Funding Date. If and to the extent such Lender shall not have so made such Bid Rate Loan available to Administrative Agent, then Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company of the amount of such Bid Rate Loan not funded by such Lender and Company shall immediately pay such corresponding amount to Administrative Agent. Nothing in this subsection 2.9I shall be deemed to relieve any Lender from its obligation to fulfill its commitment hereunder or to prejudice any rights which Company may have against any Lender as a result of any default by such Lender hereunder.

         J. Payment of Interest. Interest with respect to each outstanding Bid Rate Loan shall be payable in arrears on and to each Bid Rate Loan Interest Payment Date applicable to that Bid Rate Loan, upon any prepayment of such Bid Rate Loan (to the extent accrued on the amount being prepaid) and at maturity.

         K. Bid Rate Loan Notes. Upon the request of any Lender in accordance with subsection 2.1E(iv), Company shall execute and deliver to each Lender (or to Administrative Agent for that Lender) a Bid Rate Loan Note, substantially in the form of Exhibit VIII annexed hereto with appropriate insertions, to evidence that Lender's Bid Rate Loans.

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
          L. Compensation. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Bid Rate Loans and any loss sustained by that Lender in connection with re-employment of such funds), which that Lender may sustain with respect to Bid Rate
Loans: (i) if for any reason (other than a default or error by that Lender) a borrowing of any Bid Rate Loan does not occur on the date specified therefor in a Notice of Bid Rate Loan Borrowing, (ii) if any prepayment or other principal payment of any of such Lender's Bid Rate Loans occurs on a date prior to the last day of the Bid Rate Loan Interest Period applicable to that Bid Rate Loan,
(iii) if any prepayment of any of such Lender's Bid Rate Loans is not made on any date specified in a notice of prepayment given by Company and consented to by such Lender, or (iv) as a consequence of any other default by Company to repay such Lender's Bid Rate Loans when required by the terms of this Agreement.


                            SECTION 3

            CONDITIONS TO LOANS AND LETTERS OF CREDIT

         3.1  CONDITIONS TO INITIAL LOANS

         The obligations of Lenders to make any Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 3.2, subject to prior or concurrent satisfaction of all of the following conditions:

         A. On or before the Closing Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) each, unless otherwise noted, dated the Closing Date:

         1. Certified copies of its Certificate of Incorpo-ration, together with evidence of good standing from the Secretary of State of the State of Delaware, each to be dated a recent date prior to the Closing Date;

         2.   Copies of its Bylaws, certified as of the Closing
    Date by its corporate secretary or an assistant secretary;

         3. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, the Company Pledge Agreement, the Company Guaranty, the Overdraft Agreement and the Collateral Account Agreement, approving and authorizing the execution and delivery of the Intercreditor Agreement and approving and authorizing the execution, delivery and payment of the Revolving Notes and Bid Rate Loan Notes, each certified as of the Closing Date by its

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    corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

         4. Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party;

         5. Executed copies of this Agreement and the other Loan Documents to which it is a party; and

         6. Such other documents as Administrative Agent may reasonably request.

         B. On or before the Closing Date, Company shall deliver, or cause to be delivered, to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) with respect to each Guarantor Subsidiary, each, unless otherwise noted, dated the Closing Date:

         1. Certified copies of its Certificate of Incorporation together with evidence of good standing from the Secretary of State of the State of Delaware, each to be dated a recent date prior to the Closing Date;

         2.   Copies of its Bylaws certified as of the Closing
    Date by its corporate secretary or an assistant secretary;

         3. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without mod-ification or amendment;

         4. Signature and incumbency certificates of its officers executing the Loan Documents to which it is a party;

         5. Executed copies of the Loan Documents to which it is a party; and

         6. Such other documents as Administrative Agent may reasonably request.

         C. On or before the Closing Date, (i) Administrative Agent shall have received (A) an Officers' Certificate from Company to the effect that all such consents, waivers, amendments and approvals as may be required to be obtained by Company or any of its Subsidiaries as of the Closing Date under its existing Contractual Obligations, including, without limitation, the Senior Debenture Indenture and the Senior Subordinated Debt Indenture, to permit the borrowings under this Agreement and the Liens created pursuant to the Collateral Documents have been obtained by such Person and all such consents, waivers, amendments and approvals are in full force and effect and (B) executed copies of all such consents, waivers, amendments and approvals and (ii) each of Company and each of its Subsidiaries shall otherwise be in compliance with all such contracts and agreements to which it is a party.

         D. The corporate, capital and ownership structure of Company and its Subsidiaries as a result of the transactions contemplated hereby shall be satisfactory to Administrative Agent in all respects.

         E. Concurrently with the initial borrowing hereunder, Company shall have repaid in full all of the outstanding loans and all other amounts owing under the Existing Credit Agreement, including without limitation all accrued but unpaid fees in respect of all Letters of Credit originally issued under the Existing Credit Agreement and continuing to remain outstanding hereunder, and the commitments thereunder shall have been terminated.

         F. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Latham & Watkins, counsel for Company and the O-I Subsidiaries, in substantially the form of Exhibit XVIII annexed hereto and covering such other matters and including such changes as shall be reasonably requested or approved by Administrative Agent on behalf of Lenders and their counsel, dated as of the Closing Date.

         G. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of James W. Baehren, Associate General Counsel for Company, in substantially the form of Exhibit XIX annexed hereto and covering such other matters and including such changes as shall be reasonably requested or approved by Administrative Agent on behalf of Lenders and their counsel, dated as of the Closing Date.

         H. Lenders shall have received an originally executed copy of one or more favorable written opinions of O'Melveny & Myers, counsel to Agents, dated as of the Closing Date, substantially in the form of Exhibit XX annexed hereto and as to such other matters as Administrative Agent on behalf of Lenders may reasonably request.

         I. Each of the Senior Debenture Trustee and the Senior Subordinated Debt Trustee shall have executed and delivered to Administrative Agent and Collateral Agent (i) any consents required in connection with the Pledge Agreements and (ii) a counterpart of the Intercreditor Agreement, and the Pledge Agreements and the Intercreditor Agreement shall be in full force and effect.

         J. As of the Closing Date, Administrative Agent and its counsel shall be satisfied that the relative priority of the Liens and other rights with respect to the Collateral securing the Obligations is the same in all substantive respects as the relative priority of the corresponding Liens and other rights granted to the lenders under the Existing Credit Agreement, in each case as compared to the relative priority of the corresponding Liens and other rights granted with respect to the Senior Debentures and the Senior Subordinated Debt and any other obligations secured by such Collateral.

          K. Since December 31, 1995, there shall not have occurred any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Company and its Subsidiaries.

         L. As of the Closing Date, there shall have been no material adverse change since October 7, 1996 to the syndication markets for credit facilities similar in nature to the credit facilities provided herein, and there shall not have occurred and be continuing a material disruption of or material adverse change in financial, banking or capital markets that would have an adverse effect on such syndication market, in each case as determined by Agents in their sole discretion.

         M. On or before the Closing Date, Company shall have paid to Agents, for distribution (as appropriate) to Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

         N. On or before the Closing Date, Company shall have delivered to Administrative Agent an Officers' Certificate setting forth in reasonable detail a calculation of the Consolidated Leverage Ratio as of the last day of the Fiscal Quarter most recently ended prior to the Closing Date in respect of which consolidated financial statements of Company and its Subsidiaries are available, such calculation to be made on a pro forma basis as if the transactions which this Agreement contemplates will be consummated on the Closing Date had been consummated as of the last day of such Fiscal Quarter.

         O. Administrative Agent shall have received an Officers' Certificate from Company, dated the Closing Date, to the effect that, as of the Closing Date, there exists no "Event of Default" or "Potential Event of Default" under and as defined in the Existing Credit Agreement.

         P. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and their counsel shall be reasonably satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

         Q.   On or before the Closing Date, each of the Loan
Parties shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Lenders.

         3.2  CONDITIONS TO ALL LOANS

         Subject to the provisions of subsections 2.1B 2.8D, the obligations of Lenders to make all Loans are subject to the following further conditions precedent:

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
          A. Administrative Agent shall have received, in accordance with the provisions of subsection 2.1C or 2.9B, as the case may be, on or before any Funding Date, an originally executed Notice of Borrowing or Bid Rate Loan Quote Request, as the case may be, signed by the chief executive officer, the chief financial officer, the treasurer or an assistant treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in writing delivered to Administrative Agent.

         B.   As of that Funding Date:

         1. The representations and warranties contained herein shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except that the representations and warranties need not be true and correct (a) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date and (b) to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under this Agreement;

         2. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing or Bid Rate Loan
    Quote Request which would constitute (a) an Event of Default or (b) a Potential Event of Default;

         3. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed by it on or before such Funding Date;

         4. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making that Loan;

         5.   The making of the Loans requested on such Funding
    Date shall not violate Regulation U of the Board of Governors of the Federal Reserve System; and

         6. There shall not be pending or, to the knowledge of Company threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, which has not been disclosed by Company in writing pursuant to subsection 4.6 or 5.1(vii) prior to the making of the last preceding Loans (or, in the case of the initial Loans made hereunder, prior to the execution of this Agreement) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the opinion of Requisite Lenders (as communicated by Requisite Lenders to Administrative Agent and evidenced by a written notice from

    Administrative Agent to Company), would reasonably be expected to have a Material Adverse Effect.

         C. Each borrowing by Company hereunder shall constitute a representation and warranty by Company hereunder as of the ap-plicable Funding Date that subsection 3.2B is satisfied on and as of such Funding Date.

         3.3  CONDITIONS TO ALL LETTERS OF CREDIT

         The issuance of any Letter of Credit by any Lender hereunder is subject to prior or concurrent satisfaction of all of the following conditions:

         A.   On or before the date of issuance of the initial
Letter of Credit pursuant to this Agreement, each of the conditions set forth in subsection 3.1 shall have been satisfied.

         B. On or before the date of issuance of such Letter of Credit, Administrative Agent (and the Issuing Lender, if Administrative Agent is not the Issuing Lender) shall have received, in accordance with the provisions of subsection 2.8B, an originally executed Notice of Issuance of Letter of Credit requesting the issuance of such Letter of Credit, all other information specified in subsection 2.8B, and such other documents as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 3.2B shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

         3.4  CONDITIONS TO UTILIZATION OF GENIE ACQUISITION SUB-
FACILITY

         The making of any Loans pursuant to the Genie Acquisition Sub-Facility and/or the issuance of any Foreign Letter of Credit and/or the issuance of any Standby Letter of Credit described in clause (i) of the definition of Standby Letter of Credit for the purpose of supporting any Indebtedness incurred by Acquisition Newcos in connection with the Genie Acquisition are each subject to prior or concurrent satisfaction of all of the following further conditions precedent:

         A. On or before the date of the making of such Loans or the issuance of such Foreign Letter of Credit or Standby Letter of Credit (the "GENIE ACQUISITION COMMENCEMENT DATE"), each of the conditions set forth in subsection 3.1 shall have been satisfied.

         B. On or before the Genie Acquisition Commencement Date, Company shall have delivered to Lenders copies of (i) audited financial statements of Genie and its Subsidiaries, prepared in accordance with generally accepted accounting principles as in effect in Italy, for the fiscal years of Genie ended December 31, 1994 and December 31, 1995, (ii) a summary reconciliation of such audited financial statements for the fiscal year of Genie ended December 31, 1995, prepared by Ernst & Young and setting forth any material differences which would result from preparation of such financial statements in accordance with GAAP, and (iii) unaudited financial statements of Genie and its subsidiaries, prepared by Company, for the twelve-month period ended June 30, 1996.

         C. On or before the Genie Acquisition Commencement Date, the Preliminary Genie Acquisition shall have been consummated.

         D. On or before the Genie Acquisition Commencement Date, Agents shall have received evidence satisfactory to them that the terms of the Seller Notes, if any, satisfy the requirements therefor set forth in the definition of Seller Note Tranche.


                            SECTION 4

            COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Administrative Agent to make overdrafts in respect of the Overdraft Account, to induce Issuing Lenders to issue Letters of Credit and to induce Lenders to purchase participations in Letters of Credit, Company represents and warrants to each Lender that the following statements are true, correct and complete:

         4.1  ORGANIZATION, POWERS, GOOD STANDING, BUSINESS AND
              SUBSIDIARIES

         A. Organization and Powers. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule A annexed hereto). Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby, and, in the case of Company, to issue the Notes.

         B. Good Standing. Each of the Loan Parties is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and will not have a material adverse effect on the conduct of the business of Company and its Subsidiaries taken as a whole.

         C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in under subsection 6.11.

         D. Subsidiaries. All of the Subsidiaries of each of the Loan Parties as of the Closing Date are identified in Schedule A annexed hereto. As of the Closing Date, the capital stock of each of the Subsidiaries identified in Schedule A annexed hereto is duly authorized, validly issued, fully paid and nonassessable. The capital stock of each Person identified on Schedule A annexed hereto as a direct or indirect Subsidiary of Company which continues to be, as of the time of determination, a Subsidiary of Company is not Margin Stock. Each of the Subsidiaries identified on Schedule A annexed hereto which continues to be, as of the time of determination, a Subsidiary of Company is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has full corporate power and authority to own its assets and properties and to operate its business as presently owned and conducted except where failure to be in good standing or a lack of corporate power and authority has not had and will not have a material adverse effect on Company and its Subsidiaries taken as a whole. As of the Closing Date, Schedule A annexed hereto correctly sets forth the ownership interest of each of the Loan Parties in each of its Subsidiaries identified therein.

         4.2  AUTHORIZATION OF BORROWING, ETC.

         A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate action by each Loan Party.

         B. No Conflict. The execution, delivery and performance by each Loan Party of each Loan Document to which it is respectively a party and the issuance, delivery and performance of the Notes, the Senior Debentures and the Senior Subordinated Debt did not, do not and will not (i) violate any provision of law applicable to any Loan Party, the Certificates of Incorporation or Bylaws of any Loan Party, or any order, judgment or decree of any court or other agency of government binding on any Loan Party,
(ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under the indentures pursuant to which the Senior Debentures or the Senior Subordinated Debt has been issued or any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of their properties or assets (other than Liens in favor of the Collateral Agent), or
(iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party.

         C. Governmental Consents. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and application of the proceeds of the Loans and the issuance, delivery and performance of the Notes did not, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for filings, consents or notices required by federal or state securities laws, which filings, consents or notices have been or will be made during the period in which they are required to be made.

         D. Binding Obligations. This Agreement and the other Loan Documents executed prior to the date of this Agreement are, and the other Loan Documents and the Notes to be executed subsequent to the date of this Agreement, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties, enforceable against the applicable Loan Parties in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E. Obligations Constitute "Senior Indebtedness". All monetary Obligations, including without limitation Company's obligations to repay the Loans and the Overdraft Amount and to reimburse any drawings under Letters of Credit, each Guarantor Subsidiary's guaranty of the Obligations and the pledge of the Collateral as security for the repayment of the Obligations, do not and will not violate, or constitute (with due notice or lapse of time or both) a default under, the Senior Debenture Indenture or the Senior Subordinated Debt Indenture, and all Obligations of Company do and will constitute "Senior Indebtedness" under the Senior Subordinated Debt Indenture. All outstanding monetary Obligations, including without limitation all of Company's monetary Obligations with respect to the repayment of the Loans and the Overdraft Amount, the reimbursement of any drawings under Letters of Credit, and the payment of any Obligations of Company under the Company Guaranty, each Guarantor Subsidiary's monetary Obligations under the O-I Subsidiary Guaranty, and the pledge of the Collateral as security for the repayment of all monetary Obligations hereunder are within the definition of "Senior Secured Obligations" contained in the Company Pledge Agreement, the definition of "Secured Obligations" contained in the O-I Subsidiary Pledge Agreement and the definition of "Guarantied Obligations" contained in the O-I Subsidiary Guaranty.

         4.3  FINANCIAL CONDITION

         Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Company and its Subsidiaries as at December 31, 1995 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and
(ii) the unaudited consolidated balance sheet of Company and its Subsidiaries as at September 30, 1996 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the six months then ended. All such statements were prepared in conformity with GAAP. All such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of Company and its Subsidiaries for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments. Neither Company nor any of its Subsidiaries has any material Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements or in the most recent consolidated financial statements delivered pursuant to subsection
5.1 of this Agreement, except for those incurred since the date of such financial statements that are not prohibited hereunder.

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
          4.4  NO ADVERSE MATERIAL CHANGE; NO STOCK PAYMENTS

         Since December 31, 1995 there has been no change in the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, which has been, either in any case or in the aggregate, materially adverse to Company and its Subsidiaries, taken as a whole. Since the Closing Date, neither Company nor any of its Subsidiaries have directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed so to do except as permitted by subsection 6.5.

         4.5  TITLE TO PROPERTIES; LIENS

         Each Loan Party and each Subsidiary thereof has good, sufficient and legal title to all its respective properties and assets reflected in the most recent consolidated balance sheet referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1 of this Agreement, except for assets acquired or disposed of in the ordinary course of business or as otherwise not prohibited hereunder since the date of such consolidated balance sheet and except for such defects that in the aggregate do not materially adversely affect the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, and would not materially adversely affect Company's ability or obligation to perform, or Lenders' ability to enforce, the Obligations. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

         4.6  LITIGATION; ADVERSE FACTS

         Except as disclosed in Company's quarterly report on Form 10-Q for the Fiscal Quarter ended September 30, 1996, there is no action, suit, proceeding, governmental investigation of which Company has knowledge or arbitration (whether or not purportedly on behalf of any Loan Party or any respective Subsidiary thereof) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any Loan Party or any of their respective Subsidiaries or any property of Company, any Loan Party or any Subsidiary thereof which would reasonably be expected to result in a Material Adverse Effect.

         4.7  PAYMENT OF TAXES

         Except to the extent permitted by subsection 5.3, all material tax returns and reports of each Loan Party and each Subsidiary of each Loan Party required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against any such Person that would be material to the condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, which is not being actively contested in good faith by such Person to the extent affected thereby in good faith and by appropriate proceedings provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         4.8  GOVERNMENTAL REGULATION

         Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

         4.9  SECURITIES ACTIVITIES

         None of the Loan Parties and none of the Subsidiaries of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         4.10      EMPLOYEE BENEFIT PLANS

         A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans and have performed all of their respective material obligations under such Employee Benefit Plans.

         B. Except as set forth on Schedule H annexed hereto, no ERISA Event has occurred or is reasonably expected to occur.

         C. Except to the extent required under Section 4980B of the Internal Revenue Code or under applicable state law or any collective bargaining agreement to which Company or any of its ERISA Affiliates is a party, or except as described on Schedule H annexed hereto, as of the Closing Date, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates.

         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) as set forth in the most recent actuarial report prepared for such Pension Plan, does not exceed $250,000,000.

          4.11      DISCLOSURE

         No representation or warranty of Company or any other
Loan Party contained in this Agreement or any other document, certificate or written statement furnished to Lenders by or on behalf of any such Person for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to any such Person in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Lenders that such projec-tions as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to any such Person (other than matters of a general economic nature) which materially and adversely affects the business, operations, property, assets or condition (financial or otherwise) of any such Person and its respective Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         4.12      ENVIRONMENTAL PROTECTION

         Except as set forth in Schedule I annexed hereto:

         (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

         (ii) Company and each of its Material Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and Company and each of its Material Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations;

         (iii) neither Company nor any of its Subsidiaries has received (a) any written notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or written request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and, to the best of Company's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location which, in each case, would reasonably be expected to result in a Material Adverse Effect;

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
          (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined is reasonably likely to have a Material Adverse Effect;

         (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims which, in each case would reasonably be expected to result in a Material Adverse Effect;

         (vi) neither Company nor any of its Subsidiaries has any contractual undertaking which would create a liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

         (vii) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility which would reasonably be expected to result in a Material Adverse Effect;


         (viii) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to result in an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to result in an Environmental Claim having a Material Adverse Effect;

         (ix) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to result in an Environmental Claim having a Material Adverse Effect;

         (x) no underground storage tanks or surface impoundments are on or at any Facility currently owned and/or operated by Company or any of its Material Subsidiaries or, to the best of the knowledge of Company or any of its Material Subsidiaries, were on or at any facility previously owned and/or operated by any of them during or prior to the period of such ownership or operation, except, in each case, which would not reasonably be expected to result in a material liability to Company or such Material Subsidiary; and

         (xi) to the best knowledge of Company or any of its Material Subsidiaries, no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility which would reasonably be expected to result in a Material Adverse Effect.

 Notwithstanding anything in this subsection 4.12 to the contrary, no event or condition has occurred with respect to Company or any of its Subsidiaries relating to any Environmental Laws or Release of Hazardous Materials at any Facility or any other location which, individually, or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.


                            SECTION 5

                 COMPANY'S AFFIRMATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Revolving Loan Commitments hereunder shall be in effect and until payment in full of all of the Loans, the Notes and the Overdraft Amount, the cancellation or expiration of all Letters of Credit and the reimbursement of all amounts drawn thereunder, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform all covenants in this Section 5.

         5.1  FINANCIAL STATEMENTS AND OTHER REPORTS

         Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. Company will deliver to Lenders:

         (i) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter, other than quarters which are the last quarter in a Fiscal Year, (a) the consolidated balance sheet of Company as at the end of such period and the related consolidated statements of income and cash flows of Company for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter and
    (b) a statement setting forth sales and operating income data by Reporting Unit for the last month of such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in the case of the statements described in clauses (a) and (b) above in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and, with respect to the consolidated statements of income and the statement of sales and operating income data by Reporting Unit, the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 5.1(x), all in reasonable detail and certified by the chief accounting officer, the chief financial officer or treasurer of Company that they fairly present the consolidated financial condition of Company and its Subsid-iaries as at the dates indicated and the consolidated results of operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustment and insofar as relates to Reporting Units based on Company's normal accounting procedures applied on a consistent basis;

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
          (ii) as soon as practicable and in any event within 90 days after the end of each Fiscal Year of Company (a) the consolidated balance sheet of Company as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of Company for such Fiscal Year and (b) a statement setting forth sales and operating income data by Reporting Unit for such Fiscal Year, setting forth in the case of the statements described in clauses (a) and (b) above, in comparative form the corresponding figures for the previous year and, with respect to the consolidated statements of income and the statement of sales and operating income data by Reporting Unit, the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 5.1(x), all in reasonable detail, (c) in the case of such consolidated financial statements, accompanied by a report thereon of independent certified public accountants of recognized national standing selected by Company which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP consistently applied and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (d) in the case of such financial statements with respect to Reporting Units, certified by the chief accounting officer, the chief financial officer or treasurer of Company based on Company's normal accounting procedures applied on a consistent basis;

         (iii) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in subsections 6.1, 6.2, 6.3, 6.4,
    6.6 and 6.7 and, in addition, a written statement of the chief accounting officer or chief financial officer of Company describing in reasonable detail the differences between the financial information contained in such financial statements and the information contained in the Compliance Certificate relating to Company's compliance with subsection 6.6;

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
          (iv) to the extent required pursuant to clause (a) or (b) below, together with each delivery of financial statements pursuant to subdivisions (i) or (ii) of this subsection 5.1, a written statement from the chief accounting officer or chief financial officer or treasurer of Company setting forth (a) if necessary to explain any material changes in the consolidated financial statements caused by the adoption of new accounting principles, a comparison and reconciliation of the consolidated financial statements with pro forma consolidated financial statements prepared as if the new accounting principles had not been adopted (it being understood that, subject to the following clause (b), only one such statement shall be required with respect to any particular adoption of any new accounting principles) and
    (b) during the pendency of any negotiations provided for in subsection 9.9 resulting from any change in accounting principles and policies, the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

         (v) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission and of all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

         (vi) promptly upon any Responsible Officer of Company obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Administrative Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to Company or any Subsidiary of Company or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event which would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4 and 5 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

         (vii) promptly upon any Responsible Officer of Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed by Company to Lenders, or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, would reasonably be expected to cause a Material Adverse Effect, Company shall promptly give notice thereof to Lenders and provide such other information as may be reasonably available to it to enable Lenders and their counsel to evaluate such matters;

         (viii) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event (for purposes of this subdivision (viii), the term "material" in the definition of ERISA Event shall mean an amount which would reasonably be expected to exceed $10,000,000), a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto;

         (ix) with reasonable promptness copies of (a) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event (for purposes of this clause (x), the term "material" in the definition of ERISA Event shall mean an amount which would reasonably be expected to exceed $10,000,000); and (b) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

         (x) as soon as practicable and in any event within 90 days after the end of each Fiscal Year of Company, a consolidated plan and financial forecast, prepared in accordance with Company's normal accounting procedures applied on a consistent basis, for such Fiscal Year of Company and its Subsidiaries, including, without limitation, (a) a forecasted consolidated balance sheet, consolidated statement of income and consolidated statement of cash flow of Company for such Fiscal Year, (b) forecasted consolidated balance sheets and statements of income of Company and a statement setting forth forecasted sales and operating income data for each Reporting Unit for each Fiscal Quarter of such Fiscal Year, and (c) the amount of forecasted capital expenditures and unallocated overhead for such Fiscal Year;

         (xi) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, an Officers' Certificate of Company stating that the signers made, or caused to be made under their supervision, a review of the terms of, and the records relating to, all of the Intercompany Indebtedness of Company and its Subsidiaries and stating the amount of all outstanding Intercompany Indebtedness pledged as Collateral under any Pledge Agreement, as of the date of such financial statements;

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
          (xii) (a) promptly and in any event within one Business Day after any change in the Commercial Paper Usage has occurred, a written statement of the chief accounting officer, chief financial officer or treasurer of Company setting forth the Commercial Paper Usage as of such date of change after giving effect to such change and (b) on the last day in each of Company's Fiscal Quarters, a written statement of the chief accounting officer, chief financial officer or treasurer of Company setting forth the Commercial Paper Usage as of each day of such Fiscal Quarter; provided, however, that the written statement referred to in clause (a) above need only be delivered to Administrative Agent;

         (xiii) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above after the date of issuance of any Foreign Letter of Credit, an Officers' Certificate setting forth in reasonable detail a calculation of the Total Utilization of Revolving Loan Commitments as of a date not more than five Business Days prior to the date of such delivery, calculated on the basis of the applicable Exchange Rate(s) in effect as of the date of such calculation; provided that in the event the amount (the "EXCHANGE RATE CUSHION") equal to the Revolving Loan Commitments in effect as of the date of such calculation minus the Total Utilization of Revolving Loan Commitments as of such date is less than 25% of the Letter of Credit Usage in respect of Foreign Letters of Credit as of such date, Company shall thereafter deliver to Administrative Agent an Officers' Certificate meeting the requirements set forth above within five Business Days after the end of each month until such time as the Exchange Rate Cushion set forth in any such Officers' Certificate is equal to or greater than 50% of the Letter of Credit Usage in respect of Foreign Letters of Credit; and

         (xiv) with reasonable promptness, such other infor-mation and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

         5.2  CORPORATE EXISTENCE, ETC.

         Company will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and those of each of its Subsidiaries; provided, however, that the corporate existence of any such Subsidiary may be terminated if such termination is in the best interest of its parent, does not result in transfers of assets to Company or to Group (other than temporary transfers of assets to Company or Group in connection with transfers to other Subsidiaries of Company) which, when combined with all previous such transfers, have an aggregate value of more than $200,000,000 and is not otherwise materially disadvantageous to any Lender.

         5.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION

         A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of

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any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of their respective Subsidiaries or such other Person as may be reasonably acceptable to Requisite Lenders).

         5.4  MAINTENANCE OF PROPERTIES; INSURANCE

         Company will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations ("INDUSTRY STANDARDS") and may self insure to the extent, and only to the extent, consistent with Industry Standards.

         5.5  INSPECTION

         Company shall permit any authorized representatives designated by any Lender, at the expense of that Lender, to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

         5.6  EQUAL SECURITY FOR LOANS AND NOTES; NO FURTHER
              NEGATIVE PLEDGES

         A. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens not prohibited by the provisions of subsection 6.2 (unless prior written consent to the creation or assumption thereof shall have been obtained from Requisite Lenders), it shall, at the request of Requisite Lenders,

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
make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that this covenant shall not be construed as consent by Requisite Lenders to any violation by Company of the provisions of subsection 6.2; provided further that Company shall under no circumstances be required to make or cause to be made effective provision whereby the Obligations will be secured, directly or indirectly, by Margin Stock.

         B. Except with respect to specific property encumbered to secure payment of particular Indebtedness and Margin Stock and except for the prohibitions on Liens contained in the Senior Debenture Indenture or the Senior Subordinated Debt Indenture, neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that, restrictions on the creation or assumption of any Lien upon assets being sold pursuant to any definitive agreement for the sale of such assets to which Company or any of its Subsidiaries is a party are permitted if such sale of assets is not prohibited hereunder.

         5.7  COMPLIANCE WITH LAWS, ETC.

         Company and its Subsidiaries shall exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which in any case or in the aggregate would reasonably be expected to cause a Material Adverse Effect.

         5.8  ENVIRONMENTAL DISCLOSURE AND INSPECTION.

         A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws, except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         B. Except for the disclosure of matters as to which a legal privilege is asserted in good faith by Company or any of its Subsidiaries, Company shall promptly advise Lenders in writing and in reasonable detail of (i) any material Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that would reasonably be expected to result in a Material Adverse Effect or with respect to any Release of Hazardous Materials which is material in nature and is required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which would reasonably be expected to result in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that would reasonably be expected to result in a Material Adverse

Effect, (iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that is reasonably likely to cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws and which would reasonably be expected to have a Material Adverse Effect, and (v) any request for information from any governmental agency that indicates such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials that would reasonably be expected to have a Material Adverse Effect.

         C. Company shall promptly notify Lenders of any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that would reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that would reasonably be expected to result in a Material Adverse Effect or that would reasonably be expected to have a material adverse effect on any material Governmental Authorization then held by Company or any of its Subsidiaries.

         D. Company shall, at its own expense, provide copies of such documents or information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 5.8.

         5.9  COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS
MATERIALS

         Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable material Environmental Laws and material Governmental Authorizations. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in material compliance with all applicable material Environmental Laws, and in accordance with the orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability, including with respect to such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials, is being contested in good faith by Company or such Subsidiary.

         5.10      FURTHER ASSURANCES AS TO FUTURE GUARANTOR
                   SUBSIDIARIES

         Company will notify Administrative Agent promptly in the event that any Subsidiary of Company becomes a first-tier or second-tier Subsidiary of Group (either as a result of such Subsidiary's acquisition or otherwise) for a period of time longer than 90 days, and from and after the Closing Date Company will cause each such Subsidiary, except for one or more such Subsidiaries owning assets with an aggregate fair market value (as determined in good faith by Company) for all such Subsidiaries of less than $50,000,000, to execute counterparts of the O-I Subsidiary Guaranty and, if such Subsidiary is a first-tier Subsidiary of Group, the O-I Subsidiary Pledge Agreement, in each case to the same extent and subject to the same limitations as though such Subsidiary were a Guarantor Subsidiary and, if applicable, such a first-tier Subsidiary of Group, as of the Closing Date, and to take all such further action as may be required to perfect any security interests granted by such Subsidiary under the O-I Subsidiary Pledge Agreement as may be required by Administrative Agent.


                            SECTION 6

                  COMPANY'S NEGATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Revolving Loan Commitments shall be in effect and until payment in full of all of the Loans, the Notes and the Overdraft Amount, the cancellation or expiration of all Letters of Credit and the reimbursement of all amounts drawn thereunder, unless Requisite Lenders shall otherwise give prior written consent, Company will perform all covenants in this Section 6.

         6.1  INDEBTEDNESS

         Company and its Consolidated Subsidiaries shall not directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (i) Company and its Consolidated Subsidiaries may become and remain liable with respect to the Obligations;

         (ii) Company may become and/or remain liable with respect to (a) Indebtedness in an aggregate amount not to exceed $1,000,000,000 evidenced by the Senior Debentures or other debt securities of Company having terms (including without limitation terms relating to guaranties, collateral security, maturities, amortization or sinking fund schedules, covenants, defaults, remedies and other material terms) no less favorable to Company and Lenders than the terms of the Senior Debentures and (b) Indebtedness in an aggregate amount not to exceed $950,000,000 evidenced by the Senior Subordinated Debt or other debt securities of Company having terms (including without limitation terms relating to guaranties, collateral security, maturities, amortization or sinking fund schedules, covenants, defaults, remedies, subordination provisions and other material terms) no less favorable to Company and Lenders than the terms of the Senior Subordinated Debt;

         (iii) Company and its Consolidated Subsidiaries may remain and may become and remain liable with respect to Intercompany Indebtedness; provided that (a) all such Intercompany Indebtedness shall be evidenced by promissory notes, (b) any Intercompany Indebtedness owed by Company or any Guarantor Subsidiary to any of their Consolidated Subsidiaries shall, to the extent permitted by applicable law, be subordinated pursuant to the terms of the promissory notes evidencing such Intercompany Indebtedness in right of payment, from and after such time as the Loans shall become due and payable (whether at stated maturity, by acceleration or otherwise), to the payment in full of the Obligations of Company or the payment in full of the obligations of such Guarantor Subsidiary under the O-I Subsidiary Guaranty and the O-I Subsidiary Pledge Agreement, and (c) any payment by any of Company's Consolidated Subsidiaries under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Intercompany Indebtedness owed by such Consoli-dated Subsidiary to Company or any of its Consolidated Subsidiaries for whose benefit the payment is made;

         (iv) Company and its Consolidated Subsidiaries may become and remain liable with respect to, and may refinance, Existing Indebtedness which is described in Schedule C annexed hereto;

         (v) Company and its Consolidated Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases;

         (vi) Company and its Consolidated Subsidiaries may become and remain and may remain liable with respect to Contingent Obligations not prohibited by subsection 6.4 and, upon any obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

         (vii) Company and its Consolidated Subsidiaries may become and remain liable with respect to (a) additional In-debtedness incurred to refinance Indebtedness of Genie or Indebtedness of Acquisition Newcos incurred in connection with the Genie Acquisition in an aggregate amount not to exceed $450,000,000 at any time outstanding and (b) additional Indebtedness incurred to refinance Indebtedness of its Foreign Subsidiaries (which may be Indebtedness of Genie or Acquisition Newcos) in an aggregate amount not to exceed $300,000,000 at any time outstanding;

         (viii) Company may become and remain liable with re-spect to short-term Indebtedness commonly known as commercial paper in an aggregate face amount not to exceed at any time the lesser of (a) $450,000,000 minus the aggregate principal amount of outstanding Bid Rate Loans, and (b) the Revolving Loan Commitments then in effect minus the sum of (1) the principal amount of all outstanding Revolving Loans, (2) the principal amount of all outstanding Bid Rate Loans, (3) the Overdraft Amount, and (4) the Letter of Credit Usage as of such time of determination;

         (ix) Company and its Consolidated Subsidiaries may become and remain liable with respect to Indebtedness secured by Liens permitted under subsection 6.2(ix); and

         (x)  In addition to the Indebtedness permitted by clauses
    (i)-(ix), Company and its Consolidated Subsidiaries may become and remain liable with respect to Indebtedness not exceeding
    $200,000,000 in the aggregate at any time outstanding.

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          6.2  LIENS

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Consolidated Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

         (i)  Permitted Encumbrances;

         (ii) Liens granted pursuant to the Collateral Docu-ments;

         (iii)     Liens described in Schedule D annexed hereto;

         (iv) Liens securing the Indebtedness described in subsection 6.1(x);

         (v) Liens securing reimbursement obligations of Company and its Consolidated Subsidiaries with respect to Commercial Letters of Credit and Standby Letters of Credit permitted by subsection 6.4(vi), in each case which Liens encumber documents or other property relating to such Standby Letters of Credit or Commercial Letters of Credit and the products and proceeds thereof;

         (vi) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are either within the general parameters customary in the industry (as concurred in by Administrative Agent) or are otherwise approved by Requisite Lenders, in each case securing obligations under Commodities Agreements entered into by Company and its Consolidated Subsidiaries;

         (vii) Liens encumbering deposits made to secure ob-ligations arising from statutory, regulatory, contractual or warranty requirements of Company or its Consolidated Subsidiaries incurred in the ordinary course of business or as a result of this Agreement or the incurrence, guarantying or granting of security interests in respect of Indebtedness pursuant to this Agreement or the other Loan Documents;

         (viii) Liens securing Existing Indebtedness described in subsection 6.1(iv) which has been refinanced so long as
    (a) the principal amount of such Indebtedness which has been refinanced is not increased and (b) such Indebtedness which has been refinanced is not secured by any collateral which did not secure such Indebtedness prior to such refinancing; and

         (ix) Liens arising from the giving, simultaneously with or within 180 days after the acquisition or construction of real property or tangible personal property, of any purchase money Lien (including vendors' rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) on real

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    property or tangible personal property hereafter acquired or constructed and not heretofore owned by Company or any of its Subsidiaries, or from the acquiring hereafter of real property or tangible personal property not heretofore owned by Company or any of its Subsidiaries subject to any then-existing Lien (whether or not assumed), or from the extension, renewal or replacement of any Indebtedness secured by any of the foregoing Liens so long as the aggregate principal amount thereof and the security therefor is not thereby increased; provided, however, that in each case (a) such Lien is limited to such acquired or constructed real or tangible personal property and fixed improvements, if any, then existing or thereafter erected thereon, and (b) the principal amount of the Indebtedness secured by such Lien, together (without duplication) with the principal amount of all other Indebtedness secured by liens on such property, shall not exceed the cost (which shall be deemed to include, without duplication, the amount of Indebtedness secured by Liens, including existing Liens, on such property) of such property to Company or any of its Subsidiaries.

         6.3  INVESTMENTS; JOINT VENTURES

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly make or own any Investment in any Person or enter into any Joint Venture, except:

         (i) Company and its Consolidated Subsidiaries may make and own Investments in Cash Equivalents;

         (ii) Company and its Consolidated Subsidiaries may continue to own Investments described in Schedule E annexed hereto;

         (iii) Company and its Consolidated Subsidiaries may continue to own and may make intercompany loans to the extent permitted under subsection 6.1;

         (iv) Company and its Consolidated Subsidiaries may make and own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (v) Company and its Consolidated Subsidiaries may continue to own Investments in, and may make and own
    Investments resulting from capital calls, buyout obligations or similar requirements in respect of, Joint Ventures operating outside of the United States which are in existence on the date hereof;

         (vi) Company and its Consolidated Subsidiaries may make and own Investments in Joint Ventures operating outside of the United States if such arrangement is required pursuant to the law of the jurisdiction in which such Joint Venture is operating;

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
          (vii) Company and its Consolidated Subsidiaries may make and own Investments arising in connection with Com-modities Agreements entered into in accordance with current industry practice or the past practices of Company and its Subsidiaries;

         (viii) Company and its Consolidated Subsidiaries may make and own Investments with respect to Contingent Obligations which are not prohibited by subsection 6.4 and, upon any Investment actually arising pursuant thereto, the Investment corresponding to the Contingent Obligation so extinguished;

         (ix) Acquisition Newcos and Genie Holdings may make and own the Investments in Genie and Genie Holdings contemplated in connection with the Genie Acquisition; and

         (x)  In addition to Investments permitted by clauses (i)-
    (ix) above, Company and its Consolidated Subsidiaries may make and own Investments with an aggregate fair market value of not more than $500,000,000; provided that, except as set forth in this clause (x), neither Company nor any of its Consolidated Subsidiaries may make or own Investments in any Margin Stock; provided, further that the aggregate fair value of investments in Margin Stock permitted under this subsection 6.3 shall not at any time exceed $20,000,000.

         6.4  CONTINGENT OBLIGATIONS

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

         (i) Guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

         (ii) Obligations under the Company Guaranty and the O-I Subsidiary Guaranty;

         (iii) Guaranties by O-I Subsidiaries of Interest Rate Agreements and Currency Agreements entered into by Company which are permitted by subsection 6.4(vii);

         (iv) Guaranties by the Guarantor Subsidiaries of the Senior Debentures;

         (v) Currency Agreements entered into by Company or any Consolidated Subsidiary and any financial institution in the ordinary course of business or in connection with Asset Sales;

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          (vi)      Contingent reimbursement obligations under the
    Foreign Letters of Credit and under Commercial Letters of
    Credit and Standby Letters of Credit (including any such letters of credit in existence as of the date hereof);

         (vii) Interest Rate Agreements and Currency Agreements entered into by Company and any Lender or any Affiliate of any Lender;

         (viii) Contingent Obligations described in Schedule F annexed hereto;

         (ix) Contingent Obligations in respect of any obli-gation of Company or one of its Consolidated Subsidiaries permitted under this Agreement (other than any obligation with respect to Indebtedness);

         (x) Contingent Obligations relating to guaranties of the obligations of suppliers, customers, franchisees and licensees of Company and its Consolidated Subsidiaries; provided that the maximum aggregate liability of Company and its Consolidated Subsidiaries under all such Contingent Obligations shall at no time exceed $50,000,000 (including any Contingent Obligations in existence as of the date hereof);

         (xi) Contingent Obligations relating to guaranties by Company of indebtedness owed by any Foreign Subsidiary to any lender (excluding the guaranties described in Schedule F annexed hereto); provided that the maximum aggregate liability of Company under all such guaranties shall at no time exceed
    (a) $450,000,000 with respect to Indebtedness of Genie and Indebtedness of Acquisition Newcos incurred in connection with the Genie Acquisition and (b) an additional $300,000,000 with respect to Indebtedness (which may include Indebtedness of Genie or Acquisition Newcos) other than the Indebtedness of Genie and Acquisition Newcos referred to in the immediately preceding clause (a); provided, further that the sum of the aggregate amount outstanding of (1) such Contingent Obligations described in clause (a) above, (2) Indebtedness permitted under subsection 6.1(vii)(a) (without duplication in the case of any such Contingent Obligations consisting of guaranties by Company of any such Indebtedness of any Consolidated Subsidiary), and (3) the Letter of Credit Usage in respect of any Standby Letters of Credit described in clause (i) of the definition of Standby Letter of Credit that are issued for the purpose of supporting Indebtedness incurred by Genie or Acquisition Newcos shall not exceed $450,000,000; and provided further that the sum of (1) the aggregate amount outstanding of such Contingent Obligations described in clause
    (b) above, (2) Indebtedness permitted under subsection 6.1(vii)(b) (without duplication in the case of any such Contingent Obligations consisting of guaranties by Company of any such Indebtedness of any Consolidated Subsidiary), and (3) the Letter of Credit Usage in respect of any Standby Letters of Credit described in clause (i) of the definition of Standby Letter of Credit that are issued for the purpose of supporting Indebtedness incurred by any Foreign Entity (other than any such Standby Letters of Credit included in the calculation made pursuant to the immediately preceding proviso) shall not exceed $300,000,000;

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
          (xii) Contingent Obligations incurred pursuant to agreements entered into by Company and its Consolidated Subsidiaries in connection with Asset Sales which are of a type, scope and amount customarily incurred by Company or its Subsidiaries or similar businesses in connection with the sale of similar assets, including, without limitation, undertakings to indemnify a buyer of assets with respect to the status of title or existing litigation relating to such assets; provided that the amount of a Contingent Obligation with respect to a particular Asset Sale shall not exceed the consideration received in such Asset Sale; and

         (xiii) In addition to the Contingent Obligations per-mitted by clauses (i)-(xii), Company and its Consolidated Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability of Company and its Consolidated Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $150,000,000;

         6.5  RESTRICTED JUNIOR PAYMENTS

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment (any such action constituting the "making" of a Restricted Junior Payment for purposes of this subsection 6.5) except that, so long as no Event of Default, and no Potential Event of Default under subsection 7.1, 7.6, 7.8 or 7.9, shall have occurred and be continuing or shall be caused thereby, Company may (i) make Restricted Junior Payments consisting of purchases of Common Stock in connection with the administration of Company's employee benefits program and (ii) make additional Restricted Junior Payments in an aggregate amount not to exceed, as at any date of determination, (a) the sum of (1) $125,000,000 plus (2) 50% of Consolidated Net Income for the period from the Closing Date to such date of determination minus (b) the aggregate amount of Restricted Junior Payments (other than Restricted Junior Payments permitted under clause (i) above) previously made during such period.

         6.6  FINANCIAL COVENANTS

         A.   Interest Coverage Ratio.

         Company will not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense on the last day of each Fiscal Quarter (the "REFERENCE DATE") during each period indicated below to be less than the correlative ratio indicated for the four Fiscal-Quarter period ending on the Refer-ence Date:

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
                                  MINIMUM INTEREST
    PERIOD                         COVERAGE RATIO
    ------                        ----------------
    Closing Date - 12/31/99           2.25:1.00
    Thereafter                        2.50:1.00

         B.   Maximum Consolidated Leverage Ratio.

         Company will not permit the Consolidated Leverage Ratio at any time during each period indicated below to be more than the correlative ratio indicated for such period:

                                MAXIMUM CONSOLIDATED
    PERIOD                         LEVERAGE RATIO
    ------                      --------------------
    Closing Date - 12/31/99           4.50:1.00
    Thereafter                        4.00:1.00

         6.7  RESTRICTION ON FUNDAMENTAL CHANGES

         Subject to subsection 5.2, each of Company and its Subsidiaries will not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, except:

         (i) any Subsidiary of Company may be merged or consolidated with or into Company or any wholly-owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger or consolidation, Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation; further provided that, in the case of such a merger or consolidation or disposition of a majority of the stock of a Subsidiary of, or substantially all of the business, property or assets of such a Subsidiary (the "AFFECTED SUBSIDIARY") of, Company which is a guarantor of any of the Obligations, the continuing, surviving or transferee corporation shall expressly assume the obligations of the Affected Subsidiary under such guaranty; and still further provided that, if required by the terms of any applicable Collateral Document, in the case of such a merger or consolidation or disposition of a majority of the stock of a Subsidiary of, or substantially all of the business, property or assets of such a Subsidiary of, Company the stock of which is pledged to secure the Obligations, the stock of the continuing, surviving or transferee corporation shall, at the time of consummation of such merger, consolidation or transfer, be pledged to secure the Obligations;

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
          (ii) Company and its Subsidiaries may convey, sell, lease or otherwise dispose of in the ordinary course of business any property or asset which is obsolete or no longer useful in any of its businesses or is of de minimis value, as determined in good faith by the Board of Directors of Company or such Subsidiary, as the case may be;

         (iii) so long as no Event of Default has occurred and is continuing or shall be caused thereby, Company and its Subsidiaries may convey, sell, lease or otherwise dispose of any of their assets outside the ordinary course of business; provided that (a) any such sale or other disposition is made for at least the fair market value of such assets; (b) Company and its Subsidiaries may not sell or otherwise dispose of, in any one or more Asset Sales consummated after the date hereof, an amount equal to or greater than an aggregate of
    (i) $300,000,000 in fair market value of stock or other assets pursuant to this subsection 6.7(iii) during any consecutive 12-month period or (ii) $600,000,000 in fair market value of stock or other assets pursuant to this subsection 6.7(iii) during the term of this Agreement; and (c) Company and its Subsidiaries may not sell all or substantially all of the assets of any Reporting Unit;

         (iv) Company and its Subsidiaries may sell, resell or otherwise dispose of real or personal property held for sale or resale in the ordinary course of business;

         (v) Company or any of its Subsidiaries may convey, sell, transfer or otherwise dispose of any Margin Stock (other than any capital stock of any Subsidiaries of Company), whether now owned or hereafter acquired; provided that such disposition is for fair value; and

         (vi) Company and its Consolidated Subsidiaries may sell and discount notes and accounts receivable as permitted under subsection 6.8.

         6.8  SALE OR DISCOUNT OF RECEIVABLES

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, notes or accounts receivable unless Company or such Consolidated Subsidiary, as the case may be, receives fair value for such notes or accounts receivable, as determined in good faith by the Board of Directors of Company, and such notes or accounts receivable are sold without recourse in the ordinary course of business of Company or such Consolidated Subsidiary.

         6.9  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES

         Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or

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
that Subsidiary, as the case may be, than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries,
(ii) customary fees paid to members of the Board of Directors of Company and its Subsidiaries, (iii) transactions approved by a majority of the disinterested members of the Board of Directors of Company or the applicable Subsidiary, (iv) purchases and sales of goods from retailers and suppliers affiliated with KKR in the ordinary course of business on terms not materially less favorable than generally available from such retailers or suppliers, or (v) the payment of an annual fee to KKR for rendering management and consulting services to Company and the reimbursement of expenses in connection therewith.

         6.10      DISPOSAL OF SUBSIDIARY STOCK

         Except as permitted by subsection 6.7 and except for Liens created pursuant to the Collateral Documents, Company will not:

         (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of its Subsidiaries, except to qualify directors if required by applicable law; or

         (ii) permit any of its Consolidated Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other securities of (or warrants, rights or options to acquire shares or other securities of) itself or any of its Subsidiaries, except to Company, another wholly-owned Subsidiary of Company or to qualify directors if required by applicable law.

         6.11      CONDUCT OF BUSINESS

         From and after the Closing Date, Company will not permit any of its Subsidiaries (other than Group) to engage in any business other than (1) the business engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses,
(2) the activities permitted under this subsection 6.11 and
(3) such other lines of business as may be consented to by Requisite Lenders. Company will not engage in any type of business activity other than the types of business activities engaged in by Company on or before the Closing Date. Company will not permit Group to engage in any type of business activity other than the types of business activities engaged in by Group on or before the Closing Date.

         6.12      AMENDMENTS OR WAIVERS OF CERTAIN DOCUMENTS

         Neither Company nor any of its Consolidated Subsidiaries will amend or otherwise change the terms of any Senior Debentures or Senior Subordinated Debt or any indenture or agreement in respect thereof, or make any payment consistent with an amendment or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, change the dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect to such Indebtedness, change the redemption provisions thereof, add any collateral security with respect thereto or, with respect to the Senior Subordinated Debt, change the subordination provisions thereof (or of any guaranty thereof) or which, together with all other amendments or changes made, increase materially the obligations of the obligor or confer additional rights on the holder of such Indebtedness which would be adverse to Company or Lenders.


                            SECTION 7

                        EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF
DEFAULT") shall occur and be continuing:

         7.1  FAILURE TO MAKE PAYMENTS WHEN DUE

         Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or failure to pay any interest on any Loan or any other amount due under this Agreement within five days after the date due; or

         7.2  DEFAULT IN OTHER AGREEMENTS

         A. Failure of Company or any of its Subsidiaries to pay when due (x) any principal or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1) in an individual principal amount of $50,000,000 or more or items of Indebtedness with an aggregate principal amount of $100,000,000 or more or
(y) any Contingent Obligation in an individual principal amount of $50,000,000 or more or Contingent Obligations with an aggregate principal amount of $100,000,000 or more, in each case beyond the end of any period prior to which the obligee thereunder is prohibited from accelerating payment thereunder; or

         B. Breach or default of Company or any of its Subsidiaries with respect to any other term of (x) any evidence of any Indebtedness in an individual principal amount of $50,000,000 or more or items of Indebtedness with an aggregate principal amount of $100,000,000 or more or any Contingent Obligation in an individual principal amount of $50,000,000 or more or Contingent Obligations with an aggregate principal amount of $100,000,000 or more; or (y) any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or (in the case of a breach or default with respect to a material term of the applicable Indebtedness or Contingent Obligation) to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee on behalf of such holder or holders) then to cause, that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (or the stated maturity of any underlying obligation, as the case may be); provided that such failure, default or breach has not been waived by such holder or holders or trustee on behalf of such holder or holders; or

         7.3  BREACH OF CERTAIN COVENANTS

         Failure of Company to perform or comply with any term or condition contained in subsections 2.5, 5.2 or 5.6 or Section 6 of this Agreement; or

         7.4  BREACH OF WARRANTY

         Any representation or warranty made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

         7.5  OTHER DEFAULTS UNDER AGREEMENT OR LOAN DOCUMENTS

         Company or any other Loan Party shall default in the performance of or compliance with any term contained in this Agreement or the other Loan Documents other than those referred to above in subsections 7.1, 7.3 or 7.4 and such default shall not have been remedied or waived within 30 days after receipt of notice from Administrative Agent or any Lender of such default; or

         7.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (A) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (B) an involuntary case is commenced against Company or any of its Material Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Company or any of its Material Subsidiaries, and the continuance of any such events in subpart (B) for 60 days unless dismissed, bonded or discharged; or

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
          7.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Company or any of its Material Subsidiaries of any general assignment for the benefit of creditors; or the inability or failure of Company or any of its Material Subsidiaries, or the admission by Company or any of its Material Subsidiaries in writing of its inability to pay its debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

         7.8  JUDGMENTS AND ATTACHMENTS

         Any money judgment, writ or warrant of attachment, or similar process involving (i) in any individual case an amount in excess of $25,000,000 or (ii) in the aggregate at any time an amount in excess of $50,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Material Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

         7.9  DISSOLUTION

         Any order, judgment or decree shall be entered against Company or any of its Material Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

         7.10      INVALIDITY OF COMPANY GUARANTY OR O-I SUBSIDIARY
GUARANTY

         The Company Guaranty or the O-I Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations and termination of this Agreement, ceases to be in full force and effect or is declared to be null and void, or any Company or Guarantor Subsidiary denies that it has any further liability under the Company Guaranty or the O-I Subsidiary Guaranty, as applicable, or gives notice to such effect (in the case of a Guarantor Subsidiary, prior to the time such Guarantor Subsidiary has been released from its obligations under the O-I Subsidiary Guaranty in accordance with the terms thereof); or

         7.11      FAILURE OF SECURITY

         Any Pledge Agreement or any other Collateral Document shall, at any time after the execution and delivery thereof, cease to be in full force and effect or shall be declared null and void,

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or the validity, enforceability or priority thereof shall be contested by any Loan Party or the Collateral Agent or, in the case of the Collateral Account Agreements, Administrative Agent shall not have or shall cease to have a valid and perfected first priority security interest in the Collateral (other than Collateral released in accordance with the terms of subsection 8.7B or any applicable Collateral Document) pledged to Collateral Agent or to Administrative Agent, as the case may be, in each case for any reason other than the failure of Collateral Agent or, in the case of the Collateral Account Agreements, Administrative Agent to take any action within its control; or

         7.12      CHANGE OF CONTROL

         A Change of Control shall have occurred;

         7.13      EMPLOYEE BENEFIT PLANS

         There shall occur one or more ERISA Events which results in or would reasonably be expected to result in liability of Company or any of its ERISA Affiliates in an individual or an aggregate amount in excess of $50,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) as set forth in the most recent actuarial report prepared for such Pension Plans, which exceeds $250,000,000.

         THEN (i) upon the occurrence of any Event of Default described in the foregoing subsection 7.6 or 7.7, each of (x) the unpaid principal amount of and accrued interest on the Loans, (y) the Overdraft Amount and all accrued and unpaid interest thereon, and (z) an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company and each Applicable Account Party, and the obligation of Administrative Agent to honor any overdraft in respect of the Overdraft Account, the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Domestic Letter of Credit, the obligation of BofA to issue any Foreign Letter of Credit and the right of any other Lender to issue any Domestic Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, Requisite Lenders (or Administrative Agent, at the direction or with the consent of Requisite Lenders) may, by written notice to Company and each Applicable Account Party, declare an amount equal to the amounts described in clauses (x),
(y) and (z) above to be, and the same shall forthwith become, due and payable, together with accrued interest thereon, and the obligation of Administrative Agent to honor any overdraft in respect of the Overdraft Account, the obligation of each Lender to make any Loan, the obligation of BofA to issue any Foreign Letter of Credit, the obligation of Administrative Agent to issue any

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Domestic Letter of Credit and the right of any other Lender to issue any Domestic Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way
(A) the right of Administrative Agent to cause Lenders to make Revolving Loans in order to repay the then outstanding Overdraft Amount as provided in (and subject to the conditions set forth in) subsection 2.1B, (B) the obligations of Lenders to purchase from Administrative Agent participations in the Overdraft Amount as provided in subsection 2.1B, and (C) the obligations of Lenders to purchase from Issuing Lenders participations in the unreimbursed amount of any drawings under any Letters of Credit as provided in subsection 2.8E. So long as any Letter of Credit shall remain outstanding, any amounts described in clause (z) above with respect to such Letter of Credit, when received by Administrative Agent, shall be delivered to Collateral Agent under the Intercreditor Agreement or be held by Administrative Agent pursuant to the terms of the applicable Collateral Account Agreement as cash collateral for the obligations of the Applicable Account Party to reimburse the respective Issuing Lender in the event of any drawing under such Letter of Credit, as required under such Collateral Account Agreement, and upon any drawing under any outstanding Letter of Credit in respect of which Administrative Agent has deposited in the Collateral Account (as defined in the applicable Collateral Account Agreement) any amounts described in clause (z) above, Administrative Agent shall apply such amounts held by Administrative Agent to reimburse the Issuing Lender for the amount of such drawing. In the event any Letter of Credit in respect of which Administrative Agent has deposited in any Collateral Account any amounts described in clause (z) above is cancelled or expires or in the event of any reduction in the maximum amount available at any time for drawing under such Letter of Credit (the "MAXIMUM AVAILABLE AMOUNT"), Administrative Agent shall apply the amount then in such Collateral Account designated to reimburse the Issuing Lender for any drawings under such Letter of Credit less the Maximum Available Amount immediately after such cancellation, expiration or reduction, if any, first to the cash collateralization pursuant to the terms of the applicable Collateral Account Agreement of any outstanding Letters of Credit in respect of which the Applicable Account Party has failed to pay all or a portion of the amounts described in clause (z) above, second to the cash collateralization pursuant to the terms of the applicable Acquisition Newco Collateral Account Agreement of any outstanding Foreign Letters of Credit in respect of which any other Applicable Account Party has failed to pay all or a portion of the amounts described in clause (z) above, third in the case of amounts on deposit in the Collateral Account pursuant to the Collateral Account Agreement, to the payment in full of the outstanding Obligations, fourth, to the extent of any excess of any such amounts on deposit in the Collateral Account pursuant to the Collateral Account Agreement, to the Collateral Agent under the Intercreditor Agreement for application as provided in Section 3 of the Intercreditor Agreement, and fifth, in the case of any excess of any amounts on deposit in a Collateral Account pursuant to any Acquisition Newco Collateral Account Agreement, to the applicable Acquisition Newco or such other Person as may be lawfully entitled thereto. Nevertheless, if at any time within 60 days after acceleration of the maturity of any Loan, Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans

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and the Notes, and payments of amounts referred to in clause (z)
above, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.7, then Requisite Lenders by written notice to Company may rescind and annul the acceleration and its consequences (and upon such written notice all obligations of each Lender hereunder shall be reinstated, in each case as in effect immediately prior to such acceleration) and Administrative Agent shall return to the Applicable Account Party any amounts held by Administrative Agent pursuant to any Collateral Account Agreement as cash collateral in respect of amounts described in clause (z) above; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.

         Anything contained in this Agreement to the contrary notwithstanding, after the occurrence of an Event of Default and the acceleration of the maturity of the Loans and the amounts referred to in clauses (y) and (z) above, all payments relating to the Loans and such amounts shall be made to Administrative Agent for the account of Lenders and all amounts received by Administrative Agent (whether received from Company or any Guarantor Subsidiary or from Collateral Agent pursuant to the exer-cise of any remedies pursuant to any of the Collateral Documents) which are to be applied to the payment of the Obligations shall be distributed to Lenders in such a manner that each Lender receives the same proportionate share of such amounts based on the ratio of the Aggregate Amounts Due to such Lender to the Aggregate Amounts Due to all Lenders.


                            SECTION 8

                             AGENTS

         8.1  APPOINTMENT

         Bankers is hereby appointed Administrative Agent hereunder by each Lender and in such capacity as Administrative Agent to serve as Bid Rate Loan Agent, and each Lender hereby authorizes Administrative Agent to act hereunder and under the other instruments and agreements referred to herein (including, without limitation, the Collateral Documents, the Company Guaranty, the O-I Subsidiary Guaranty and the Intercreditor Agreement) as its agent hereunder and thereunder. Bankers agrees to act as such upon the express conditions contained in this Section 8 and in the Collateral Documents, the Company Guaranty, the O-I Subsidiary Guaranty and the Intercreditor Agreement. BofA is hereby appointed Documentation Agent hereunder by each Lender, and BofA agrees to act as such upon the express conditions contained in this Section
8. The provisions of this Section 8 are solely for the benefit of Agents and Lenders, and Company shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing their functions and duties under this Agreement, Agents shall act solely as agents of Lenders and do not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company. Each Lender named as a Lead Manager or Co-Agent hereunder shall have no

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liability under this Agreement to any Person, other than as a
Lender hereunder.

         8.2  POWERS; GENERAL IMMUNITY

         A. Duties Specified. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein (including, without limitation, the Collateral Documents, the Company Guaranty, the O-I Subsidiary Guaranty and the Intercreditor Agreement) as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities which are expressly specified in this Agreement, the Collateral Documents, the Company Guaranty, the O-I Subsidiary Guaranty and the Intercreditor Agreement and it may perform such duties by or through its agents or employees. Documentation Agent shall have no powers or duties hereunder except as expressly specified in this Agreement. The duties of Agents shall be mechanical and administrative in nature; Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is in-tended to or shall be so construed as to impose upon Agents any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

         B. No Responsibility for Certain Matters. Agents shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, the Collateral Documents, the Company Guaranty, the O-I Subsidiary Guaranty and the Intercreditor Agreement or the Notes issued hereunder, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of Letters of Credit or of the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall have no liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts there-of.

         C. Exculpatory Provisions. Neither Agent nor any of its respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted hereunder or in connection herewith (including, without limitation, any act or omission under the Intercreditor Agreement, the Company Guaranty, the O-I Subsidiary Guaranty or the Collateral Documents) unless caused by its or their gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an

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
action) in connection with this Agreement, or the other instruments and agreements referred to herein, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of Requisite Lenders. Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of Requisite Lenders.

         D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, either Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and each of its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any Affiliate of Company as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

         8.3  REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY
              FOR APPRAISAL OF CREDITWORTHINESS

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company in connection with the making of the Loans and the issuance of Letters of Credit hereunder and such Lender's purchasing of participations in such Letters of Credit and has made and shall continue to make its own appraisal of the creditworthiness of Company. Neither Agent shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans or the issuance of the Letters of Credit or any time or times thereafter and neither Agent shall further have any responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

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          8.4  RIGHT TO INDEMNITY

         Each Lender severally agrees to indemnify each Agent, proportionately to its Pro Rata Share, to the extent such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement or the other instruments and agreements referred to herein; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to either Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         8.5  REGISTERED PERSONS TREATED AS OWNERS

         Administrative Agent may deem and treat the Persons listed as Lenders in the Register as the owners of the corresponding Loans listed therein for all purposes hereof unless and until an Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.2B(ii). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, transferee or assignee of the corresponding Loan.

         8.6  SUCCESSOR ADMINISTRATIVE AGENT AND OVERDRAFT ACCOUNT
PROVIDER

         Administrative Agent may resign at any time by giving 30 days prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five days notice to Company, to appoint a successor Administrative Agent; provided that such appointment shall be subject to the consent of Company, which consent shall not be unreasonably withheld. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations as Administrative Agent under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

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          Any resignation or removal of Administrative Agent
pursuant to this subsection 8.6 shall also constitute the resignation or removal of Administrative Agent as the provider of the Overdraft Account, and any successor Administrative Agent appointed pursuant to this subsection 8.6 shall, upon its acceptance of such appointment, become the successor provider of the Overdraft Account for all purposes hereunder. In such event
(i) Company shall repay in full the Overdraft Amount and all other amounts owing to the retiring or removed Administrative Agent under the Overdraft Agreement, and (ii) Company and the retiring or removed Administrative Agent shall terminate the Overdraft Agreement to which they are a party and Company and the successor Administrative Agent shall enter into a successor Overdraft Agreement.

         8.7 INTERCREDITOR AGREEMENT, O-I SUBSIDIARY GUARANTY AND COLLATERAL DOCUMENTS; RELEASE OF COLLATERAL

         A. Each Lender hereby authorizes Administrative Agent to enter into the Intercreditor Agreement and the Collateral Account Agreements on behalf of and for the benefit of that Lender, and agrees to be bound by the terms of the Intercreditor Agreement and the Collateral Account Agreements. Each Lender hereby authorizes the Collateral Agent to enter into the Collateral Documents, the Company Guaranty, the O-I Subsidiary Guaranty and the Intercreditor Agreement and to take all action contemplated by the Intercreditor Agreement, the Collateral Documents, the Company Guaranty and the O-I Subsidiary Guaranty; provided that Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Intercreditor Agreement without the prior consent of the Requisite Lenders. Each Lender agrees that no Lender shall have any right individually to seek to enforce the Company Guaranty or the O-I Subsidiary Guaranty or to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised by Collateral Agent for the benefit of Lenders and the parties to the Intercreditor Agreement upon the terms of the Company Guaranty, the O-I Subsidiary Guaranty, the Collateral Documents, and the Intercreditor Agreement.

         B. Anything contained in this Agreement or any of the other Loan Documents to the contrary notwithstanding, all Collateral under the Company Pledge Agreement and the O-I Subsidiary Pledge Agreement shall be released, without further action on the part of any Agent, Co-Agent or Lender, at such time, if any, as (i) Company shall have attained a credit rating on the Senior Debentures (or, in the event the Senior Debentures are no longer outstanding, any other senior debt securities of Company) that is either (a) equal to or better than BBB- from S&P or (b) equal to or better than Baa3 from Moody's and (ii) in the event the ratings then assigned to the Senior Debentures (or such other senior debt securities, as the case may be) by S&P and Moody's are not equivalent, the lower of such two ratings shall be (a) equal to or better than BB+ from S&P (in the event the applicable rating assigned by S&P is lower) or (b) Ba1 from Moody's (in the event the applicable rating assigned by Moody's is lower). Any release of Collateral under either Pledge Agreement in accordance with the provisions of this subsection 8.7B shall be deemed to be a release of such Collateral upon the approval thereof by Requisite Lenders for purposes of Section 7A of such Pledge Agreement. In connection

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with any such release, Administrative Agent and Collateral Agent shall, upon request by Company and at Company's expense, execute all such further documents and instruments as may be reasonably requested by Company in order to more fully evidence or effect such release.


                            SECTION 9

                          MISCELLANEOUS

         9.1  REPRESENTATION OF LENDERS

         Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make each Loan hereunder for its own account in the ordinary course of such business; provided, however, that, subject to subsection 9.2, the disposition of the Notes or other evidences of Indebtedness held by that Lender shall at all times be within its exclusive control.

         9.2  ASSIGNMENTS AND PARTICIPATIONS IN LOANS, NOTES AND
              LETTERS OF CREDIT

         A. General. Each Lender shall, subject to the provisions of this subsection 9.2, have the right at any time to
(i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of any Loan or Loans made by it or its Revolving Loan Commitment or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such assignment or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such assignment or participation of the Loans, Letters of Credit or participations therein or the other Obligations under the securities laws of any state. Except as otherwise provided in this subsection 9.2, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of the Loans, Revolving Loan Commitment, Letters of Credit or participations therein or the other Obligations owed to such Lender.

    B.   Assignments.

         (i) Amounts and Terms of Assignments. Each Loan, Revolving Loan Commitment or other Obligation may (a) be assigned in any amount (of a constant and not a varying percentage) to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an amount (of a constant and not a varying percentage) of not less than $10,000,000 (or such lesser amount (X) as shall constitute the aggregate amount of all Loans, Revolving Loan Commitment, Letters of Credit or participations therein and other Obligations of the assigning Lender or (Y) so long as,

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
    after giving effect to such assignment and any other assignments concurrently being made to the assignee, such assignee receives not less than $10,000,000 of the Loans, Revolving Loan Commitment or other Obligations assigned to it) to any other Eligible Assignee with the giving of notice to Company and Administrative Agent and with the consent of Company and Administrative Agent, in the case of an assignment made by a Lender other than Administrative Agent, or with the consent of Company, in the case of an assignment made by Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld; provided that the inability of an Eligible Assignee to satisfy the requirements set forth in subsection 2.7C(iv) of this Agreement, if applicable, shall constitute reasonable grounds for withholding such consent). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Loans, Revolving Loan Commitment, Letters of Credit or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with, with respect to assignments which occur following the Closing Date, a processing and recordation fee of $3,500, and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Acceptance may be required to deliver to Administrative Agent pursuant to subsection 2.7C(iv). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment and Acceptance, (y) the assignee thereunder shall be a party hereto and a "Lender" hereunder and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, including, without limitation, the obligation in subsection
    9.20 to maintain the confidentiality of all non-public information received by it pursuant to this Agreement and
    (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto); provided that, if the assignee of the assigning Lender is an Affiliate of such Lender, such assignee shall not be entitled to receive any greater amount pursuant to subsections 2.6E or 2.7 than the assigning Lender would have been entitled to receive in respect of the amount of the assignment effected by such assigning Lender to such Affiliate had no such assignment occurred. The Revolving Loan Commitments hereunder shall be modified to reflect the Revolving Loan Commitment of such assignee and any remaining Revolving Loan Commitment of such assigning Lender and, if any such assignment occurs after the issuance of a Note to the assigning Lender hereunder, if requested pursuant to subsection 2.1E(iv), new Notes shall, upon surrender of the assigning Lender's Note, be issued upon request to the assignee and to the assigning Lender, substantially in the form of Exhibit VII or Exhibit VIII annexed hereto, as the case may be, with appropriate insertions, to reflect the new Revolving Loan Commitments

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
    and/or outstanding Loans, as the case may be, of the assignee and the assigning Lender. In the event that a Lender assigns the full amount of its Revolving Loans, Revolving Loan Commitments and other Obligations and such Lender has any outstanding Bid Rate Loans at the time of such assignment, such Lender must also assign the full amount of such Bid Rate Loans to an Eligible Assignee. Notwithstanding the foregoing provisions of this subsection 9.2B(i), any Lender may pledge or assign all or any portion of its rights under this Agreement to a Federal Reserve Bank as security for borrowings therefrom; provided that no such pledge or assignment shall release any such Lender from its obligations hereunder.

         (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.2B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7C(iv), Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit XI hereto and if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 9.2B(i)),
    (a) accept such Assignment and Acceptance by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it as provided in this subsection 9.2B(ii).

    C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan or payments due in repayment of draws under Letters of Credit allocated to such participation, and all amounts payable by Company hereunder shall be determined as if such Lender had not sold such participation. A Lender which has sold a participation in its Loans or Revolving Loan Commitment shall require the holder of such participation to agree in writing to comply with the provisions of subsection 9.20 and if a Lender desires to give any prospective participant a copy of any non-public information obtained by Lenders pursuant to the requirements of this Agreement which has been identified as such by Company, such Lender shall require such prospective participant to agree in writing to hold such information in accordance with such prospective participant's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices prior to its delivery of such material to such prospective participant. Company hereby acknowledges and agrees that, only for purposes of subsections 2.6E, 2.7, 9.5 and 9.6, any participation will give rise to a direct obligation of

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Company to the participant and the participant shall be considered to be a "Lender"; provided that no participant shall be entitled to receive any greater amount pursuant to subsections 2.6E or 2.7 than the transferor Lender would have been entitled to receive in respect of the amount of the participation effected by such transferor Lender to such participant had no such participation occurred.

    D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.2, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

    E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.20.

         9.3  EXPENSES

         Whether or not the transactions contemplated hereby shall be consummated, Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of this Agreement and the other Loan Documents and all the costs of furnishing all opinions by counsel for Company and the other Loan Parties (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder), and of Company's performance of and compliance with all agreements and conditions contained herein on their part to be performed or complied with;
(ii) the reasonable fees, expenses and disbursements of counsel to Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of this Agreement, the other Loan Documents, the Letters of Credit and the Loans hereunder, and any amendments and waivers hereto or thereto; (iii) all the actual costs and expenses of creating and perfecting Liens in favor of Lenders pursuant to any Loan Document, including filing and recording fees and expenses, fees and expenses of counsel for providing such opinions as Lenders may reasonably request and reasonable fees and expenses of legal counsel to Agents; and (iv) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees, including allocated costs of internal counsel, and costs of settlement) incurred by Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the Notes or any of the other Loan Documents by reason of such Event of Default or in connection with any refi-nancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

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          9.4  INDEMNITY

         In addition to the payment of expenses pursuant to subsection 9.3, whether or not the transactions contemplated hereby shall be consummated, Company agrees to indemnify, pay and hold Agents and Lenders and the officers, directors, employees, agents, and affiliates of Agents and Lenders (collectively called the "INDEMNITEES") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, Lenders' agreement to make the Loans or the use or intended use of the proceeds of the Loans or the issuance of Letters of Credit hereunder and Lenders' agreement to purchase participations therein as provided for herein or the use or intended use of the Letters of Credit or the honoring of overdrafts under the Overdraft Agreement or the purchase of participations by Lenders in the Overdraft Amount (the "INDEMNIFIED LIABILITIES"); provided that Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee. Company also agrees to indemnify and hold harmless the Indemnitees from any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with the offer, issuance and sale of any Commercial Paper, or any other transactions contemplated by this Agreement and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

         9.5  SET OFF

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender is hereby authorized by Company at any time or from time to time, without notice to Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Notes, the Overdraft Agreement and the Letters of Credit, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit or the Notes or the other Loan Documents, irrespective of whether or not (a) that Lender shall have made any demand hereunder or (b) that Lender shall have declared the

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principal of and the interest on the Loans and Notes, any
obligations of Company in respect of the Letters of Credit and other amounts due hereunder to be due and payable as permitted by
Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         9.6  RATABLE SHARING

         Lenders hereby agree among themselves that if any of them shall, through the exercise of any right of counterclaim, setoff, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest then due with respect to the Loans owed to that Lender, the amount then due to that Lender with respect to the Overdraft Amount or any Letter of Credit or any participation therein, or any fees or commissions payable hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect to the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (y) notify each other Lender and Administrative Agent of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by the Lenders in proportion to the Aggregate Amounts Due them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that Lender to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased and any other subsequent holder of a participation in any Loan or Letter of Credit or the Overdraft Amount otherwise acquired may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all monies owing by Company to that holder as fully as if that holder were a holder of such a Loan or Letter of Credit or the Overdraft Amount in the amount of the participation held by that holder.

         9.7  AMENDMENTS AND WAIVERS

    A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause (i)):
(i) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit (other than any Foreign Letter of Credit to the extent permitted under subsection 2.8A(iv)) beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or fees in respect of the Revolving Loan Commitments, the Loans or the Letters of Credit, or extend the time of payment of interest or fees in respect thereof,

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or reduce the principal amount of any of the Obligations,
(ii) amend, modify, terminate or waive any provision of this subsection 9.7 or any other provision of this Agreement expressly requiring the approval or concurrence of all Lenders, (iii) reduce the percentage specified in the definition of Requisite Lenders or change the definition of "PRO RATA SHARE" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in determining what constitutes Requisite Lenders and in determining the Pro Rata Shares of Lenders, in each case on substantially the same basis as the Revolving Loan Commitments and the Revolving Loans are included in such determinations on the Closing Date), (iv) release Company from its obligations under the Company Guaranty, or (v) consent to the assignment or transfer by Company or any Acquisition Newco of any of its respective rights and obligations under this Agreement and the other Loan Documents; provided, further that no such amendment, modification, termination or waiver shall (1) increase the Revolving Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that (A) amendments, modifications or waivers of conditions precedent, covenants, Potential Events of Default or Events of Default or of mandatory reductions in the Revolving Loan Commitments shall not constitute an increase of the Revolving Loan Commitment of any Lender and (B) an increase in the available portion of the Revolving Loan Commitment of any Lender shall not constitute an increase in the Revolving Loan Commitment of such Lender); (2) amend, modify, terminate or waive any provision of subsection 2.1B or any other provision of this Agreement relating to the Overdraft Account or the Overdraft Amount (including any provision relating to the repayment of the Overdraft Amount with the proceeds of Revolving Loans or relating to the obligations of Lenders to purchase participations in the Overdraft Amount) without the consent of Administrative Agent; (3) amend, modify, terminate or waive any provision of this Agreement relating to the obligations of Lenders to purchase participations in Letters of Credit without the written concurrence of BofA, Administrative Agent and each other Issuing Lender which has a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued by it; or (4) amend, modify, terminate or waive any provision of Section 8 applicable to either Agent without the consent of such Agent.

    B. If, in connection with any proposed amendment, modification, termination, waiver or consent relating to any of the provisions of this Agreement or the Notes as described in any of clauses (i) through (v) of the first proviso to subsection 9.7A, the consent of Requisite Lenders is obtained but the consent of one or more of the other Lenders whose consent is also required is not obtained, then Company shall have the right, so long as all such non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to (i) replace each such non-consenting Lender with one or more Replacement Lenders (as defined in subsection 9.7C) pursuant to subsection 9.7C so long as at the time of such replacement each such Replacement Lender consents to the proposed amendment, modification, termination, waiver or consent and/or (ii) terminate each such non-consenting Lender's Revolving Loan Commitment and repay in full its outstanding Loans in accordance with subsection 2.4A(i); provided that unless the Revolving Loan Commitments that are terminated and the Loans that are repaid pursuant to the

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preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that Company shall not have the right to terminate any such non-consenting Lender's Revolving Loan Commitment and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 9.7B if, immediately after the termination of such Lender's Revolving Loan Commitment, the Total Utilization of Revolving Loan
Commitments would exceed the Revolving Loan Commitments; provided still further that Company shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to subsection 9.7A.

    C. (i) In the event of certain refusals by any Lender, as provided in subsection 9.7B, to consent to certain proposed amendments, modifications, terminations, waivers or consents with respect to this Agreement which have been approved by Requisite Lenders, Company may, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each Lender) repay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender (a "REPLACED LENDER") in accordance with, and subject to the requirements of, subsection 9.7B so long as (i) in the case of the repayment of Loans of any Lender pursuant to this subsection 9.7C the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule B shall be deemed modified to reflect the changed Revolving Loan Commitments) and (ii) in the case of the repayment of Loans of any Lender the consents required by
    Section 9.7B in connection with the repayment pursuant to this subsection 9.7C have been obtained.

         (ii) At the time of any replacement pursuant to this subsection 9.7C, the lender replacing such Replaced Lender (the "REPLACEMENT LENDER") shall enter into one or more assignment agreements, in form and substance satisfactory to Administrative Agent, pursuant to which the Replacement Lender shall acquire the Revolving Loan Commitment and outstanding Loans of, and participations in the Overdraft Amount and Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender and (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawing with respect to Letters of Credit (which at such time remains an unpaid drawing), to the extent such amount was not theretofore funded by such Replaced Lender; and

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          (iii)     all obligations of Company owing to the Replaced
    Lender (excluding those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including, however, any amounts that would have been payable by Company pursuant to subsection 2.6E if Company had directly prepaid the Loans of such Replaced Lender) shall be paid in full by Company to such Replaced Lender concurrently with such replacement.

         (iv) Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses
    (ii) and (iii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to Company's obligations regarding indemnification provisions under this Agreement, which shall survive for the benefit of such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.

    D. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.7 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

         9.8  INDEPENDENCE OF COVENANTS

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

         9.9  CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX
LAWS

         If (i) any changes in accounting principles and policies from those used in the preparation of the financial statements referred to in subsection 4.3 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors

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thereto or agencies with similar functions) would result in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 5 and 6 hereof, (ii) there is any change in Company's Fiscal Quarter or Fiscal Year, or
(iii) there is a material change in federal tax laws which materially affects Company's ability to comply with the financial covenants, standards or terms found in Sections 1, 5 or 6 hereof, the parties hereto agree to enter into negotiations in order to amend such provisions (in accordance with subsection 9.7) so as to equitably reflect such changes with the desired result that the criteria for evaluating Company's financial condition shall be the same after such changes as if such changes had not been made.

         9.10      NOTICES

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or by courier service and shall be deemed to have been given when delivered in person or by courier service, by receipt of telecopy or telex or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Administrative Agent or Company shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this subsection 9.10) shall be as set forth under each party's name on the signature pages hereof or in the applicable Assignment and Acceptance.

         9.11      SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS

         A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder, the execution and delivery of the Notes and the issuance of the Letters of Credit.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6E, 2.7, 9.3 and 9.4 and the agreements of Lenders set forth in subsections 8.2C, 8.4, 9.5 and 9.6 shall survive the payment of the Loans, the Notes and the Overdraft Amount, the cancellation or expiration of the Letters of Credit and the termination of this Agreement.

         9.12      FAILURE OR INDULGENCE NOT WAIVER; REMEDIES
CUMULATIVE

         No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under the other Loan Documents shall impair such pow-er, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the other Loan Documents are cumulative to and not exclusive of, any rights or remedies otherwise available.

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          9.13      SEVERABILITY

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         9.14      OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF
                   LENDERS' RIGHTS

         The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall, subject to Section 7, be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         9.15      HEADINGS

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         9.16      APPLICABLE LAW

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 OR ANY SUCCESSOR PUBLICATIONS (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         9.17      SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. Neither Company's rights or obligations under the Loan Documents or any interest therein may be assigned without the

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written consent of all Lenders.  Lenders' rights of assignment are subject to subsection 9.2.

         9.18      CONSENT TO JURISDICTION AND SERVICE OF PROCESS

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

         (I)  ACCEPTS GENERALLY AND UNCONDITIONALLY THE
    NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

         (II)      WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

         (III)     AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH
    PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR
    CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS
    ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 9.10;

         (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER
    COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND
    OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY
    RESPECT;

         (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS
    AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

         (VI)      AGREES THAT THE PROVISIONS OF THIS SUBSECTION
    9.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND
    ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK
    GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

         9.19      WAIVER OF JURY TRIAL

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER

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RELATIONSHIP THAT IS BEING ESTABLISHED.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         9.20      CONFIDENTIALITY

         Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by Company in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event (i) subject to subsection 9.2, may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Revolving Loan Commitment, any Loan or any participation therein and (ii) may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and further provided that in no event shall any Lender be obligated or required to return any materials furnished by Company.

         9.21      COUNTERPARTS; EFFECTIVENESS

         This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts, together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                            COMPANY:

                            OWENS-ILLINOIS, INC.,

                            By: Thomas L. Young

                            Name: Thomas L. Young
                            Title: Exec. V.P.

                            Notice Address:

                                 Owens-Illinois, Inc.
                                 One Seagate
                                 Toledo, Ohio 43666
                                 Attention:  Treasurer

                            with a copy to:

                                 c/o Kohlberg Kravis
                                 Roberts & Co.
                                 2800 Sand Hill Road
                                 Suite 200
                                 Menlo Park, California 94025
                                 Attention: Edward A. Gilhuly

                            ___________________________
                            [NAME OF ACQUISITION NEWCO]

                            By:

                            Name:
                            Title:

                            Notice Address:

                                 ____________________
                                 ____________________
                                 ____________________
                                 Attention:  ________

                            LENDERS:

                            BANKERS TRUST COMPANY,
                                 individually and as
                                 Administrative Agent


                            By: C. Steven Park

                            Name: C. Steven Park
                            Title: Vice President


                            Notice Address:

                                 Bankers Trust Company
                                 130 Liberty Street, 14th Floor
                                 New York, New York 10006
                                 Attention:  Mary Jo Jolly
                                 Telex:  126642

                            with a copy to:

                                 Bankers Trust Company
                                 300 South Grand Avenue, 41st Floor
                                 Los Angeles, California 90071
                                 Attention:  Robert G. Kolb
                                 Telex:  4720048

                            BANK OF AMERICA NATIONAL TRUST AND
                            SAVINGS ASSOCIATION,
                                 individually and as
                                 Documentation Agent



                            By: Lynn W. Stetson

                            Name: Lynn W. Stetson
                            Title: Managing Director

                            Notice Address:

                                 Bank of America National Trust
                                   and Savings Association
                                 231 South LaSalle Street
                                 Chicago, IL  60697
                                 Attention:  Kenneth Humpf
                                 Telephone:  (312) 828-7902
                                 Fax:  (312) 974-9626

                            with a copy to:

                                 Bank of America National Trust
                                   and Savings Association
                                 231 South LaSalle Street
                                 Chicago, IL  60697
                                 Attention:  Lynn Stetson
                                 Telephone:  (312) 828-6757
                                 Fax:  (312) 987-0303

                       ABN AMRO BANK N.V.,
                            individually and as Co-Agent

                       BY: ABN AMRO NORTH AMERICA, INC., its agent



                       By: J.M. Janovsky

                       Name: J.M. Janovsky
                       Title: Group V.P. and Director



                       By: Kathryn C. Toth

                       Name: Kathryn C. Toth
                       Title: Group V.P. and Operational Manager

                       Notice Address:

                            ABN Amro Bank N.V.
                            One PPG Place
                            Suite 2950
                            Pittsburgh, PA  15222
                            Attention:  Mr. James Janovsky
                            Fax: (412) 566-2266
                            Telex: 6734601
                            Answerback:  BANCOLANDO

                       with a copy to:

                            ABN Amro Bank N.V.
                            One PPG Place
                            Suite 2950
                            Pittsburgh, PA  15222
                            Attention:  Monica Meis
                            Fax: (412) 566-2266

                       Letter of Credit Contact:

                            ABN Amro Bank N.V.
                            One PPG Place
                            Suite 2950
                            Pittsburgh, PA  15222
                            Attention:  Monica Meis
                            Fax: (412) 566-2266

                            BANK OF MONTREAL,
                                 individually and as Co-Agent



                            By: Erin M. Keyser

                            Name: Erin M. Keyser
                            Title: Director


                            Notice Address:

                                 Bank of Montreal
                                 115 South La Salle Street
                                 12th Floor
                                 Chicago, Illinois  60603
                                 Attention:  Erin Keyser
                                 Fax:  (312) 750-6057

                            THE BANK OF NEW YORK,
                                 individually and as Co-Agent



                            By: Edward J. Dougherty

                            Name: Edward J. Dougherty
                            Title: Assistant Vice President

                            Notice Address:

                                 The Bank of New York
                                 One Wall Street 22nd Floor
                                 New York, New York 10286
                                 Attention:  Douglas A. Ober

                            with a copy to:

                                 The Bank of New York
                                 One Wall Street 22nd Floor
                                 New York, New York 10286
                                 Attention:  Susan Baratta


                            Letter of Credit Contact:

                                 The Bank of New York
                                 One Wall Street 22nd Floor
                                 New York, New York 10286
                                 Attention:  Susan Baratta

                            THE BANK OF NOVA SCOTIA,
                                 individually and as Co-Agent


                            By: M.D. Smith

                            Name: M.D. Smith
                            Title: Agent

                            Notice Address:

                                 The Bank of Nova Scotia
                                 Atlanta Agency
                                 600 Peachtree Street, N.E.
                                 Suite 2700
                                 Atlanta, Georgia 30308
                                 Attention:  Claude Ashby

                            with a copy to:

                                 The Bank of Nova Scotia
                                 Chicago Representative Office
                                 181 W. Madison Street
                                 Suite 3700
                                 Chicago, IL  60602
                                 Attn:  David Vishny

                            CIBC, INC.,
                                 individually and as Co-Agent



                            By: Elizabeth O. Fischer

                            Name:  Elizabeth O. Fischer
                            Title: Authorized Signatory

                            Notice Address:

                                 Base Rate and Eurodollar Rate Loans

                                 Canadian Imperial Bank of Commerce
                                 2727 Paces Ferry Road, Suite 1200
                                 Atlanta, Georgia 30339
                                 Attention:  Ava Cool
                                 Telephone:  (770) 319-4816
                                 Fax:  (770) 319-4950
                                 Telex:  54-2413
                                 Answerback:  CANBANK ATL

                                 Bid Rate Loans

                                 Canadian Imperial Bank of Commerce
                                 425 Lexington Avenue
                                 New York, New York 10017
                                 Attention:  Carol Kizzia
                                 Tel:  (212) 856-3693
                                 Fax:  (212) 856-3533
                                 Telex:  426-504
                                 Answerback:  CIMM

                            CREDIT LYONNAIS,
                                 individually and as Co-Agent



                            By: Julie T. Kanak

                            Name: Julie T. Kanak
                            Title: Vice President


                            Notice Address:

                            Credit Lyonnais
                            1301 Avenue of the Americas
                            New York, New York  10019
                            Attention:  Mr. David Miller
                            Telephone:  (212) 261-7876
                            Fax:  (212) 459-3176

                            THE FIRST NATIONAL BANK OF CHICAGO,
                                 individually and as Co-Agent



                            By: Stephen C. Price

                            Name: Stephen C. Price
                            Title: Vice President


                            Notice Address:

                            The First National Bank of Chicago
                            611 Woodward Avenue
                            2nd Floor
                            Detroit, Michigan  48226
                            Attention:  Robert L. Jackson
                            Telephone:  (313) 225-1241
                            Fax:  (313) 225-1212


                            with a copy to:

                            The First National Bank of Chicago
                            14th Floor, Suite 0364
                            One First National Plaza
                            Chicago, Illinois  60670
                            Attention:  Mr. Gene Beube

                            THE INDUSTRIAL BANK OF JAPAN,
                            LIMITED,
                                 individually and as Co-Agent



                            By: Junri Oda

                            Name: Junri Oda
                            Title: Senior Vice President and Senior Manager


                            Notice Address:

                                 The Industrial Bank of Japan, Limited
                                 245 Park Avenue
                                 New York, New York  10167
                                 Attention: Mikihide Katsumata
                                 Fax:  (212) 682-2870

                                 The Industrial Bank of Japan, Limited
                                 227 West Monroe Street
                                 Chicago, IL  60606
                                 Attention: Steve Ryan
                                 Fax:  (312) 855-8200

                            Letter of Credit Contact:

                                 The Industrial Bank of Japan, Limited
                                 Ms. M. Fujihira
                                 Credit Administration
                                 Tel:  (212) 309-6449
                                 Fax:  (212) 949-0134

                            NATIONSBANK, N.A.,
                                 individually and as Co-Agent



                            By: Valerie C. Mills

                            Name: Valerie C. Mills
                            Title: Sr. Vice President

                            Notice Address:

                                 NationsBank
                                 101 N. Tryon
                                 NC-001-15-03
                                 Charlotte, North Carolina 28255
                                 Attention:  Ms. Renita Hines
                                 Fax:  (704) 386-8694

                            With a copy to:

                                 NationsBank
                                 233 S. Wacker Drive
                                 Suite 2800
                                 Chicago, Illinois 60606
                                 Attention:  Ms. Valerie C. Mills
                                 Telephone:  (312) 234-5601
                                 Fax:  (312) 372-9194

                            SOCIETE GENERALE,
                                 individually and as Co-Agent



                            By: E. Bellaiche

                            Name: E. Bellaiche
                            Title: V.P.



                            By:

                            Name:
                            Title:

                            Notice Address:

                                 Societe Generale
                                 181 W. Madison St., Suite 3400
                                 Chicago, Illinois 60602
                                 Attention:  Mr. Eric Bellaiche
                                 Telephone:  (312) 578-5015
                                 Telex: 190130
                                 Answerback: SGCHI UT

                            THE SUMITOMO BANK, LIMITED,
                                 individually and as Co-Agent



                            By: Hiroyuki Iwami

                            Name: Hiroyuki Iwami
                            Title: Joint General Manager

                            Notice Address:

                                 The Sumitomo Bank, Ltd.
                                 Chicago Branch
                                 Sears Tower, Suite 4800
                                 233 South Wacker Drive
                                 Chicago, Illinois 60606-6448
                                 Attention:  John Dilegge
                                 Telex:  25-3734
                                 Answerback:  SUMIT CGO


                            With a copy to:

                                 The Sumitomo Bank, Ltd.
                                 Chicago Branch
                                 Sears Tower, Suite 4800
                                 233 South Wacker Drive
                                 Chicago, Illinois 60606-6448
                                 Attention:  Tom Hanzel
                                 Telex:  25-3734
                                 Answerback:  SUMIT CGO

                            Letter of Credit contact:

                                 The Sumitomo Bank, Ltd.
                                 Chicago Branch
                                 Sears Tower, Suite 4800
                                 233 South Wacker Drive
                                 Chicago, Illinois 60606-6448
                                 Attention:  John Byrd
                                 Tel:  (312) 879-7695
                                 Fax:  (312) 876-1490

                            TORONTO DOMINION (TEXAS), INC.,
                                 individually and as Co-Agent



                            By: Neva Nesbitt

                            Name: Neva Nesbitt
                            Title: Vice President


                            Notice Address:

                                 The Toronto-Dominion Bank,
                                 31 West 52nd Street
                                 New York, New York  10019
                                 Attention: Cecile Martin
                                            Senior Associate
                                            Corporate Finance
                                 Fax: (212) 262-1926

                            with a copy to:

                                 The Toronto-Dominion Bank,
                                 Houston Branch
                                 909 Fannin
                                 Houston, TX 77010
                                 Attention: Neva Nesbitt
                                 Tel:  (713) 653-8261
                                 Fax:  (713) 951-9921

                            BANQUE NATIONALE DE PARIS,
                                 individually and as Lead Manager



                            By: Frederick H. Moryl

                            Name: Frederick H. Moryl
                            Title: Senior Vice President


                            Notice Address:

                                 Banque Nationale de Paris
                                 209 South LaSalle Street
                                 5th Floor
                                 Chicago, IL  60604
                                 Attention:  Rosalie C. Hawley
                                 Telephone:  (312) 977-2203
                                 Fax:  (312) 977-1380

                            CITIBANK, N.A.,
                                 individually and as Lead Manager



                            By: Carolyn A. Kee

                            Name: Carolyn A. Kee
                            Title: Attorney-in-Fact


                            Notice Address:

                                 Citibank, N.A.
                                 200 South Wacker Drive
                                 Chicago, Illinois  60606
                                 Attention:  Ms. Emily Rosenstock
                                 Telephone:  (312) 993-3233
                                 Fax:  (312) 993-6840

                            CAISSE NATIONALE DE CREDIT AGRICOLE,
                                 individually and as Lead Manager



                            By: David Bouhl, F.V.P.

                            Name: Davie Bouhl
                            Title: Head of Corporate Banking - Chicago

                            Notice Address:

                                 Caisse Nationale de Credit Agricole
                                 55 East Monroe Street, Suite 4700
                                 Chicago, Illinois 60603-5702
                                 Attention: William Jeffers
                                            Vice President
                                 Telex:  283594
                                 Fax:  (312) 372-3724

                            THE FUJI BANK, LIMITED,
                                 individually and as Lead
                                 Manager



                            By: Peter L. Chinnici

                            Name: Peter L. Chinnici
                            Title: Joint General Manager


                            Notice Address:

                                 The Fuji Bank, Limited
                                 225 West Wacker Drive, Suite 2000
                                 Chicago, Illinois 60606
                                 Attention:  Cely Navarro
                                 Telex:  253114
                                 Answerback:  FUJI CGO

                            Letter of Credit Contact:

                                 The Fuji Bank, Limited
                                 225 West Wacker Drive, Suite 2000
                                 Chicago, Illinois 60606
                                 Attention:  Cely Navarro
                                 Telex:  253114
                                 Answerback:  FUJI CGO

                       THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                            individually and as Lead Manager



                       By: Brady S. Sadek

                       Name: Brady S. Sadek
                       Title: Vice President & Deputy General Manager


                       Notice Address:

                            The Long-Term Credit Bank of Japan, Ltd.
                            Chicago Branch
                            190 South LaSalle Street, Suite 800
                            Chicago, Illinois  60603
                            Attention:  Brady S. Sadek
                            Tel:  (312) 704-1700
                            Fax:  (312) 704-8505

                       with a copy to:

                            The Long-Term Credit Bank of Japan, Ltd.
                            Chicago Branch
                            190 South LaSalle Street, Suite 800
                            Chicago, Illinois  60603
                            Attention:  Loan Administration
                            Tel:  (312) 704-5494
                            Fax:  (312) 704-8717

                       Letter of Credit Contact:

                            The Long-Term Credit Bank of Japan, Ltd.
                            Chicago Branch
                            190 South LaSalle Street, Suite 800
                            Chicago, Illinois  60603
                            Attention:  Loan Administration
                            Tel:  (312) 704-5494
                            Fax:  (312) 704-8717

                            MELLON BANK, N.A.,
                                 individually and as Lead Manager



                            By: Mark F. Johnston

                            Name: Mark F. Johnston
                            Title: AVP

                            Notice Address:

                                 Mellon Bank, N.A.
                                 Three Mellon Bank Center
                                 Room 2305
                                 Pittsburgh, PA  15259
                                 Attention:  Rose Covel

                            Letter of Credit Contact:

                                 Mellon Bank, N.A.
                                 Three Mellon Bank Center
                                 Room 2329
                                 Pittsburgh, PA  15259
                                 Attention:  Sue Stahl

                            THE SANWA BANK, LIMITED,
                            CHICAGO BRANCH
                                 individually and as Lead Manager



                            By: James P. Byrnes

                            Name: James P. Byrnes
                            Title: First Vice President


                            Notice Address:

                                 The Sanwa Bank, Limited
                                 10 South Wacker Drive
                                 31st Floor
                                 Chicago, IL  60606
                                 Attention:  Brendan Murphy
                                 Fax:  (312) 346-6677
                                 Tel:  (312) 993-4339

                            with a copy to:

                                 The Sanwa Bank, Limited
                                 200 Public Square
                                 BP America Building, 29th Floor
                                 Suite 3400
                                 Cleveland, OH  44114
                                 Attention:  James Byrnes
                                 Fax:  (216) 736-3381
                                 Tel:  (216) 736-3377

                            Letter of Credit Contact:

                                 The Sanwa Bank, Limited
                                 10 South Wacker Drive
                                 31st Floor
                                 Chicago, IL  60606
                                 Attention:  Brendan Murphy
                                 Fax:  (312) 346-6677
                                 Tel:  (312) 993-4339

                            UNITED STATES NATIONAL BANK OF
                            OREGON,
                                 individually and as Lead Manager



                            By: Chris Karlin

                            Name:  Chris Karlin
                            Title:  Vice President

                            Notice Address:

                                 United States National Bank of Oregon
                                 National Corporate Banking
                                 555 SW Oak, PL-4
                                 Portland, Oregon 97204
                                 Attention: Chris J. Karlin,
                                            Vice President
                                 Telex:  360549
                                 Answerback:  USNATLBANK
                                 PTL
                                 Fax:  (503) 275-4267

                            with a copy to:

                                 United States National Bank of Oregon
                                 National Corporate Banking
                                 555 SW Oak, Pl-4
                                 Portland, Oregon 97204
                                 Attention: David A.G. Wynde
                                            Senior Vice President

                            THE MITSUBISHI TRUST AND BANKING
                            CORP.,



                            By: Patricia Loret de Mola

                            Name: Patricia Loret de Mola
                            Title: Senior Vice President

                            Notice Address:

                                 The Mitsubishi Trust and Banking Corp.
                                 520 Madison Ave., 25th Floor
                                 New York, NY  10022
                                 Attention:  Manager of Loan
                                                Administration
                                 Tel:  (212) 891-8256
                                 Fax:  (212) 755-2349 or 846-0970

                            Letter of Credit Contact:

                                 The Mitsubishi Trust and Banking Corp.
                                 520 Madison Ave., 25th Floor
                                 New York, NY  10022
                                 Attention:  Manager of Loan
                                                Administration
                                 Tel:  (212) 891-8256
                                 Fax:  (212) 755-2349 or (212) 846-0970

                            NATIONAL CITY BANK,



                            By: Jeffrey C. Douglas

                            Name: Jeffrey C. Douglas
                            Title: Vice President

                            Notice Address:

                                 National City Bank
                                 Locator #2102
                                 1900 East Ninth Street
                                 Cleveland, OH  44114-3484
                                 Attention:  Jeffrey C. Douglas
                                 Telex: 212637 NCBUR
                                 Answerback: NCBUR

                            YASUDA TRUST & BANKING CO. LTD.,



                            By: Joseph C. Meek

                            Name: Joseph C. Meek
                            Title: Deputy General Manager

                            Notice Address:

                                 Yasuda Trust and Banking Co., Ltd.
                                 181 W. Madison Street, Ste. 4500
                                 Chicago, IL  60602
                                 Attention:  Mary Blochberger
                                 Tel:  (312) 683-3852
                                 Fax:  (312) 683-3899

                            ARAB BANKING CORPORATION,



                            By: Grant E. McDonald

                            Name:  Grant E. McDonald
                            Title:  Vice President


                            Notice Address:

                                 Arab Banking Corporation
                                 277 Park Avenue, 32nd Floor
                                 New York, New York 10172-3299
                                 Attention:  Grant E. McDonald
                                 Fax:  (212) 583-0921/0922


                            Letter of Credit Contact:

                                 Arab Banking Corporation
                                 277 Park Avenue, 32nd Floor
                                 New York, New York 10172-3299
                                 Attention: Supervisor
                                               Loan Administration
                                 Fax:  (212) 583-0921/0922

                            BANQUE PARIBAS,



                            By: Nicholas C. Mast
                                Joli A. Biesel

                            Name: Nicholas C. Mast
                            Title: Vice President

                            Name: Joli A. Biesel
                            Title: Asst. Vice President


                            Notice Address:

                                 Banque Paribas
                                 227 West Monroe
                                 Suite 3300
                                 Chicago, Illinois  60606
                                 Fax: (312) 853-6020

                            COMMERZBANK AKTIENGESELLSCHAFT



                            By: Dr. Helmut R. Tollner

                            Name: Dr. Helmut R. Tollner
                            Title: Executive Vice President



                            By: William J. Binder

                            Name: William J. Binder
                            Title: Assistant Vice President


                            Notice Address:

                                 Commerzbank Aktiengesellschaft
                                 311 South Wacker Drive
                                 Chicago, Illinois  60606
                                 Attention:  Mr. Bill Binder
                                 Telephone:  (312) 408-6920
                                 Fax:  (312) 435-1485

                            DAI-ICHI KANGYO BANK, LIMITED



                            By: Seiichiro Ino

                            Name: Seiichiro Ino
                            Title: Vice President


                            Notice Address:

                                 Dai-Ichi Kangyo Bank, Limited
                                 10 South Wacker Drive
                                 26th Floor
                                 Chicago, Illinois  60606
                                 Attention:  Mr. Norman Fedder
                                           Manager
                                 Fax:  (312) 876-2011

                            KEYBANK NATIONAL ASSOCIATIONS,



                            By: Thomas J. Purcell

                            Name: Thomas J. Purcell
                            Title: Vice President


                            Notice Address:

                                 KeyBank National Associations
                                 127 Public Square
                                 Mail Stop OH-01-27-0606
                                 Cleveland, OH  44114-1306
                                 Attention: Mr. Tom Purcell
                                 Telephone: (216) 689-4439
                                 Fax:  (216) 689-4981

                            KREDIETBANK, N.V.



                            By: John E. Thierfelder

                            Name: John E. Thierfelder
                            Title: Vice President

                            By: Robert Snauffer

                            Name: Rober Snauffer
                            Title: Vice President

                            Notice Address:

                                 Kredietbank N.V.
                                 125 West 55th Street
                                 10th Floor
                                 New York, New York  10019
                                 Attention:  Mr. John E. Thierfelder
                                 Telephone:  (212) 541-0727
                                 Fax:  (212) 956-5580

                            THE NORTHERN TRUST COMPANY,



                            By: S. Biff Bowman

                            Name: S. Biff Bowman
                            Title: Vice President

                            Notice Address:

                                 The Northern Trust Company
                                 50 S. LaSalle St., #B-11
                                 Chicago, Illinois 60675
                                 Attention:  Biff Bowman
                                             Vice President
                                 Telex:  433-0397
                                 Answerback: NT CI CGO
                                 Fax:  (312) 444-3508

                            SAKURA BANK,



                            By: Takao Okada

                            Name: Takao Okada
                            Title: Senior Manager


                            Notice Address:

                                 Sakura Bank
                                 227 West Monroe Street
                                 Suite 4700
                                 Chicago, Illinois  60606
                                 Attention:  Mr. David J. Wuertz
                                 Telephone:  (312) 580-3268
                                 Fax:  (312) 332-5345

                            THE TOKAI BANK, LTD., CHICAGO BRANCH



                            By: Hiroshi Tanaka

                            Name: Hiroshi Tanaka
                            Title: General Manager


                            Notice Address:

                                 The Tokai Bank, Ltd., Chicago Branch
                                 181 West Madison Street
                                 Suite 3600
                                 Chicago, Illinois  60602
                                 Attention:  Mr. Michael Zoretich
                                 Telephone:  (312) 456-3442
                                 Fax:  (312) 977-0003

                            UNION BANK OF CALIFORNIA, N.A.,



                            By: Nan Bursati Dias

                            Name: Nan Bursati Dias
                            Title: Vice President and Division Manager


                            Notice Address:

                                 Union Bank of California, N.A.
                                 350 California Street
                                 11th Floor
                                 San Francisco, California  94104
                                 Attention:  Ms. Nanci Brusati-Dias
                                 Telephone:  (415) 705-7050
                                 Fax:  (415) 705-7046

                            WESTDEUTSCHE LANDESBANK
                            GIROZENTRALE NEW YORK BRANCH



                            By: Cynthia M. Niesen

                            Name: Cynthia M. Niesen
                            Title: Managing Director




                            By: Karen E. Hoploch

                            Name: Karen E. Hoploch
                            Title: Vice President


                            Notice Address:

                                 Westdeutsche Landesbank
                                 1211 Avenue of the Americas
                                 New York, New York  10036
                                 Attention:  Ms. Cynthia Niesen
                                 Telephone:  (212) 852-6168
                                 Fax:  (212) 852-6307

                            BANK OF HAWAII,



                            By: Donna R. Parker

                            Name: Donna R. Parker
                            Title: Asst. Vice President

                            Notice Address:

                                 Bank of Hawaii
                                 1850 North Central Avenue
                                 Suite 400
                                 Phoenix, Arizona  85004
                                 Attention:  Donna Parker
                                 Telephone:  (602) 257-2436
                                 Fax:  (602) 257-2235

                            Letter of Credit Contact:

                                 Bank of Hawaii
                                 1850 North Central Avenue
                                 Suite 400
                                 Phoenix, Arizona  85004
                                 Attention:  Donna Parker
                                 Telephone:  (602) 257-2436
                                 Fax:  (602) 257-2235

                                     EXHIBIT I

                                     [FORM OF]

                                NOTICE OF BORROWING


            Pursuant to that certain Refinancing Credit Agreement dated as of November 19, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation ("COMPANY"), the Lenders named therein, the Lenders named as Lead Managers and Co-Agents, Bank of America National Trust and Savings Association, as Documentation Agent, and Bankers Trust Company, as Administrative Agent, this represents Company's request to borrow on __________, ____ from Lenders on a pro rata basis $________ as [Prime Rate/Eurodollar Rate] Revolving Loans. [The Interest Period for such Loans is requested to be a ________-month period.] The proceeds of such Loans are to be deposited in Company's account at Administrative Agent.

            The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company do hereby certify that (i) the undersigned is the [insert title of undersigned officer] of Company; (ii) the undersigned has read the conditions precedent to the making of any Loans set forth in subsection 3.2B of the Credit Agreement, and any definitions or other provisions in the Credit Agreement relating thereto with respect to the statements contained herein, and the undersigned has made or caused to be made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such conditions have been complied with; and
(iii) each of the conditions set forth in subsection 3.2B of the Credit Agreement has been satisfied on and as of the date hereof and will be satisfied on and as of the date of the proposed borrowing.

DATED:  ___________________

                                    OWENS-ILLINOIS, INC.



                                    By____________________________
                                    Title_________________________

                                    EXHIBIT II

                                     [FORM OF]

                      NOTICE OF ISSUANCE OF LETTER OF CREDIT


            Pursuant to that certain Refinancing Credit Agreement dated as of November 19, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation ("COMPANY"), the Lenders named therein, the Lenders named as Lead Managers and Co-Agents, Bank of America National Trust and Savings Association, as Documentation Agent, and Bankers Trust Company, as Administrative Agent, this represents _________'s request to have [BofA] [Administrative Agent/__________] issue a [Foreign] [Commercial/Standby] Letter of Credit on __________, ____ in the face amount of [$___________] [_____________ [Francs] [Lire]
[_________]] with an expiration date of __________, ____ for the benefit of .

            The undersigned officer, to the best of his/her knowledge as an officer of the Applicable Account Party, and the Applicable Account Party certify that (i) the undersigned has read the conditions precedent to the issuance of any Letter of Credit set forth in subsections 3.2B and 3.3C of the Credit Agreement and any definitions or other provisions in the Credit Agreement relating thereto with respect to the statements contained herein, and the undersigned has made or caused to be made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such conditions have been complied with and (ii) each of the condi-tions set forth in subsection 3.2B of the Credit Agreement has been satisfied on and as of the date hereof and will be satisfied on and as of the date of the proposed issuance of such Letter of Credit, in each case to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

DATED:  ___________________

                                    ______________________________
                                    [Applicable Account Party]



                                    By____________________________
                                    Title_________________________

                                    EXHIBIT III

                                     [FORM OF]

                         NOTICE OF CONVERSION/CONTINUATION


            Pursuant to that certain Refinancing Credit Agreement dated as of November 19, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement) among Owens-Illinois, Inc., a Delaware corporation ("COMPANY"), the Lenders named therein, the Lenders named as Lead Managers and Co-Agents, Bank of America National Trust and Savings Association, as Documentation Agent, and Bankers Trust Company, as Administrative Agent, this represents Company's request [A: to convert $_______ in principal amount of presently outstanding [Prime Rate/Eurodollar Rate] Revolving Loans [with a final Interest Payment Date of _________, ____] to [Prime Rate/ Eurodollar Rate] Loans on _________, ____. [The Interest Period for such Eurodollar Rate Loans is requested to be a _______-month period.]] [B: to continue as Eurodollar Rate Loans $_______ in principal amount of presently outstanding Eurodollar Rate Loans with a final Interest Payment Date of _________, ____. The Interest Period for such Eurodollar Rate Loans commencing on such Interest Payment Date is requested to be a _______-month period.]

            The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED:_____________________

                                          OWENS-ILLINOIS, INC.



                                          By____________________________
                                          Title_________________________


                                      III-1

                                    EXHIBIT IV

                                     [FORM OF]

                            BID RATE LOAN QUOTE REQUEST


To:         Bankers Trust Company ("ADMINISTRATIVE AGENT")

From:       Owens-Illinois, Inc. ("COMPANY")

Re: Refinancing Credit Agreement dated as of November 19, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Company, the Lenders listed therein, the Lenders named as Lead Managers and Co-Agents, Bank of America National Trust and Savings Association, as Documentation Agent, and Administrative Agent

            Company hereby gives notice pursuant to subsection 2.9B of the Credit Agreement that it requests Bid Rate Loan Quotes for the following proposed Bid Rate Loan(s):

Proposed Funding Date of Bid Rate Loan:  ________________

                                    Duration of Bid Rate
Principal Amount                          Loan Interest Period

$ _______________



            The undersigned officer, to the best of his/her knowledge as an officer of Company, and Company hereby certify that (i) the undersigned is the [insert title of undersigned officer] of Company; (ii) the undersigned has read the conditions precedent to the making of any Loans set forth in subsection 3.2B of the Credit Agreement, and any definitions or other provisions in the Credit Agreement relating thereto with respect to the statements contained herein, and the undersigned has made or caused to be made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such conditions have been complied with; and (iii) each of the conditions set forth in subsection 3.2B of the Credit Agreement has been satisfied on and as of the date hereof and will be satisfied on and as of the date of the proposed borrowing.

            Capitalized terms used herein without definition have the meanings assigned to such terms in the Credit Agreement.



                                    OWENS-ILLINOIS, INC.



                                    By __________________________

                                    Title _______________________

                                     EXHIBIT V

                                     [FORM OF]

                        INVITATION FOR BID RATE LOAN QUOTES


To:         [Name of Lender]

From:       Bankers Trust Company ("ADMINISTRATIVE AGENT")

Re:         Invitation for Bid Rate Loan Quotes to
            Owens-Illinois, Inc. ("COMPANY")



            Pursuant to subsection 2.9C of that certain Refinancing Credit Agreement dated as of November 19, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein without definition having the meanings assigned to such terms in the Credit Agreement) among Company, the Lenders listed therein, the Lenders named as Lead Managers and Co-Agents, Bank of America National Trust and Savings Association, as
Documentation Agent, and Administrative Agent, we are pleased on behalf of Company to invite you to submit Bid Rate Loan Quotes to Company for the following proposed Bid Rate Loan(s):


Proposed Funding Date of Bid Rate Loan:  _________________

                                          Duration of Bid Rate
Principal Amount                                Loan Interest Period

$ ______________


            Please respond to this invitation by no later than 10:00 a.m. (New York time) on the proposed Funding Date.

                                    BANKERS TRUST COMPANY,
                                    as Administrative Agent



                                    By: _________________________

                                    Title: ______________________

                                    EXHIBIT VI

                                     [FORM OF]

                                BID RATE LOAN QUOTE



Bankers Trust Company
[P.O. Box 318
Church Street Station
New York, New York  10015]
Telecopy No.:  _______________

Attention:  _____________

Re:   Bid Rate Loan Quote to Owens-Illinois, Inc. ("COMPANY")

            In response to your invitation on behalf of Company dated _______________, ____, we hereby make the following Bid
Rate Loan Quote on the following terms:

1.    Quoting Lender:

      ______________________________________________________

2.    Person to contact at Quoting Lender:

      ______________________________________________________

3.    Funding Date of proposed Bid Rate Loan(s):

      _____________________________________________________

4. We hereby offer to make Bid Rate Loan(s) in the following principal amounts, for the following Bid Rate Loan Interest
      Periods and at the following rates:

                        Duration
                        of Bid
                        Rate Loan
Principal               Interest
 Amount                 Period                  Interest Rate

$_____________
$_____________


      Provided that the aggregate principal amount of Bid Rate
      Loans for which this offer may be accepted shall not exceed
      $_______________.

            We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Refinancing Credit Agreement dated as of November 19, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein without definition having the meanings assigned to such terms in the Credit Agreement) among Company, the Lenders listed therein, the Lenders named as Lead Managers and Co-Agents, Bank of America National Trust and Savings Association, as Documentation Agent, and Bankers Trust Company, as Administrative Agent, irrevocably obligate us to make the Bid Rate Loan(s) for which any offer(s) are accepted, in whole or in part.

                                    Very truly yours,

                                    [NAME OF LENDER]

Date: ____________________          By: _________________________

                              Title: ______________________

                                    EXHIBIT VII

                             [FORM OF REVOLVING NOTE]

                               OWENS-ILLINOIS, INC.

                       PROMISSORY NOTE DUE DECEMBER 31, 2001
                                 (REVOLVING LOANS)


                                                       November __, 1996
$

            FOR VALUE RECEIVED, OWENS-ILLINOIS, INC., a Delaware corporation ("COMPANY"), promises to pay to the order of ("PAYEE"), on or before the Revolving Loan Commitment Termination Date, the lesser of (x) ($1) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

            Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Refinancing Credit Agreement dated as of November 19, 1996 among Company, the Lenders named therein, the Lenders named as Lead Managers and Co-Agents, Bank of America National Trust and Savings Association, as Documentation Agent, and Bankers Trust Company, as Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (said Refinancing Credit Agreement, as so amended, amended and restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

            This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $1,800,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office, or

                                      VII-1
at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, Company and Administrative Agent shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Company and Administrative Agent as the holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) and prepayment at the option of Company as provided in subsection 2.4A(i) of the Credit Agreement.

            THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE
INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401
OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 9.3 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and endorsers of this Note hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by

                                      VII-2
law, the right to plead any statute of limitations as a defense to any demand hereunder.

            IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                    OWENS-ILLINOIS, INC.


                                    By____________________________

                                    Title_________________________

                                      VII-3

                          TRANSACTIONS ON REVOLVING NOTE


                                 Amount of
                                 Principal       Outstanding
      Type of     Amount of     or Interest       Principal
      Loan Made   Loan Made        Paid            Balance         Notation
Date  This Date   This Date      This Date        This Date        Made By


                                      VII-4

                                   EXHIBIT VIII

                           [FORM OF BID RATE LOAN NOTE]

                               OWENS-ILLINOIS, INC.

                       PROMISSORY NOTE DUE DECEMBER 31, 2001
                                 (BID RATE LOANS)

                                                      November __, 1996


            FOR VALUE RECEIVED, OWENS-ILLINOIS, INC., a Delaware corporation ("COMPANY"), hereby promises to pay to the order of ("PAYEE") the unpaid principal amount of each advance made by Payee to Company as a Bid Rate Loan under the Credit Agreement referred to below on the last day of the Bid Rate Loan Interest Period relating to such Bid Rate Loan.

            Company also promises to pay interest on the unpaid principal amount of each Bid Rate Loan from the date such Bid Rate Loan is made until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Refinancing Credit Agreement dated as of November 19, 1996 among Company, the Lenders named therein, the Lenders named as Lead Managers and Co-Agents, Bank of America National Trust and Savings Association, as Documentation Agent, and Bankers Trust Company, as Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (said Refinancing Credit Agreement, as so amended, amended and restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

            This Note is one of Company's Bid Rate Loan Notes and is issued pursuant to and entitled to the benefits of the Credit
Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Bid Rate
Loans evidenced hereby were made and are to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, Company and Administrative Agent shall be entitled to deem Payee or such person who has been so identified by the transferor in writing to Company and Administrative Agent as the holder of this Note, as

                                      VIII-1
the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) of the Credit Agreement and to prepayment at the option of Company with the consent of Payee as provided in subsection 2.4A(i) of the Credit Agreement.

            THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE
INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401
OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 9.3 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                      VIII-2

            IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                    OWENS-ILLINOIS, INC.


                                    By___________________________

                                    Title________________________

                                      VII-3

                        TRANSACTIONS ON BID RATE LOAN NOTE



                       Amount of
                       Principal       Outstanding
         Amount of    or Interest       Principal
         Loan Made       Paid            Balance        Notation
Date     This Date     This Date        This Date       Made By


                                      VIII-4

                                    EXHIBIT IX

                                     [FORM OF]

                                OVERDRAFT AGREEMENT



            This OVERDRAFT AGREEMENT is dated as of November 19,
1996 and entered into by and between OWENS-ILLINOIS, INC., a Delaware corporation ("COMPANY"), and BANKERS TRUST COMPANY
("BANK").


                                     RECITALS


            WHEREAS, Company and Bank are parties to that certain Refinancing Credit Agreement dated as of November 19, 1996 among Company, the Lenders listed therein, the Lead Managers and Co-Agents listed therein, Bank of America National Trust and Savings Association, as Documentation Agent, and Bank, as Administrative Agent (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein without definition having the meanings assigned to such terms in the Credit Agreement); and

            WHEREAS, pursuant to and subject to the limitations set forth in subsection 2.1B of the Credit Agreement, Company and Bank are permitted to establish and maintain an overdraft facility to facilitate Company's cash management practices.

            NOW, THEREFORE, in consideration of the premises and the terms and conditions stated herein, the parties hereby agree as follows:

            1. Upon presentment to Bank for payment of an item drawn by Company on Company's account ________ (the "ACCOUNT") with Bank in an amount that, when charged against the Account, creates an overdraft in the Account, Bank shall pay such item; provided that Bank elects to do so as provided herein; and provided, further that after giving effect to such overdraft (i) the Overdraft Amount shall not exceed $50,000,000, and (ii) the Overdraft Amount shall not at any time exceed the amount of the Revolving Loan Commitments minus the sum of (x) the aggregate principal amount of all outstanding Revolving Loans and Bid Rate Loans plus (y) the Commercial Paper Usage plus (z) the Letter of Credit Usage at such time.

            2. Bank may elect not to pay any item that would create an overdraft, with or without notice to Company, if Bank, in its sole discretion, believes that it will not be able, pursuant to subsection 2.1B of the Credit Agreement, to require each other Lender to make a Revolving Loan or to purchase a participation, in each case for the purpose of refunding Bank in the amount of such overdraft.

            3. Company shall pay to Bank on demand, and in any event not more than three Business Days from the date of creation of any overdraft in the Account, an amount equal to the Overdraft Amount then outstanding. In addition, Company shall pay, on demand or, if no demand is made, on the last Business Day of each month, interest on the Overdraft Amount from time to time outstanding at a fluctuating rate per annum (calculated on the basis of a 360-day year and the actual number of days elapsed) equal to the Base Rate minus the Applicable Facility Fee Percentage; provided that if the Overdraft Amount or interest thereon is not paid when due, the Overdraft Amount and, to the extent permitted by applicable law, any interest thereon not paid when due shall thereafter bear interest payable on demand at a rate per annum equal to the Prime Rate plus 2.00% per annum; and provided, further that, unless demand is otherwise made, the interest payable on the last Business Day of any month shall be that which is accrued and unpaid through such Business Day. Bank may, at its option, request Lenders to make Revolving Loans as provided in subsection 2.1B of the Credit Agreement and apply the proceeds of such Revolving Loans to effect payment of the Overdraft Amount as set forth above.

            4. Company shall make each payment hereunder to Bank in lawful money of the United States of America and in same day funds at the office of Bank located at One Bankers Trust Plaza, New York, New York 10006.

            5. Promptly after the last day of each month, Bank will prepare and send to Company copies of statements of the Account showing the charges made thereto and the Overdraft Amount and interest accrued thereon as of the last day of such month. Such statements, and any photocopies of items and other records held by Bank relating to the Account, shall (absent manifest or demonstrable error) constitute evidence of the Indebtedness owed by Company hereunder.

            6. Without prejudice to Bank's other rights, Company hereby authorizes Bank to charge against any balance in the Account and/or in any of Company's other accounts with Bank and/or against any other debt owing by Bank to Company any amount owing by Company to Bank hereunder; provided that Bank shall confirm to Company any such charge promptly thereafter.

            7. Notwithstanding anything to the contrary contained herein, Bank shall not be obligated to pay any item which would create an overdraft in the Account if such payment would be an extension of credit to Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

            8. This Agreement shall terminate upon the termination of the Revolving Loan Commitments. In addition, at any time prior to the termination of the Revolving Loan Commitments, Bank or Company may, upon at least five Business Day's written notice to the other party, terminate this Agreement; provided that no such termination shall affect Company's obligations with respect to overdrafts created on or prior to such termination or Bank's rights with respect to such overdrafts. This Agreement is not for the benefit of any party other than Company and Bank.

            9. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK
(INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE
STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS
PRINCIPLES.

            10. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

            11. Company hereby submits to the jurisdiction of any state or federal court in the State of New York with respect to any action or proceeding in connection with this Agreement to the full extent provided in subsection 9.18 of the Credit Agreement and such subsection 9.18 of the Credit Agreement is hereby incorporated herein by this reference.

            12. The parties hereto agree to waive their respective rights to a jury trial with respect to any action or proceeding in connection with this Agreement to the full extent provided in subsection 9.19 of the Credit Agreement and such subsection 9.19 of the Credit Agreement is hereby incorporated herein by this reference.



                   [Remainder of page intentionally left blank]

            WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                    BANKERS TRUST COMPANY



                                    By: ___________________________
                                    Title: _________________________


                                    OWENS-ILLINOIS, INC.


                                    By: ___________________________
                                    Title: _________________________


                                      IX-S-1

                                     EXHIBIT X

                                     [FORM OF]

                              COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

            (1) We are the duly elected [Title] and [Title] of Owens-Illinois, Inc., a Delaware corporation ("COMPANY");

            (2) We have reviewed the terms of the Refinancing Credit Agreement dated as of November 19, 1996 among Company, the Lenders named therein, the Lenders named as Lead Managers and Co-Agents, Bank of America National Trust and Savings Association, as Documentation Agent, and Bankers Trust Company, as Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein and in Attachment No. 1 annexed hereto and not otherwise defined herein or in such Attachment No. 1 having the meanings assigned to such terms in the Credit Agreement), and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

            (3) The examination described in paragraph (2) did not disclose and we have no knowledge of the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

            Describe below (or in a separate attachment to this Certificate) the exceptions, if any, to paragraph (3) by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

-----------------------------------------------------------------

-----------------------------------------------------------------

            The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, ____ pursuant to subsection 5.1(iii) of the Credit Agreement.

                                    OWENS-ILLINOIS, INC.



                                    By____________________________

                                    Title_________________________



                                    By____________________________

                                    Title_________________________

                                 ATTACHMENT NO. 1
                             TO COMPLIANCE CERTIFICATE

            (The certificate attached hereto is dated as of ______________ and pertains to the period from __________ to
__________.) Subsection references herein relate to the subsections of the Credit Agreement.

A.      Indebtedness

        1.   Indebtedness incurred to refinance debt of Genie
             permitted under subsection 6.1(vii)(a)               $__________

        2.   Maximum permitted under subsection 6.1(vii)(a) at any
             time. . . . . . . . . . . . . . . . . . . .          $450,000,000

        3.   Additional Indebtedness incurred to refinance debt of
             Foreign Subsidiaries permitted under subsection
             6.1(vii)(b) . . . . . . . . . . . . . . . .          $__________

        4.   Maximum permitted under subsection 6.1(vii)(b) at any
             time. . . . . . . . . . . . . . . . . . . .          $300,000,000

        5.   Indebtedness with respect to Commercial Paper permitted
             under subsection 6.1(viii). . . . . . . . .          $__________

        6.   Maximum permitted under subsection 6.1(viii)         $450,000,000

        7.   Indebtedness permitted under subsection 6.1(x)       $__________
        8.   Maximum permitted under subsection 6.1(x)            $200,000,000

B.      Investments

        1.   Aggregate amount of Investments in Margin Stock
             permitted under subsection 6.3(x) . . . . .          $__________

        2.   Maximum permitted under subsection 6.3(x) . . . .    $20,000,000

        3.   Aggregate fair market value of all Investments
             permitted under subsection 6.3(x) . . . . .          $__________

        4.   Maximum permitted under subsection 6.3(x)           $500,000,000

C.      Contingent Obligations

        1.   Guaranties of obligations of suppliers, customers,
             franchisees and licensees permitted under subsection
             6.4(x). . . . . . . . . . . . . . . . . . .          $__________

        2.   Maximum permitted under subsection 6.4(x)            $50,000,000

        3.   Guaranties of indebtedness owed by Genie and
             Acquisition Newcos to any lender permitted under
             subsection 6.4(xi). . . . . . . . . . . . .          $__________

        4.   Maximum permitted under subsection 6.4(xi) (clause (a)
             of first proviso) . . . . . . . . . . . . .          $450,000,000

        5.   Guaranties of other indebtedness owed by any Foreign
             Subsidiary to any lender permitted under subsection
             6.4(xi) . . . . . . . . . . . . . . . . . .          $__________

        6.   Maximum permitted under subsection 6.4(xi) (clause (b)
             of first proviso) . . . . . . . . . . . . .          $300,000,000

        7.   Aggregate amount of Contingent Obligations described in
             C.3 plus aggregate amount of Indebtedness described in
             A.1 (without duplication as described in subsection
             6.4(xi)) plus Letter of Credit Usage in respect of
             Standby Letters of Credit supporting Indebtedness of
             Genie or Acquisition Newcos . . . . . . . . . . .    $__________

        8.   Maximum permitted under subsection 6.4(xi) (second
             proviso). . . . . . . . . . . . . . . . . .          $450,000,000

        9.   Aggregate amount of Contingent Obligations described in
             C.5 plus aggregate amount of Indebtedness described in
             A.3 (without duplication as described in subsection
             6.4(xi)) plus Letter of Credit Usage in respect of
             Standby Letters of Credit supporting other Indebtedness
             of Foreign Entities . . . . . . . . . . . . . . .    $__________

        10.  Maximum permitted under subsection 6.4(xi)
             (third proviso). . . . . . . . . . . . . . . . . .   $300,000,000

        11.  Other Contingent Obligations permitted under
             subsection 6.4(xiii). . . . . . . . . . . . . . . .  $__________

        12. Maximum permitted under subsection 6.4(xiii) . . . .  $150,000,000

D.      Restricted Junior Payments

        1.   Consolidated Net Income for period from Closing Date
             until ______, ____  . . . . . . . . . . . .          $__________

        2.   Aggregate amount of Restricted Junior Payments (other
             than Restricted Junior Payments in respect of Common
             Stock purchases in connection with Company's employee
             benefits program) made during period described
             in D.1                                               $__________

        3.   Maximum permitted under subsection 6.5 (sum of
             $125,000,000 plus 50% of D.1) . . . . . . .          $__________

E.      Interest Coverage Ratio for the Period Ended __________,
        ____

        1.   Consolidated Net Income . . . . . . . . . .          $__________

        2.   Consolidated Interest Expense . . . . . . .          $__________

        3.   Provisions for taxes based on income                 $__________

        4.   Total depreciation expense. . . . . . . . .          $__________

        5.   Total amortization expense. . . . . . . . .          $__________

        6.   Material non-recurring gains and losses              $__________

        7.   Consolidated Adjusted EBITDA (1+2+3+4+5+6)           $__________

        8.   Interest Coverage Ratio (7):(2) . . . . . .          _______:1.00

        9.   Minimum ratio permitted under subsection 6.6A        _______:1.00

F.      Maximum Consolidated Leverage Ratio as of __________, ____


        1.   Consolidated Total Debt . . . . . . . . . .          $__________

        2.   Consolidated Adjusted EBITDA (E.7). . . . .          $__________

        3.   Consolidated Adjusted EBITDA attributable to
             acquisitions. . . . . . . . . . . . . . . .          $__________

        4.   Pro forma 12-month Consolidated Adjusted EBITDA
             attributable to acquisitions. . . . . . . .          $__________

        5.   Consolidated Pro Forma EBITDA (2-3+4)                $__________

        6.   Consolidated Leverage Ratio (1):(5)                  _______:1.00

        7.   Maximum Leverage Ratio permitted under
             subsection 6.6B. . . . . . . . . . . . . . .         _______:1.00

G.      Fundamental Changes

        1.   Aggregate fair market value of stock or other assets
             sold in any one or more Asset Sales during consecutive
             12-month period in one or more transactions permitted
             under subsection 6.7(iii)(b)(i) . . . . . .          $__________

        2.   Maximum permitted during consecutive 12-month period
             under subsection 6.7(iii)(b)(i) before consent of
             Requisite Lenders required. . . . . . . . .          $300,000,000

        3.   Aggregate fair market value of stock or other assets
             sold in any one or more Asset Sales after Closing Date
             in one or more transactions permitted under subsection
             6.7(iii)(b)(ii) . . . . . . . . . . . . . .          $__________

        4.   Maximum permitted under subsection 6.7(iii)(b)(ii)
             before consent of Requisite Lenders required         $600,000,000

                                    EXHIBIT XI

                                     [FORM OF]

                             ASSIGNMENT AND ACCEPTANCE


            This ASSIGNMENT AND ACCEPTANCE (this "AGREEMENT") is entered into by and between the parties designated as Assignor ("ASSIGNOR") and Assignee ("ASSIGNEE") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "SCHEDULE OF TERMS") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

            IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

            SECTION 1.  ASSIGNMENT AND ASSUMPTION.

            (a)   Effective upon the Settlement Date specified in
Item 4 of the Schedule of Terms (the "SETTLEMENT DATE"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Revolving Loan Commitment and outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in
Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Revolving Loan Commitments and any outstanding Loans (the "ASSIGNED SHARE"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "ASSIGNOR LETTERS OF CREDIT"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 2.8A of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 2.8A with respect to any Letters of Credit other than the Assignor Letters of Credit.

            (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement
Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

            (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Revolving Loan Commitment and the Pro Rata Share corresponding to the Assigned Share.

            (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above,
(i) Assignee shall be a party to, and a "Lender" under, the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and
(ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Company, Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

            (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Revolving Loan Commitments and any outstanding Loans shall have no effect on the Revolving Loan Commitment and the Pro Rata Share corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Loans corresponding thereto, and (iii) from and after the Settlement Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including without limitation all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

            SECTION 2.  CERTAIN REPRESENTATIONS, WARRANTIES AND
AGREEMENTS.

            (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

            (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

            (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 9.2 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement and the other Loan Documents (including all Exhibits and Schedules thereto).

            (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

            (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

            SECTION 3.  MISCELLANEOUS.

            (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

            (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

            (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 9.10 of the Credit Agreement.

            (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

            (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

            (h) This Agreement shall become effective upon the date (the "EFFECTIVE DATE") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Company as evidence of its consent hereto to the extent required under subsection 9.2B(i) of the Credit Agreement,
(iii) the receipt by Administrative Agent of the processing and recordation fee referred to in subsection 9.2B(i) of the Credit Agreement, (iv) the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7C(iv), (v) the execution of a counterpart hereof by Administrative Agent as evidence of its acceptance hereof in accordance with subsection 9.2B(ii) of the Credit Agreement,
(vi) the receipt by Administrative Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and (vii) the recordation by Administrative Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 9.2B(ii) of the Credit Agreement.





                   [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.

                                 SCHEDULE OF TERMS

1.    Borrower:   Owens-Illinois, Inc.

2. Name and Date of Credit Agreement: Refinancing Credit Agreement dated as of November 19, 1996 by and among Owens-Illinois, Inc., the financial institutions listed therein as Lenders, Lead Managers and Co-Agents, Bank of America National Trust and Savings Association, as Documentation Agent, and Bankers Trust Company, as Administrative Agent.

3.    Amounts:

      (a)   Aggregate Revolving Loan Commitments of all Lenders:    $________
      (b)   Assigned Share/Pro Rata Share:                              _____%
      (c)   Amount of Assigned Share of Revolving Loan Commitments: $________

4.    Settlement Date:   ____________, 199_

5.    Payment Instructions:
      ASSIGNOR:                                 ASSIGNEE:
      ____________________________              ____________________________
      ____________________________              ____________________________
      ____________________________              ____________________________
      Attention: __________________             Attention:__________________
      Reference: _________________              Reference:_________________

6.    Notice Addresses:
      ASSIGNOR:                                 ASSIGNEE:
      ____________________________              ____________________________
      ____________________________              ____________________________
      ____________________________              ____________________________
      ____________________________              ____________________________

7.    Signatures:

[NAME OF ASSIGNOR],                       [NAME OF ASSIGNEE],
as Assignor                               as Assignee

By:                                                By:

Title:                                            Title:



[Consented to in accordance with subsection   Accepted in accordance with
9.2B(i) of the Credit Agreement               subsection 9.2B (ii) of the
                                              Credit Agreement

[COMPANY]                                 [NAME OF ADMINISTRATIVE AGENT],
                                          as Administrative Agent

By:                                                By:

Title:                                  ]          Title:

                                   EXHIBIT XII-A

                                     [FORM OF]

                           COLLATERAL ACCOUNT AGREEMENT



            This COLLATERAL ACCOUNT AGREEMENT (this "AGREEMENT") is dated as of November 19, 1996 and entered into by and between OWENS-ILLINOIS, INC., a Delaware corporation ("PLEDGOR"), and BANKERS TRUST COMPANY, as administrative agent for and representative of (in such capacity, "ADMINISTRATIVE AGENT") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined) and as collateral agent (in such capacity, "COLLATERAL AGENT") under the Intercreditor Agreement
(as defined in the Credit Agreement).


                              PRELIMINARY STATEMENTS


            A. Lenders, the Lenders named as Lead Managers and Co-Agents therein, Bank of America National Trust and Savings Association, as Documentation Agent, and Administrative Agent have entered into the Refinancing Credit Agreement dated as of November 19, 1996 (said Refinancing Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "CREDIT
AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Pledgor pursuant to which Agents and Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Pledgor.

            B. It is a condition precedent to the initial extensions of credit by Agents and Lenders under the Credit
Agreement that Pledgor shall have executed and delivered to Administrative Agent a copy of this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce Agents and Lenders to make Loans and other extensions of credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Administrative Agent and Collateral Agent as follows:

            SECTION 1. DEFINITIONS. The following terms used in this Agreement shall have the following meanings:

            "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within thirty
(30) days from such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within thirty (30) days from such date and, at the time of acquisition thereof, having the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than thirty (30) days from such date and, at the time of acquisition thereof, having the highest

                                      XII-A-1
rating obtainable from either S&P or Moody's; and (iv) certificates of deposit or bankers' acceptances maturing within thirty (30) days from such date issued by any Lender.

            "COLLATERAL" means (i) the Collateral Account and all amounts from time to time on deposit therein, (ii) all Investments, including all certificates and instruments from time to time representing or evidencing such Investments and any account or accounts in which such Investments may be held by, or in the name of, Administrative Agent or Collateral Agent for or on behalf of Pledgor, (iii) all notes, certificates of deposit, checks and other instruments and all deposits and uncertificated securities from time to time hereafter transferred to or otherwise possessed by, or held in the name of, Administrative Agent or Collateral Agent for or on behalf of Pledgor in substitution for or in addition to any or all of the Collateral,
(iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or all of the foregoing Collateral. Without limiting the foregoing, the term "Collateral" shall include all Transferred Collateral.

            "COLLATERAL ACCOUNT" means the deposit account established and maintained by Pledgor with Administrative Agent pursuant to Section 2.

            "INVESTMENTS" means those investments, if any, made by Administrative Agent pursuant to Section 5.

            "SECURED OBLIGATIONS" means the Obligations (other than any Obligations of Acquisition Newcos under or in respect of any Foreign Letters of Credit), all obligations of every nature of Company now or hereafter existing under this Agreement, and the Senior Secured Obligations (as defined in the Intercreditor Agreement) but excluding obligations under or in respect of the Senior Debenture Indenture or any Senior Debentures or any Senior Debenture Guaranty (as defined in the Intercreditor Agreement).

            "SECURED PARTIES" means the Secured Parties (as defined in the Intercreditor Agreement) but excluding the Senior
Debenture Trustee, the holders of the Senior Debentures, the Senior Subordinated Debt Trustee and the holders of any Senior
Subordinated Debt.

            "TRANSFERRED COLLATERAL" means Collateral delivered to the Collateral Agent pursuant to Section 2 hereof.

            SECTION 2.  COLLATERAL ACCOUNT.

            (a)   Pledgor hereby authorizes and directs
Administrative Agent to establish and maintain at its office at One Bankers Trust Plaza, New York, New York, as a blocked account in the name of Pledgor but under the sole dominion and control of Administrative Agent, a deposit account (account number 99091) designated as "BT Co., as Administrative Agent for Owens-Illinois, Inc. Cash Collateral Account".

            (b) In accordance with Section 7 of the Credit Agreement, if an Event of Default has occurred and is continuing and Pledgor is required to pay to Administrative Agent an amount (the "AGGREGATE AVAILABLE AMOUNT") equal to the maximum amount that may at any time be drawn under all Domestic Letters of

                                      XII-A-2
Credit then outstanding, Administrative Agent shall, upon receipt (whether from Pledgor or from Collateral Agent pursuant to Section 3 of the Intercreditor Agreement) of any amounts which are allocable to the amounts then due under the Credit Agreement which are described above, deposit such amounts in the Collateral Account; provided that, if the aggregate amount delivered by Pledgor and/or Collateral Agent to Administrative Agent for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Pledgor and/or Collateral Agent to Administrative Agent shall be apportioned among all outstanding Domestic Letters of Credit for purposes of this Section 2(b) in accordance with the ratio of the maximum amount available for drawing under each such Domestic Letter of Credit (as to such Domestic Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Aggregate Available Amount. Upon any drawing under any outstanding Domestic Letter of Credit in respect of which Administrative Agent has deposited in the Collateral Account any amounts described above, Administrative Agent shall apply such amounts to reimburse the respective Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Domestic Letter of Credit in respect of which Administrative Agent has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Domestic Letter of Credit, Administrative Agent shall apply the amount then on deposit in the Collateral Account in respect of such Domestic Letter of Credit less such Maximum Available Amount immediately after such cancellation, expiration or reduction first, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Domestic Letters of Credit in respect of which all or a portion of the amounts described above have not been deposited in the Collateral Account, second, to the extent of any excess, to the payment of any outstanding Obligations (other than any Obligations of Acquisition Newcos under or in respect of any Foreign Letters of Credit), and third, to the extent of any further excess, to Collateral Agent who shall apply the proceeds as provided in Section 3 of the Intercreditor Agreement.

            (c) Anything contained in this Agreement to the contrary notwithstanding, any interest received in respect of Investments of any amounts deposited in the Collateral Account pursuant to Section 2(b) shall be delivered by Administrative Agent to Pledgor on the last Business Day of each calendar month or, if earlier, upon cancellation or expiration of or drawing under all Domestic Letters of Credit in respect of which such amounts were deposited in the Collateral Account hereunder; provided that Administrative Agent shall not deliver to Pledgor any such interest received in respect of Investments of any amounts deposited in the Collateral Account pursuant to Section 2(b) unless all outstanding Secured Obligations and all other obligations referenced in Section 12 of the O-I Subsidiary Pledge Agreement have been indefeasibly paid in full or cash collateralized pursuant to the terms of this Agreement.

            SECTION 3. PLEDGE OF SECURITY FOR SECURED OBLIGATIONS. Pledgor hereby pledges and assigns to Administrative Agent and Collateral Agent for the benefit of Lenders and the other Secured Parties, and hereby grants to Administrative Agent and Collateral Agent for the benefit of Lenders and the other Secured Parties a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Secured
Obligations.

            SECTION 4. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of

                                      XII-A-3

Administrative Agent or Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Administrative Agent or Collateral Agent, as the case may be. In the event any Collateral is not evidenced by a certificate, a notation reflecting title in the name of Administrative Agent or Collateral Agent, as appropriate, or the security interest of Administrative Agent or Collateral Agent, as appropriate, shall be made in the records of the issuer of such Collateral or in such other appropriate records as Administrative Agent or Collateral Agent, as the case may be, may require, all in form and substance reasonably satisfactory to Administrative Agent or Collateral Agent, as the case may be. Administrative Agent or Collateral Agent shall have the right, at any time without notice to Pledgor, to transfer to or to register in the name of Administrative Agent or Collateral Agent, as the case may be, or any of their respective nominees any or all of the Collateral.
In addition, Administrative Agent or Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

            SECTION 5. INVESTMENT OF AMOUNTS IN THE COLLATERAL ACCOUNT. Cash held by Administrative Agent in the Collateral Account shall not be invested or reinvested except as provided in this Section 5. Transferred Collateral shall be held and applied by Collateral Agent in accordance with Section 3 of the Intercreditor Agreement.

            (a) Except as otherwise provided in Section 13, any funds on deposit in the Collateral Account shall be invested by Administrative Agent in its own name (i) in call deposits of Lenders that shall be available in the London interbank market or
(ii) in Cash Equivalents.

            (b) Administrative Agent is hereby authorized to sell, and shall sell, all or any designated part of the securities constituting part of the Collateral if such sale is necessary to permit Administrative Agent to perform its duties hereunder. Administrative Agent shall have no responsibility for any loss resulting from a fluctuation in interest rates or otherwise.
Subject to the provisions of Section 2(c), any interest received in respect of securities constituting part of the Collateral and the net proceeds of the sale or payment of any such securities shall be held in the Collateral Account by Administrative Agent pending investment thereof pursuant to Section 5(a).

            (c) The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

            SECTION 6. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

            (a) Ownership of Collateral. Pledgor is (or at the time of transfer to Administrative Agent or Collateral Agent thereof will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Administrative Agent or Collateral Agent, free and clear of any Lien except for the security interest created by this Agreement.

                                      XII-A-4

            (b) Perfection. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

            (c) Other Information. All information heretofore, herein or hereafter supplied to Administrative Agent or Collateral Agent by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all respects.

            SECTION 7. FURTHER ASSURANCES. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Administrative Agent or Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Administrative Agent or Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will:
(i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as Administrative Agent or Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and
(ii) at Administrative Agent's or Collateral Agent's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Administrative Agent's or Collateral Agent's security interest in all or any part of the Collateral.

            SECTION 8. TRANSFERS AND OTHER LIENS. Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

            SECTION 9. ADMINISTRATIVE AGENT AND COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Administrative Agent and Collateral Agent as Pledgor's attorneys-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Administrative Agent's or Collateral Agent's reasonable discretion to take any action and to execute any instrument that Administrative Agent or Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation (a) if Pledgor fails to do so following Collateral Agent's request pursuant to Section 7 hereof, to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor and (b) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

            SECTION 10. ADMINISTRATIVE AGENT AND COLLATERAL AGENT MAY PERFORM. If Pledgor fails to perform any agreement contained herein, after notice to Pledgor, Administrative Agent or Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Administrative Agent or Collateral Agent, as the case may be, incurred in connection therewith shall be payable by Pledgor under Section 14. Administrative Agent and Collateral Agent shall cooperate with each other in order to perform and comply with the provisions of this Agreement and the Intercreditor Agreement.

                                      XII-A-5

            SECTION 11. STANDARD OF CARE. The powers conferred on Administrative Agent and Collateral Agent hereunder are solely to protect their interests in the Collateral and shall not impose any duty upon either of them to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Agent or Collateral Agent, as the case may be, shall have no duty as to any Collateral, it being understood that Administrative Agent and Collateral Agent shall have no responsibility for
(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Administrative Agent or Collateral Agent, as the case may be, has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral,
(c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, (d) initiating any action to protect the Collateral against the possibility of a decline in market value, (e) any loss resulting from Investments made pursuant to Section 5, except for a loss resulting from Administrative Agent's or Collateral Agent's, as the case may be, gross negligence or willful misconduct in complying with Section
5, or (f) determining whether any deposit in the Collateral
Account is proper. Each of Administrative Agent and Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent or Collateral Agent, as the case may be, accords its own property consisting of negotiable securities. Administrative Agent shall have no responsibility for Collateral in the possession of Collateral Agent and Collateral Agent shall have no responsibility for Collateral in the possession of Administrative Agent.

            SECTION 12. REMEDIES. If any Event of Default shall have occurred and be continuing, Administrative Agent and Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and Administrative Agent and Collateral Agent may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Administrative Agent's or Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Administrative Agent or Collateral Agent, as the case may be, may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Neither Administrative Agent nor Collateral Agent shall be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent or Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                                      XII-A-6

            SECTION 13.  APPLICATION OF PROCEEDS.

            (a) Subject to the provisions of Section 2(b), any cash held by Administrative Agent and all cash proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to Collateral
Agent or Administrative Agent pursuant to Section 14) by Administrative Agent to pay the Obligations or shall be paid to Collateral Agent, in each case as provided in Section 2(b) of this Agreement. Any surplus of such cash or cash proceeds held by Administrative Agent and remaining after payment in full of all Obligations shall be paid to Collateral Agent as provided in said Section 2(b) or, after payment in full of all Secured Obligations, shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.

            (b) Subject to the provisions of Section 2(b), any cash held by Collateral Agent as Collateral and all cash proceeds received by Collateral Agent in respect of any sale of, collec-tion from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to Collateral Agent or Administrative Agent pursuant to
Section 14) by Collateral Agent to pay the Secured Obligations as provided in Section 3 of the Intercreditor Agreement. Any surplus of such cash or cash proceeds held by Collateral Agent and remaining after payment in full of all Secured Obligations shall be paid over to whomsoever may be lawfully entitled to receive such surplus.

            SECTION 14.  EXPENSES.  Pledgor will pay to
Administrative Agent and Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Administrative Agent or Collateral Agent, as the case may be, may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Administrative Agent and Collateral Agent hereunder, or
(iii) the failure by Pledgor to perform or observe any of the provisions hereof.

            SECTION 15. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, the cancellation or termination of the Revolving
Loan Commitments and the cancellation or expiration of all outstanding Domestic Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Administrative Agent and Collateral Agent hereunder, to the benefit of each of Administrative Agent, Collateral Agent, Lenders and the other Secured Parties and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsections 9.2 and 9.17 of the Credit Agreement, any Lender may assign or otherwise transfer any Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Revolving Loan Commitments and the cancellation or expiration of all outstanding Domestic Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Administrative Agent and Collateral Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and

                                      XII-A-7
at its expense, against receipt and without recourse to Administrative Agent or Collateral Agent, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

            SECTION 16. RESIGNATION OR REMOVAL. Administrative Agent shall, at all times, be the same Person which is Administrative Agent under the Credit Agreement and Collateral Agent shall, at all times, be the same Person which is Collateral Agent under the Intercreditor Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute notice of resignation under this Agreement; removal of Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute removal under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute appointment of a successor Administrative Agent under this Agreement. Written notice of resignation by Collateral Agent pursuant to the terms of the Intercreditor Agreement shall also constitute notice of resignation under this Agreement; removal of Collateral Agent pursuant to the terms of the Intercreditor Agreement shall also constitute removal under this Agreement; and appointment of a successor Collateral Agent pursuant to the Intercreditor Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 8.6 of the Credit Agreement by a successor Administrative Agent, or as Collateral Agent under the Intercreditor Agreement by a successor Collateral Agent, that successor Administrative Agent or Collateral Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Collateral Agent under this Agreement, and the retiring or removed Administrative Agent or Collateral Agent under this Agreement shall promptly deliver to such successor Administrative Agent or Collateral Agent, as the case may be, all sums and securities held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent as depository under this Agreement, whereupon such retiring or removed Administrative Agent or Collateral Agent, as the case may be, shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's or Collateral Agent's resignation or removal hereunder as Administrative Agent or Collateral Agent, as the case may be, the provisions of Sections 11 and 14 hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent under this Agreement.

            SECTION 17. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement, or consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

            SECTION 18. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to

                                      XII-A-8
either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

            SECTION 19. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Administrative Agent or Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 20. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 21. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 22. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO
THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A
JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Article
9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

            SECTION 23.  WAIVER OF JURY TRIAL.  PLEDGOR,
ADMINISTRATIVE AGENT AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor, Administrative Agent and Collateral Agent each acknowledge that this waiver is a material inducement for Pledgor, Administrative Agent and Collateral Agent to enter into a business relationship, that Pledgor, Administrative Agent and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor, Administrative Agent and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR

                                      XII-A-9

MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            SECTION 24. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.



                   [Remainder of page intentionally left blank]

                                      XII-A-10

            IN WITNESS WHEREOF, Pledgor, Administrative Agent and
Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    OWENS-ILLINOIS, INC.


                                    By:_________________________
                                    Title:_______________________

                                    Notice Address:
                                    ___________________________
                                    ___________________________




                                    BANKERS TRUST COMPANY, as
                                    Administrative Agent and Collateral Agent


                                    By:__________________________
                                    Title:________________________

                                    Notice Address:
                                    ____________________________
                                    ____________________________




                                      XII-A-S-1

                                   EXHIBIT XII-B

                                     [FORM OF]

                  ACQUISITION NEWCO COLLATERAL ACCOUNT AGREEMENT



            This ACQUISITION NEWCO COLLATERAL ACCOUNT AGREEMENT (this "AGREEMENT") is dated as of ___________, 199_ and entered into by and between [ACQUISITION NEWCO], a ___________ corporation ("PLEDGOR"), and BANKERS TRUST COMPANY, as administrative agent for and representative of (in such capacity, "ADMINISTRATIVE AGENT") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).


                              PRELIMINARY STATEMENTS


            A. Lenders, the Lenders named as Lead Managers and Co-Agents therein, Bank of America National Trust and Savings Association, as Documentation Agent, and Administrative Agent have entered into the Refinancing Credit Agreement dated as of November 19, 1996 (said Refinancing Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "CREDIT
AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Owens-Illinois, Inc. (to which Credit Agreement Pledgor has become a party by executing a counterpart thereof), pursuant to which BofA and Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to issue Foreign Letters of Credit for the account of Pledgor (any such Foreign Letters of Credit being referred to herein as "PLEDGOR LETTERS OF CREDIT") and to purchase participations therein.

            B. It is a condition precedent to the issuance of Pledgor Letters of Credit under the Credit Agreement that Pledgor shall have executed and delivered to Administrative Agent a copy of this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce BofA to issue Pledgor Letters of Credit and to induce Lenders to purchase participations therein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Administrative Agent as follows:

            SECTION 1. DEFINITIONS. The following terms used in this Agreement shall have the following meanings:

            "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within thirty
(30) days from such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within thirty (30) days from such date and, at the time of acquisition thereof, having the

                                      XII-B-1
highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than thirty (30) days from such date and, at the time of acquisition thereof, having the highest rating obtainable from either S&P or Moody's; and (iv) certificates of deposit or bankers' acceptances maturing within thirty (30) days from such date issued by any Lender.

            "COLLATERAL" means (i) the Collateral Account and all amounts from time to time on deposit therein, (ii) all Investments, including all certificates and instruments from time to time representing or evidencing such Investments and any account or accounts in which such Investments may be held by, or in the name of, Administrative Agent for or on behalf of Pledgor,
(iii) all notes, certificates of deposit, checks and other instruments and all deposits and uncertificated securities from time to time hereafter transferred to or otherwise possessed by, or held in the name of, Administrative Agent for or on behalf of Pledgor in substitution for or in addition to any or all of the Collateral, (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (v) to the extent not covered by clauses
(i) through (iv) above, all proceeds of any or all of the foregoing Collateral.

            "COLLATERAL ACCOUNT" means the deposit account established and maintained by Pledgor with Administrative Agent pursuant to Section 2.

            "INVESTMENTS" means those investments, if any, made by Administrative Agent pursuant to Section 5.

            "SECURED OBLIGATIONS" means all Obligations of Pledgor .

            "SECURED PARTIES" means Agents and Lenders.

            SECTION 2.  COLLATERAL ACCOUNT.

            (a)   Pledgor hereby authorizes and directs
Administrative Agent to establish and maintain at its office at One Bankers Trust Plaza, New York, New York, as a blocked account in the name of Pledgor but under the sole dominion and control of Administrative Agent, a deposit account (account number _____) designated as "BT Co., as Administrative Agent for [Insert name of Acquisition Newco] Cash Collateral Account".

            (b) In accordance with Section 7 of the Credit Agreement, if an Event of Default has occurred and is continuing and Pledgor is required to pay to Administrative Agent an amount (the "AGGREGATE AVAILABLE AMOUNT") equal to the maximum amount that may at any time be drawn under all Pledgor Letters of Credit then outstanding, Administrative Agent shall, upon receipt of any amounts which are allocable to the amounts then due under the Credit Agreement which are described above, deposit such amounts in the Collateral Account; provided that, if the aggregate amount delivered by Pledgor and/or Collateral Agent to Administrative Agent for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Pledgor and/or Collateral Agent to Administrative Agent shall be apportioned among all outstanding Pledgor Letters of Credit for purposes of this Section 2(b) in accordance with the ratio of the maximum amount available for drawing under each such Pledgor Letter of Credit (as to such Pledgor Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Aggregate Available Amount. Upon any drawing under any outstanding Pledgor

                                      XII-B-2

Letter of Credit in respect of which Administrative Agent has deposited in the Collateral Account any amounts described above, Administrative Agent shall apply such amounts to reimburse the respective Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Pledgor Letter of Credit in respect of which Administrative Agent has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Pledgor Letter of Credit, Administrative Agent shall apply the amount then on deposit in the Collateral Account in respect of such Pledgor Letter of Credit less such Maximum Available Amount immediately after such cancellation, expiration or reduction first, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Pledgor Letters of Credit in respect of which all or a portion of the amounts described above have not been deposited in the Collateral Account, and second, to the extent of any excess, to the payment of any outstanding Secured Obligations.

            (c) Anything contained in this Agreement to the contrary notwithstanding, any interest received in respect of Investments of any amounts deposited in the Collateral Account pursuant to Section 2(b) shall be delivered by Administrative Agent to Pledgor on the last Business Day of each calendar month or, if earlier, upon cancellation or expiration of or drawing under all Pledgor Letters of Credit in respect of which such amounts were deposited in the Collateral Account hereunder; provided that Administrative Agent shall not deliver to Pledgor any such interest received in respect of Investments of any amounts deposited in the Collateral Account pursuant to Section 2(b) unless all outstanding Secured Obligations have been indefeasibly paid in full or cash collateralized pursuant to the terms of this Agreement.

            SECTION 3. PLEDGE OF SECURITY FOR SECURED OBLIGATIONS. Pledgor hereby pledges and assigns to Administrative Agent for the benefit of Lenders and the other Secured Parties, and hereby grants to Administrative Agent for the benefit of Lenders and the other Secured Parties a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Secured Obligations.

            SECTION 4. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Administrative Agent. In the event any Collateral is not evidenced by a certificate, a notation reflecting title in the name of Administrative Agent or the security interest of Administrative Agent shall be made in the records of the issuer of such Collateral or in such other appropriate records as Administrative Agent may require, all in form and substance reasonably satisfactory to Administrative Agent. Administrative Agent shall have the right, at any time without notice to Pledgor, to transfer to or to register in the name of Administrative Agent or any of its nominees any or all of the Collateral. In addition, Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

                                      XII-B-3

            SECTION 5.  INVESTMENT OF AMOUNTS IN THE COLLATERAL
ACCOUNT.  Cash held by Administrative Agent in the Collateral
Account shall not be invested or reinvested except as provided in this Section 5.

            (a) Except as otherwise provided in Section 13, any funds on deposit in the Collateral Account shall be invested by Administrative Agent in its own name (i) in call deposits of Lenders that shall be available in the London interbank market or
(ii) in Cash Equivalents.

            (b) Administrative Agent is hereby authorized to sell, and shall sell, all or any designated part of the securities constituting part of the Collateral if such sale is necessary to permit Administrative Agent to perform its duties hereunder. Administrative Agent shall have no responsibility for any loss resulting from a fluctuation in interest rates or otherwise.
Subject to the provisions of Section 2(c), any interest received in respect of securities constituting part of the Collateral and the net proceeds of the sale or payment of any such securities shall be held in the Collateral Account by Administrative Agent pending investment thereof pursuant to Section 5(a).

            (c) The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

            SECTION 6. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

            (a) Ownership of Collateral. Pledgor is (or at the time of transfer to Administrative Agent thereof will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Administrative Agent, free and clear of any Lien except for the security interest created by this Agreement.

            (b) Perfection. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

            (c) Other Information. All information heretofore, herein or hereafter supplied to Administrative Agent by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all respects.

            SECTION 7. FURTHER ASSURANCES. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as Administrative Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at Administrative Agent's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Administrative Agent's security interest in all or any part of the Collateral.

                                      XII-B-4

            SECTION 8. TRANSFERS AND OTHER LIENS. Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement.

            SECTION 9.  ADMINISTRATIVE AGENT APPOINTED
ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Administrative Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Administrative Agent's reasonable discretion to take any action and to execute any instrument that Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation (a) if Pledgor fails to do so following Administrative Agent's request pursuant to Section 7 hereof, to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor and (b) to receive, endorse and collect any instruments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

            SECTION 10. ADMINISTRATIVE AGENT MAY PERFORM. If Pledgor fails to perform any agreement contained herein, after notice to Pledgor, Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of Administrative Agent incurred in connection therewith shall be payable by Pledgor under Section 14.

            SECTION 11. STANDARD OF CARE. The powers conferred on Administrative Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral, it being understood that Administrative Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured
Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, (d) initiating any action to protect the Collateral against the possibility of a decline in market value,
(e) any loss resulting from Investments made pursuant to Section
5, except for a loss resulting from Administrative Agent's gross negligence or willful misconduct in complying with Section 5, or
(f) determining whether any deposit in the Collateral Account is proper. Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property consisting of negotiable securities.

            SECTION 12. REMEDIES. If any Event of Default shall have occurred and be continuing, Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and Administrative Agent may also, without notice except as specified below, sell the Collateral or any part

                                      XII-B-5
thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Administrative Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            SECTION 13. APPLICATION OF PROCEEDS. Subject to the provisions of Section 2(b), any cash held by Administrative Agent and all cash proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to Administrative Agent pursuant to Section 14) by Administrative Agent to pay the Secured Obligations as provided in Section 2(b) of this Agreement. Any surplus of such cash or cash proceeds held by Administrative Agent and remaining after payment in full of all Secured Obligations shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.

            SECTION 14.  EXPENSES.  Pledgor will pay to
Administrative Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Administrative Agent may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Administrative Agent hereunder, or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.

            SECTION 15. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations and the cancellation or expiration of all outstanding Pledgor Letters of Credit and any remaining obligations to issue Pledgor Letters of Credit, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Administrative Agent hereunder, to the benefit of each of Administrative Agent and the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsections 9.2 and 9.17 of the Credit Agreement, any Lender may assign or otherwise transfer any Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations and the cancellation or expiration of all outstanding Pledgor Letters of Credit and any remaining obligations to issue Pledgor Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such

                                      XII-B-6
termination Administrative Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Administrative Agent, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

            SECTION 16. RESIGNATION OR REMOVAL. Administrative Agent shall, at all times, be the same Person which is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute notice of resigna-tion under this Agreement; removal of Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute removal under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 8.6 of the Credit Agreement shall also constitute appointment of a successor Administrative Agent under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 8.6 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent under this Agreement, and the retiring or removed Administrative Agent under this Agreement shall promptly deliver to such successor Administrative Agent all sums and securities held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent as depository under this Agreement, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of Sections 11 and 14 hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            SECTION 17. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement, or consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

            SECTION 18. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

            SECTION 19. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Administrative Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any

                                      XII-B-7
rights or remedies otherwise available.

            SECTION 20. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 21. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 22. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO
THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A
JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Article
9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

            SECTION 23. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in
Section 18, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

            SECTION 24. WAIVER OF JURY TRIAL. PLEDGOR AND ADMINISTRATIVE AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Administrative Agent each acknowledge that this waiver is a material inducement for Pledgor and Administrative Agent to enter into a business relationship, that Pledgor and Administrative Agent have already relied on this

                                      XII-B-8
waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Administrative Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            SECTION 25. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.



                   [Remainder of page intentionally left blank]

                                      XII-B-9

            IN WITNESS WHEREOF, Pledgor and Administrative Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    ___________________________
                                    [Acquisition Newco]


                                    By:_________________________
                                    Title:______________________

                                    Notice Address:
                                    ___________________________
                                    ___________________________




                                    BANKERS TRUST COMPANY, as
                                    Administrative Agent


                                    By:__________________________
                                    Title:________________________

                                    Notice Address:
                                    ____________________________
                                    ____________________________




                                      XII-B-S-1

                                   EXHIBIT XIII

                                     [FORM OF]

                                 COMPANY GUARANTY


            This COMPANY GUARANTY (as amended, amended and restated or otherwise modified from time to time, this "GUARANTY") is entered into as of November 19, 1996, by OWENS-ILLINOIS, INC., a Delaware corporation ("GUARANTOR"), in favor of and for the benefit of BANKERS TRUST COMPANY, as Administrative Agent for and representative of (in such capacity herein called the "ADMINISTRATIVE AGENT") the lenders ("LENDERS") party to the Credit Agreement (as hereinafter defined) (collectively, the
"GUARANTIED PARTIES").


                                  R E C I T A L S

            WHEREAS, Guarantor, Lenders, the Lenders named as Lead Managers and Co-Agents, Bank of America National Trust and
Savings Association, as Documentation Agent, and Administrative Agent have entered into that certain Refinancing Credit Agreement dated as of November 19, 1996 (said Refinancing Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) pursuant to which Lenders have agreed to provide certain credit facilities to Company and Acquisition Newcos for the purpose of, among other things, providing for the issuance of Foreign Letters of Credit for the account of Acquisition Newcos as part of the financing for the Genie Acquisition.

            WHEREAS, Company desires to guaranty any Obligations of Acquisition Newcos in respect of Foreign Letters of Credit; and

            WHEREAS, Lenders have required that this Guaranty be executed and delivered by Guarantor at or prior to the making of the initial Loans under the Credit Agreement:

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

            Guarantor hereby unconditionally guaranties the due and punctual payment of all Obligations of Acquisition Newcos in respect of any Foreign Letters of Credit, in each case when the same shall become due (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), and agrees to pay any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred by Collateral Agent, Agents or Lenders in enforcing any rights under this Guaranty (collectively, the "GUARANTIED OBLIGATIONS").

            Guarantor agrees that the Guarantied Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that Guarantor will remain bound upon

                                      XIII-1
this Guaranty notwithstanding any extension, renewal or other alteration of any Guarantied Obligation.

            Guarantor waives presentation of, demand of, and protest of any Guarantied Obligation and also waives notice of protest for nonpayment.  The obligations of Guarantor under this Guaranty shall not be affected by:

            (a) the failure of any Guarantied Party, any Agent or any other Person to assert any claim or demand or to enforce any right or remedy against Acquisition Newcos under the provisions of the Credit Agreement or any other Loan
      Document or any other agreement or otherwise,

            (b) any extension or renewal of any provision of any thereof,

            (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Credit Agreement, any other Loan Document or any instrument or agreement executed pursuant thereto,

            (d) the failure to perfect any security interest in, or the release of, any of the security held by any Guarantied
      Party, Collateral Agent, any Agent or any other Person for any of the Guarantied Obligations, or

            (e)   the failure of any Guarantied Party, Collateral
      Agent, any Agent or any other Person to exercise any right or remedy against any other guarantor of any of the Guarantied Obligations.

            Guarantor further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by any Guarantied Party, Collateral Agent, any Agent or any other Person to any of the security held for payment of any of the Guarantied Obligations or to any balance of any deposit account or credit on the books of any Guarantied Party, Collateral Agent, any Agent or any other Person in favor of any Acquisition Newco or any other Person.

            The obligations of Guarantor under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guarantied Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guarantied Obligations, the discharge of any Acquisition Newco from any of the Guarantied Obligations in a bankruptcy or similar proceeding, or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantor under this Guaranty shall not be discharged or impaired or otherwise affected by the failure of any Guarantied Party, Collateral Agent, any Agent or any other Person to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any thereof, by any default, or any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Guarantor or which would otherwise operate as a discharge of Guarantor as a matter of law or equity.

            Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, interest on or any other amount with respect to any Guarantied Obligation is rescinded or must otherwise be restored by any

                                      XIII-2

Guarantied Party, Collateral Agent, any Agent or any other Person upon the bankruptcy or reorganization of any Acquisition Newco, Guarantor, any other Person or otherwise.

            Guarantor further agrees, in furtherance of the foregoing and not in limitation of any other right which any Guarantied Party, any Agent or any other Person may have at law or in equity against Guarantor by virtue hereof, upon the failure of any Acquisition Newco to pay any of the Guarantied Obligations when and as the same shall become due, whether by required prepayment, declaration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section
 362(a)), Guarantor will forthwith pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Guarantied Parties, an amount equal to the sum of the unpaid principal amount of such Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to any Acquisition Newco, would have accrued on such Guarantied Obligations) and all other Guarantied Obligations then owed to Guarantied Parties as aforesaid. All such payments shall be applied promptly from time to time by Administrative Agent:

            First, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith;

            Second, to the payment of all other Guarantied
      Obligations in such order as Administrative Agent may specify; and

            Third, after payment in full of all Guarantied Obligations, to the payment to Guarantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments;

provided that, anything contained herein or in any of the other Loan Documents to the contrary notwithstanding, Guarantor and Administrative Agent hereby agree that, in the event any payments by Guarantor hereunder are to be applied in respect of any Obligations of any Acquisition Newco to cash collateralize any outstanding Foreign Letter of Credit, (i) Guarantor hereby authorizes and directs Administrative Agent to deposit (and Administrative Agent shall deposit) such payments in the Acquisition Newco Collateral Account Agreement of such Acquisition Newco, (ii) Guarantor hereby irrevocably designates any such amounts so deposited in such Acquisition Newco Collateral Account Agreement as capital contributions to such Acquisition Newco, and (iii) Guarantor shall have no further ownership interest in any such amounts, which shall thereafter be the sole property of such Acquisition Newco, subject to the Lien of such Acquisition Newco Collateral Account Agreement.

            Guarantor hereby waives any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against any Acquisition Newco or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Guarantor

                                      XIII-3
now has or may hereafter have against any Acquisition Newco, (b) any right to enforce, or to participate in, any claim, right or remedy that Administrative Agent or any Guarantied Party now has or may hereafter have against any Acquisition Newco, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Collateral Agent, Administrative Agent or any Guarantied Party. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Revolving Loan Commitments shall have terminated and all Foreign Letters of Credit shall have expired or been cancelled, Guarantor shall withhold exercise of any right of contribution Guarantor may have against any other guarantor of the Guarantied Obligations (including without limitation any such right of contribution hereunder) as a result of any payment hereunder. Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights of subrogation, reimbursement or indemnification Guarantor may have against any Acquisition Newco or against any collateral or security, and any such rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Administrative Agent or any Guarantied Party may have against such Acquisition Newco, to all right, title and interest Collateral Agent or Administrative Agent or any Guarantied Party may have in any such collateral or security, and to any right Collateral Agent or Administrative Agent or any Guarantied Party may have against such other guarantor. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Guarantied Parties and shall forthwith be paid over to Administrative Agent for the benefit of Guarantied Parties to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

            No delay or omission by any Guarantied Party or Administrative Agent to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Requisite Lenders under the Credit Agreement. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default.

            Anything contained in this Guaranty to the contrary notwithstanding, no Guarantied Party shall be entitled to take any action whatsoever to enforce any term or provision of this Guaranty except through Administrative Agent in accordance with the terms of the Credit Agreement.

            This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Administrative Agent and Guarantied Parties and, in the event of any transfer or assignment of rights by Administrative Agent or any Guarantied Party, the rights and privileges herein conferred upon Administrative Agent and Guarantied Parties shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

            THIS GUARANTY, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER, SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED
BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401

                                      XIII-4

OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective upon the execu-tion of a counterpart hereof by Guarantor and receipt by Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                   [Remainder of page intentionally left blank]

                                      XIII-5

            IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guaranty to be duly executed as of the day and year first written above.

                                    OWENS-ILLINOIS, INC.


                                          By:
                                          _______________________________

                                                David G. Van Hooser
                                                Senior Vice President

ACCEPTED AND AGREED TO:

BANKERS TRUST COMPANY,
as Administrative Agent

By: __________________________
Title:

                                      XIII-S-1

                                    EXHIBIT XIV

                                     [FORM OF]

                              O-I SUBSIDIARY GUARANTY


            This O-I SUBSIDIARY GUARANTY (as amended, amended and restated or otherwise modified from time to time, this "GUARANTY") is entered into as of November 19, 1996, by the undersigned ("GUARANTORS") in favor of and for the benefit of BANKERS TRUST COMPANY, as Collateral Agent for and representative of (in such capacity herein called the "COLLATERAL AGENT") the lenders ("CURRENT LENDERS") party to the Current Credit Agreement (as hereinafter defined), any Successor Lenders (as hereinafter defined), any Lender (as hereinafter defined) party to the Interest Rate Agreements and Currency Agreements referred to below, and any Commercial Paper Representatives and Commercial Paper Holders (as such terms are hereinafter defined) (collectively, the "GUARANTIED PARTIES").


                                  R E C I T A L S

            WHEREAS, Owens-Illinois, Inc., a Delaware corporation ("COMPANY"), Current Lenders, the Current Lenders named as Lead Managers and Co-Agents for Current Lenders, Bank of America National Trust and Savings Association, as Documentation Agent for Current Lenders, and Bankers Trust Company, as Administrative Agent for Current Lenders ("CURRENT CREDIT AGENT"), have entered into that certain Refinancing Credit Agreement dated as of November 19, 1996 (said Refinancing Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "CURRENT CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect) pursuant to which Current Lenders have agreed to provide certain credit facilities to Company and Acquisition Newcos for the purpose of, among other things, (i) refinancing all outstanding Indebtedness under the Existing Credit Agreement,
(ii) providing financing for the Genie Acquisition, and
(iii) permitting Company to issue Commercial Paper as more fully described below;

            WHEREAS, the refinancing of Indebtedness referred to in the immediately preceding recital will inure, in whole or in part, to the benefit of Guarantors, and, in addition, it is contemplated that certain proceeds of the Loans made to Company by Current Lenders will be advanced to Guarantors and that certain Letters of Credit will be issued directly or indirectly for the benefit of Guarantors, and to such extent the Obligations of Company are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged);

            WHEREAS, it is contemplated that, from time to time, Current Lenders or other financial institutions (collectively, "SUCCESSOR LENDERS") may enter into one or more agreements with Company and other Persons, including Subsidiaries of Company, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder which are Subsidiaries of Company) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement (as hereinafter defined) or the Senior Debenture Indenture (said

                                      XIV-1
agreements, as they may exist from time to time (but, in the case of such a refinancing or restructuring, only to the extent thereof), being the "SUCCESSOR CREDIT AGREEMENTS", which together with the Current Credit Agreement are referred to herein as the "CREDIT AGREEMENTS"; provided that, notwithstanding the fact (as more fully described in the Intercreditor Agreement) that any agreement or instrument pursuant to which any Commercial Paper is issued or evidencing any Commercial Paper Obligations (as hereinafter defined) (collectively, the "COMMERCIAL PAPER DOCUMENTS") could have constituted a Successor Credit Agreement, in no event shall any Commercial Paper Document be deemed to be a Successor Credit Agreement or a Credit Agreement; and provided, further, that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require Current Credit Agent to execute an acknowledgment to the Intercreditor Agreement in connection with such amendment, amendment and restatement or other modification) (Current Lenders and any Successor Lenders being collectively referred to herein as "LENDERS", and Current Credit Agent and any agents (collectively, "SUCCESSOR CREDIT AGENTS") under any Successor Credit Agreements being collectively referred to herein as "CREDIT AGENTS"), and it is desired that the obligations of Company and any additional borrowers which are Subsidiaries of Company under any Successor Credit Agreements (collectively, the "SUCCESSOR CREDIT AGREEMENT OBLIGATIONS") be guarantied hereunder to the same extent as the Obligations under the Current Credit Agreement;

            WHEREAS, it is contemplated that the Successor Credit
Agreement Obligations will be incurred for and will inure to, in whole or in part, the benefit of Guarantors (which benefits are hereby acknowledged);

            WHEREAS, it is contemplated that Company may from time to time enter into Interest Rate Agreements and Currency Agreements with one or more Lenders as contemplated by subsection 6.4(vii) of the Current Credit Agreement, and Guarantors desire to guaranty all the obligations of Company under such Interest Rate Agreements and Currency Agreements (all such obligations being the "INTEREST RATE OBLIGATIONS" or the "CURRENCY OBLIGATIONS", as the case may be);

            WHEREAS, it is contemplated that the Interest Rate
Obligations and Currency Obligations will be incurred for and will inure to, in whole or in part, the benefit of Guarantors;

            WHEREAS, Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to permit Company to issue Commercial Paper in an aggregate face amount at any time outstanding not to exceed the amount specified in the Current Credit Agreement to the extent that Company has reserved unused a portion of the Commitments under the Current Credit Agreement;

            WHEREAS, it is contemplated that the Commercial Paper
Obligations (as hereinafter defined) will be incurred for and will inure to, in whole or in part, the benefit of Guarantors;

            WHEREAS, Guarantors desire to guaranty all obligations of Company under any such Commercial Paper outstanding from time to time (the "COMMERCIAL PAPER OBLIGATIONS") for the benefit of any financial institutions initially purchasing such Commercial Paper (each an "INITIAL COMMERCIAL PAPER HOLDER" and collectively the "INITIAL COMMERCIAL PAPER HOLDERS") or appointed to act as agent or representative for the holders from time to time of such

                                      XIV-2

Commercial Paper (each a "COMMERCIAL PAPER REPRESENTATIVE" and collectively the "COMMERCIAL PAPER REPRESENTATIVES"; provided that in the event no such financial institution is appointed to act as agent or representative for the holders of any Commercial Paper, the Commercial Paper Holder in respect of such Commercial Paper shall be deemed to be the Commercial Paper Representative in respect of such Commercial Paper) and for the benefit of the holders from time to time of such Commercial Paper (together with the Initial Commercial Paper Holders, the "COMMERCIAL PAPER HOLDERS");

            WHEREAS, Current Lenders have required that this Guaranty be executed and delivered by Guarantors at or prior to the making of the initial Loans under the Current Credit
Agreement; and

            WHEREAS, Company, Group, as guarantor, and The Bank of New York, as trustee, have entered into an Indenture dated as of December 15, 1991 (the "SENIOR DEBENTURE INDENTURE") pursuant to which Company has issued $1,000,000,000 in aggregate principal amount of senior debentures due 2003 (the "SENIOR DEBENTURES");

            WHEREAS, each Guarantor other than Group (collectively, the "COMMON GUARANTORS") has guarantied the obligations of Company under the Senior Debenture Indenture and the Senior
Debentures issued thereunder pursuant to a Subsidiary Guaranty substantially in the form of Exhibit E to the Senior Debenture
Indenture (each such Subsidiary Guaranty being a "SENIOR
DEBENTURE GUARANTY"; collectively, the "SENIOR DEBENTURE
GUARANTIES"); and

            WHEREAS, in accordance with certain provisions of the Senior Debenture Indenture, Current Lenders have agreed to modify the maximum liability of each Common Guarantor hereunder during any period in which such Common Guarantor is the obligor under a Senior Debenture Guaranty or any other guaranty of any Participating Indebtedness (as hereinafter defined);

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantors hereby agree as follows:

            Guarantors jointly and severally hereby unconditionally guaranty the due and punctual payment of all Obligations, all Successor Credit Agreement Obligations, all Interest Rate Obligations, all Currency Obligations and all Commercial Paper Obligations when the same shall become due, whether at stated maturity, by required payment, declaration, demand or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy
Code, 11 U.S.C. Section 362(a)), and agree to pay any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred by Collateral Agent, Credit Agents, Lenders, any Commercial Paper
Representative or any Commercial Paper Holder in enforcing any rights under this Guaranty (collectively, the "GUARANTIED OBLIGATIONS"); provided that the guaranty hereunder and any other provisions of this Guaranty shall be effective as to any obligations in respect of any Successor Credit Agreements or any Interest Rate Obligations and Currency Obligations only if the holders of said obligations or their representatives and Guarantors shall have acknowledged and delivered to Collateral Agent a counterpart of the Intercreditor Agreement; and provided, further, that the guaranty hereunder and any other provisions of this Guaranty shall be effective as to Commercial Paper
Obligations in respect of any Commercial Paper only if the

                                      XIV-3

Commercial Paper Representative in respect of such Commercial
Paper and Guarantors shall have acknowledged and delivered to Collateral Agent a counterpart of the Intercreditor Agreement.

            Anything contained in this Guaranty to the contrary notwithstanding (but subject, however, to the provisions of the next succeeding paragraph), the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement or contribution of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other affiliates of Company of obligations arising under guaranties by such parties.

            Anything contained in this Guaranty to the contrary notwithstanding, at all times, if any, during which any Common Guarantor is the obligor under a Senior Debenture Guaranty or any other guaranty of any Participating Indebtedness (any such Common Guarantor being, at all such times (and only at such times), a "PARTICIPATING GUARANTOR") the provisions of the immediately preceding paragraph shall be inapplicable as to such Participating Guarantor, and each Common Guarantor hereby, and each beneficiary under this Guaranty by accepting the benefits hereof, confirms that it is its intention that the guaranty by each Participating Guarantor pursuant to this Guaranty together with each other guaranty by such Participating Guarantor of Participating Indebtedness shall not constitute a fraudulent transfer or conveyance for purposes of any applicable provisions of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar federal or state law. To effectuate the foregoing intent, the obligations of each Participating Guarantor under this Guaranty and each other guaranty of Participating Indebtedness shall be limited, collectively, to such maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Participating Guarantor, contingent or otherwise, that are relevant under such laws, and after giving effect to any rights to contribution of such Participating Guarantor pursuant to any agreement providing for an equitable distribution among such Participating Guarantor and other affiliates of Company of payments made under guaranties by such parties, result in the obligations of such Participating Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance. Each beneficiary under this Guaranty by accepting the benefits hereof confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of Company or any Participating Guarantor in which concurrent claims are made upon such Participating Guarantor hereunder and under any other guaranty of Participating Indebtedness, to the extent such claims will not be fully satisfied, each claimant with a valid claim against Company shall be entitled to a ratable share of all payments by such Participating Guarantor in respect of such concurrent claims.
For the purposes of this paragraph and this Guaranty, "PARTICIPATING INDEBTEDNESS" means, as to any Common Guarantor,

                                      XIV-4
any Indebtedness of Company that is guarantied by such Common Guarantor pursuant to a guaranty (i) the incurrence of which is not prohibited by the terms of any Credit Agreement or any agreement governing any other Participating Indebtedness then outstanding (or, if so prohibited by the terms of any Credit Agreement or any such agreement, is permitted as a result of a consent or waiver thereunder) and (ii) that contains a limitation of liability and confirmation of intention regarding ratability of payments on substantially the terms set forth in this paragraph.

            Guarantors under this Guaranty together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of
(x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty, determined as of such date in accordance with the second preceding paragraph or the immediately preceding paragraph, whichever is applicable; provided that solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this paragraph, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation or reimbursement or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this paragraph) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this paragraph. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this paragraph shall not be construed in any way to limit the liability of any Guarantor hereunder.

            Guarantors agree that the Guarantied Obligations may be extended or renewed, in whole or in part, without notice or further assent from them, and that each Guarantor will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guarantied Obligation.

            Guarantors waive presentation of, demand of, and protest of any Guarantied Obligation and also waive notice of protest for nonpayment.  The obligations of Guarantors under this Guaranty shall not be affected by:

                                      XIV-5

            (a) the failure of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to assert any claim or demand or to enforce any right or remedy against Company under the provisions of any Credit Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement or any Commercial Paper Document or any other agreement or otherwise,

            (b) any extension or renewal of any provision of any thereof,

            (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any Credit Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement, any Commercial Paper Document or any instrument or agreement executed pursuant thereto,

            (d) the failure to perfect any security interest in, or the release of, any of the security held by any Guarantied
      Party, Collateral Agent, any Credit Agent or any other
      Person for any of the Guarantied Obligations, or

            (e)   the failure of any Guarantied Party, Collateral
      Agent, any Credit Agent or any other Person to exercise any right or remedy against any other guarantor of any of the Guarantied Obligations.

            Guarantors further agree that this Guaranty constitutes a guaranty of payment when due and not of collection and waive any right to require that any resort be had by any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to any of the security held for payment of any of the Guarantied Obligations or to any balance of any deposit account or credit on the books of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person in favor of Company or any other
Person.

            The obligations of Guarantors under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Guarantied Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guarantied Obligations, the discharge of Company from any of the Guarantied Obligations in a bankruptcy or similar proceeding, or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantors under this Guaranty shall not be discharged or impaired or otherwise affected by the failure of any Guarantied Party, Collateral Agent, any Credit Agent or any other Person to assert any claim or demand or to enforce any remedy under any Credit Agreement, any other Loan Document, any Interest Rate Agreement, any Currency Agreement, any Commercial Paper Document or any other agreement, by any waiver or modification of any thereof, by any default, or any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Guarantors or which would otherwise operate as a discharge of Guarantors as a matter of law or equity.

            Guarantors further agree that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, interest on or any other amount with respect to any Guarantied Obligation is rescinded or must otherwise be restored by any Guarantied Party, Collateral Agent, any Credit Agent or any other Person upon the bankruptcy or reorganization of Company, any Guarantor, any other Person or otherwise.

                                      XIV-6

            Guarantors further agree, in furtherance of the foregoing and not in limitation of any other right which any Guarantied Party, Collateral Agent, any Credit Agent or any other Person may have at law or in equity against Guarantors by virtue hereof, upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether by required prepayment, declaration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
Section 362(a)), Guarantors will forthwith pay, or cause to be paid, in cash, to Collateral Agent for the ratable benefit of Guarantied Parties, an amount equal to the sum of the unpaid principal amount of such Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to Company, would have accrued on such Guarantied Obligations) and all other Guarantied Obligations then owed to Guarantied Parties as aforesaid. All such payments shall be applied promptly from time to time by the Collateral Agent:

            First, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

            Second, to the payment of the Guarantied Obligations as provided in Section 3 of the Intercreditor Agreement; provided that in making such application to any Commercial Paper Holder (or the Commercial Paper Representative in respect of such Commercial Paper Holder) in respect of any Commercial Paper Obligations, the Collateral Agent shall be entitled to deduct from such Commercial Paper Holder's share of such payments such Commercial Paper Holder's pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties (as defined in Section 7(c) of the Intercreditor Agreement) pursuant to Section
      7(c) of the Intercreditor Agreement; and

            Third, after payment in full of all Guarantied
      Obligations, to the payment to Guarantors, or their successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

            Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that Collateral Agent or any Guarantied Party now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Collateral Agent or any Guarantied Party. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Revolving Loan Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including without limitation any such right of contribution hereunder) as a result of any payment hereunder. Each Guarantor further agrees

                                      XIV-7
that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any such rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Collateral Agent or any Guarantied Party may have against Company, to all right, title and interest Collateral Agent or any Guarantied Party may have in any such collateral or security, and to any right Collateral Agent or any Guarantied Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Collateral Agent on behalf of Guarantied Parties and shall forthwith be paid over to Collateral Agent for the benefit of Guarantied Parties to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

            No delay or omission by any Guarantied Party, Collateral Agent or any Credit Agent to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by Guarantors therefrom, shall in any event be effective without the written concurrence of Requisite Lenders under the Credit Agreement then in effect; provided that no such amendment, modification, termination, waiver or consent which would reduce or adversely affect the right of the Commercial
Paper Representatives to request or direct the Collateral Agent to take action as provided in Section 2(a) of the Intercreditor Agreement shall in any event be effective as to the Commercial
Paper Holders or Commercial Paper Representatives in respect of any Commercial Paper outstanding at the time of such amendment, modification, termination, waiver or consent without the written concurrence of the Commercial Paper Representatives in respect of a majority in aggregate face amount of such outstanding
Commercial Paper. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default.

            Anything contained in this Guaranty to the contrary notwithstanding, no Guarantied Party shall be entitled to take any action whatsoever to enforce any term or provision of this Guaranty except through the Collateral Agent in accordance with the terms of the Intercreditor Agreement.

            This Guaranty shall be binding upon each Guarantor and its respective successors and assigns and shall inure to the benefit of the successors and assigns of Collateral Agent and Guarantied Parties and, in the event of any transfer or assignment of rights by Collateral Agent or any Guarantied Party, the rights and privileges herein conferred upon Collateral Agent and Guarantied Parties shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

            Upon the liquidation of any Guarantor, the obligations of that Guarantor hereunder shall be assumed by its successors (including, without limitation, its stockholders on the date of such liquidation) except to the extent that any such assumption
(i) shall be prohibited by applicable law or (ii) would be considered an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code which investment would trigger an increase in the

                                      XIV-8
gross income of a United States stockholder of such successor pursuant to Section 951 (or a successor provision) of the Internal Revenue Code.

            If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by the Credit Agreement then in effect or otherwise consented to by Requisite Lenders under the Credit Agreement then in effect, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Credit Agent, Collateral Agent or any other Person or any Guarantied Party, effective as of the time of such Asset Sale or consent.

            If any Guarantor or any of its successors in interest under this Guaranty shall be merged with and into any O-I Subsidiary in a transaction not prohibited by the Credit Agreement then in effect or otherwise consented to by Requisite Lenders under the Credit Agreement then in effect, and if such Guarantor or such successor in interest, as the case may be, is not the surviving corporation in such merger, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall be automatically discharged and released without any further action by any Credit Agent, Collateral Agent or any other Person or any Guarantied Party, effective as of the time of consummation of such merger.

            THIS GUARANTY, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER, SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED
BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401
OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            All judicial proceedings brought against any Guarantor with respect to this Guaranty may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Guaranty, each Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty. Each Guarantor designates and appoints C T Corporation System, The Corporation Trust Company, 1633 Broadway, New York, New York
10019 and such other Persons as may hereafter be selected by Guarantors irrevocably agreeing in writing to so serve, as their agent to receive on their behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by each Guarantor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each Guarantor at the address of the Company provided in the Credit Agreement except that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by any Guarantor refuses to accept service, each Guarantor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right of Collateral Agent to bring proceedings against any Guarantor in the courts of any other jurisdiction.

            The initial Guarantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart of this Guaranty. Upon delivery of any

                                      XIV-9
such counterpart to Collateral Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Lenders not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

            This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                   [Remainder of page intentionally left blank]

                                      XIV-10

            IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed as of the day and year first written above.


            Owens-Illinois Group, Inc., Owens-Brockway Packaging, Inc. (formerly named "OI Glass Container FTS Inc."), OI Closure FTS Inc., OI Plastic Products FTS Inc., O-I Health Care Holding Corp. (formerly named "Health Care and Retirement Corporation"), OI General FTS Inc., OI General Finance Inc., Owens-Brockway Glass Container Inc. (formerly named "Owens-Illinois Glass Container Inc." and "OI Glass Container STS Inc."), OI IONE STS Inc., Owens-Illinois Closure Inc. (formerly named "OI Closure STS Inc."), Owens-Brockway Plastic Products Inc., Owens-Illinois Prescription Products Inc. (formerly named "OI Prescription Products STS Inc."), Owens-Illinois Labels Inc., Owens-Illinois General Inc. (formerly named "OI General STS Inc."), OI Castalia STS Inc., OI Levis Park STS Inc., OI AID STS Inc. and Specialty Packaging Licensing Company.


                                          By:
                                          _______________________________

                                                David G. Van Hooser
                                                Vice President and Treasurer
                                                of each of the foregoing
                                                Guarantors

ACCEPTED AND AGREED TO:

BANKERS TRUST COMPANY,
as Collateral Agent

By: __________________________
Title:

            IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed as of __________,
____.

ACCEPTED AND AGREED TO:

BANKERS TRUST COMPANY,
as Collateral Agent

By: __________________________
Title:



______________________________
(Name of Additional Guarantor)


By: _________________________

Name: _________________________

Title: _________________________

                                      XIV-S-1

                                    EXHIBIT XV

                                     [FORM OF]

                             COMPANY PLEDGE AGREEMENT



            This FIFTH AMENDED AND RESTATED COMPANY PLEDGE AGREEMENT (as amended, amended and restated or otherwise modified from time to time, herein called "this AGREEMENT") is dated as of November
19, 1996, between OWENS-ILLINOIS, INC., a Delaware corporation
(the "PLEDGOR"), and BANKERS TRUST COMPANY ("BANKERS"), as Collateral Agent for and representative of (in such capacity herein called the "COLLATERAL AGENT") the Lenders (as hereinafter defined), the Interest Rate Exchangers (as hereinafter defined), the Currency Exchangers (as hereinafter defined), the Foreign Lenders (as hereinafter defined), the trustee (including any successor, the "SENIOR DEBENTURE TRUSTEE") under the Senior Debenture Indenture (as hereinafter defined), the Commercial
Paper Holders and the Commercial Paper Representatives (as such terms are hereinafter defined), the trustee (including any successor, the "SUBORDINATED DEBT TRUSTEE") under the Subordinated Debt Indenture (as hereinafter defined), and amends and restates the Fourth Amended and Restated Company Pledge Agreement dated as of December 15, 1993 (the "EXISTING COMPANY PLEDGE AGREEMENT") among the Pledgor and Bankers, as collateral agent for and representative of the Lenders and the Senior Note Trustee (as such terms are defined in the Existing Company Pledge Agreement), the Interest Rate Exchangers, the Currency
Exchangers, the Foreign Lenders, the Senior Debenture Trustee, the Subordinated Debt Trustee, the Commercial Paper Holders and the Commercial Paper Representatives. Certain defined terms used in this Agreement are indexed in Annex 1 to this Agreement.


                                  R E C I T A L S

            1.    The Pledgor is the legal and beneficial owner of
(i) the shares of stock described in Part I of Schedule I hereto (the "PLEDGED SHARES") issued by the corporations named therein, which shares constitute the percentage of all of the issued and outstanding shares of all classes of capital stock of such companies identified in Part I of said Schedule I, and (ii) the indebtedness described in Part II of said Schedule I (the
"PLEDGED DEBT") issued by the obligors named therein;

            2. The Current Lenders (including certain of such Current Lenders appointed as Managers for such Current Lenders) and the Current Credit Agent (as such terms are defined in the Existing Company Pledge Agreement) have entered into a Refinancing Credit Agreement dated as of December 15, 1993 with the Pledgor (said Refinancing Credit Agreement, as amended to the date hereof, being the "EXISTING CREDIT AGREEMENT"), and the obligations of the Pledgor under the Existing Credit Agreement have been secured on a senior basis pursuant to the Existing Company Pledge Agreement and the Existing Intercreditor Agreement (such term being used herein as defined in the Intercreditor Agreement (as hereinafter defined));

            3. The Pledgor, Owens-Illinois Group, Inc., a Delaware corporation ("GROUP"), as guarantor, and the Senior Debenture
Trustee have entered into an Indenture dated as of December 15, 1991 (the "SENIOR DEBENTURE INDENTURE") pursuant to which the

Pledgor has issued $1,000,000,000 in aggregate principal amount of 11% Senior Debentures Due 2003 (the "SENIOR DEBENTURES");

            4. As more fully described in the recitals to the Existing Company Pledge Agreement, the Indebtedness evidenced by the Senior Debentures has been secured on a senior basis pursuant to the Existing Company Pledge Agreement, subject to certain limitations on the rights of the Senior Debenture Trustee under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Company Pledge Agreement) and other matters, and the Pledgor desires that such Indebtedness continue to be secured on a senior basis by the Pledged Collateral to the same extent, and subject to the same limitations relative to the other obligations secured by the Pledged Collateral (treating the Current Credit Agreement for such purposes as being in all respects the same as the Existing Credit Agreement), as under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement; provided that, notwithstanding the foregoing, the holders of any Senior Debentures and the Senior Debenture Trustee shall only be entitled to the benefits of this Agreement if the Senior Debenture Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement;

            5. The Pledgor and the Subordinated Debt Trustee have entered into an Indenture dated as of April 1, 1992, together with supplements thereto dated as of April 8, 1992, June 22, 1992, August 4, 1992, August 24, 1992 and October 8, 1992
(collectively, the "SUBORDINATED DEBT INDENTURE"), pursuant to which the Pledgor has issued the following (collectively, the "SUBORDINATED DEBT SECURITIES"): (a) $250,000,000 in aggregate principal amount of 10-1/4% Senior Subordinated Notes Due
April 1, 1999; (b) $150,000,000 in aggregate principal amount of 10-1/2% Senior Subordinated Notes Due June 15, 2002;
(c) $250,000,000 in aggregate principal amount of 10% Senior Subordinated Notes Due August 1, 2002; (d) $200,000,000 in aggregate principal amount of 9-3/4% Senior Subordinated Notes
Due August 15, 2004; and (e) $100,000,000 in aggregate principal amount of 9.95% Senior Subordinated Notes Due October 15, 2004
(the Subordinated Debt Securities described in the foregoing clauses (a)-(d) having been referred to in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement as
"1992 Refinancing Subordinated Debt", and the Subordinated Debt Securities referred to in the foregoing clause (e) having been referred to in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement as "Additional 1992 Subordinated Debt");

            6. As more fully described in the recitals to the Existing Company Pledge Agreement, the Indebtedness evidenced by the Subordinated Debt Securities has been secured on a senior subordinated basis pursuant to the Existing Company Pledge Agreement, subject to certain limitations on the rights of the Subordinated Debt Trustee under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Company Pledge Agreement) and other matters, and the Pledgor desires that such Indebtedness continue to be secured on a senior subordinated basis by the Pledged Collateral to the same extent, and subject to the same limitations relative to the other obligations secured by the Pledged Collateral (treating the Current Credit Agreement for such purposes as being in all respects the same as the Existing Credit Agreement), as under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement; provided that the holders of any Subordinated Debt Securities and the Subordinated Debt Trustee shall only be entitled to the benefits of this Agreement if the Subordinated Debt Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement;

            7. Certain lenders (the "CURRENT LENDERS"), the Current Lenders appointed as Co-Agents for the Current Lenders, Bank of America National Trust and Savings Association, as Documentation Agent for the Current Lenders, and Bankers, as Administrative Agent for the Current Lenders (in such capacity herein called the "CURRENT CREDIT AGENT"), have entered into a Refinancing Credit Agreement dated as of November 19, 1996 with the Pledgor (said Refinancing Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "CURRENT CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect), pursuant to which the Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to extend certain credit facilities to the Pledgor and Acquisition Newcos for the purpose of, among other things, (a) refinancing all outstanding Indebtedness under the Existing Credit Agreement and (b) permitting the Pledgor to issue Commercial Paper as more fully described below;

            8. The Pledgor desires that all obligations of the Pledgor under the Current Credit Agreement and any Successor Credit Agreements be secured on a senior basis by the Pledged Collateral to the same extent as the obligations under the Existing Credit Agreement have been secured by the Pledged Collateral (as defined in the Existing Company Pledge Agreement), and that the relative priority of the Liens and other rights in favor of the Credit Agents and the Lenders (as such terms are hereinafter defined) with respect to the Pledged Collateral be the same in all substantive respects as the relative priority of the corresponding Liens and other rights granted to the Current Credit Agent and the Current Lenders (as such terms are defined in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement), in each case as compared to the relative priority of any corresponding Liens and other rights granted to the Senior Debenture Trustee, the Subordinated Debt Trustee and the holders of any other obligations secured by the Pledged Collateral;

            9. (a) As more fully described in the recitals to the Existing Company Pledge Agreement, to the extent that the Current Credit Agreement refinances all or any portion of the Indebtedness under the Existing Credit Agreement or the Senior Debenture Indenture, the Current Credit Agreement and any
Successor Credit Agreements will each constitute a "Successor
Credit Agreement" as defined in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement and, as such, the Current Credit Agreement and any Successor Credit Agreements will automatically be entitled to be secured by the Pledged Collateral on the basis described in Recital 8, and (b) whether or not the Current Credit Agreement constitutes a "Successor
Credit Agreement" as defined in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement, the terms of the Senior Debenture Indenture, the Subordinated Debt Indenture, the Existing Company Pledge Agreement and the Existing
Intercreditor Agreement permit the amendments to the Existing Company Pledge Agreement and the Existing Intercreditor Agreement effected pursuant to this Agreement and the Intercreditor
Agreement without the consent of the holders of the Senior Debentures or the Subordinated Debt Securities for the purpose of securing the Current Credit Agreement and any Successor Credit Agreements by the Pledged Collateral on the basis described in Recital 8; and accordingly the entire amount of the obligations under the Current Credit Agreement and any Successor Credit Agreements is entitled (as described in the foregoing clauses (a) and (b)) to be secured by the Pledged Collateral on the basis described in Recital 8;

            10. It is contemplated that, from time to time, the Current Lenders or other financial institutions (collectively, the "SUCCESSOR LENDERS") may enter into one or more agreements with the Pledgor and other Persons, including Subsidiaries of the Pledgor, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder which are Subsidiaries of the Pledgor) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement or the Senior Debenture Indenture (said agreements, as they may exist from time to time (but, in the case of such a refinancing or restructuring, only to the extent thereof), being the "SUCCESSOR CREDIT AGREEMENTS", which together with the Current Credit Agreement are referred to herein as the "CREDIT AGREEMENTS"; provided that, notwithstanding the fact (as described in certain of the following recitals) that any agreement or instrument pursuant to which any Commercial Paper is issued or evidencing any Commercial Paper Obligations (as herein-after defined) (collectively, the "COMMERCIAL PAPER DOCUMENTS") could have constituted a Successor Credit Agreement, in no event shall any Commercial Paper Document be deemed to be a Successor Credit Agreement or a Credit Agreement; and provided, further, that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require the Current Credit Agent to execute an acknowledgment to the Intercreditor Agreement in connection with such amendment, amendment and restatement or other modification) (the Current Lenders and any Successor Lenders being collectively referred to herein as the "LENDERS", and the Current Credit Agent and any agents (collectively, the "SUCCESSOR CREDIT AGENTS") under any Successor Credit Agreements being collectively referred to herein as the "CREDIT AGENTS"), and the Pledgor desires that, as described in Recitals 8 and 9, the obligations of the Pledgor and any additional borrowers which are Subsidiaries of the Pledgor under any Successor Credit Agreements be secured by the Pledged Collateral to the same extent as the obligations under the Current Credit Agreement;

            11. The Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to permit the Pledgor to issue Commercial Paper in an aggregate face amount at any time outstanding not to exceed the amount specified in the Current Credit Agreement to the extent that the Pledgor has reserved unused a portion of the Revolving Loan Commitments under the Current Credit Agreement, and the Pledgor desires that all obligations of the Pledgor under any such Commercial Paper outstanding from time to time (collectively, the "COMMERCIAL PAPER OBLIGATIONS") be secured on a senior basis by the Pledged Collateral;

            12. The parties hereto desire to acknowledge and confirm, for the benefit of any financial institutions initially purchasing any such Commercial Paper (each an "INITIAL COMMERCIAL PAPER HOLDER" and collectively the "INITIAL COMMERCIAL PAPER HOLDERS") or appointed to act as agent or representative for the holders from time to time of such Commercial Paper (each a "COMMERCIAL PAPER REPRESENTATIVE" and collectively the "COMMERCIAL PAPER REPRESENTATIVES"; provided that in the event no such financial institution is appointed to act as agent or representative for the holders of any Commercial Paper, the Initial Commercial Paper Holder in respect of such Commercial Paper shall be deemed to be the Commercial Paper Representative in respect of such Commercial Paper) and for the benefit of the holders from time to time of such Commercial Paper (together with the Initial Commercial Paper Holders, the "COMMERCIAL PAPER

HOLDERS"), that during any period in which any Commercial Paper is outstanding such Commercial Paper constitutes a restructuring of a portion of the credit facilities provided under the Current Credit Agreement and accordingly that all Commercial Paper Obligations would also constitute Indebtedness outstanding under a "Successor Credit Agreement" as defined in this Agreement and the Intercreditor Agreement, and as such all Commercial Paper Obligations are entitled to constitute Senior Secured Obligations (as hereinafter defined); provided that, as a condition to permitting the Pledgor to issue Commercial Paper, the Current Lenders have required, as was required in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement, that no Commercial Paper Document shall be deemed to be a "Successor Credit Agreement" for purposes of this Agreement or the Intercreditor Agreement and that certain limitations be placed on the rights of the Commercial Paper Holders and the Commercial Paper Representatives with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral and other matters; and provided, further, that the Commercial Paper Holder and Commercial Paper Representative in respect of any Commercial Paper shall only be entitled to the benefits of this Agreement if such Commercial Paper Representative shall have executed and delivered to the Collateral Agent an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgor;

            13. The Pledgor contemplates that it may, from time to time, enter into certain guaranties permitted under the Credit Agreements (collectively, the "FOREIGN LENDER GUARANTIES") in support of certain indebtedness of certain Foreign Subsidiaries (collectively, the "FOREIGN LENDER DEBT") to certain Lenders (collectively, the "FOREIGN LENDERS") under certain loan and other credit agreements (collectively, the "FOREIGN LOAN AGREEMENTS"), and the Pledgor desires that its obligations under the Foreign Lender Guaranties (such obligations being collectively referred to herein as the "FOREIGN LENDER
OBLIGATIONS") continue to be secured by the Pledged Collateral, to the extent permitted by the Credit Agreements, to the same extent as under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement; provided that any Foreign
Lender desiring such security shall execute and deliver to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgor;

            14. It is contemplated that the Pledgor may from time to time enter into Interest Rate Agreements and Currency
Agreements with one or more Lenders (collectively, the "INTEREST RATE EXCHANGERS" or the "CURRENCY EXCHANGERS," as the case may
be) and the Pledgor desires that its obligations under such agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the "INTEREST RATE OBLIGATIONS" or the "CURRENCY OBLIGATIONS," as the case may be), continue to be secured hereunder to the same extent as under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement; provided that any Interest Rate Exchanger or any Currency Exchanger requiring such security shall execute and deliver to the Collateral Agent an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgor;

            15. As described in Recital 9, all or a portion of the Current Credit Agreement constitutes a "Successor Credit
Agreement" as defined in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement, and accordingly the Current Lenders constitute "Lenders" as defined in the Existing Company Pledge Agreement and the Existing Intercreditor Agreement and are entitled to be secured by the Pledged Collateral in their capacities as Foreign Lenders, Interest Rate Exchangers and
Currency Exchangers as described in Recitals 13 and 14;

            16. The Pledgor has executed and delivered the Existing Company Pledge Agreement to Bankers, as collateral agent for and representative of the Lenders and the Senior Note Trustee (as such terms are defined in the Existing Company Pledge Agreement), the Interest Rate Exchangers, the Currency Exchangers, the
Foreign Lenders, the Senior Debenture Trustee, the Subordinated
Debt Trustee, the Commercial Paper Holders and the Commercial
Paper Representatives;

            17. The Current Credit Agent, the Senior Debenture Trustee, the Subordinated Debt Trustee and the Collateral Agent have entered into a Sixth Amended and Restated Intercreditor Agreement dated the date hereof (said Sixth Amended and Restated Intercreditor Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "INTERCREDITOR AGREEMENT"), which amends and restates the Existing Intercreditor Agreement and provides for, inter alia, the appointment of the Collateral Agent to administer the Pledged Collateral; and

            18. The Pledgor wishes to confirm the continuation of the pledge and grant of security interests in favor of the Collateral Agent for the benefit of the Lenders, the Credit
Agents, the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the holders of the Senior Debentures and the Senior Debenture Trustee, and the Commercial Paper Holders and the Commercial Paper Representatives (collectively, the "SENIOR SECURED PARTIES") and for the benefit of the holders of the Subordinated Debt Securities and the Subordinated Debt Trustee (collectively, the "JUNIOR SECURED PARTIES"; the Senior Secured Parties and the Junior Secured Parties being collectively referred to herein as the "SECURED PARTIES");

            NOW, THEREFORE, in consideration of the premises the parties hereto agree that the Existing Company Pledge Agreement is hereby amended and restated as follows:

            SECTION 1.  PLEDGES.

            A. SENIOR PLEDGE. The Pledgor hereby pledges to the Collateral Agent and grants to the Collateral Agent for the benefit of the Senior Secured Parties a first priority security interest in the following (the "PLEDGED COLLATERAL") to secure the Senior Secured Obligations (as defined in Section 2A):

            (i) the Pledged Shares and the certificates representing the Pledged Shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and, subject to Section 6, all dividends, cash or proceeds, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

            (ii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

            (iii) all shares of any Person directly owned or held by the Pledgor which, after the date of this Agreement, is or becomes, as a result of any occurrence, a Subsidiary (subject to the obtaining or making of any foreign governmental actions, notices or filings as referred to in
      Section 4(iii)) of the Pledgor (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided that the Pledgor shall not be required to pledge more than 65% of the shares of capital stock of any Subsidiary which is a Foreign Entity and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this Section 1A(iii) to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code which investment would trigger an increase in the gross income of a United States shareholder of the Pledgor pursuant to Section 951 (or a successor provision) of the Internal Revenue Code; and

            (iv)        the Pledged Debt and the instruments
      evidencing the Pledged Debt, and all interest, cash instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt.

            The foregoing pledge and grant of a security interest confirms the pledge and grant of a first priority security interest in the Pledged Collateral to secure the Senior Secured Obligations made in the Original Company Pledge Agreement (such term being used herein as used in the Existing Company Pledge Agreement) and heretofore confirmed in each preceding amendment and restatement of the Original Company Pledge Agreement and continues in all respects the pledge and grant therein without in any way causing any interruption in continuity from such original pledge and grant.

            B. JUNIOR PLEDGE. The Pledgor hereby pledges to the Collateral Agent and grants to the Collateral Agent for the benefit of the Junior Secured Parties a second priority security interest in the Pledged Collateral to secure the Junior Secured
Obligations (as defined in Section 2B).

            The foregoing pledge and grant of a security interest confirms the pledge and grant of a second priority security interest in the Pledged Collateral to secure the Junior Secured Obligations made in the First Amended and Restated Company Pledge Agreement and heretofore confirmed in each preceding amendment and restatement of the First Amended and Restated Pledge Agreement and continues in all respects the pledge and grant therein without in any way causing any interruption in continuity from such original pledge and grant.

            SECTION 2.  SECURED OBLIGATIONS.

            A. SENIOR SECURED OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all Obligations now or hereafter existing under or in respect of the Credit Agreements (the "OBLIGATIONS"), the notes which evidence Indebtedness under the Credit Agreements (the "NOTES"), all Interest Rate Obligations and Currency Obligations now or hereinafter existing under or in respect of the Interest Rate Agreements and the Currency Agreements, all Foreign Lender Obligations, all obligations of the Pledgor now or hereafter existing under the Senior Debenture Indenture and the Senior Debentures issued thereunder, and all Commercial Paper Obligations, in each case whether for principal, premium or interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to the Pledgor, would accrue on such obligations), payments for early termination, fees, expenses or otherwise and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations being the "SENIOR SECURED OBLIGATIONS"); provided that the pledge made and security interest granted in Section 1A and any other provisions of this Agreement shall be effective as to any obligations in respect of any Successor Credit Agreements, Interest Rate Agreements, Currency Agreements and Foreign Lender Guaranties only if the holders of such obligations or their representatives shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgor; provided, further that the pledge made and security interest granted in Section 1A and any other provisions of this Agreement shall be effective as to any obligations in respect of the Senior Debenture Indenture and the Senior Debentures issued thereunder only if the Senior Debenture Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement; provided, further that the pledge made and security interest granted in Section 1A and any other provisions of this Agreement shall be effective as to any Commercial Paper Obligations in respect of any Commercial Paper only if the Commercial Paper Representative in respect of such Commercial Paper shall have executed and delivered to the Collateral Agent an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by the Pledgor; and provided, further that the pledge made and security interest granted by the Pledgor in Section 1A shall be released, and any other provisions of this Agreement with respect to such pledge made and security interest granted by the Pledgor shall cease to be effective, in each case with respect to the obligations of the Pledgor under the Senior Debenture Indenture and the Senior Debentures issued thereunder, if upon the date of such release
(i) all outstanding Indebtedness (as defined in the Senior Debenture Indenture) of the Pledgor incurred, or taken into account in determining the amount of Indebtedness (as defined in the Senior Debenture Indenture) outstanding, under clause (i) of part (a) of Section 4.03 of the Senior Debenture Indenture, if incurred by the Pledgor on that date, would be permitted to be incurred by the Pledgor under Section 4.03 of the Senior Debenture Indenture and secured (if applicable) under
Section 4.08 of the Senior Debenture Indenture, in each case under the permitted exceptions to the restrictions set forth therein (other than clause (i) of Section 4.08 of the Senior Debenture Indenture) and (ii) no Default (as defined in the Senior Debenture Indenture) would occur as a result thereof or otherwise shall have occurred and be continuing. For purposes of determining the amount of Senior Secured Obligations relating to any obligation with respect to which a Person other than the Pledgor is the direct or primary obligor and with respect to which the Pledgor is a guarantor (including by way of providing security), the total amount of such Senior Secured Obligations shall be calculated without duplication of the amount of such direct or primary obligation secured by the Pledged Collateral and the related guaranty obligations of the Pledgor secured by the Pledged Collateral.

            B. JUNIOR SECURED OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including amounts which would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section
 362(a)), of all obligations of the Pledgor now or hereafter existing under the Subordinated Debt Indenture and the Subordinated Debt Securities issued thereunder, in each case whether for principal, premium, interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to the Pledgor, would accrue on such obligations), fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being the "JUNIOR SECURED OBLIGATIONS"); provided that the pledge made and the security interest granted in
Section 1B and any other provisions of this Agreement shall be effective as to any obligations in respect of the Subordinated Debt Indenture and the Subordinated Debt Securities issued thereunder only if the Subordinated Debt Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement.

            SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. All such certificates and instruments delivered pursuant to the Original Company Pledge Agreement or any preceding amendment and restatement of the Original Company Pledge Agreement shall be retained by the Collateral Agent without re-delivery hereunder. The Collateral Agent shall have the right, at any time upon or after the occurrence of an Event of Default (as defined in Section 11A) and without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

            SECTION 4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

            (i) The Pledgor is, and at the time of delivery of any Pledged Collateral to the Collateral Agent pursuant to
      Section 3 of this Agreement will be, the legal and beneficial owner of the Pledged Collateral free and clear of any Lien except for the lien and security interest created by this Agreement.

            (ii) The Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pursuant to this Agreement.

            (iii) No consent of any other party (including, without limitation, stockholders or creditors of the Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (y) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement; except (a) for foreign governmental actions, notices or filings required for actions referred to in clauses (x) and (y) as to Pledged Shares issued by corporations which own, directly or indirectly, the stock of Foreign Entities and (b) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

            (iv) All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

            (v) The pledge of the Pledged Shares and the Pledged Debt pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares and the Pledged Debt securing the payment of the Senior Secured Obligations and a valid and perfected second priority security interest in the Pledged Shares and the Pledged Debt securing the payment of the Junior Secured Obligations.

            (vi) As of the date hereof, the Pledged Shares consisting of capital stock of the Persons identified in
      Part I of Schedule I annexed hereto constitute the percentage of the issued and outstanding shares of stock of such Persons as identified in Part I of Schedule I annexed hereto. The Pledged Debt constitutes all of the issued and outstanding O-I Subsidiary Debt Obligations owing to the Pledgor as of the date hereof.

            (vii) Except as otherwise permitted by the Credit Agreements, the Pledgor at all times will be sole beneficial owner of the Pledged Collateral.

            (viii) All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects.

            (ix) The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulations G, U or X of the Federal Reserve Board.

            (x) The Pledgor does not directly own any other shares of capital stock of any Subsidiary of the Pledgor other than the shares of capital stock described in Part I of Schedule
      I annexed hereto and shares of capital stock not required to be pledged hereunder pursuant to the proviso to Section 1A(iii).

            SECTION 5. SUPPLEMENTS, FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

            The Pledgor further agrees that it will, upon obtaining any shares of any Person required to be pledged pursuant to Sections 1A(ii) or 1A(iii), promptly (and in any event within five (5) Business Days) deliver to the Collateral Agent a pledge amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. The Pledgor hereby authorizes the Collateral
Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

            SECTION 6. VOTING RIGHTS; DIVIDENDS; ETC. (a) As long as no Event of Default shall have occurred and be continuing:

            (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreements, the Senior Debenture Indenture or the Subordinated Debt Indenture; provided, however, that the Pledgor shall give the Collateral Agent at least 5 days' prior written notice of the manner in which it intends to exercise any such right. It is understood, however, that neither (A) the voting by the Pledgor of any Pledged Shares for, or the Pledgor's consent to, the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) the Pledgor's consent to or approval of any action otherwise permitted under this Agreement, the Credit Agreements, the Senior Debenture Indenture and the Subordinated Debt Indenture shall be deemed inconsistent with the terms of this Agreement, the Credit Agreements, the Senior Debenture Indenture or the Subordinated Debt
      Indenture within the meaning of this Section 6(a)(i), and no notice of any such voting or consent need be given to the Collateral Agent.

            (ii) The Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends, distributions, principal and interest paid in respect of the Pledged Collateral; provided, however, that any and all dividends and other distributions in equity securities shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (iii) In order to permit the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a)(i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to
      Section 6(a)(ii) above, the Collateral Agent shall, if necessary, upon written request of the Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, dividend payment orders and other instruments as the Pledgor may reasonably request.

            (b) Upon the occurrence and during the continuance of an Event of Default:

            (i) Upon written notice from the Collateral Agent to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

            (ii) All rights of the Pledgor to receive the dividends, distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions, principal and interest payments during the continuance of such Event of Default.

            (c) In order to permit the Collateral Agent to receive all dividends and other distributions to which it may be entitled under Section 6(a)(ii) above, to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 6(b)(i) above, and to receive all dividends, distributions, principal and interest payments and other distributions which it may be entitled to receive under Section 6(b)(ii) above, the Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

            (d) All dividends, distributions, principal and interest payments which are received by the Pledgor contrary to the provisions of Section 6(b)(ii) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            SECTION 7.  TRANSFERS AND OTHER LIENS; ADDITIONAL
SHARES.

            A. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not, except as permitted by the Credit Agreements, the Senior Debenture Indenture and the Senior Debenture Guaranties
(as defined in the Intercreditor Agreement) (in the case of the Senior Debenture Indenture and such Senior Debenture Guaranties, only to the extent the obligations of the Pledgor under the Senior Debenture Indenture are then secured by the Pledged Collateral) and the Subordinated Debt Indenture, (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the lien and security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, however, that in the event of an Asset Sale permitted by the Credit Agreements wherein the assets subject to such Asset Sale are Pledged Shares, the Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale to the Pledgor free and clear of the lien and security interest under this Agreement (a) so long as any Obligations remain outstanding under the Credit Agreements, concurrently with the receipt of advice from the Credit Agent that arrangements satisfactory to it have been made for delivery to it of the Net Cash Proceeds of such Asset Sale to which the Lenders are entitled under such Credit Agreements and the Intercreditor Agreement, (b) after such time as all Obligations under the Credit Agreements have been indefeasibly paid in full, in the event that any other Secured Parties are entitled to receive any portion of the Cash Proceeds of such Asset Sale, concurrently with the receipt of advice from the agent or trustee for such Secured Parties that arrangements satisfactory to it have been made for delivery to it of the amounts required to be paid to such Secured Parties out of the Cash Proceeds of such Asset Sale, and (c) in the event no Secured Party is entitled to receive any portion of the Cash Proceeds of such Asset Sale, concurrently with the consummation of such Asset Sale; provided, in the case of clause (c), that the issuer of the Pledged Shares that are the subject of such Asset Sale will be concurrently released from its obligations, if any, as a guarantor under the Senior Debenture Indenture (or would have been so released if such issuer of the Pledged Shares were such a guarantor); and provided, further, that notwithstanding anything herein to the contrary, (x) the Collateral Agent shall release Pledged Shares or other Pledged Collateral from the lien and security interest of this Agreement as may be specified by the Credit Agent upon the approval of the release of such Pledged Shares or other
Pledged Collateral by Requisite Lenders under the Credit
Agreement and (y) the Collateral Agent shall release Pledged
Shares from the lien and security interest of this Agreement if and to the extent such Pledged Shares are not required to be pledged due to the limitations set forth in the proviso to
Section 1A(iii).

            B.  ADDITIONAL SHARES.  The Pledgor agrees that it will
(i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of each issuer of Pledged Shares;
provided, however, that the Pledgor shall not be required under this clause (ii) to pledge shares of the capital stock of such issuer acquired by any of its Subsidiaries, and (iii) subject to the proviso to Section 1A(iii), pledge hereunder, immediately upon its direct acquisition thereof, any and all shares of stock of any Person which, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary (subject to the obtaining or making of any foreign governmental actions, notices or filings referred to in Section 4(iii)) of the Pledgor.

            SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

            SECTION 9. COLLATERAL AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

            SECTION 10. REASONABLE CARE. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that neither the Collateral Agent nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Shares and Pledged Debt) to preserve rights against any Person with respect to any Pledged Collateral.

            SECTION 11. REMEDIES UPON DEFAULT; DECISIONS RELATING TO EXERCISE OF REMEDIES.

            A. REMEDIES UPON DEFAULT. Subject to Sections 11B and 11C, (i) if any event of default under any Credit Agreement, or
(ii) after such time as all Obligations shall have been indefeasibly paid in full, and provided that the Pledged
Collateral then secures the payment and performance of Interest
Rate Obligations, Currency Obligations, Foreign Lender
Obligations, obligations of the Pledgor under the Senior
Debenture Indenture or Commercial Paper Obligations under any Commercial Paper Document, if any event of default under (A) any Interest Rate Agreement or Currency Agreement which is secured by the Pledged Collateral, (B) any Foreign Lender Guaranty which is secured by the Pledged Collateral, (C) the Senior Debenture Indenture, or (D) any such Commercial Paper Document, as the case may be, or (iii) after such time as all Senior Secured
Obligations shall have been indefeasibly paid in full, and provided that the Pledged Collateral then secures the payment and performance of the Junior Secured Obligations, if any event of default under the Subordinated Debt Indenture (each of the events of default described in the foregoing clauses (i) through (iii) (subject to any provisos set forth therein) being referred to herein as an "EVENT OF DEFAULT") shall have occurred and be continuing:

            (a)(i) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "CODE") in effect in the State of New York at that time, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale but shall not be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral

      Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

            (ii) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the Pledgor would agree to do so.

            (b) If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            B. DECISIONS RELATING TO EXERCISE OF REMEDIES. Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, the Collateral Agent shall exercise, or shall refrain from exercising, any remedy provided for in Section 11A in accordance with the instructions of Requisite Obligees (as defined in the Intercreditor Agreement) and the Credit Agents, the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the holders of the Senior Debentures and the Senior Debenture Trustee, the Commercial Paper Holders and the Commercial Paper Representatives, and the holders of the Subordinated Debt Securities and the Subordinated Debt Trustee shall be bound by such instructions; and the sole rights of the Credit Agents, the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the holders of the Senior Debentures and the Senior Debenture Trustee, the Commercial Paper Holders and the Commercial Paper Representatives, and the holders of the Subordinated Debt Securities and the Subordinated Debt Trustee under this Agreement shall be to be secured by the Pledged Collateral and to receive the payments provided for in

Section 12 hereof; provided, however, that if the Collateral Agent has requested instructions from any Commercial Paper Representative as to the exercise of any such remedies and such Commercial Paper Representative has not promptly responded to such request, in determining the instructions given by Requisite Obligees (as defined in the Intercreditor Agreement), the Collateral Agent shall disregard such Commercial Paper Representative and the outstanding amount of Commercial Paper in respect of which such Commercial Paper Representative is the Commercial Paper Representative.

            C.    LIMITATIONS ON EXERCISE OF REMEDIES.
Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, the Collateral Agent shall not exercise any remedy provided for in Section 11A for the purpose of realizing value on the Pledged Collateral to be applied to the payment of the Junior Secured Obligations unless
(y) such remedy is concurrently being exercised for the purpose of realizing value on the Pledged Collateral to be applied to the payment of the Senior Secured Obligations or (z) all Senior Secured Obligations shall have been indefeasibly paid in full.

            D. NO IMPAIRMENT OF SUBORDINATION IN RIGHT OF PAYMENTS. The Intercreditor Agreement and the Subordinated Debt Indenture set forth certain agreements of the Pledgor, and the holders of the Subordinated Debt Securities are subject to certain obligations, which subordinate the right of payment of such Subordinated Debt Securities to the prior payment of "Senior Indebtedness" (as defined in the Subordinated Debt Indenture). Notwithstanding anything in this Agreement to the contrary, such agreements and obligations of the Pledgor and the holders of the Subordinated Debt Securities shall not be impaired in any manner by the pledge of the Pledged Collateral, the security interest granted by this Agreement or the exercise of rights provided hereunder, and the rights of the holders of such "Senior Indebtedness" shall not be impaired in any manner by any such action.

            SECTION 12. APPLICATION OF PROCEEDS. After and during the continuance of an Event of Default, any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent (all such cash being "PROCEEDS") in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 11 of this Agreement shall be applied promptly from time to time by the Collateral Agent as follows:

            First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

            Second, to the payment of the Senior Secured Obligations as provided in Section 3 of the Intercreditor Agreement; provided that in making such application to the Senior Debenture Trustee in respect of outstanding obligations under the Senior Debenture Indenture, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of the Senior Debentures issued thereunder such holders' pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties (such term being used in this Section 12 as defined in Section 7(c) of the Intercreditor Agreement) pursuant to Section 7(c) of the Intercreditor Agreement; and provided, further, that in making such application to any Commercial Paper Holder (or the Commercial Paper Representative in respect of such Commercial Paper Holder) in respect of any Commercial Paper Obligations, the Collateral Agent shall be entitled to deduct from such Commercial Paper Holder's share of such Proceeds such Commercial Paper Holder's pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c) of the Intercreditor Agreement;

            Third, only after payment in full of all Senior Secured Obligations, to the payment of the Junior Secured
      Obligations as provided in Section 3 of the Intercreditor Agreement; provided that, to the extent applicable, the Subordinated Debt Trustee shall hold any amount so payable subject to the subordination provisions contained in the Subordinated Debt Indenture; provided, further, that in making such application to the Subordinated Debt Trustee, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of the Subordinated Debt Securities such holders' pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c) of the Intercreditor Agreement; and

            Fourth, after payment in full of all Secured
      Obligations, to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

            At the time of any application of Proceeds by the Collateral Agent pursuant to this Section 12, the Collateral Agent shall provide the Senior Debenture Trustee, the Commercial Paper Representative in respect of any Commercial Paper, and the Subordinated Debt Trustee with a certificate setting forth the total amount paid to the Collateral Agent pursuant to Section 7(c) of the Intercreditor Agreement and a calculation of the amounts, if any, deducted from Proceeds paid to the Senior Debenture Trustee, the Commercial Paper Holders in respect of such Commercial Paper, or the Subordinated Debt Trustee, as the case may be.

            SECTION 13. EXPENSES. The Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

            SECTION 14. NO WAIVER. No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

            SECTION 15. COLLATERAL AGENT. The Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Current Credit Agent, the Senior

Debenture Trustee, the Subordinated Debt Trustee and the Foreign Lender listed on the signature pages thereof and, in the event that any Interest Rate Obligations or Currency Obligations, any other Foreign Lender Obligations or any Commercial Paper Obligations are secured hereby, by each Interest Rate Exchanger and Currency Exchanger, each other Foreign Lender and each Commercial Paper Representative executing a counterpart to the Intercreditor Agreement, and the Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement. The Collateral Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Pledged Collateral in its possession to the successor Collateral Agent. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent. Anything contained in this Agreement to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall control.

            SECTION 16. INDEMNIFICATION. The Pledgor hereby agrees to indemnify the Collateral Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Intercreditor Agreement, the Credit Agreements, the Interest Rate Agreements, the Currency
Agreements, the Foreign Lender Guaranties, the Senior Debentures, the Senior Debenture Indenture, the Commercial Paper Documents, the Subordinated Debt Securities, the Subordinated Debt Indenture or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms hereof or of any such other documents or otherwise arising or relating in any manner to the pledges, dispositions of Pledged Collateral or proceeds of Pledged Collateral, or other actions of any nature with respect to the Pledged Collateral contemplated hereunder and under the Intercreditor Agreement to secure the payment of the Secured Obligations (including without limitation the Commercial Paper Obligations); provided, however, that the Pledgor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent or failure by the Collateral Agent to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in Section 10.

            SECTION 17. AMENDMENTS, ETC. Prior to such time as all Senior Secured Obligations shall have been indefeasibly paid in full, this Agreement may not be amended, modified or waived except with the written consent of the Pledgor, the Collateral
Agent and the Credit Agents and, solely with respect to an amendment of Section 12, the relative ranking or the priority of the security interests granted in Section 1, the definitions herein of "Pledged Collateral", "Secured Obligations", "Senior

Secured Obligations" or "Junior Secured Obligations", this
Section 17, or the release of Pledged Collateral except as herein provided, with the written consent of each Interest Rate Exchanger (if the Pledged Collateral then secures such Interest Rate Exchanger), each Currency Exchanger (if the Pledged Collateral then secures such Currency Exchanger), each Foreign Lender (if the Pledged Collateral then secures such Foreign Lender), the Senior Debenture Trustee (if the Pledged Collateral then secures the Senior Debentures), and the Subordinated Debt Trustee (if the Pledged Collateral then secures the Subordinated Debt Securities); provided that the written consent of the Credit Agents shall not be required if the Obligations have been indefeasibly paid in full; provided, further, that if the Obligations have been indefeasibly paid in full, the written consent of the holders of a majority of the outstanding Interest Rate Obligations, Currency Obligations and Foreign Lender Obligations which are secured by the Pledged Collateral shall be required to any amendment, modification or waiver of this Agreement; and provided, further, that (x) during such times as the Pledged Collateral secures payment of any Commercial Paper Obligations, solely with respect to an amendment, modification or waiver which would (i) reduce or adversely affect the right of the Commercial Paper Representatives to request or direct the Collateral Agent to take action as provided in Section 2(a) of the Intercreditor Agreement or (ii) subordinate or cause the Commercial Paper Holders to hold a security interest in the Pledged Collateral junior to the security interest therein of any other holder of Senior Secured Obligations, no such amendment, modification or waiver shall in any event be effective as to the Commercial Paper Holders or Commercial Paper Representatives in respect of any Commercial Paper outstanding at the time of such amendment, modification or waiver except with the prior written consent of the Commercial Paper Representatives in respect of a majority in aggregate face amount of such outstanding Commercial Paper, (y) during such time as the Pledged Collateral secures only the payment of the Junior Secured Obligations and the obligations under or in respect of the Senior Debenture Indenture, this Agreement may not be amended, modified or waived except with the written consent of the Pledgor, the Collateral Agent and the Senior Debenture Trustee, and (z) during such time as the Pledged Collateral secures only the payment of the Junior Secured Obligations, this Agreement may not be amended, modified or waived except with the written consent of the Pledgor, the Collateral Agent and the Subordinated Debt Trustee; provided, however, that, notwithstanding the foregoing, such written consent of the Senior Debenture Trustee or the Subordinated Debt Trustee and, insofar as required by clause (y) or (z) above, as the case may be, the Collateral Agent, shall not be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional Indebtedness secured by the Pledged Collateral and entitled to the benefits hereof insofar as the foregoing is permitted by the Senior Debenture Indenture or the Subordinated Debt Indenture, as the case may be.

            SECTION 18. TERMINATION. When all Secured Obligations have been indefeasibly paid in full, this Pledge Agreement shall terminate, and the Collateral Agent shall, upon the request and at the expense of the Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor. Notwithstanding anything herein (including
Section 20) to the contrary, if all the Senior Secured
Obligations except the obligations in respect of the Senior Debentures have either been indefeasibly paid in full or are no longer secured by any of the Pledged Collateral, this Pledge Agreement shall be terminable at the election of the Pledgor and upon the delivery of written notice of such election to the Collateral Agent, this Pledge Agreement shall terminate and the Collateral Agent shall, at the expense of the Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor.

            SECTION 19. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Pledgor, addressed to it at the address set forth on the signature page of this Agreement, if to the Collateral Agent, addressed to it at the address set forth on the signature page of this Agreement, if to the Current Credit Agent, addressed to it at the address set forth on the signature page of the Current Credit Agreement, if to the Senior Debenture Trustee, addressed to such trustee at the address provided by such trustee pursuant to the Intercreditor Agreement, and if to the Subordinated Debt Trustee, addressed to such trustee at the address provided by such trustee pursuant to the Intercreditor Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 19. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid and shall, when delivered or telecopied, be effective when received.

            SECTION 20. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. Subject to Section 18, this Agreement shall create a continuing security interest in the Pledged Collateral and shall
(i) remain in full force and effect until indefeasible payment in full of all Secured Obligations, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii) and subject to the provisions of subsections 9.2 and 9.17 of the Current Credit Agreement, any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, subject, however, to the provisions of the Intercreditor Agreement.

            SECTION 21. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE CODE REQUIRES THAT THE PERFECTION OF THE SECURITY
INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Current Credit Agreement, terms defined in Articles 8 and 9 of the Code are used herein as therein defined.

            SECTION 22. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings brought against the Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement, the Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The

Pledgor designates and appoints C T Corporation System, The Corporation Trust Company, 1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by the Pledgor irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Pledgor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Pledgor at its address referred to in Section 19, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Pledgor refuses to accept service, the Pledgor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Collateral Agent to bring proceedings against the Pledgor in the courts of any other jurisdiction.

            SECTION 23. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (i) any lack of validity or enforceability of any of the Credit Agreements, the Notes, any Interest Rate
      Agreement, any Currency Agreement, any Foreign Lender
      Guaranty, the Senior Debentures, the Senior Debenture
      Indenture, any Commercial Paper Document, the Subordinated
      Debt Securities, the Subordinated Debt Indenture or any other agreement or instrument relating thereto;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Credit Agreements, the Notes, any Interest Rate Agreement, any Currency Agreement, any Foreign Lender Guaranty, the Senior Debentures, the Senior Debenture Indenture, any Commercial Paper Document, the Subordinated Debt Securities or the Subordinated Debt Indenture;

            (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

            (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.


                   [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       Pledgor
                                       OWENS-ILLINOIS, INC.



                                       By
                                       Title

                                       Notice Address:
                                          Owens-Illinois, Inc.
                                          One Seagate
                                          Toledo, Ohio  43666
                                          Attention:  Treasurer


                                       Collateral Agent
                                       BANKERS TRUST COMPANY



                                       By
                                       Title

                                       Notice Address:
                                          Bankers Trust Company
                                          130 Liberty Street, 14th Floor
                                          New York, New York  10006
                                          Attention:  Mary Jo Jolly

                                       with a copy to:
                                          Bankers Trust Company
                                          300 South Grand Avenue, 41st
                                          Floor
                                          Los Angeles, California 90071
                                          Attention:  Robert G. Kolb

                                      XV-S-1

                                    SCHEDULE I

               Attached to and forming a part of that certain Fifth Amended and Restated Company Pledge Agreement dated as of
November 19, 1996, by Owens-Illinois, Inc., as Pledgor, to
Bankers Trust Company, as Collateral Agent.

                                      PART I

                   Class      Stock             Number    Percentage of
                     of    Certificate   Par      of       All Capital
Stock Issuer       Stock      No(s).    Value   Shares     Stock Owned
------------       -----   -----------  -----   ------    -------------
Owens-Illinois     common        1       $.01    100           100%
  Group, Inc.


                                      PART II

                             Principal               Date of
                            Amount of             Promissory Note
                         Indebtedness as of       Evidencing the
Debt Issuer              December 31, 1988          Pledged Debt
-----------              ------------------       ----------------
Owens-Illinois
  Group, Inc.               $3,552,810,591         March 17, 1987


               The Pledged Debt of each of the Debt Issuers referenced in this Part II of Schedule I shall include all outstanding Indebtedness of such Debt Issuer from time to time owing to Pledgor which indebtedness shall be evidenced by the promissory note or notes referenced above, as amended or supplemented from time to time, and by the records of Pledgor relating to the amounts outstanding from time to time under such promissory note or notes or by any replacement or successor promissory notes issued by such Debt Issuer in favor of Pledgor.

                                      XV-I-1

                                    SCHEDULE II

            To the Fifth Amended and Restated Company Pledge Agreement


                                 PLEDGE AMENDMENT

               This Pledge Amendment, dated as of _________, 19__, is delivered pursuant to Section 5 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Fifth Amended and Restated Company Pledge Agreement dated as of November 19, 1996, between the undersigned and Bankers Trust Company, as Collateral Agent (the "PLEDGE AGREEMENT"; capitalized terms defined therein being used as therein defined), and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Senior Secured Obligations and Junior
Secured Obligations as provided in the Pledge Agreement.

                                       OWENS-ILLINOIS, INC.


                                       By __________________________

                                       Title ________________________





                   Class      Stock                  Number    Percentage of
                     of    Certificate      Par        of       All Capital
Stock Issuer       Stock      No(s).       Value     Shares     Stock Owned
------------       -----   -----------     -----     ------    -------------




                                      XV-II-1

                                      ANNEX 1
                                        to
                            FIFTH AMENDED AND RESTATED
                             COMPANY PLEDGE AGREEMENT

                                  INDEX OF TERMS


Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Bankers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 11A
Collateral Agent . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Commercial Paper Documents . . . . . . . . . . . . . . . . . . . . .Recital 10
Commercial Paper Holders . . . . . . . . . . . . . . . . . . . . . .Recital 12
Commercial Paper Obligations . . . . . . . . . . . . . . . . . . . .Recital 11
Commercial Paper Representative. . . . . . . . . . . . . . . . . . .Recital 12
Commercial Paper Representatives . . . . . . . . . . . . . . . . . .Recital 12
Credit Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 10
Credit Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .Recital 10
Currency Exchangers. . . . . . . . . . . . . . . . . . . . . . . . .Recital 14
Currency Obligations . . . . . . . . . . . . . . . . . . . . . . . .Recital 14
Current Credit Agent . . . . . . . . . . . . . . . . . . . . . . . . Recital 7
Current Credit Agreement . . . . . . . . . . . . . . . . . . . . . . Recital 7
Current Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 7
Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . Section 11A
Existing Company Pledge Agreement. . . . . . . . . . . . . . . . .Introduction
Existing Credit Agreement. . . . . . . . . . . . . . . . . . . . . . Recital 2
Existing Intercreditor Agreement . . . . . . . . . . . Intercreditor Agreement
First Amended and Restated Company                          Existing Company
      Pledge Agreement . . . . . . . . . . . . . . . . . . . .Pledge Agreement
Foreign Lender Debt. . . . . . . . . . . . . . . . . . . . . . . . .Recital 13
Foreign Lender Guaranties. . . . . . . . . . . . . . . . . . . . . .Recital 13
Foreign Lender Obligations . . . . . . . . . . . . . . . . . . . . .Recital 13
Foreign Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 13
Foreign Loan Agreements. . . . . . . . . . . . . . . . . . . . . . .Recital 13
Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 3
Initial Commercial Paper Holder. . . . . . . . . . . . . . . . . . .Recital 12
Initial Commercial Paper Holders . . . . . . . . . . . . . . . . . .Recital 12
Intercreditor Agreement. . . . . . . . . . . . . . . . . . . . . . .Section 17
Interest Rate Exchangers . . . . . . . . . . . . . . . . . . . . . .Recital 14
Interest Rate Obligations. . . . . . . . . . . . . . . . . . . . . .Recital 14
Junior Secured Obligations . . . . . . . . . . . . . . . . . . . . .Section 2B
Junior Secured Parties . . . . . . . . . . . . . . . . . . . . . . .Recital 18
Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 10
Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 2A
Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 2A
Original Company Pledge Agreement. . . . . . Existing Company Pledge Agreement
Paying Indemnifying Parties. . . . . . . . . . . . . . Intercreditor Agreement
Pledge Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5
Pledged Collateral . . . . . . . . . . . . . . . . . . . . . . . . .Section 1A
Pledged Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 1
Pledged Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 1

                                      ANNEX 1-1

Pledgor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 12
Secured Parties. . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 18
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . Section 11A
Senior Debenture Indenture . . . . . . . . . . . . . . . . . . . . . Recital 3
Senior Debenture Trustee . . . . . . . . . . . . . . . . . . . . .Introduction
Senior Debentures. . . . . . . . . . . . . . . . . . . . . . . . . . Recital 3
Senior Secured Obligations . . . . . . . . . . . . . . . . . . . . .Section 2A
Senior Secured Parties . . . . . . . . . . . . . . . . . . . . . . .Recital 18
Subordinated Debt Indenture. . . . . . . . . . . . . . . . . . . . . Recital 5
Subordinated Debt Securities . . . . . . . . . . . . . . . . . . . . Recital 5
Subordinated Debt Trustee. . . . . . . . . . . . . . . . . . . . .Introduction
Successor Credit Agents. . . . . . . . . . . . . . . . . . . . . . .Recital 10
Successor Credit Agreements. . . . . . . . . . . . . . . . . . . . .Recital 10
Successor Lenders. . . . . . . . . . . . . . . . . . . . . . . . . .Recital 10



                                      ANNEX 1-2

                                    EXHIBIT XVI

                                     [FORM OF]

                          O-I SUBSIDIARY PLEDGE AGREEMENT



            This FOURTH AMENDED AND RESTATED INTERMEDIATE SUBSIDIARY PLEDGE AGREEMENT (as amended, amended and restated or otherwise modified from time to time, herein called "this AGREEMENT") is dated as of November 19, 1996, among THE O-I SUBSIDIARIES LISTED
ON THE SIGNATURE PAGES HEREOF, each of which is a Delaware corporation (individually a "PLEDGOR" and collectively the "PLEDGORS"), and BANKERS TRUST COMPANY ("BANKERS"), as Collateral Agent for and representative of (in such capacity herein called the "COLLATERAL AGENT") the Lenders (as hereinafter defined), the Interest Rate Exchangers (as hereinafter defined), the Currency Exchangers (as hereinafter defined), the Foreign Lenders (as hereinafter defined), the trustee (including any successor, the "SENIOR DEBENTURE TRUSTEE") under the Senior Debenture Indenture
(as hereinafter defined) and the Commercial Paper Holders and Commercial Paper Representatives (as such terms are hereinafter defined), and amends and restates the Third Amended and Restated Intermediate Subsidiary Pledge Agreement dated as of December 15, 1993 (the "EXISTING INTERMEDIATE SUBSIDIARY PLEDGE AGREEMENT"), among the Pledgors and Bankers, as collateral agent for and representative of the Lenders (as such term is defined in the Existing Intermediate Subsidiary Pledge Agreement), the Foreign Lenders, the Interest Rate Exchangers, the Currency Exchangers, the Senior Debenture Trustee, and the Commercial Paper Holders and the Commercial Paper Representatives. Certain defined terms used in this Agreement are indexed in Annex 1 to this Agreement.



                                  R E C I T A L S

            1.    Each Pledgor is the legal and beneficial owner of
(a) the shares of stock described opposite its name in Part I of
Schedule I hereto (the "PLEDGED SHARES") issued by the corporations named therein, which shares constitute the percentage of all of the issued and outstanding shares of all classes of capital stock of such companies identified in Part I of said Schedule I, and (b) the indebtedness described opposite its name in Part II of said Schedule I (the "PLEDGED DEBT") issued by the obligors named therein;

            2. The Current Lenders (including certain of such Current Lenders appointed as Managers for such Current Lenders) and the Current Credit Agent (as such terms are defined in the Existing Intermediate Subsidiary Pledge Agreement) have entered into a Refinancing Credit Agreement dated as of December 15, 1993 with Owens-Illinois, Inc., a Delaware corporation (the "COMPANY") (said Refinancing Credit Agreement, as amended to the date hereof, being the "EXISTING CREDIT AGREEMENT");

            3. Owens-Illinois Group, Inc., a Delaware corporation ("GROUP"), and the other Guarantor Subsidiaries (such term being used in this Agreement as defined in the Current Credit Agreement (as hereinafter defined)) have guarantied the obligations of the

                                      XVI-1

Company under the Existing Credit Agreement pursuant to the O-I Subsidiary Guaranty (as such term is defined in the Existing Intercreditor Agreement (such term being used herein as defined in the Intercreditor Agreement (as hereinafter defined)); the "EXISTING LOAN GUARANTY");

            4. The obligations of the Company under the Existing Credit Agreement and the obligations of the Pledgors under the Existing Loan Guaranty have been secured on a senior basis pursuant to the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement;

            5. The Company, Group, as guarantor, and the Senior Debenture Trustee have entered into an Indenture dated as of December 15, 1991 (the "SENIOR DEBENTURE INDENTURE") pursuant to which the Company has issued $1,000,000,000 in aggregate principal amount of 11% Senior Debentures Due 2003 (the "SENIOR DEBENTURES");

            6. Each Pledgor (other than Group) has guarantied the obligations of the Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder pursuant to a Subsidiary Guaranty substantially in the form of Exhibit E to the Senior Debenture Indenture, and Group has guarantied the obligations of the Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder pursuant to the Group Exchange Guaranty, substantially in the form of Exhibit D to the Senior Debenture Indenture (each such Subsidiary Guaranty and such Group Exchange Guaranty being a "SENIOR DEBENTURE GUARANTY"; collectively, the "SENIOR DEBENTURE GUARANTIES");

            7. As more fully described in the recitals to the Existing Intermediate Subsidiary Pledge Agreement, the Indebtedness evidenced by the Senior Debentures and the obligations of the Pledgors under the Senior Debenture Guaranties have been secured on a senior basis pursuant to the Existing Intermediate Subsidiary Pledge Agreement, subject to certain limitations on the rights of the Senior Debenture Trustee under the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Intermediate Subsidiary Pledge Agreement) and other matters, and each Pledgor desires that such Indebtedness and obligations continue to be secured on a senior basis by the Pledged Collateral to the same extent, and subject to the same limitations relative to the other obligations secured by the Pledged Collateral (treating the Current Credit Agreement for such purposes as being in all respects the same as the Existing Credit Agreement), as under the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement; provided that, notwithstanding the foregoing, the holders of any Senior Debentures and the Senior Debenture Trustee shall only be entitled to the benefits of this Agreement if the Senior Debenture Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement;

            8. Certain lenders (the "CURRENT LENDERS"), the Current Lenders appointed as Co-Agents for the Current Lenders, Bank of America National Trust and Savings Association, as Documentation Agent for the Current Lendrers, and Bankers, as Administrative Agent for the Current Lenders (in such capacity herein called the "CURRENT CREDIT AGENT"), have entered into a Refinancing Credit Agreement dated as of November 19, 1996 with

                                      XVI-2
the Company (said Refinancing Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "CURRENT CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect), pursuant to which the Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to extend certain credit facilities to the Company for the purpose of, among other things, (a) refinancing all outstanding Indebtedness under the Existing Credit Agreement and (b) permitting the Company to issue Commercial Paper as more fully described below;

            9. As required in the Current Credit Agreement, Group and the other Guarantor Subsidiaries have guarantied the obligations of the Company under the Current Credit Agreement and any Successor Credit Agreements pursuant to an O-I Subsidiary Guaranty dated as of November 19, 1996 (as amended, amended and restated or otherwise modified from time to time, herein called the "LOAN GUARANTY");

            10. Each Pledgor desires that all obligations of the Company under the Current Credit Agreement and any Successor Credit Agreements and all obligations of the Pledgors under the Loan Guaranty be secured on a senior basis by the Pledged Collateral to the same extent as the obligations under the Existing Credit Agreement and the Existing Loan Guaranty have been secured by the Pledged Collateral (as defined in the Existing Intermediate Subsidiary Pledge Agreement), and that the relative priority of the Liens and other rights in favor of the Credit Agents and the Lenders (as such terms are hereinafter defined) with respect to the Pledged Collateral be the same in all substantive respects as the relative priority of the corresponding Liens and other rights granted to the Current
Credit Agent and the Current Lenders (as such terms are defined in the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement), in each case as compared to the relative priority of any corresponding Liens and other rights granted to the Senior Debenture Trustee and the holders of any other obligations secured by the Pledged Collateral;

            11. (a) As more fully described in the recitals to the Existing Intermediate Subsidiary Pledge Agreement, to the extent that the Current Credit Agreement refinances all or any portion of the Indebtedness under the Existing Credit Agreement or the Senior Debenture Indenture, the Current Credit Agreement and any Successor Credit Agreements will each constitute a "Successor
Credit Agreement" as defined in the Existing Intermediate
Subsidiary Pledge Agreement and the Existing Intercreditor
Agreement and, as such, the Current Credit Agreement and any Successor Credit Agreements will automatically be entitled to be secured by the Pledged Collateral on the basis described in Recital 10, and (b) whether or not the Current Credit Agreement constitutes a "Successor Credit Agreement" as defined in the Existing Intermediate Subsidiary Pledge Agreement and the
Existing Intercreditor Agreement, the terms of the Senior
Debenture Indenture, the Senior Subordinated Debt Indenture, the Existing Intermediate Subsidiary Pledge Agreement and the
Existing Intercreditor Agreement permit the amendments to the Existing Intermediate Subsidiary Pledge Agreement and the
Existing Intercreditor Agreement effected pursuant to this Agreement and the Intercreditor Agreement without the consent of the holders of the Senior Debentures or the Senior Subordinated
Debt for the purpose of securing the Current Credit Agreement and any Successor Credit Agreements and the Loan Guaranty by the

                                      XVI-3

Pledged Collateral on the basis described in Recital 10; and accordingly the entire amount of the obligations under the Current Credit Agreement and any Successor Credit Agreements and the Loan Guaranty is entitled (as described in the foregoing clauses (a) and (b)) to be secured by the Pledged Collateral on the basis described in Recital 10;

            12. It is contemplated that, from time to time, the Current Lenders or other financial institutions (collectively, the "SUCCESSOR LENDERS") may enter into one or more agreements with the Company and other Persons, including Subsidiaries of the Company, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder which are Subsidiaries of the Company) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement or the Senior Debenture Indenture (said agreements, as they may exist from time to time (but, in the case of such a refinancing or restructuring, only to the extent thereof), being the "SUCCESSOR CREDIT AGREEMENTS", which together with the Current Credit Agreement are referred to herein as the "CREDIT AGREEMENTS"; provided that, notwithstanding the fact (as described in certain of the following recitals) that any agreement or instrument pursuant to which any Commercial Paper is issued or evidencing any Commercial Paper Obligations (as herein-after defined) (collectively, the "COMMERCIAL PAPER DOCUMENTS") could have constituted a Successor Credit Agreement, in no event shall any Commercial Paper Document be deemed to be a Successor Credit Agreement or a Credit Agreement; and provided, further, that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require the Current Credit Agent to execute an acknowledgment to the Intercreditor Agreement in connection with such amendment, amendment and restatement or other modification) (the Current Lenders and any Successor Lenders being collectively referred to herein as the "LENDERS", and the Current Credit Agent and any agents (collectively, the "SUCCESSOR CREDIT AGENTS") under any Successor Credit Agreements being collectively referred to herein as the "CREDIT AGENTS"), and each Pledgor desires that, as described in Recitals 10 and 11, the obligations of the Company and any additional borrowers which are Subsidiaries of the Company under any Successor Credit Agreements be secured by the Pledged Collateral to the same extent as the obligations under the Current Credit Agreement;

            13. The Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to permit the Company to issue Commercial Paper in an aggregate face amount at any time outstanding not to exceed the amount specified in the Current Credit Agreement to the extent that the Company has reserved unused a portion of the Revolving Loan Commitments under the Current Credit Agreement, and each Pledgor desires that all obligations of the Company under any such Commercial Paper outstanding from time to time (collectively, the "COMMERCIAL PAPER OBLIGATIONS") be secured on a senior basis by the Pledged Collateral;

            14. The parties hereto desire to acknowledge and confirm, for the benefit of any financial institutions initially purchasing any such Commercial Paper (each an "INITIAL COMMERCIAL PAPER HOLDER" and collectively the "INITIAL COMMERCIAL PAPER HOLDERS") or appointed to act as agent or representative for the holders from time to time of such Commercial Paper (each a "COMMERCIAL PAPER REPRESENTATIVE" and collectively the "COMMERCIAL PAPER REPRESENTATIVES"; provided that in the event no

                                      XVI-4
such financial institution is appointed to act as agent or representative for the holders of any Commercial Paper, the Initial Commercial Paper Holder in respect of such Commercial Paper shall be deemed to be the Commercial Paper Representative in respect of such Commercial Paper) and for the benefit of the holders from time to time of such Commercial Paper (together with the Initial Commercial Paper Holders, the "COMMERCIAL PAPER HOLDERS"), that during any period in which any Commercial Paper is outstanding such Commercial Paper constitutes a restructuring of a portion of the credit facilities provided under the Current Credit Agreement and accordingly that all Commercial Paper Obligations would also constitute Indebtedness outstanding under a "Successor Credit Agreement" as defined in this Agreement and the Intercreditor Agreement, and as such all Commercial Paper Obligations are entitled to constitute Secured Obligations (as hereinafter defined); provided that, as a condition to permitting the Company to issue Commercial Paper, the Current Lenders have required, as was required in the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement, that no Commercial Paper Document shall be deemed to be a "Successor Credit Agreement" for purposes of this Agreement or the Intercreditor Agreement and that certain limitations be placed on the rights of the Commercial Paper Holders and the Commercial Paper Representatives with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral and other matters; and provided, further, that the Commercial Paper Holder and Commercial Paper Representative in respect of any Commercial Paper shall only be entitled to the benefits of this Agreement if such Commercial Paper Representative shall have executed and delivered to the Collateral Agent an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by each Pledgor;

            15. The Company contemplates that it may, from time to time, enter into certain guaranties permitted under the Credit Agreements (collectively, the "FOREIGN LENDER GUARANTIES") in support of certain indebtedness of certain Foreign Subsidiaries (collectively, the "FOREIGN LENDER DEBT") to certain Lenders (collectivley, the "FOREIGN LENDERS") under certain loan and other credit agreements (collectively, the "FOREIGN LOAN AGREEMENTS"), and each Pledgor desires that the obligations of the Company under the Foreign Lender Guaranties (such obligations being collectively referred to herein as the "FOREIGN LENDER OBLIGATIONS") continue to be secured by the Pledged Collateral, to the extent permitted by the Credit Agreements, to the same extent as under the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement; provided that any Foreign Lender desiring such security shall execute and deliver to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by each Pledgor;

            16. Pursuant to the Loan Guaranty, each Pledgor has agreed to guaranty the obligations of the Company under any Interest Rate Agreements and Currency Agreements that may from time to time be entered into between the Company and one or more Lenders (collectively, the "INTEREST RATE EXCHANGERS" or the "CURRENCY EXCHANGERS," as the case may be), and each Pledgor desires that its obligations under the Loan Guaranty with respect to such Interest Rate Agreements and Currency Agreements, including the obligation to make payments in the event of early termination under such Interest Rate Agreements and Currency Agreements (all such obligations being the "INTEREST RATE OBLIGATIONS" or the "CURRENCY OBLIGATIONS," as the case may be), continue to be secured hereunder to the same extent as under the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement; provided that any Interest Rate

                                      XVI-5

Exchanger or any Currency Exchanger requiring such security shall execute and deliver to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by each Pledgor;

            17. As described in Recital 11, all or a portion of the Current Credit Agreement constitutes a "Successor Credit
Agreement" as defined in the Existing Intermediate Subsidiary
Pledge Agreement and the Existing Intercreditor Agreement, and accordingly the Current Lenders constitute "Lenders" as defined in the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement and are entitled to be secured by the Pledged Collateral in their capacities as Foreign Lenders, Interest Rate Exchangers and Currency Exchangers as described in Recitals 15 and 16;

            18. The Pledgors have executed and delivered the Existing Intermediate Subsidiary Pledge Agreement to Bankers, as collateral agent for and representative of the Lenders (as such term is defined in the Existing Intermediate Subsidiary Pledge Agreement), the Foreign Lenders, the Interest Rate Exchangers, the Currency Exchangers, the Senior Debenture Trustee, and the Commercial Paper Holders and the Commercial Paper Represen-tatives;

            19. The Current Credit Agent, the Senior Debenture Trustee, the Senior Subordinated Debt Trustee and the Collateral Agent have entered into a Sixth Amended and Restated Intercreditor Agreement dated as of the date hereof (said Sixth Amended and Restated Intercreditor Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "INTERCREDITOR AGREEMENT"), which amends and restates the Existing Intercreditor Agreement and provides for, inter alia, the appointment of the Collateral Agent to administer the Pledged Collateral;

            20. Pursuant to the Intercreditor Agreement, the Senior Subordinated Debt Trustee has agreed, which agreement shall be binding on the holders of the Senior Subordinated Debt, that notwithstanding anything to the contrary contained in the Original Intermediate Subsidiary Pledge Agreement (such term being used herein as used in the Existing Intermediate Subsidiary Pledge Agreement) or any preceding amendment and restatement of the Original Intermediate Subsidiary Pledge Agreement or this Agreement or the Second Amended and Restated Intercreditor
Agreement (such term being used herein as used in the Existing Intermediate Subsidiary Pledge Agreement) or any of the successive amendments and restatements of the Second Amended and Restated Intercreditor Agreement or the Intercreditor Agreement, the Secured Obligations shall not include any obligations in respect of any Senior Subordinated Debt; and

            21. Each Pledgor wishes to confirm the continuation of the pledge and grant of security interests, in favor of the Collateral Agent for the benefit of the Lenders, the Credit
Agents, the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the holders of the Senior Debentures and the Senior Debenture Trustee, and the Commercial Paper Holders and the Commercial Paper Representatives (all such beneficially interested parties being referred to collectively herein as the "SECURED PARTIES");

                                      XVI-6

            NOW, THEREFORE, in consideration of the premises the parties hereto agree that the Existing Intermediate Subsidiary
Pledge Agreement is hereby amended and restated as follows:

            SECTION 1. PLEDGE. Each Pledgor hereby pledges to the Collateral Agent and grants to the Collateral Agent for the benefit of the Secured Parties a first priority security interest in the following (the "PLEDGED COLLATERAL") to secure the Secured
Obligations (as defined in Section 2):

            (i) the Pledged Shares and the certificates representing the Pledged Shares and any interest of each Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and, subject to Section 6, all dividends, cash or proceeds, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

            (ii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by each Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares and any interest of each Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

            (iii) all shares of any Person owned or held by each Pledgor which, after the date of this Agreement, is or becomes, as a result of any occurrence, a Subsidiary
      (subject to the obtaining or making of any foreign governmental actions, notices or filings as referred to in
      Section 4(iii)) of the Company (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares and any interest of each Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided that no Pledgor shall be required to pledge more than 65% of the shares of capital stock of any Subsidiary which is a Foreign Entity and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this Section 1(iii) to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code which investment would trigger an increase in the gross income of a United
      States shareholder of any Pledgor pursuant to Section 951
      (or a successor provision) of the Internal Revenue Code; and

            (iv) the Pledged Debt and the instruments evi-dencing the Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt.

            The foregoing pledge and grant of a security interest confirms the pledge and grant of a first priority security interest in the Pledged Collateral to secure the Secured

                                      XVI-7

Obligations made in the Original Intermediate Subsidiary Pledge
Agreement and confirmed in each preceding amendment and restatement of the Original Intermediate Subsidiary Pledge
Agreement and continues in all respects the pledge and grant therein without in any way causing any interruption in continuity from such original pledge and grant.

            SECTION 2. SECURED OBLIGATIONS. With respect to each Pledgor, this Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all Obligations now or hereafter existing under or in respect of the Credit Agreements (the "OBLIGATIONS"), the notes which evidence Indebtedness under the Credit Agreements (the "NOTES"), all Interest Rate Obligations and Currency Obligations now or hereinafter existing under or in respect of the Interest Rate Agreements and the Currency Agreements, all Foreign Lender Obligations, all obligations of the Company now or hereafter existing under the Senior Debenture Indenture and the Senior Debentures issued thereunder, and all Commercial Paper Obligations, in each case whether for principal, premium or interest (including, without limitation, interest which, but for the filing of a petition in a bankruptcy, reorganization or other similar proceeding with respect to the Company, would accrue on such obligations), payments for early termination, fees, expenses or otherwise and all obligations of each Pledgor now or hereafter existing under this Agreement and the Loan Guaranty and under the Senior Debenture Guaranty executed by such Pledgor (all such obligations being the "SECURED OBLIGATIONS"); provided that the pledge made and security interest granted in Section 1 and any other provisions of this Agreement shall be effective as to any obligations in respect of any Successor Credit Agreements, Interest Rate Agreements, Currency Agreements and Foreign Lender Guaranties only if the holders of such obligations or their representatives shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement or an acknowledgement to the Intercreditor Agreement (in the form attached thereto) acknowledged by each Pledgor; provided, further that the pledge made and security interest granted by any Pledgor in Section 1 and any other provisions of this Agreement with respect to such pledge made and security interest granted by such Pledgor shall be effective as to any obligations in respect of the Senior Debenture Indenture, the Senior Debentures issued thereunder and any Senior Debenture Guaranties only if the Senior Debenture Trustee shall have executed and delivered to the Collateral Agent a counterpart of the Intercreditor Agreement; provided, further that the pledge made and security interest granted in Section 1 and any other provisions of this Agreement shall be effective as to any Commercial Paper Obligations in respect of any Commercial Paper only if the Commercial Paper Representative in respect of such Commercial Paper shall have executed and delivered to the Collateral Agent an acknowledgment to the Intercreditor Agreement (in the form attached thereto) acknowledged by each Pledgor; and provided, further that the pledge made and security interest granted by any Pledgor in
Section 1 shall be released, and any other provisions of this Agreement with respect to such pledge made and security interest granted by such Pledgor shall cease to be effective, in each case with respect to the obligations of the Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder and the obligations of the Pledgors (including such Pledgor) under their respective Senior Debenture Guaranties, from and after such time, if any, as such Pledgor is released from its obligations under its Senior Debenture Guaranty in accordance with the terms of Section 9 thereof. For purposes of determining

                                      XVI-8
the amount of Secured Obligations of any Pledgor relating to any obligation with respect to which a Person other than such Pledgor is the direct or primary obligor and with respect to which such Pledgor is a guarantor (including by way of providing security), the total amount of such Secured Obligations shall be calculated without duplication of the amount of such direct or primary obligation secured by the Pledged Collateral of such Pledgor and the related guaranty obligations of such Pledgor secured by such Pledged Collateral.

            SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. All such certificates and instruments delivered pursuant to the Original Intermediate Subsidiary Pledge Agreement and each preceding amendment and restatement of the Original Intermediate Subsidiary Pledge Agreement shall be retained by the Collateral Agent without re-delivery hereunder. The Collateral Agent shall have the right, at any time upon or after the occurrence of an Event of Default (as defined in Section 11A) and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

            SECTION 4.  REPRESENTATIONS AND WARRANTIES.  Each
Pledgor represents and warrants as follows:

            (i) Each Pledgor is, and at the time of delivery of any Pledged Collateral to the Collateral Agent pursuant to
      Section 3 of this Agreement will be, the legal and beneficial owner of the Pledged Collateral pledged by such Pledgor hereunder free and clear of any Lien except for the lien and security interest created by this Agreement.

            (ii) Each Pledgor has full power, authority and legal right to pledge all the Pledged Collateral pledged by such Pledgor pursuant to this Agreement.

            (iii) No consent of any other party (including, without limitation, stockholders or creditors of any Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (x) for the pledge by any Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Pledgor or (y) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement; except
      (a) for foreign governmental actions, notices or filings required for actions referred to in clauses (x) and (y) as to Pledged Shares issued by corporations which own, directly or indirectly, the stock of Foreign Entities and (b) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

            (iv) All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt has been duly authorized,

                                      XVI-9
      authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

            (v) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares securing the payment of the Secured Obligations. The pledge of the Pledged Debt pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Debt securing the payment of the Secured Obligations.

            (vi) As of the date hereof, the Pledged Shares consisting of capital stock of the Persons identified in
      Part I of Schedule I annexed hereto constitute the percentage of the issued and outstanding shares of stock of such Persons as identified in Part I of Schedule I annexed hereto. The Pledged Debt constitutes all of the issued and outstanding O-I Subsidiary Debt Obligations owing to each Pledgor as of the date hereof.

            (vii) Except as otherwise permitted by the Credit Agreements, each Pledgor at all times will be the sole beneficial owner of the Pledged Collateral pledged by such Pledgor hereunder.

            (viii) All information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects.

            (ix) The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulations G, U or X of the Federal Reserve Board.

            (x) No Pledgor directly owns any other shares of capital stock of any Subsidiary of the Company other than the shares of capital stock described in Part I of Schedule I annexed hereto and shares of capital stock not required to be pledged hereunder pursuant to the proviso to Section 1(iii).

            SECTION 5. SUPPLEMENTS, FURTHER ASSURANCES. Each Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, each Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

            Each Pledgor further agrees that it will, upon obtaining any shares of any Person required to be pledged pursuant to Sections 1(ii) or 1(iii), promptly (and in any event within five
(5) Business Days) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Schedule II hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes the Collateral
Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

            SECTION 6. VOTING RIGHTS; DIVIDENDS; ETC. (a) As long as no Event of Default shall have occurred and be continuing:

                                      XVI-10

            (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral pledged by such Pledgor hereunder or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreements or the Senior Debenture Indenture; provided, however, that such Pledgor shall give the Collateral Agent at least 5 days' prior written notice of the manner in which it intends to exercise any such right. It is understood, however, that neither
      (A) the voting by any Pledgor of any Pledged Shares for, or any Pledgor's consent to, the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) any Pledgor's consent to or approval of any action otherwise permitted under this Agreement, the Credit Agreements and the Senior Debenture Indenture shall be deemed inconsistent with the terms of this Agreement, the Credit Agreements or the Senior Debenture Indenture within the meaning of this Section 6(a)(i), and no notice of any such voting or consent need be given to the Collateral
      Agent.

            (ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends, distributions, principal and interest paid in respect of the Pledged Collateral; provided, however, that any and all dividends and other distributions in equity securities shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral
      Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (iii) In order to permit each Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a)(i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to
      Section 6(a)(ii) above, the Collateral Agent shall, if necessary, upon written request of any Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such proxies, dividend payment orders and other instruments as such Pledgor may reasonably request.

            (b) Upon the occurrence and during the continuance of an Event of Default:

            (i) Upon written notice from the Collateral Agent to any Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.

            (ii) All rights of each Pledgor to receive the dividends, distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions,

                                      XVI-11
      principal and interest payments during the continuance of such Event of Default.

            (c) In order to permit the Collateral Agent to receive all dividends and other distributions to which it may be entitled under Section 6(a)(ii) above, to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 6(b)(i) above, and to receive all dividends, distributions, principal and interest payments and other distributions which it may be entitled to receive under
Section 6(b)(ii) above, each Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

            (d) All dividends, distributions, principal and interest payments which are received by any Pledgor contrary to the provisions of Section 6(b)(ii) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

            SECTION 7. TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES.

            A. TRANSFERS AND OTHER LIENS. Each Pledgor agrees that it will not, except as permitted by the Credit Agreements, the Senior Debenture Indenture and the Senior Debenture Guaranties (in the case of the Senior Debenture Indenture and the Senior Debenture Guaranties, only to the extent the obligations of the Company under the Senior Debenture Indenture are then secured by the Pledged Collateral in question), (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the lien and security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, however, that in the event of an Asset Sale permitted by the Credit Agreements wherein the assets subject to such Asset Sale are Pledged Shares, the Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale to the Pledgor owning such Pledged Shares free and clear of the lien and security interest under this Agreement (a) so long as any Obligations remain outstanding under the Credit Agreements and any Lenders thereunder are entitled to all or any portion of the Net Cash Proceeds of such Asset Sale, concurrently with the receipt of advice from the Credit Agent that arrangements satisfactory to it have been made for delivery to it of the Net Cash Proceeds of such Asset Sale to which the Lenders are entitled under such Credit Agreements and the Intercreditor Agreement, (b) after such time as all Obligations under the Credit Agreements have been indefeasibly paid in full, in the event that any other Secured Parties are entitled to receive any portion of the Cash Proceeds of such Asset Sale, concurrently with the receipt of advice from the agent or trustee for such Secured Parties that arrangements satisfactory to it have been made for delivery to it of the amounts required to be paid to such Secured Parties out of the Cash Proceeds of such Asset Sale, and (c) in the event no Secured Party is entitled to receive any portion of the Cash Proceeds of such Asset Sale, concurrently with the consummation of such Asset

                                      XVI-12

Sale; provided, in the case of clause (c), that the issuer of the Pledged Shares that are the subject of such Asset Sale will be concurrently released from its obligations under any Senior Debenture Guaranty to which it is a party; and provided, further that, notwithstanding anything herein to the contrary, (x) the Collateral Agent shall release Pledged Shares or other Pledged Collateral from the lien and security interest of this Agreement as may be specified by the Credit Agent upon the approval of the release of such Pledged Shares or other Pledged Collateral by Requisite Lenders under the Credit Agreements and (y) the Collateral Agent shall release Pledged Shares from the lien and security interest of this Agreement if and to the extent such Pledged Shares are not required to be pledged due to the limitations set forth in the first proviso to Section 1(iii).

            B. ADDITIONAL SHARES. Each Pledgor agrees that it will (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to a Pledgor,
(ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other equity securities of each issuer of Pledged Shares; provided however, that no Pledgor shall be required under this clause (ii) to pledge shares of the capital stock of such issuer acquired by any of its Subsidiaries, and (iii) subject to the proviso to Section 1(iii), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person which, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary (subject to the obtaining or making of any foreign governmental actions, notices or filings referred to in Section 4(iii)) of the Company.

            SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby appoints the Collateral Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

            SECTION 9. COLLATERAL AGENT MAY PERFORM. If any Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Pledgors under Section 13 hereof.

            SECTION 10. REASONABLE CARE. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of negotiable securities, it being understood that neither the Collateral Agent nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such

                                      XVI-13
matters, or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Shares and Pledged Debt) to preserve rights against any Person with respect to any Pledged Collateral.

            SECTION 11. REMEDIES UPON DEFAULT; DECISIONS RELATING TO EXERCISE OF REMEDIES.

            A.    REMEDIES UPON DEFAULT.  Subject to Section 11B,
(i) if any event of default under any Credit Agreement, or
(ii) after such time as all Obligations shall have been indefeasibly paid in full, and provided that the Pledged Collateral then secures the payment and performance of Interest Rate Obligations, Currency Obligations, Foreign Lender Obligations, obligations of the Company under the Senior Debenture Indenture or the Senior Debentures, or Commercial Paper Obligations under any Commercial Paper Document, if any event of default under (A) any Interest Rate Agreement or Currency Agreement which is secured by the Pledged Collateral, (B) any Foreign Lender Guaranty which is secured by the Pledged Collat-eral, (C) the Senior Debenture Indenture, or (D) any such Commercial Paper Document, as the case may be (each of the events of default described in the foregoing clauses (i) and (ii) (subject to any provisos set forth therein) being referred to herein as an "EVENT OF DEFAULT"), shall have occurred and be continuing:

            (a)(i) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "CODE") in effect in the State of New York at that time, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale but shall not be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale with respect to the Pledged Collateral pledged by such Pledgor hereunder shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further

                                       XVI-14
      notice, be made at the time and place to which it was so ad-journed. Each Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

            (ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if any Pledgor would agree to do so.

            (b) If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            B. DECISIONS RELATING TO EXERCISE OF REMEDIES. Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, the Collateral Agent shall exercise, or shall refrain from exercising, any remedy provided for in Section 11A in accordance with the instructions of Requisite Obligees (as defined in the Intercreditor Agreement) and the Credit Agents, the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the holders of the Senior Debentures and the Senior Debenture Trustee, and the Commercial Paper Holders and the Commercial Paper Representatives shall be bound by such instructions; and the sole rights of the Credit Agents, the Interest Rate Exchangers, the Currency Exchangers, the Foreign Lenders, the holders of the Senior Debentures and the Senior Debenture Trustee, and the Commercial Paper Holders and the Commercial Paper Representatives under this Agreement shall be to be secured by the Pledged Collateral and to receive the payments provided for in Section 12 hereof; provided, however, that if the Collateral Agent has requested instructions from any Commercial Paper Representative as to the exercise of any such remedies and such Commercial Paper Representative has not

                                      XVI-15
promptly responded to such request, in determining the instructions given by Requisite Obligees (as defined in the Intercreditor Agreement), the Collateral Agent shall disregard such Commercial Paper Representative and the outstanding amount of Commercial Paper in respect of which such Commercial Paper Representative is the Commercial Paper Representative.

            SECTION 12. APPLICATION OF PROCEEDS. After and during the continuance of an Event of Default, any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent (all such cash being "PROCEEDS") in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 11 of this Agreement shall be applied promptly from time to time by the Collateral Agent as follows:

            First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

            Second, to the payment of the Secured Obligations as provided in Section 3 of the Intercreditor Agreement; provided that in making such application to the Senior Debenture Trustee in respect of outstanding obligations under the Senior Debenture Indenture or any Senior Debenture Guaranty, the Collateral Agent shall be entitled to deduct from the share of such Proceeds otherwise payable to the holders of the Senior Debentures issued thereunder such holders' pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnified Parties (as defined in Section 7(c) of the Intercreditor Agreement) pursuant to Section 7(c) of the Intercreditor Agreement; and provided, further, that in making such application to any Commercial Paper Holder (or the Commercial Paper Representa-tive in respect of such Commercial Paper Holder) in respect of any Commercial Paper Obligations, the Collateral Agent shall be entitled to deduct from such Commercial Paper Holder's share of such Proceeds such Commercial Paper Holder's pro rata share of all amounts that the Collateral Agent has been paid by the Paying Indemnifying Parties pursuant to Section 7(c) of the Intercreditor Agreement; and

            Third, after payment in full of all Secured Obligations, to the Pledgor which pledged such Pledged Collateral or the Pledged Collateral from which such Proceeds were received, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

            At the time of any application of Proceeds by the Collateral Agent pursuant to this Section 12, the Collateral Agent shall provide the Senior Debenture Trustee and the Commercial Paper Representative in respect of any Commercial Paper with a certificate setting forth the total amount paid to the Collateral Agent pursuant to Section 7(c) of the Intercreditor Agreement and a calculation of the amounts, if any, deducted from Proceeds paid to the Senior Debenture Trustee or the Commercial Paper Holders in respect of such Commercial Paper, as the case may be.

                                      XVI-16

            SECTION 13. EXPENSES. Each Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any other Secured Party hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

            SECTION 14. NO WAIVER. No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

            SECTION 15. COLLATERAL AGENT. The Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement by the Current Credit Agent, the Senior Debenture Trustee and the Foreign Lender listed on the signature pages thereof and, in the event that any Interest Rate
Obligations or Currency Obligations, any other Foreign Lender Obligations, or any Commercial Paper Obligations are secured hereby, by each Interest Rate Exchanger and Currency Exchanger, each other Foreign Lender, and each Commercial Paper
Representative executing a counterpart to the Intercreditor Agreement, and the Collateral Agent shall be entitled to the benefits of the Intercreditor Agreement. The Collateral Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Intercreditor Agreement. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Pledged Collateral in its possession to the successor
Collateral Agent. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent. Anything contained in this Agreement to the contrary notwithstanding, in the event of any conflict between the express terms and provisions of this Agreement and the express terms and provisions of the Intercreditor Agreement, such terms and provisions of the Intercreditor Agreement shall control.

            SECTION 16. INDEMNIFICATION. Each Pledgor hereby agrees to indemnify the Collateral Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, the Intercreditor Agreement, the Credit Agreements, the Interest Rate Agreements, the Currency

                                      XVI-17

Agreements, the Foreign Lender Guaranties, the Senior Debentures or the Senior Debenture Indenture, or the Commercial Paper Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms hereof or of any such other documents or otherwise arising or relating in any manner to the pledges, dispositions of Pledged Collateral or proceeds of Pledged Collateral, or other actions of any nature with respect to the Pledged Collateral contemplated hereunder and under the Intercreditor Agreement to secure the payment of the Secured Obligations (including, without limitation, the Commercial Paper Obligations); provided, however, that no Pledgor shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent or failure by the Collateral Agent to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in Section 10.

            SECTION 17. AMENDMENTS, ETC. This Agreement may not be amended, modified or waived except with the written consent of each Pledgor, the Collateral Agent and the Credit Agents and, solely with respect to an amendment of Section 12, the definitions of "Pledged Collateral" or "Secured Obligations" herein or this Section 17, or the release of Pledged Collateral except as herein provided, with the written consent of each Interest Rate Exchanger (if the Pledged Collateral then secures such Interest Rate Exchanger), each Currency Exchanger (if the Pledged Collateral then secures such Currency Exchanger), each Foreign Lender (if the Pledged Collateral then secures such
Foreign Lender), and the Senior Debenture Trustee (if the Pledged Collateral then secures the Senior Debentures); provided that the written consent of the Credit Agents shall not be required if the Obligations have been indefeasibly paid in full; provided, further, that if the Obligations have been indefeasibly paid in full, this Agreement may not be amended, modified or waived except with the written consent of the holders of a majority of the outstanding Interest Rate Obligations, Currency Obligations and Foreign Lender Obligations which are secured by the Pledged Collateral; and provided, further, that (y) during such times as the Pledged Collateral secures payment of any Commercial Paper Obligations, solely with respect to an amendment which would
(i) reduce or adversely affect the right of the Commercial Paper Representatives to request or direct the Collateral Agent to take action as provided in Section 2(a) of the Intercreditor Agreement or (ii) subordinate or cause the Commercial Paper Holders to hold a security interest in the Pledged Collateral junior to the security interest therein of any other holder of Secured Obligations, no such amendment, modification or waiver shall in any event be effective as to the Commercial Paper Holders or Commercial Paper Representatives in respect of any Commercial
Paper outstanding at the time of such amendment, modification or waiver except with the prior written consent of the Commercial
Paper Representatives in respect of a majority in aggregate face amount of such outstanding Commercial Paper, and (z) during such time as the Pledged Collateral secures only the payment of the obligations under or in respect of the Senior Debenture Indenture and any Senior Debenture Guaranties, this Agreement may not be amended, modified or waived except with the written consent of each Pledgor, the Collateral Agent and the Senior Debenture
Trustee; provided, however, that, notwithstanding the foregoing, no such written consent of the Senior Debenture Trustee shall be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional Indebtedness secured by the Pledged Collateral and entitled to the benefits hereof insofar as the foregoing is permitted by the Senior
Debenture Indenture.

                                       XVI-18

            SECTION 18. TERMINATION. When all Secured Obligations have been indefeasibly paid in full, this Pledge Agreement shall terminate, and the Collateral Agent shall, upon the request and at the expense of each Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor owning such Pledged Collateral. Notwithstanding anything herein (including Section 20) to the contrary, if all the Secured Obligations except the obligations in respect of the Senior Debentures and any Senior Debenture Guaranties have either been indefeasibly paid in full or are no longer secured by any of the Pledged Collateral, this Pledge Agreement shall be terminable at the election of the Company, and upon the delivery of written notice of such election to the Collateral Agent, this Pledge Agreement shall terminate and the Collateral Agent shall, at the expense of each Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor owning such Pledged Collateral.

            SECTION 19. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to a Pledgor, addressed to it at the address of the Company set forth on the applicable signature page of the Current Credit Agreement, if to the Collateral Agent, addressed to it at the address set forth on the applicable signature page of this Agreement, if to the Current Credit Agent, addressed to it at the address set forth on the applicable signature page of the Current Credit Agreement, if to the Senior Debenture Trustee, addressed to such trustee at the address provided by such trustee pursuant to the Intercreditor Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 19. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid and shall, when delivered or telecopied, be effective when received.

            SECTION 20. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until indefeasible payment in full of all Secured Obligations, (ii) be binding upon each Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and each of their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) and subject to the provisions of subsections 9.2 and 9.17 of the Current Credit Agreement, any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, subject, however, to the provisions of the Intercreditor Agreement.

            SECTION 21. GOVERNING LAW; TERMS; JOINT AND SEVERAL OBLIGATIONS OF PLEDGORS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT AS

                                      XVI-19

REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE CODE REQUIRES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Current Credit Agreement, terms defined in Articles 8 and 9 of the Code are used herein as therein defined. All obligations of the Pledgors hereunder shall be joint and several.

            SECTION 22. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Each Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Pledgor at its address provided in Section 19, such service being hereby acknowledged by such Pledgor to be sufficient for personal jurisdiction in any action against such Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Secured Party to bring proceedings against any Pledgor in the courts of any other jurisdiction.

            SECTION 23. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (i) any lack of validity or enforceability of any of the Credit Agreements, the Notes, the Loan Guaranty, any Interest Rate Agreement, any Currency Agreement, any Foreign Lender Guaranty, the Senior Debentures, the Senior Debenture Indenture, any Senior Debenture Guaranty or any Commercial Paper Document or any other agreement or instrument relating thereto;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Credit Agreements, the Notes, the Loan Guaranty, any Interest Rate Agreement, any Currency Agreement, any Foreign Lender Guaranty, the Senior Debentures, the Senior Debenture Indenture, any Senior Debenture Guaranty or any Commercial Paper Document;

            (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations; or

                                      XVI-20

            (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

            SECTION 24.  SECURED OBLIGATIONS LIMITATION.
Notwithstanding anything to the contrary set forth herein, the amount of the Secured Obligations with respect to the Pledged Collateral pledged by any Pledgor other than Group shall in no event exceed (i) with respect to Secured Obligations in respect of Guarantied Obligations (as defined in the Loan Guaranty), the maximum liability of such Pledgor under the Loan Guaranty, as calculated in accordance with the provisions of the Loan Guaranty without regard to any lack of validity or enforceability (whether actual or alleged) of any provision thereof or (ii) with respect to Secured Obligations in respect of the Senior Debentures and the Senior Debenture Guaranty executed and delivered by such Pledgor, the maximum liability of such Pledgor under such Senior Debenture Guaranty, as calculated in accordance with the provisions of such Senior Debenture Guaranty without regard to any lack of validity or enforceability (whether actual or alleged) of any provision thereof.

            SECTION 25. ADDITIONAL PLEDGORS; COUNTERPARTS. (a) The initial Pledgors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Pledgors (each an "ADDITIONAL PLEDGOR"), by executing a counterpart of this Agreement. Upon delivery of any such counterpart to Collateral Agent, notice of which is hereby waived by Pledgors, each such Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereof. Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, nor by any election of Lenders not to cause any Subsidiary of Company to become an Additional Pledgor hereunder. This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder.

            (b) This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective as to each Pledgor upon the execution of a counterpart hereof by such Pledgor (whether or not a counterpart hereof shall have been executed by any other Pledgor) and receipt by Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                   [Remainder of page intentionally left blank]

                                      XVI-21

            IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Pledgors:

            Owens-Illinois Group, Inc. (formerly named "OII Group, Inc."), Owens-Brockway Packaging, Inc. (formerly named "OI Glass Container FTS Inc."), OI Closure FTS Inc., OI Plastic Products
FTS Inc., O-I Health Care Holding Corp. (formerly named "Health Care and Retirement Corporation"), OI General FTS Inc., and OI General Finance Inc.


By: _________________________________
            David G. Van Hooser
      Vice President and Treasurer
        of each of the foregoing
                Pledgors



            IN WITNESS WHEREOF, the undersigned Additional Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of __________, 199__.


Additional Pledgor:           ____________________


By:   ______________________________

Name: _____________________________

Title:  ______________________________

                                      XVI-S-1

Collateral Agent:

BANKERS TRUST COMPANY



By: ________________________________
Title: _____________________________


Notice Address:

      Bankers Trust Company
      130 Liberty Street, 14th Floor
      New York, New York 10006
      Attention:  Mary Jo Jolly

with a copy to:

      Bankers Trust Company
      300 South Grand Avenue, 41st Floor
      Los Angeles, California 90071
      Attention:  Robert G. Kolb

                                      XVI-S-2

                                    SCHEDULE I

            Attached to and forming a part of that certain Fourth
Amended and Restated Intermediate Subsidiary Pledge Agreement dated as of November 19, 1996 by the O-I Subsidiaries named on the signature pages thereof, as Pledgors, to Bankers Trust
Company, as Collateral Agent.

                                      PART I

                                                                   CLASS  STOCK            NUMBER   PERCENTAGE
NAME OF                             ISSUER OF STOCK                  OF   CERTIF.   PAR      OF    OF ALL CAPITAL
PLEDGOR                            OWNED BY PLEDGOR                STOCK  NO(S).   VALUE   SHARES   STOCK OWNED
-------                            ----------------                -----  -------  -----   ------ --------------
Owens-Illinois Group, Inc.         Owens-Brockway Packaging,       Common   1       $.01    100       100%
                                    Inc. (formerly named
                                    "OI Glass Container FTS Inc.")
Owens-Illinois Group, Inc. .....   OI Closure FTS Inc.             Common   1        .01    100       100%

Owens-Illinois Group, Inc. .....   OI Plastic Products FTS Inc.    Common   1        .01    100       100%

Owens-Illinois Group, Inc. .....   O-I Health Care Holding         Common   1        .01    100       100%

                                    Corp. (formerly named
                                    "Health Care and Retirement
                                    Corporation")
Owens-Illinois Group, Inc. .....   OI General FTS Inc.             Common   1        .01    100       100%

Owens-Illinois Group, Inc. .....   OI General Finance Inc.         Common   1        .01    100       100%

Owens-Brockway Packaging, Inc..    Owens-Brockway Glass            Common   1        .01    100       100%

                                    Container Inc. (formerly
                                    named "Owens-Illinois Glass
                                    Container Inc." and  "OI Glass
                                    Container STS Inc.")

                                      XVI-I-1

                                                                   CLASS    STOCK             NUMBER    PERCENTAGE
NAME OF                            ISSUER OF STOCK                   OF     CERTIF.   PAR       OF      OF ALL CAPITAL
PLEDGOR                            OWNED BY PLEDGOR                STOCK    NO(S).   VALUE    SHARES   STOCK OWNED
-------                            ----------------                -----    -------  -----    ------  --------------
Owens-Brockway Packaging, Inc..    OI IONE STS Inc.                Common     1       $.01     100       100%
OI Closure FTS Inc. ............   Owens-Illinois Closure Inc.     Common     1        .01     100       100%
                                    (formerly named "OI
                                    Closure STS Inc.")
OI Closure FTS Inc. ...........    Specialty Packaging             Common     3       1.00     1000      100%
                                    Licensing Company
OI Plastic Products FTS Inc. ...   Owens-Brockway Plastic          Common     3       none     300,000   100%
                                    Products, Inc.
OI Plastic Products FTS Inc...     Owens-Illinois Prescription     Common     1        .01     100       100%
                                    Products Inc. (formerly
                                    named "OI Prescription
                                    Products STS Inc.")
OI Plastic Products FTS Inc. ...   Owens-Illinois Labels Inc.      Common     5       none     10,000    100%
OI General FTS Inc. ............   Owens-Illinois General Inc.     Common     1        .01     100       100%
                                    (formerly named "OI General
                                    STS Inc.")
OI General FTS Inc. ............   OI Castalia STS Inc.            Common     1        .01     100       100%
OI General FTS Inc. ............   OI Levis Park STS Inc.          Common     1        .01     100       100%
OI General FTS Inc. ............   OI AID STS Inc.                 Common     1        .01     100       100%

                                      XVI-I-2

                                      PART II

               The Pledged Debt of each of the Debt Issuers identified in this Part II of Schedule I shall include all outstanding Indebtedness of such Debt Issuer from time to time owing to the applicable Pledgor identified opposite such Debt Issuer which indebtedness shall be evidenced by the promissory note or notes referenced below, as amended or supplemented from time to time, and by the records of such Pledgor relating to the amounts outstanding from time to time under such promissory note or notes or by any replacement or successor promissory notes issued by such Debt Issuer in favor of such Pledgor.

                                                                          AMOUNT OF            DATE OF
                                                                        INDEBTEDNESS         PROMISSORY
                                         ISSUER OF PROMISSORY NOTE          AS OF          NOTE EVIDENCING
NAMES OF PLEDGOR                              HELD BY PLEDGOR           DEC. 31, 1988      THE PLEDGED DEBT
----------------                         -------------------------      -------------      ----------------
Owens-Illinois Group, Inc. ........      Owens-Brockway Packaging,      $1,072,961,703     March 17, 1987
  (formerly named "OI Group, Inc.")       Inc.(formerly named "OI
                                          Glass Container FTS Inc.")
Owens-Illinois Group, Inc. ........      OI Closure FTS Inc.               205,401,223     March 17, 1987
  (formerly named "OI Group, Inc.")
Owens-Illinois Group, Inc. ........      OI Plastic Products FTS Inc.      608,479,545     March 17, 1987
  (formerly named "OI Group, Inc.")
Owens-Illinois Group, Inc. ........      O-I Health Care Holding           474,893,863     March 17, 1987
  (formerly named "OI Group, Inc.")       Corp.(formerly named
                                          "Health Care and Retirement
                                           Corporation")
Owens-Illinois Group, Inc. ........      OI General FTS Inc.               192,131,215     March 17, 1987
  (formerly named "OI Group, Inc.")

                                      XVI-I-3

                                                                          PRINCIPAL
                                                                          AMOUNT OF            DATE OF
                                                                        INDEBTEDNESS         PROMISSORY
                                        ISSUER OF PROMISSORY NOTE           AS OF           NOTE EVIDENCING
    NAMES OF PLEDGOR                         HELD BY PLEDGOR            DEC. 31, 1988      THE PLEDGED DEBT
    ----------------                    -------------------------       -------------      ----------------
Owens-Brockway Packaging, Inc. ....     Owens-Brockway Glass Container    936,294,711        March 17, 1987
  (formerly named "OI Glass              Inc. (formerly named "Owens-
  Container FTS Inc.")                   Illinois Glass Container Inc."
                                         and "OI Glass Container
                                         STS Inc.")
Owens-Brockway Packaging, Inc. ....     OI IONE STS Inc.                   36,603,643        March 17, 1987
  (formerly named "OI Glass
  Container FTS Inc.")
OI Closure FTS Inc. .............       Owens-Illinois Closure Inc.       178,638,873        March 17, 1987
                                         (formerly named "OI Closure
                                         STS Inc.")
OI Plastic Products FTS Inc. ....       Owens-Brockway Plastic            510,442,205        March 17, 1987
                                         Products Inc.
OI Plastic Products FTS Inc. ....       Owens-Illinois Prescription       106,742,864        March 17, 1987
                                         Products Inc. (formerly
                                         named "OI Prescription
                                         Products STS Inc.")
OI Plastic Products FTS Inc. ....       Owens-Illinois Labels Inc.           N/A             November 19,
1996
OI General FTS Inc. .............       Owens-Illinois General Inc.       149,900,436        March 17, 1987
                                         (formerly named "OI General
                                         STS Inc.")
OI General FTS Inc. .............       OI Castalia STS Inc.               10,140,374        March 17, 1987
OI General FTS Inc. .............       OI Levis Park STS Inc.             25,529,670        March 17, 1987
OI General FTS Inc. .............       OI AID STS Inc.                     2,121,291        March 17, 1987

                                      XVI-4

                                    SCHEDULE II

                        TO THE FOURTH AMENDED AND RESTATED
                     INTERMEDIATE SUBSIDIARY PLEDGE AGREEMENT

                                 PLEDGE AMENDMENT


            This Pledge Amendment, dated as of ___________, 19__, is delivered pursuant to Section 5 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge
Amendment may be attached to the Fourth Amended and Restated Intermediate Subsidiary Pledge Agreement dated as of November 19, 1996, among the undersigned, the other Pledgors listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent (the "PLEDGE AGREEMENT"; capitalized terms defined therein being used herein as therein defined) and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and shall become part of the Pledged Collateral and shall secure all Secured Obligations as provided in the Pledge Agreement.

                                    Pledgor:



                                    By __________________________

                                    Title _______________________


                          Class         Stock                      Number
                           of         Certificate      Par           of
   Stock Issuer           Stock         No(s).         Value       Shares
   ------------           -----       -----------      -----       ------


                                      XVI-II-1

                                      ANNEX 1
                                        to
                            FOURTH AMENDED AND RESTATED
                     INTERMEDIATE SUBSIDIARY PLEDGE AGREEMENT

                                  INDEX OF TERMS

Additional Pledgor . . . . . . . . . . . . . . . . . . . . . . . Section 25(a)
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Bankers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 11A
Collateral Agent . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Commercial Paper Documents . . . . . . . . . . . . . . . . . . . . .Recital 12
Commercial Paper Holders . . . . . . . . . . . . . . . . . . . . . .Recital 14
Commercial Paper Obligations . . . . . . . . . . . . . . . . . . . .Recital 13
Commercial Paper Representative. . . . . . . . . . . . . . . . . . .Recital 14
Commercial Paper Representatives . . . . . . . . . . . . . . . . . .Recital 14
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 2
Credit Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 12
Credit Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .Recital 12
Currency Exchangers. . . . . . . . . . . . . . . . . . . . . . . . .Recital 16
Currency Obligations . . . . . . . . . . . . . . . . . . . . . . . .Recital 16
Current Credit Agent . . . . . . . . . . . . . . . . . . . . . . . . Recital 8
Current Credit Agreement . . . . . . . . . . . . . . . . . . . . . . Recital 8
Current Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 8
Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . Section 11A
Existing Intermediate Subsidiary Pledge Agreement. . . . . . . . .Introduction
Existing Credit Agreement. . . . . . . . . . . . . . . . . . . . . . Recital 2
Existing Loan Guaranty . . . . . . . . . . . . . . . . . . . . . . . Recital 3
Existing Intercreditor Agreement . . . . . . . . . . . Intercreditor Agreement
First Amended and Restated Company                           Existing Company
      Pledge Agreement . . . . . . . . . . . . . . . . . . . .Pledge Agreement
Foreign Lender Debt. . . . . . . . . . . . . . . . . . . . . . . . .Recital 15
Foreign Lender Guaranties. . . . . . . . . . . . . . . . . . . . . .Recital 15
Foreign Lender Obligations . . . . . . . . . . . . . . . . . . . . .Recital 15
Foreign Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 15
Foreign Loan Agreements. . . . . . . . . . . . . . . . . . . . . . .Recital 15
Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 3
Initial Commercial Paper Holder. . . . . . . . . . . . . . . . . . .Recital 14
Initial Commercial Paper Holders . . . . . . . . . . . . . . . . . .Recital 14
Intercreditor Agreement. . . . . . . . . . . . . . . . . . . . . . .Recital 19
Interest Rate Exchangers . . . . . . . . . . . . . . . . . . . . . .Recital 16
Interest Rate Obligations. . . . . . . . . . . . . . . . . . . . . .Recital 16
Junior Secured Obligations . . . . . . . . . . . . . . . . . . . . .Section 2B
Junior Secured Parties . . . . . . . . . . . . . . . . . . . . . . .Recital 22

                                      ANNEX 1-1

Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 12
Loan Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 9
Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2
Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2
Original Intermediate Subsidiary                        Existing Intermediate
     Pledge Agreement. . . . . . . . . . . . . . . Subsidiary Pledge Agreement
Paying Indemnifying Parties. . . . . . . . . . . . . . Intercreditor Agreement
Pledge Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . Section 5
Pledged Collateral . . . . . . . . . . . . . . . . . . . . . . . . . Section 1
Pledged Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 1
Pledged Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 1
Pledgor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Pledgors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 12
Second Amended and Restated                             Existing Intermediate
     Intercreditor Agreement . . . . . . . . . . . Subsidiary Pledge Agreement
Secured Obligations. . . . . . . . . . . . . . . . . . . . . . . . . Section 2
Secured Parties. . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 21
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . Section 11A
Senior Debenture Guaranties. . . . . . . . . . . . . . . . . . . . . Recital 6
Senior Debenture Guaranty. . . . . . . . . . . . . . . . . . . . . . Recital 6
Senior Debenture Indenture . . . . . . . . . . . . . . . . . . . . . Recital 5
Senior Debenture Trustee . . . . . . . . . . . . . . . . . . . . .Introduction
Senior Debentures. . . . . . . . . . . . . . . . . . . . . . . . . . Recital 5
Senior Indentures. . . . . . . . . . . . . . . . . . . . . . . . . .Recital 12
Successor Credit Agents. . . . . . . . . . . . . . . . . . . . . . .Recital 12
Successor Credit Agreements. . . . . . . . . . . . . . . . . . . . .Recital 12
Successor Lenders. . . . . . . . . . . . . . . . . . . . . . . . . .Recital 12


                                      ANNEX 2-2

                                   EXHIBIT XVII

                                     [FORM OF]

                              INTERCREDITOR AGREEMENT



            This SIXTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT (as amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, herein called "this AGREEMENT") is dated as of November 19, 1996 among BANKERS TRUST COMPANY ("BANKERS"), as administrative agent (the "CURRENT CREDIT AGENT") for the lenders (the "CURRENT LENDERS") party to the Current Credit Agreement (as hereinafter defined), THE BANK OF
NEW YORK, as trustee (together with its successors in such capacity, the "SENIOR DEBENTURE TRUSTEE") under the Senior Debenture Indenture (as hereinafter defined), HARRIS TRUST AND SAVINGS BANK, as trustee (together with its successors in such capacity, the "SUBORDINATED DEBT TRUSTEE") under the Subordinated Debt Indenture (as hereinafter defined), BANKERS TRUST COMPANY, as Collateral Agent (as hereinafter defined), and the other persons who may become parties to this Agreement from time to time pursuant to and in accordance with Section 6 of this Agreement, and amends and restates the Fifth Amended and Restated Intercreditor Agreement dated as of December 15, 1993 (the "EXISTING INTERCREDITOR AGREEMENT"), among the Current Credit Agent, the Senior Note Trustee and Bankers, as a Foreign Lender
(as such terms are defined in the Existing Intercreditor Agreement), the Senior Debenture Trustee, the Subordinated Debt Trustee, and Bankers, as Collateral Agent. Certain defined terms used in this Agreement are indexed in Annex 1 to this Agreement.


                                  R E C I T A L S

            1. Owens-Illinois, Inc., a Delaware corporation (the "COMPANY"), has executed and delivered to the Collateral Agent a Fifth Amended and Restated Company Pledge Agreement dated as of November 19, 1996 (as amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof and hereof, herein called the "COMPANY PLEDGE AGREEMENT"; a copy of the Company Pledge Agreement as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 2), which amends and restates the Existing Company Pledge Agreement (such term being used in this Agreement as defined in the Company Pledge Agreement);

            2. Owens-Illinois Group, Inc., a Delaware corporation ("GROUP"), and the O-I Subsidiaries (such term being used in this Agreement as defined in the Current Credit Agreement) identified as "First Tier Subsidiaries" on Schedule A annexed to the Current Credit Agreement (each, including Group, an "INTERMEDIATE

                                      XVII-1

SUBSIDIARY PLEDGOR" and collectively the "INTERMEDIATE SUBSIDIARY PLEDGORS") have executed and delivered to the Collateral Agent a Fourth Amended and Restated Intermediate Subsidiary Pledge Agreement dated as of November 19, 1996 (as amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof and hereof, herein called the "INTERMEDIATE SUBSIDIARY PLEDGE AGREEMENT"; a copy of the Intermediate Subsidiary Pledge Agreement as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 3), which amends and restates the Existing Intermediate Subsidiary Pledge Agreement (such term being used in this Agreement as defined in the Intermediate Subsidiary Pledge Agreement; the Existing Company Pledge Agreement and the Existing Intermediate Subsidiary Pledge Agreement being collectively referred to herein as the "EXISTING PLEDGE AGREEMENTS");

            3. The Company and the Intermediate Subsidiary Pledgors have delivered to the Collateral Agent the Pledged Shares (as defined in each of the Company Pledge Agreement and the Intermediate Subsidiary Pledge Agreement (collectively referred to herein as the "PLEDGE AGREEMENTS")) and the Pledged Debt (as defined in each Pledge Agreement; the Pledged Shares and the Pledged Debt under the Pledge Agreements being collectively referred to herein as the "PLEDGED COLLATERAL");

            4. The Current Lenders, the Lead Managers and the Current Credit Agent (as such terms are defined in the Existing Intercreditor Agreement) have entered into a Refinancing Credit Agreement dated as of December 15, 1993 with the Company (said Refinancing Credit Agreement, as amended to the date hereof, being the "EXISTING CREDIT AGREEMENT");

            5. Group and the other Guarantor Subsidiaries (such term being used in this Agreement as defined in the Current
Credit Agreement) have guarantied the obligations of the Company under the Existing Credit Agreement pursuant to the Loan Guaranty (as such term is defined in the Existing Intercreditor Agreement, the "EXISTING LOAN GUARANTY");

            6. (a) The obligations of the Company under the Existing Credit Agreement have been secured on a senior basis pursuant to the Existing Company Pledge Agreement and (b) the obligations of the Company under the Existing Credit Agreement and the obligations of the Intermediate Subsidiary Pledgors under the Existing Loan Guaranty have been secured on a senior basis pursuant to the Existing Intermediate Subsidiary Pledge Agreement;

            7. The Company, Group, as guarantor, and the Senior Debenture Trustee have entered into an Indenture dated as of December 15, 1991 (the "SENIOR DEBENTURE INDENTURE") pursuant to which the Company has issued $1,000,000,000 in aggregate principal amount of 11% Senior Debentures Due 2003 (the "SENIOR DEBENTURES"; the obligations of the Company under the Senior Debenture Indenture being referred to herein as the "SENIOR DEBENTURE OBLIGATIONS");

                                      XVII-2

            8. Each Guarantor Subsidiary (other than Group) has guarantied the obligations of the Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder pursuant to a Subsidiary Guaranty substantially in the form of Exhibit E to the Senior Debenture Indenture, and Group has guarantied the obligations of the Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder pursuant to the Group Exchange Guaranty, substantially in the form of Exhibit D to the Senior Debenture Indenture (each such Subsidiary Guaranty and such Group Exchange Guaranty being a "SENIOR DEBENTURE GUARANTY"; collectively, the "SENIOR DEBENTURE GUARANTIES");

            9. As more fully described in the recitals to the Existing Intercreditor Agreement, (a) the Indebtedness evidenced by the Senior Debentures has been secured on a senior basis pursuant to the Existing Company Pledge Agreement, subject to certain limitations on the rights of the Senior Debenture Trustee under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Company Pledge Agreement) and other matters, and (b) such Indebtedness and the obligations of the Intermediate Subsidiary Pledgors under the Senior Debenture Guaranties have been secured on a senior basis pursuant to the Existing Intermediate Subsidiary Pledge Agreement, subject to certain limitations on the rights of the Senior Debenture Trustee under the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Intermediate Subsidiary Pledge Agreement) and other matters, and the Company desires that such Indebtedness and obligations continue to be secured on a senior basis by the Pledged Collateral under the Company Pledge Agreement and the Intermediate Subsidiary Pledge Agreement to the same extent, and subject to the same limitations relative to the other obligations secured by such Pledged Collateral (treating the Current Credit Agreement for such purposes as being in all respects the same as the Existing Credit Agreement), as under the Existing Company Pledge Agreement, the Existing Intermediate Subsidiary Pledge Agreement and the Existing Intercreditor Agreement;

            10. The Company and the Subordinated Debt Trustee have entered into an Indenture dated as of April 1, 1992, together with supplements thereto dated as of April 8, 1992, June 22, 1992, August 4, 1992, August 24, 1992 and October 8, 1992
(collectively, the "SUBORDINATED DEBT INDENTURE"), pursuant to which the Company has issued the following (collectively, the "SUBORDINATED DEBT SECURITIES"; the obligations of the Company under the Subordinated Debt Indenture and the Subordinated Debt Securities being collectively referred to herein as the "JUNIOR SECURED OBLIGATIONS"): (a) $250,000,000 in aggregate principal amount of 10-1/4% Senior Subordinated Notes Due April 1, 1999;
(b) $150,000,000 in aggregate principal amount of 10-1/2% Senior Subordinated Notes Due June 15, 2002; (c) $250,000,000 in aggregate principal amount of 10% Senior Subordinated Notes Due August 1, 2002; (d) $200,000,000 in aggregate principal amount of 9-3/4% Senior Subordinated Notes Due August 15, 2004; and

                                      XVII-3

(e) $100,000,000 in aggregate principal amount of 9.95% Senior
Subordinated Notes Due October 15, 2004;

            11. As more fully described in the recitals to the Existing Intercreditor Agreement, the Indebtedness evidenced by the Subordinated Debt Securities has been secured on a senior subordinated basis pursuant to the Existing Company Pledge Agreement, subject to certain limitations on the rights of the Subordinated Debt Trustee under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral (as defined in the Existing Company Pledge Agreement) and other matters, and the Company desires that such Indebtedness continue to be secured on a senior subordinated basis by the Pledged Collateral under the Company Pledge Agreement to the same extent, and subject to the same limitations relative to the other obligations secured by such Pledged Collateral (treating the Current Credit Agreement for such purposes as being in all respects the same as the Existing Credit Agreement), as under the Existing Company Pledge Agreement and the Existing Intercreditor Agreement;

            12. The Current Lenders, the Current Lenders appointed as Co-Agents for the Current Lenders, Bank of America National
Trust and Savings Association, as Documentation Agent for the Current Lenders, and the Current Credit Agent have entered into a Refinancing Credit Agreement dated as of November 19, 1996 with the Company (said Refinancing Credit Agreement, as it may hereafter be amended, amended and restated or otherwise modified from time to time, being the "CURRENT CREDIT AGREEMENT";
capitalized terms defined therein and not otherwise defined herein being used herein as therein defined or as defined in the Successor Credit Agreement (as hereinafter defined) then in effect), pursuant to which the Current Lenders have agreed, subject to the terms and conditions set forth in the Current
Credit Agreement, to extend certain credit facilities to the Company for the purpose of, among other things, (a) refinancing all outstanding Indebtedness under the Existing Credit Agreement and (b) permitting the Company to issue Commercial Paper as more fully described below;

            13. As required in the Current Credit Agreement, Group and the other Guarantor Subsidiaries (collectively, the "LOAN GUARANTORS") have guarantied the obligations of the Company under the Current Credit Agreement and any Successor Credit Agreements pursuant to an O-I Subsidiary Guaranty dated as of November 19, 1996 (as amended, amended and restated or otherwise modified from time to time in accordance with the terms thereof and hereof, herein called the "LOAN GUARANTY"; a copy of the Loan Guaranty as in effect on the date this Agreement becomes effective is attached to this Agreement as Annex 4);

            14. It is desired that (a) all obligations of the Company under the Current Credit Agreement and any Successor Credit Agreements be secured on a senior basis by the Pledged Collateral under the Pledge Agreements to the same extent as the obligations under the Existing Credit Agreement have been secured by the Pledged Collateral (as defined in the Existing Pledge

                                      XVII-4

Agreements) and (b) all obligations of the Loan Guarantors under the Loan Guaranty be secured on a senior basis by the Pledged Collateral under the Intermediate Subsidiary Pledge Agreement to the same extent as the obligations under the Existing Loan Guaranty have been secured by the Pledged Collateral (as defined in the Existing Intermediate Subsidiary Pledge Agreement), and that the relative priority of the Liens and other rights in favor of the Credit Agents and the Lenders (as such terms are hereinafter defined) with respect to the Pledged Collateral be the same in all substantive respects as the relative priority of the corresponding Liens and other rights granted to the Current Credit Agent and the Current Lenders (as such terms are defined in the Existing Pledge Agreements and the Existing Intercreditor Agreement), in each case as compared to the relative priority of any corresponding Liens and other rights granted to the Senior Debenture Trustee, the Subordinated Debt Trustee and the holders of any other obligations secured by any or all of the Pledged Collateral;

            15. (a) As more fully described in the recitals to the Existing Intercreditor Agreement, to the extent that the Current Credit Agreement refinances all or any portion of the Indebtedness under the Existing Credit Agreement or the Senior Debenture Indenture, the Current Credit Agreement and any
Successor Credit Agreements will each constitute a "Successor
Credit Agreement" as defined in the Existing Pledge Agreements and the Existing Intercreditor Agreement and, as such, the Current Credit Agreement and any Successor Credit Agreements will automatically be entitled to be secured by the Pledged Collateral on the basis described in Recital 14, and (b) whether or not the Current Credit Agreement constitutes a "Successor Credit
Agreement" as defined in the Existing Pledge Agreements and the Existing Intercreditor Agreement, the terms of the Senior
Debenture Indenture, the Subordinated Debt Indenture, the
Existing Pledge Agreements and the Existing Intercreditor
Agreement permit the amendments to the Existing Pledge Agreements and the Existing Intercreditor Agreement effected pursuant to the Pledge Agreements and this Agreement without the consent of the holders of the Senior Debentures or the Subordinated Debt
Securities for the purpose of (i) securing the Current Credit Agreement and any Successor Credit Agreements by the Pledged Collateral on the basis described in Recital 14 and (ii) securing the Loan Guaranty by the Pledged Collateral under the Intermediate Subsidiary Pledge Agreement on the basis described in Recital 14; and accordingly (X) the entire amount of the obligations under the Current Credit Agreement and any Successor Credit Agreements is entitled (as described in the foregoing clauses (a) and (b)) to be secured by the Pledged Collateral on the basis described in Recital 14 and (Y) the entire amount of the obligations under the Loan Guaranty is entitled (as described in the foregoing clause (b)) to be secured by the Pledged
Collateral under the Intermediate Subsidiary Pledge Agreement on the basis described in Recital 14;

            16. It is contemplated that, from time to time, the Current Lenders or other financial institutions (collectively, the "SUCCESSOR LENDERS") may enter into one or more agreements with the Company and other Persons, including Subsidiaries of the Company, either extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the

                                      XVII-5
inclusion of additional borrowers thereunder which are Subsidiaries of the Company) all or any portion of the Indebtedness under the Current Credit Agreement or any Successor Credit Agreement or any Senior Indenture (said agreements, as they may exist from time to time (but, in the case of such a refinancing or restructuring, only to the extent thereof), being the "SUCCESSOR CREDIT AGREEMENTS", which together with the Current Credit Agreement are referred to herein as the "CREDIT AGREEMENTS"; provided that, notwithstanding the fact (as described in certain of the following recitals) that any agreement or instrument pursuant to which any Commercial Paper is issued or evidencing any Commercial Paper Obligations (as herein-after defined) (collectively, the "COMMERCIAL PAPER DOCUMENTS") could have constituted a Successor Credit Agreement, in no event shall any Commercial Paper Document be deemed to be a Successor Credit Agreement or a Credit Agreement; and provided, further, that in no event shall any amendment, amendment and restatement or other modification of the Current Credit Agreement after the date hereof cause the Current Credit Agreement to be deemed to be a Successor Credit Agreement or require the Current Credit Agent to execute an acknowledgment to this Agreement in connection with such amendment, amendment and restatement or other modification) (the Current Lenders and any Successor Lenders being collectively referred to herein as the "LENDERS", and the Current Credit Agent and any agents (collectively, the "SUCCESSOR CREDIT AGENTS") under any Successor Credit Agreements being collectively referred to herein as the "CREDIT AGENTS"), and it is desired that, as described in Recitals 14 and 15, the obligations of the Company and any additional borrowers which are Subsidiaries of the Company under any Successor Credit Agreements be secured by the Pledged Collateral to the same extent as the obligations under the Current Credit Agreement;

            17. The Current Lenders have agreed, subject to the terms and conditions set forth in the Current Credit Agreement, to permit the Company to issue Commercial Paper in an aggregate face amount at any time outstanding not to exceed the amount specified in the Current Credit Agreement to the extent that the Company has reserved unused a portion of the Revolving Loan Commitments under the Current Credit Agreement, and it is desired that all obligations of the Company under any such Commercial Paper outstanding from time to time (collectively, the "COMMERCIAL PAPER OBLIGATIONS") be guarantied under the Loan Guaranty and secured on a senior basis by the Pledged Collateral;

            18. The parties hereto desire to acknowledge and confirm, for the benefit of any financial institutions initially purchasing any such Commercial Paper (each an "INITIAL COMMERCIAL PAPER HOLDER" and collectively the "INITIAL COMMERCIAL PAPER HOLDERS") or appointed to act as agent or representative for the holders from time to time of such Commercial Paper (each a "COMMERCIAL PAPER REPRESENTATIVE" and collectively the "COMMERCIAL PAPER REPRESENTATIVES"; provided that in the event no such financial institution is appointed to act as agent or representative for the holders of any Commercial Paper, the Initial Commercial Paper Holder in respect of such Commercial Paper shall be deemed to be the Commercial Paper Representative in respect of such Commercial Paper) and for the benefit of the holders from time to time of such Commercial Paper (together with

                                      XVII-6
the Initial Commercial Paper Holders, the "COMMERCIAL PAPER HOLDERS"), that during any period in which any Commercial Paper is outstanding such Commercial Paper constitutes a restructuring of a portion of the credit facilities provided under the Current Credit Agreement and accordingly that all Commercial Paper Obligations would also constitute Indebtedness outstanding under a "Successor Credit Agreement" as defined in the Pledge Agreements and this Agreement, and as such all Commercial Paper Obligations are entitled to constitute (a) Senior Secured Obligations (as defined in the Company Pledge Agreement) and (b) Secured Obligations (as defined in the Intermediate Subsidiary Pledge Agreement); provided that, as a condition to permitting the Company to issue Commercial Paper, the Current Lenders have required, as was required in the Existing Pledge Agreements and the Existing Intercreditor Agreement, that no Commercial Paper Document shall be deemed to be a "Successor Credit Agreement" for purposes of the Pledge Agreements or this Agreement and that certain limitations be placed on the rights of the Commercial Paper Holders and the Commercial Paper Representatives with respect to decisions relating to the exercise of remedies in respect of the Pledged Collateral and other matters; and provided, further, that the Commercial Paper Holder and Commercial Paper Representative in respect of any Commercial Paper shall only be entitled to the benefits of the Pledge Agreements, the Loan Guaranty and this Agreement if such Commercial Paper Representative shall have executed and delivered to the Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof (which acknowledgment shall have been acknowledged by the Company, each Intermediate Subsidiary Pledgor and each Loan Guarantor);

            19. The Company contemplates that it may, from time to time, enter into certain guaranties permitted under the Credit Agreements (collectively, the "FOREIGN LENDER GUARANTIES") in support of certain indebtedness of certain Foreign Subsidiaries (collectively, the "FOREIGN LENDER DEBT") to certain Lenders (collectively, the "FOREIGN LENDERS") under certain loan and other credit agreements (collectively, the "FOREIGN LOAN AGREEMENTS"), and the Company desires that its obligations under the Foreign Lender Guaranties (such obligations being collectively referred to herein as the "FOREIGN LENDER
OBLIGATIONS") continue to be secured by the Pledged Collateral, to the extent permitted by the Credit Agreements, to the same extent as under the Existing Pledge Agreements and the Existing Intercreditor Agreement; provided that any Foreign Lender desiring such security shall execute and deliver to the Collateral Agent a counterpart of this Agreement or an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof (which acknowledgment shall be acknowledged by the Company and the Intermediate
Subsidiary Pledgors); and provided, further, that in no event shall any Foreign Lender benefit from or have any rights with respect to the Loan Guaranty;

            20. It is contemplated that the Company may from time to time enter into one or more Interest Rate Agreements with one or more Lenders (collectively, the "INTEREST RATE EXCHANGERS") and it is desired that the obligations of the Company under such Interest Rate Agreements, including the obligation to make payments in the event of early termination thereunder (all such

                                      XVII-7
obligations being the "INTEREST RATE OBLIGATIONS"), be guarantied under the Loan Guaranty to the same extent as under the Existing Loan Guaranty and the Existing Intercreditor Agreement and continue to be secured by the Pledged Collateral to the same extent as under the Existing Pledge Agreements and the Existing Intercreditor Agreement; provided that any Interest Rate Exchanger desiring the benefit of the Loan Guaranty and such security shall execute and deliver to the Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof (which acknowledgment shall be acknowledged by the Company, the Intermediate Subsidiary Pledgors and the Loan Guarantors);

            21. It is contemplated that the Company may from time to time enter into one or more Currency Agreements with one or more Lenders (collectively, the "CURRENCY EXCHANGERS") and it is desired that the obligations of the Company under such Currency Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the "CURRENCY OBLIGATIONS"), be guarantied under the Loan
Guaranty to the same extent as under the Existing Loan Guaranty and the Existing Intercreditor Agreement and continue to be secured by the Pledged Collateral to the same extent as under the Existing Pledge Agreements and the Existing Intercreditor Agreement; provided that any Currency Exchanger desiring the benefit of the Loan Guaranty and such security shall execute and deliver to the Collateral Agent an acknowledgment to this Agreement (in the form attached hereto) agreeing to be bound by the terms hereof (which acknowledgment shall be acknowledged by the Company, the Intermediate Subsidiary Pledgors and the Loan Guarantors);

            22. As described in Recital 15, all or a portion of the Current Credit Agreement constitutes a "Successor Credit
Agreement" as defined in the Existing Pledge Agreements and the Existing Intercreditor Agreement, and accordingly the Current
Lenders constitute "Lenders" as defined in the Existing Pledge
Agreements and the Existing Intercreditor Agreement and are entitled to be secured by the Pledged Collateral in their capacities as Foreign Lenders, Interest Rate Exchangers and
Currency Exchangers as described in Recitals 19, 20 and 21;

            23. The Current Credit Agent, the Senior Debenture Trustee, the Subordinated Debt Trustee and the Foreign Lender named on the signature pages hereof, and, in the event any Successor Credit Agreement is to be guarantied under the Loan Guaranty and secured by the Pledge Agreements, the Successor Credit Agent thereunder, and, in the event any other Foreign Lender Obligations are to be secured by the Pledge Agreements, the Foreign Lender which is the beneficiary of the applicable Foreign Lender Guaranty, and, in the event any Interest Rate Obligations are to be guarantied under the Loan Guaranty and secured by the Pledge Agreements, the Interest Rate Exchanger party to the relevant Interest Rate Agreement, and, in the event any Currency Obligations are to be guarantied under the Loan Guaranty and secured by the Pledge Agreements, the Currency Exchanger party to the relevant Currency Agreement, and, in the event any Commercial Paper Obligations in respect of any

                                      XVII-8

Commercial Paper are to be guarantied under the Loan Guaranty and secured by the Pledge Agreements, the Commercial Paper Representative in respect of such Commercial Paper, and the Collateral Agent (collectively, the "PARTIES") desire to set forth certain additional provisions regarding the appointment, duties and responsibilities of the Collateral Agent and to set forth certain other provisions concerning the obligations of the Company, the Intermediate Subsidiary Pledgors and the Loan Guarantors (collectively, the "LOAN PARTIES") to the Parties and to the Lenders, the holders of the Senior Debentures, the holders of the Subordinated Debt Securities, and the Commercial Paper Holders in respect of any Commercial Paper guarantied under the Loan Guaranty and secured by the Pledge Agreements (collectively, together with the Parties, the "SECURED PARTIES") under the agreements referred to in the foregoing recitals;

            24. The Parties wish to set forth their agreement as to the allocation of certain payments to be made from the proceeds of Asset Sales of Pledged Collateral;

            25. The Parties wish to set forth their agreement as to decisions relating to the exercise of remedies under the Loan
Guaranty and the Pledge Agreements and certain limitations on the exercise of such remedies;

            26. Certain of the Parties wish to set forth their mutual intentions as to certain matters relating to payments by the applicable Loan Parties under the Loan Guaranty and the Senior Debenture Guaranties;

            27.   The Parties wish to confirm their agreement that
(a) in no event shall either the Junior Secured Obligations or the Subordinated Debt Trustee be secured by or have any rights with respect to the Pledged Collateral under the Intermediate Subsidiary Pledge Agreement or benefit from or have any rights with respect to the Loan Guaranty or the Senior Debenture Guaranties and (b) certain remedies under the Company Pledge Agreement not be taken for the benefit of certain junior indebtedness unless such remedies are being concurrently exercised for the benefit of certain senior indebtedness or unless all such senior indebtedness has been paid in full; and

            28. The Parties wish to confirm that certain subordination provisions granting benefits to the holders of certain senior indebtedness shall not be impaired by the granting of security interests in collateral, or the exercise of rights with respect to such collateral, in favor of the holders of certain junior indebtedness;

            NOW, THEREFORE, the Parties agree that the Existing
Intercreditor Agreement is hereby amended and restated as follows:

            SECTION 1.  APPOINTMENT AS COLLATERAL AGENT.  The
Current Credit Agent, the Senior Debenture Trustee, the
Subordinated Debt Trustee and the Foreign Lender listed on the signature pages hereof each hereby appoints, and each Credit

                                      XVII-9

Agent, Lender, Foreign Lender, Interest Rate Exchanger, Currency Exchanger and Commercial Paper Representative signing an acknowledgment hereto, by such signing appoints Bankers Trust Company to serve as collateral agent and representative of each such Party and the Commercial Paper Holders (to the extent applicable) under each of the Pledge Agreements and the Loan Guaranty (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT") and authorizes the Collateral Agent to act as agent for the Secured Parties (a) for the purpose of executing and delivering, on behalf of all such Parties and the Secured Parties, the Company Pledge Agreement and, on behalf of all such Parties and the Secured Parties except the Subordinated Debt Trustee and the holders of the Subordinated Debt Securities, and (with respect to the Collateral Account Agreement only) the Senior Debenture Trustee and the holders of the Senior Debentures, the Intermediate Subsidiary Pledge Agreement and the Collateral Account Agreement and, subject to the provisions of this Agreement, for the purpose of enforcing the Secured Parties' rights in respect of the Pledged Collateral and the obligations of the Company and each Intermediate Subsidiary Pledgor (collectively, the "PLEDGORS") under the Pledge Agreements and the obligations of the Company under the Collateral Account Agreement and (b) in addition, with respect to the foregoing appointment and authorization by the Current Credit Agent and by each Credit Agent, Lender, Interest Rate Exchanger, Currency Exchanger and Commercial Paper Representative signing an acknowledgment hereto (collectively, together with the Commercial Paper Holders, the "GUARANTIED PARTIES"), for the purpose of enforcing the Guarantied Parties' rights under the Loan Guaranty and the obligations of the Loan Guarantors under the Loan Guaranty.

            SECTION 2. DECISIONS RELATING TO EXERCISE OF REMEDIES VESTED IN REQUISITE OBLIGEES UNDER THE CREDIT AGREEMENTS,
INTEREST RATE AGREEMENTS, CURRENCY AGREEMENTS, FOREIGN LOAN
AGREEMENTS, SENIOR DEBENTURE INDENTURE, COMMERCIAL PAPER DOCU-
MENTS, AND SUBORDINATED DEBT INDENTURE.

            (a) The Collateral Agent agrees to make such demands and give such notices under the Loan Guaranty and the Pledge Agreements as Requisite Obligees may request, and to take such action to enforce the Loan Guaranty and the Pledge Agreements and to foreclose upon, collect and dispose of the Pledged Collateral or any portion thereof as may be directed by Requisite Obligees. For purposes of this Agreement, "REQUISITE OBLIGEES" means (i) for purposes of directing the Collateral Agent with respect to any of the foregoing actions to be taken under or in respect of the Pledge Agreements, Secured Parties holding 51% or more of the aggregate principal amount of the sum of all Loans outstanding, all other credit facilities utilized (including the stated amount of all letters of credit and the face amount of all unmatured discounted bankers' acceptances, if any) and all unused Commitments under the Credit Agreements; provided that, if the Obligations (such term being used herein as defined in the Credit Agreements) have been indefeasibly paid in full, "REQUISITE OBLIGEES" shall mean (x) solely for purposes of directing the Collateral Agent with respect to actions to be taken under or in respect of the Company Pledge Agreement, Secured Parties holding 51% or more of the aggregate amount of the sum of (A) the principal amount of the Foreign Lender Debt then guarantied by the Foreign Lender Guaranties, (B) 20% of the notional amount

                                      XVII-10
under all Interest Rate Agreements and Currency Agreements or, if an Interest Rate Agreement or Currency Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement or Currency Agreement, as the case may be, (C) the aggregate outstanding principal amount of the Senior Debentures (to the extent the Senior Debentures are then secured by the Pledged Collateral under the Company Pledge Agreement), and (D) the aggregate original issuance price of any outstanding Commercial Paper secured by the Pledged Collateral under the Company Pledge Agreement until indefeasible payment in full of the Foreign Lender Obligations, the Interest Rate Obligations, the Currency Obligations, and all Senior Debentures and Commercial Paper secured by the Pledged Collateral under the Company Pledge Agreement, and, thereafter, Secured Parties holding 51% or more of (E) the aggregate outstanding principal amount of the Subordinated Debt Securities until indefeasible payment in full of the Subordinated Debt Securities, and (y) solely for purposes of directing the Collateral Agent with respect to actions to be taken under or in respect of the Intermediate Subsidiary Pledge Agreement, Secured Parties holding 51% or more of the sum of the amounts described in clauses (A),
(B), (C) (to the extent the Senior Debentures are then secured by the Pledged Collateral under the Intermediate Subsidiary Pledge Agreement), and (D) above; and (ii) for purposes of directing the Collateral Agent with respect to any of the foregoing actions to be taken under or in respect of the Loan Guaranty, Requisite Lenders under the Credit Agreement, or, if the Obligations have been indefeasibly paid in full, Guarantied Parties holding 51% or more of the sum of (F) 20% of the notional amount under all Interest Rate Agreements and Currency Agreements or, if an Interest Rate Agreement or Currency Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Interest Rate Agreement or Currency Agreement, as the case may be, and (G) the aggregate original issuance price of any outstanding Commercial Paper guarantied by the Loan Guaranty; provided, further that, in the case of each of clauses (i) and (ii) above, if the Collateral Agent requests instruction as to any action to be taken at the direction of Requisite Obligees from any Commercial Paper Representative (on behalf of such Commercial Paper Representative and the Commercial Paper Holders in respect of which such Commercial Paper Representative is the Commercial Paper Representative) and such Commercial Paper Representative declines or otherwise fails to promptly give directions to the Collateral Agent, the aggregate original issuance price of any outstanding Commercial Paper held by such Commercial Paper Holders shall not be counted or otherwise deemed to be outstanding by Collateral Agent for purposes of determining the action to be directed by Requisite Obligees or whether a consensus of Requisite Obligees has been obtained. The Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement or any or all of the Loan Guaranty or the Pledge Agreements, or which would in its opinion subject it or any of its officers, employees or directors to liability, and the Collateral Agent shall not be required to take any action under this Agreement or any or all of the Loan Guaranty or the Pledge

                                      XVII-11

Agreements unless and until the Collateral Agent shall be indemnified to its satisfaction by the Parties against any and all losses, costs, expenses or liabilities in connection therewith; and provided that any such indemnification required by the Collateral Agent with respect to any such action under the Loan Guaranty shall be provided by the Guarantied Parties.

            (b) Each Party executing this Agreement or an acknowledgment hereto which is entitled to give directions to the Collateral Agent pursuant to Section 2(a) with respect to the Pledge Agreements or the Loan Guaranty (collectively, the "DIRECTING PARTIES") and each Party executing this Agreement or an acknowledgment hereto which is not entitled to give directions to the Collateral Agent pursuant to Section 2(a) with respect to the Pledge Agreements or the Loan Guaranty (collectively, the "NON-DIRECTING PARTIES") agrees that the Collateral Agent may act as Requisite Obligees may request (regardless of whether any individual Directing Party, Non-Directing Party or any other Secured Party (including the Commercial Paper Holders or the holders of the Senior Debentures or the Subordinated Debt Securities) agrees, disagrees or abstains with respect to such request), that the Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not conflict with the express terms of this Agreement) and that no Directing Party, Secured Party or Guarantied Party shall have any liability to any other Directing Party, Non-Directing Party, Secured Party or Guarantied Party for any such request. The Collateral Agent shall give prompt notice to all Parties of actions taken pursuant to the instructions of Requisite Obligees; provided, however, that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement and the applicable Pledge Agreement or Loan Guaranty of the action so taken.

            (c) The Non-Directing Parties with respect to the Pledge Agreements and this Agreement agree that the only right of such Non-Directing Parties under the Pledge Agreements is for
(i) the Foreign Lender Obligations, the Interest Rate Obligations, the Currency Obligations, the Senior Debenture Obligations and the Commercial Paper Obligations to be secured by the Pledged Collateral and (ii) the Junior Secured Obligations to be secured by the Pledged Collateral pledged under the Company Pledge Agreement, in each case for the period and to the extent (but only to the extent) provided for in the Pledge Agreements and to receive a share of the proceeds of the Pledged Collateral, if any, to the extent and at the times provided in Section 12 of the Pledge Agreements and Section 4(b) hereof. The Non-Directing Parties with respect to the Loan Guaranty agree that the only right of such Non-Directing Parties under the Loan Guaranty is for the Interest Rate Obligations, the Currency Obligations and the Commercial Paper Obligations to be guarantied by the Loan Guaranty for the period and to the extent provided in the Loan Guaranty and to receive a share of any payments received on account of the Loan Guaranty as provided in the Loan Guaranty.

            (d) The Senior Debenture Trustee agrees, which agreement shall be binding upon each and every holder of the Senior Debentures, that the Senior Debenture Obligations

                                      XVII-12

(i) shall be secured by the Pledged Collateral pledged by any Pledgor only until such time, if any, as the pledge made and security interest granted by such Pledgor with respect to such Senior Indenture Obligations may be released in accordance with the terms of the last proviso to Section 2A of the Company Pledge Agreement or the penultimate proviso to Section 2 of the Intermediate Subsidiary Pledge Agreement, as the case may be, and
(ii) shall not be secured by the collateral pledged under the Collateral Account Agreement.

            (e) The Subordinated Debt Trustee agrees, which agreement shall be binding upon each and every holder of the Subordinated Debt Securities, that (i) the Junior Secured Obligations shall be secured only by the Pledged Collateral under the Company Pledge Agreement and the Junior Secured Obligations shall not be secured by any Pledged Collateral under the Intermediate Subsidiary Pledge Agreement or the collateral pledged under the Collateral Account Agreement and (ii) the Collateral Agent shall take no action to exercise any remedy provided in Section 11 of the Company Pledge Agreement for the purpose of realizing value on the Pledged Collateral under the Company Pledge Agreement to be applied to the payment of any Junior Secured Obligation unless (y) such remedy is concurrently being exercised for the purpose of realizing value on such Pledged Collateral to be applied to the payment of the Obligations, the Foreign Lender Obligations, the Interest Rate Obligations, the Currency Obligations, the Senior Debenture Obligations (to the extent such Senior Debenture Obligations are then secured by the Pledged Collateral under the Company Pledge Agreement) or the Commercial Paper Obligations (collectively, the "SENIOR SECURED OBLIGATIONS"); provided, however, that the holders of the Junior Secured Obligations shall have no right to direct the exercise of such remedy; or (z) all Senior Secured Obligations shall have been indefeasibly paid in full.

            (f) The Collateral Agent may at any time request directions from the Requisite Obligees with respect to the Pledge Agreements or the Loan Guaranty as to any course of action or other matter relating hereto or to such Pledge Agreements or Loan Guaranty, as the case may be. Except as otherwise provided in the Pledge Agreements and the Loan Guaranty, directions given by Requisite Obligees to the Collateral Agent hereunder shall be binding on all Directing Parties, Non-Directing Parties, Secured Parties and Guarantied Parties for all purposes.

            (g) Each Directing Party and Non-Directing Party agrees, on behalf of the Secured Parties and the Guarantied Parties, respectively, not to take any action whatsoever to enforce any term or provision of the Pledge Agreements or the Loan Guaranty or to enforce any of its rights in respect of the Pledged Collateral, in each case except through the Collateral Agent in accordance with this Agreement.

            SECTION 3.  APPLICATION OF PROCEEDS OF SECURITY, LOAN
GUARANTY PAYMENTS, ETC.

            (a) Subject to the provisions of Section 4 which shall govern with respect to the allocation of Net Cash Proceeds of Asset Sales of Pledged Collateral, any and all amounts actually

                                      XVII-13
received by the Collateral Agent in connection with the enforce-ment of the Pledge Agreements, including the proceeds of any collection, sale or other disposition of the Pledged Collateral or any portion thereof (collectively, "PROCEEDS") shall be applied promptly by the Collateral Agent as provided for in
Section 12 of the Pledge Agreements. Any and all amounts actually received by the Collateral Agent in connection with the enforcement of the Loan Guaranty (collectively, "LOAN GUARANTY PAYMENTS") shall be applied promptly by the Collateral Agent as provided in the Loan Guaranty. Until Proceeds and Loan Guaranty Payments are so applied, the Collateral Agent shall hold such Proceeds and Loan Guaranty Payments in its custody in accordance with its regular procedures for handling deposited funds.

            (b) Subject to the provisions of Section 4 which shall govern with respect to the allocation of Net Cash Proceeds of Asset Sales of Pledged Collateral, (i) any Proceeds received by the Collateral Agent relating to the Senior Secured Obligations shall be applied so that each Secured Party with respect thereto that is then secured by the Pledged Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Senior Secured Obligations and (ii) any Proceeds received by the Collateral Agent relating to the Junior Secured Obligations shall be applied so that each Secured Party with respect thereto that is then secured by the Pledged
Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Junior Secured Obligations. Any Loan Guaranty Payments received by the
Collateral Agent relating to the Obligations, the Interest Rate Obligations, the Currency Obligations or the Commercial Paper Obligations (collectively, the "GUARANTIED OBLIGATIONS") shall be applied so that each Guarantied Party with respect thereto shall receive payment of the same proportionate amount of all such Guarantied Obligations. For purposes of determining the proportionate amounts of all Senior Secured Obligations or Guarantied Obligations at the time any Proceeds or Loan Guaranty Payments are to be distributed under this Section 3, the amount of the outstanding Obligations, Foreign Lender Obligations,
Senior Debenture Obligations and Commercial Paper Obligations, respectively, shall be deemed to be the principal and interest or face amount, as applicable, then due and payable under the Credit Agreements, the Foreign Lender Guaranties, the Senior Debenture Indenture (to the extent that the Senior Indenture Obligations with respect thereto are then secured by the Pledged Collateral under the Company Pledge Agreement or the Intermediate Subsidiary Pledge Agreement, as applicable) and the Commercial Paper Documents, as the case may be, and the amount of the outstanding Interest Rate Obligations and Currency Obligations of any
Interest Rate Exchanger or Currency Exchanger shall be deemed to be the amount of the Company's obligations then due and payable (exclusive of expenses or similar liabilities but including any early termination payments then due) under the applicable
Interest Rate Agreements or Currency Agreements. For purposes of determining the proportionate amounts of all Junior Secured Obligations at the time any Proceeds are to be distributed under this Section 3, the amount of the outstanding Junior Secured Obligations in respect of the Subordinated Debt Securities shall be deemed to be the principal and interest then due and payable under the Subordinated Debt Indenture. Anything contained in

                                      XVII-14
this Agreement or the Pledge Agreements to the contrary notwithstanding, by signing an acknowledgment to this Agreement, the Current Credit Agent agrees that, in the event the Current Credit Agent receives any Proceeds which are held pursuant to the terms of Section 2(b) of the Collateral Account Agreement as cash collateral for any outstanding Letter of Credit, the Current Credit Agent shall, in the event of cancellation or expiration of such Letter of Credit or any reduction in the maximum amount available at any time for drawing thereunder, return to the Collateral Agent any portion of such Proceeds which, at the time of such cancellation, expiration or reduction, is neither required to be retained as cash collateral for such Letter of Credit or any other Letter of Credit nor required to be applied to the payment of any outstanding Obligations secured pursuant to the terms of the Collateral Account Agreement. The Collateral Agent shall apply the amount of any Proceeds so returned by the Current Credit Agent to the payment of the other Senior Secured Obligations owed to the Secured Parties (as defined in the Collateral Account Agreement) in accordance with Section 12 of the Intermediate Subsidiary Pledge Agreement.

            (c) Payments by the Collateral Agent to the Lenders in respect of the Obligations shall be made to the Credit Agents for distribution to the Lenders in accordance with the Credit Agreements; any payments in respect of Interest Rate Obligations and Currency Obligations shall be made as directed by the Lender to which such Interest Rate Obligations or Currency Obligations are owed; any payments in respect of Foreign Lender Obligations shall be made as directed by the Foreign Lender to which such Foreign Lender Obligations are owed; any payments in respect of any Senior Debenture Obligations shall be paid to the Senior Debenture Trustee for the benefit of the holders of such Senior Debenture Obligations; any payments in respect of Commercial
Paper Obligations shall be paid to the respective Commercial
Paper Holders or to the applicable Commercial Paper
Representatives for their benefit; and any payments in respect of any Junior Secured Obligations shall be paid to the Subordinated Debt Trustee for the benefit of the holders of such Junior
Secured Obligations.

            SECTION 4. ALLOCATION OF PROCEEDS FROM ASSET SALES OF PLEDGED COLLATERAL. The Current Credit Agent, acting on behalf of the Current Lenders, each Successor Credit Agent signing an acknowledgment hereto, acting on behalf of the Lenders for which it is agent, each Interest Rate Exchanger, Currency Exchanger and Foreign Lender executing this Agreement or an acknowledgment hereto, the Senior Debenture Trustee, acting on behalf of the holders of the Senior Debentures, each Commercial Paper Representative executing an acknowledgment to this Agreement, acting on behalf of such Commercial Paper Representative and the Commercial Paper Holders in respect of which such Commercial
Paper Representative is the Commercial Paper Representative, and the Subordinated Debt Trustee, acting on behalf of the holders of the Subordinated Debt Securities, agree, inter se, that Net Cash Proceeds of Assets Sales of Pledged Collateral shall be allocated as provided in this Section 4. The Company, the Intermediate Subsidiary Pledgors and the Parties agree that any Net Cash Proceeds relating to Asset Sales of Pledged Collateral shall be

                                      XVII-15
applied at the times, if any, required under the Credit
Agreements by the Company as provided in Section 4(c).

            (a) Upon the occurrence of an Asset Sale of Pledged Collateral, the applicable Net Cash Proceeds shall be applied to repay outstanding Obligations; provided that, anything contained in this Agreement or the Pledge Agreements to the contrary notwithstanding (but subject, however, to the provisions of Section 4(b) hereof), repayment of the outstanding Obligations out of such Net Cash Proceeds shall only be made to the extent required by the terms of the Credit Agreement then in effect.

            (b)  Notwithstanding paragraph (a) of this Section 4,
(i) after the occurrence and during the continuation of a Level 2 Sharing Event (as hereinafter defined) with respect to any Pledged Collateral, 100% of any Net Cash Proceeds with respect to such Pledged Collateral which become available shall be applied to the payment of the Obligations, the Foreign Lender Obligations, the Interest Rate Obligations, the Currency Obligations, the Senior Debenture Obligations and the Commercial Paper Obligations in proportion to their respective outstanding principal and interest or face amounts or early termination amounts, as the case may be, (ii) if a Level 1 Sharing Event (as hereinafter defined) is continuing at the time Net Cash Proceeds become available for repayment of the Obligations pursuant to
Section 4(a), the Collateral Agent shall apply such Net Cash Proceeds received by it to repay principal and interest or the face amount, as applicable, then due and payable under the Credit Agreement, the Foreign Lender Guaranties, the Senior Debenture Indenture and the Commercial Paper Documents and to repay any amount upon early termination then due and payable in respect of Interest Rate Obligations and Currency Obligations in proportion to their respective outstanding principal and interest or face amounts or early termination amounts, as the case may be, and
(iii) if Net Cash Proceeds are applied in accordance with Section 4(a) to repay outstanding Obligations, or if Net Cash Proceeds are applied in accordance with Section 4(b)(i) to pay outstanding Obligations, Foreign Lender Obligations, Interest Rate Obligations, Currency Obligations, Senior Debenture Obligations and/or Commercial Paper Obligations, and in either such case a Level 1 Sharing Event occurs within the period commencing on the date the Collateral Agent delivers such amounts to the Credit Agent, the applicable Lender, the Senior Debenture Trustee and/or the applicable Commercial Paper Representative for payment of the Obligations, any Foreign Lender Obligations, Interest Rate Obligations or Currency Obligations, the Senior Debenture Obligations or any Commercial Paper Obligations, as the case may be (the "PREPAYMENT DATE"), and ending ninety days thereafter, then 100% of Net Cash Proceeds which thereafter become available shall be applied to the repayment of the Obligations, Foreign Lender Obligations, Interest Rate Obligations, Currency Obligations, Senior Debenture Obligations and Commercial Paper Obligations until such time as the proportion of the principal and interest due and payable under the Credit Agreements to the principal and interest or the face amount, as applicable, due and payable under the Foreign Loan Guaranties, the Senior Debenture Indenture (to the extent the Senior Debenture Obligations are then secured by the Pledged Collateral that is the subject of the

                                      XVII-16
relevant Asset Sale) and the Commercial Paper Documents and the amount upon early termination then due and payable in respect of Interest Rate Obligations and Currency Obligations is the same as it was immediately prior to the Prepayment Date (without giving effect to the impact on the applicable proportions set forth above of any reductions in the amounts of the various applicable Senior Secured Obligations resulting from events other than the application of Net Cash Proceeds in accordance with Section 4(a) or Section 4(b)(i)), and thereafter such Net Cash Proceeds shall be applied to repayment of principal and interest or the face amount, as applicable, then due and payable under the Credit Agreements, the Foreign Lender Guaranties, the Senior Debenture Indenture and the Commercial Paper Documents and to repay any amount upon early termination then due and payable in respect of Interest Rate Obligations and Currency Obligations in proportion to their respective outstanding principal and interest or face amounts or early termination amounts, as the case may be; provided that, in making any determination pursuant to this
Section 4(b) of either the amount of principal and interest then outstanding under or in respect of the Senior Debentures or the amount of principal and interest then due and payable under or in respect of the Senior Debentures, the amount so determined shall in each case be reduced, for purposes of this Section 4(b), by an amount equal to any amounts held by the Senior Debenture Trustee pursuant to the proviso to clause "Third" of Section 6.10 of the Senior Debenture Indenture as in effect on the date of issuance of the Senior Debentures (the "SENIOR DEBENTURE CLOSING DATE"); and provided, further that, anything contained in this Section 4 to the contrary notwithstanding, (X) in no event shall any Net Cash Proceeds in respect of any Asset Sale of Pledged Collateral under the Company Pledge Agreement be applied to the repayment of any Foreign Lender Obligations, Interest Rate Obligations, Currency Obligations, Senior Debenture Obligations or Commercial Paper Obligations which do not constitute "Senior Secured Obligations" under the Company Pledge Agreement and (Y) in no event shall any Net Cash Proceeds of any Asset Sale of Pledged Collateral under the Intermediate Subsidiary Pledge Agreement be applied to the repayment of any Foreign Lender Obligations, Interest Rate Obligations, Currency Obligations, Senior Debenture Obligations or Commercial Paper Obligations which do not constitute "Secured Obligations" under the Intermediate Subsidiary Pledge Agreement. The priorities of allocation set forth in this paragraph (b) shall apply in all circumstances including, without limitation, with respect to any case or proceeding under any bankruptcy law or insolvency law involving creditors' rights generally.

            For purposes of this Section 4(b), (i) "LEVEL 2 SHARING EVENT" means, with respect to any Pledged Collateral, the occurrence and continuation, during any period when such Pledged Collateral secures the Senior Debenture Obligations, of a Default or Event of Default (as such terms are defined in the Senior Debenture Indenture as in effect on the Senior Debenture Closing
Date) under the Senior Debenture Indenture as in effect on the Senior Debenture Closing Date; provided that such a Default or Event of Default under Section 6.01(3) of the Senior Debenture Indenture (as in effect on the Senior Debenture Closing Date) shall only constitute a Level 2 Sharing Event to the extent such Default or Event of Default results from a failure of the Company

                                      XVII-17
to comply with the provisions of any of Sections 4.01, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.13, 4.14, 4.17, 4.18, 4.19
and 5.01 of the Senior Debenture Indenture (in each case as in effect on the Senior Debenture Closing Date); and provided further, however, that in no event shall a Level 2 Sharing Event be deemed to be continuing after the occurrence and during the continuation of a Level 1 Sharing Event; and (ii) "LEVEL 1 SHARING EVENT" means each of the following: (i) the insolvency or bankruptcy of Company, (ii) a default which is continuing in the payment (whether such payment is due upon maturity, accelera-tion or otherwise) of principal, interest or any other obligations with respect to Indebtedness under (A) the Credit Agreements or (B) the Senior Debenture Indenture or any Commercial Paper Documents in respect of any Commercial Paper (in the case of any Indebtedness described in this clause (B), only to the extent such Indebtedness is then secured by the Pledged Collateral that is the subject of the relevant Asset Sale), or
(iii) the commencement of foreclosure proceedings or any other action taken in exercising any right of Requisite Obligees with respect to the security interests granted or property pledged to Secured Parties pursuant to the Pledge Agreements.

            (c) To the extent received by the Company, the Company shall pay to the Collateral Agent the Net Cash Proceeds which are allocable to, and required to be applied in respect of, the Obligations under Section 4(a) and all of the Net Cash Proceeds which are payable under Section 4(b). Any such payments received by the Collateral Agent directly or from the Company shall be distributed as provided in Section 3(c).

            SECTION 5. INFORMATION. In the event the Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to the Pledged Collateral, or any portion thereof, or to enforce any Pledge Agreement or the Loan Guaranty, or proposes to take any other action pursuant to this Agreement or requests instructions from the Secured Parties or Guarantied Parties as provided herein, upon the request of the Collateral Agent, each of the following Parties agrees to promptly provide to the Collateral Agent the information described below:

            (a) The Current Credit Agent on behalf of the Current Lenders agrees to promptly from time to time notify the Collateral Agent of (i) the aggregate amount of principal of and interest on the Obligations as at such date as the Collateral Agent may specify, (ii) the current Commitment of each Current Lender under the Current Credit Agreement, and (iii) any payment received by the Current Credit Agent to be applied to the principal of or interest on the Obligations. The Current Credit Agent shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

            (b) Each Lender party to an Interest Rate Agreement benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Collateral Agent of (i) the notional amount under such Interest

                                      XVII-18

Rate Agreement and the amount payable by the Company upon early termination of such Interest Rate Agreement at the date of termination as fixed by such Interest Rate Agreement and (ii) any payment received by such Lender to be applied to amounts due upon early termination of such Interest Rate Agreement. Such Lender shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

            (c) Each Lender party to a Currency Agreement benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Collateral Agent of (i) the notional amount under such Currency Agreement and the amount payable by the Company upon early termination of such Currency Agreement at the date of termination as fixed by such Currency Agreement and (ii) any payment received by such Lender to be applied to amounts due upon early termina-tion of such Currency Agreement. Such Lender shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

            (d) Each Foreign Lender beneficiary to a Foreign Lender Guaranty benefited by this Agreement, by executing this Agreement or signing an acknowledgment to this Agreement, as the case may be, agrees to promptly from time to time notify the Collateral
Agent of (i) the aggregate amount of principal and interest outstanding under the Foreign Loan Agreement to which such Foreign Lender Guaranty relates, whether such amounts are fully guarantied by such Foreign Lender Guaranty and the amount, if any, then due and payable under such Foreign Lender Guaranty, as at such date as the Collateral Agent may specify and (ii) any payment received by such Foreign Lender to be applied to the principal of or interest on the amounts due under such Foreign
Loan Agreement and such Foreign Lender Guaranty.  The Foreign
Lender shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

            (e) The Senior Debenture Trustee agrees to promptly from time to time notify the Collateral Agent of the outstanding principal amount of the Senior Debentures and the amount of accrued but unpaid interest thereon, at such date as the Collateral Agent may specify. The Senior Debenture Trustee shall, or shall cause the registrar for the Senior Debentures to, certify as to such amount as reflected in the register maintained for such purpose by the Senior Debenture Trustee or such registrar, as the case may be, and the Collateral Agent shall be entitled to rely conclusively upon such certification.

            (f) Each Commercial Paper Representative, by signing an acknowledgment to this Agreement, severally agrees, promptly from time to time upon written inquiry, to notify the Collateral Agent of (i) the aggregate amount of Commercial Paper Obligations outstanding in respect of Commercial Paper in respect of which such Commercial Paper Representative is the Commercial Paper Representative and (ii) any payment received by such Commercial Paper Representative to be applied to any such Commercial Paper Obligations, as at such date as the Collateral Agent may specify,

                                      XVII-19
and the Collateral Agent shall be entitled to rely conclusively upon such notification.

            (g) Each Successor Lender entering into a Successor Credit Agreement, or the Successor Credit Agent thereunder, by signing an acknowledgment to this Agreement, agrees that such Successor Lender or Successor Credit Agent, as the case may be, will promptly from time to time notify the Collateral Agent of
(i) the aggregate amount of principal of and interest on the Obligations outstanding to such Successor Lender in the case of such Successor Lender, or the aggregate amount of principal of and interest on all of the Obligations in the case of such Successor Credit Agent, as at such date as the Collateral Agent may specify, (ii) the current Commitment of such Successor Lender under such Successor Credit Agreement in the case of such Successor Lender, or all of the current Commitments of all Successor Lenders under such Successor Credit Agreement in the case of such Successor Credit Agent, and (iii) any payment received by the Successor Lender or Successor Credit Agent, as the case may be, to be applied to the principal of or interest on the Obligations. Such Successor Lender and Successor Credit Agent shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

            (h) The Subordinated Debt Trustee agrees to promptly from time to time notify the Collateral Agent of the outstanding principal amount of the Subordinated Debt Securities and the amount of accrued but unpaid interest thereon, at such date as the Collateral Agent may specify. The Subordinated Debt Trustee shall, or shall cause the registrar for the Subordinated Debt Securities to, certify as to such amount as reflected in the register maintained for such purpose by the Subordinated Debt Trustee or such registrar, as the case may be, and the Collateral Agent shall be entitled to rely conclusively upon such certification.

            SECTION 6. SUCCESSOR CREDIT AGREEMENTS; INTEREST RATE AGREEMENTS; CURRENCY AGREEMENTS; FOREIGN LENDER GUARANTIES;
COMMERCIAL PAPER DOCUMENTS.

            (a) Each lender becoming party to a Successor Credit Agreement, or the agent for such lender, may cause the Obligations thereunder to be secured by the Pledge Agreements and guarantied by the Loan Guaranty by executing an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which must be acknowledged by the Pledgors and the Loan Guarantors) to the Collateral Agent, by which each such lender or such agent for such lender, as the case may be, agrees to be bound by the terms of this Agreement.

            (b) Each Lender may cause Interest Rate Obligations and Currency Obligations to be secured by the Pledge Agreements and guarantied under the Loan Guaranty by executing an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which must be acknowledged by the Pledgors and the Loan Guarantors) to the Collateral Agent, by which such Lender agrees to be bound by the terms of this Agreement.

            (c) Each Foreign Lender may cause Foreign Lender Obligations to be secured by the Pledge Agreements by executing an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which must be acknowledged by the Pledgors) to the Collateral Agent, by

                                      XVII-20
which such Foreign Lender agrees to be bound by the terms of this Agreement.

            (d) Each Commercial Paper Representative may cause the Commercial Paper in respect of which such Commercial Paper Representative is the Commercial Paper Representative to be guarantied by the Loan Guaranty and secured by the Pledge Agreements by executing an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment (which must be acknowledged by the Pledgors and the Loan Guarantors) to the Collateral Agent, by which such Commercial Paper Representative agrees, for itself and on behalf of the Commercial Paper Holders in respect of which such Commercial Paper Representative is the Commercial Paper Representative, to be bound by the terms of this Agreement.

            SECTION 7.  DISCLAIMERS, INDEMNITY, ETC.

            (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Pledge Agreements or the Loan Guaranty, and the Collateral Agent shall not by reason of this Agreement, the Pledge Agreements or the Loan Guaranty be a trustee for any Secured Party or Guarantied Party or have any other fiduciary obligation to any Secured Party or Guarantied Party (including any obligation under the Trust Indenture Act of 1939, as amended). The Collateral Agent shall not be responsible to any Secured Party or Guarantied Party for any recitals, statements, representations or warranties contained in this Agreement, the Credit Agreements, the notes evidencing Indebtedness under the Credit Agreements, the Interest Rate Agreements, the Currency Agreements, the Foreign Lender Guaranties, the Foreign Loan Agreements, the Senior Debenture Indenture, the Senior Debentures, the Commercial Paper Documents, the Subordinated Debt Indenture, the Subordinated Debt Securities, the Pledge Agree-ments or the Loan Guaranty (collectively, the "FINANCING AGREEMENTS") or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Agreements or any other document referred to or provided for therein or any Lien under the Pledge Agreements or the perfection or priority of any such Lien or for any failure by any Loan Party to perform any of its respective obligations under any of the Financing Agreements. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither

                                      XVII-21
the Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

            (b) The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary of the Company), independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the Secured Parties and Guarantied Parties.

            (c) Subject to the proviso contained in the last sentence of Section 2(a), each Credit Agent on behalf of the Lenders for which it serves as agent, each Interest Rate Exchanger, each Currency Exchanger and each Foreign Lender (collectively, the "PAYING INDEMNIFYING PARTIES") agrees that the Secured Parties represented by it shall indemnify the Collateral Agent, ratably in accordance with the amount of the obligations held by such Secured Parties secured by the Pledge Agreements, to the extent neither reimbursed by the Company or any Pledgor under any Pledge Agreement nor reimbursed out of any Proceeds pursuant to clause First of Section 12 of any Pledge Agreement, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of any of the Financing Agreements or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Party or Secured Party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent. Each Commercial Paper Representative, on behalf of such Commercial Paper Representative and the Commercial Paper Holders in respect of which such Commercial Paper Representative is the Commercial Paper Representative, agrees that, as provided in Section 12 of each Pledge Agreement and in the Loan Guaranty, deductions from distributions otherwise due the Commercial Paper Holders will be made so that such Commercial Paper Holders shall share with the Paying Indemnifying Parties, ratably in accordance with the amount of the Commercial Paper Obligations secured by the Pledge Agreements and guarantied by the Loan Guaranty, the payment of the amounts due under the preceding sentence. The Senior Debenture Trustee and the Subordinated Debt Trustee (on behalf of the holders of the Senior Debenture Obligations or Subordinated Debt Securities on behalf of which it is entering into this Agreement) agrees that, as provided in Section 12 of the Company Pledge Agreement or (in the case of the holders of Senior Debenture Obligations to the extent

                                      XVII-22
such Senior Debenture Obligations are then secured by the Pledged Collateral under the Intermediate Subsidiary Pledge Agreement)
Section 12 of the Intermediate Subsidiary Pledge Agreement, deductions from distributions otherwise due such holders of Senior Debenture Obligations or Subordinated Debt Securities, as the case may be, will be made so that such holders of Senior Debenture Obligations or Subordinated Debt Securities, as the case may be, shall share with the Paying Indemnifying Parties, ratably in accordance with the amount (without duplication) of such Senior Debenture Obligations or Subordinated Debt Securities, as the case may be, secured by the Company Pledge Agreement or the Intermediate Subsidiary Pledge Agreement, as the case may be, the payment of the amounts due under the second preceding sentence.

            (d) Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall, notwithstanding anything to the contrary in Section 7(c) hereof, in all cases be fully justified in failing or refusing to act hereunder unless it shall be further indemnified to its satisfaction by the Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

            (e) The Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness relating to the Secured Obligations or Guarantied Obligations as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Collateral Agent, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness and of any note or notes or other evidences of indebtedness issued in exchange therefor.

            (f) Except as expressly provided herein and in the Pledge Agreements, the Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Pledged Collateral. The Collateral Agent shall incur no liability to any Secured Party as a result of any sale of any Pledged Collateral at any private sale.

            (g) (i) Until such time as the Obligations, the Foreign Lender Obligations, the Interest Rate Obligations and the
Currency Obligations secured by the Pledged Collateral shall have been indefeasibly paid in full, the Collateral Agent may resign at any time by giving at least 30 days' notice thereof to the Parties (such resignation to take effect as hereinafter provided) and the Collateral Agent may be removed as Collateral Agent at any time by Requisite Obligees. In the event of such resignation or removal of the Collateral Agent, Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent.
If no successor Collateral Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within 30 days after the notice of the intent of the Collateral Agent to resign, then the retiring Collateral Agent may, on

                                      XVII-23
behalf of the other Parties, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (i) (A) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000 and (B) shall be approved by the Company.

              (ii) After the payment in full of the Obligations, the Foreign Lender Obligations, the Interest Rate Obligations and the Currency Obligations secured by the Pledged Collateral and until such time as the Senior Debenture Obligations, the Commercial
Paper Obligations and the Junior Secured Obligations are paid in full, the Collateral Agent may resign at any time by giving at least 30 days' notice thereof to the Senior Debenture Trustee (to the extent the Senior Debenture Obligations are then secured by any of the Pledged Collateral), each Commercial Paper Representative, and the Subordinated Debt Trustee (such resig-nation to take effect as hereinafter provided) and the Collateral Agent may be removed as Collateral Agent at any time by the appropriate Requisite Obligees. In the event of any such resignation or removal of the Collateral Agent, such Requisite Obligees shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed within 30 days after the notice of the intent of the Collateral Agent to resign, then the retiring Collateral Agent may, on behalf of the Requisite Obligees, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause (ii) (A) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000 and (B) shall, unless such successor
Collateral Agent is appointed by the retiring Collateral Agent, be approved by Company.

              (iii) Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring or removed Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

            (h) In no event shall Collateral Agent or any Party, Secured Party or Guarantied Party be liable or responsible for any funds or investments of funds held by Company.

            SECTION 8. NO IMPAIRMENT OF SUBORDINATION IN RIGHTS OF PAYMENT. The Subordinated Debt Trustee agrees, which agreement shall be binding upon each and every holder of the Junior Secured Obligations, that the agreements and obligations of the Loan Parties and the holders of the Junior Secured Obligations relating to the subordination of the right of payment of the holders of the Subordinated Debt Securities to the prior payment

                                      XVII-24
of "Senior Indebtedness" (as defined in the Subordinated Debt Indenture) shall not be impaired in any manner by the pledge of the Pledged Collateral and the security interest granted under the Company Pledge Agreement or the exercise of any rights provided thereunder and that the rights of the holders of such "Senior Indebtedness" shall not be impaired in any manner by any such action.

            SECTION 9.  MISCELLANEOUS.

            (a) All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9(a)) shall be as set forth under each party's name on the signature pages (including acknowledgments) hereof.

            (b) This Agreement may be modified or waived only by an instrument or instruments in writing signed by each Party;
provided that, in the event and only in the event of a modifi-cation or amendment which would (i) reduce or adversely affect the right of the Commercial Paper Representatives to request or direct the Collateral Agent to take action as provided in Section 2(a) or (ii) subordinate or cause the Commercial Paper Holders to hold a security interest in the Pledged Collateral junior to the security interest therein of any other Secured Party, no such modification or amendment shall be effective as to the Commercial Paper Holders or Commercial Paper Representatives in respect of any Commercial Paper outstanding at the time of such modification or amendment except with the prior written consent of the Commercial Paper Representatives in respect of a majority in aggregate face amount of such outstanding Commercial Paper; provided, however that, notwithstanding the foregoing, neither the written consent of the Senior Debenture Trustee nor the written consent of the Subordinated Debt Trustee shall be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional Indebtedness secured by the Pledged Collateral and entitled to the benefits of the Company Pledge Agreement or the Intermediate Subsidiary
Pledge Agreement insofar as the foregoing is permitted by the Senior Debenture Indenture or the Subordinated Debt Indenture, as the case may be, including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof (including without limitation the provisions of Section 4 and the definitions of Level 2 Sharing Event and Level 1 Sharing Event set forth therein and, if applicable, the provisions of Section 10) in connection with the incurrence of such Indebtedness; and provided further, however that, notwithstanding the foregoing, this Agreement may be amended from time to time by an instrument or instruments in writing signed by the Current Credit Agent and the Collateral Agent with the written acknowledgment of the Company but without the signature or written consent of any other Party

                                      XVII-25
for the purpose of providing, with respect to any Indebtedness proposed to be issued by the Company the proceeds of which may be used to repay Loans, that, notwithstanding the fact that any agreement or instrument related to such Indebtedness might otherwise be deemed to be a Successor Credit Agreement, in no event shall any such agreement or instrument be deemed to be a Successor Credit Agreement.

            (c) This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, each other Party, each Secured Party and each Guarantied Party and their respective successors and assigns.

            (d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

            (e) This Agreement shall become effective as to the Current Lenders, the Current Credit Agent, the Senior Debenture Trustee and the holders of the Senior Debentures, the Subordinated Debt Trustee and the holders of the Subordinated Debt Securities, the Foreign Lender listed on the signature pages hereof, and the Collateral Agent upon the execution of this Agreement by the Current Credit Agent, the Senior Debenture Trustee, the Subordinated Debt Trustee, the Foreign Lender listed on the signature pages hereof, and the Collateral Agent and the delivery of each such Person's counterparts to the Collateral Agent and shall become effective as to each Interest Rate Exchanger, each Currency Exchanger, each other Foreign Lender, each Successor Credit Agent, each Successor Lender, and each Commercial Paper Representative and each Commercial Paper Holder, respectively, upon the execution of an acknowledgment by any such Person or its representative as contemplated by Section 6 and delivery of such executed acknowledgment (which shall also be acknowledged by the applicable Pledgors and Loan Guarantors) to the Collateral Agent.

            (f) The Foreign Lender listed on the signature pages hereof, the Senior Debenture Trustee and the Subordinated Debt Trustee, by their execution of this Agreement, consent to and approve the execution and delivery of the Company Pledge Agreement and, in the case of such Foreign Lender and the Senior Debenture Trustee, the Intermediate Subsidiary Pledge Agreement.

            (g) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

            (h) Anything contained in this Agreement to the contrary notwithstanding, the Senior Debenture Trustee or the Subordinated Debt Trustee, as the case may be, shall no longer be a Party from and after such time as all of the applicable Senior Debentures or Subordinated Debt Securities, respectively, or the instruments representing the same, shall have ceased to be outstanding by virtue of the payment thereof or the cancellation

                                      XVII-26
thereof or delivery for cancellation thereof in accordance with the terms of the Senior Debenture Indenture or the applicable
Subordinated Debt Indenture, respectively.

            SECTION 10. CONFIRMATION OF MUTUAL INTENTIONS AS TO CERTAIN MATTERS REGARDING PAYMENTS UNDER THE LOAN GUARANTY AND CERTAIN GUARANTIES OF THE SENIOR DEBENTURES. The Collateral Agent and the Senior Debenture Trustee each hereby confirms, which confirmation shall be binding on each and every Guarantied Party and each and every holder of the Senior Debentures, that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Intermediate Subsidiary Guarantor (as hereinafter defined) in which concurrent claims are made upon such Intermediate Subsidiary Guarantor under the Loan Guaranty and the Applicable Senior Debenture Guaranty (as hereinafter defined), to the extent such concurrent claims will not be fully satisfied, each holder of such a concurrent claim with a valid claim against the Company shall be entitled to a ratable share of all payments by such Intermediate Subsidiary Guarantor in respect of such concurrent claims. For purposes of this Section 10, (i) the term "INTERMEDIATE SUBSIDIARY GUARANTOR" means any O-I Subsidiary (other than Group) that (a) has executed a counterpart of, or has otherwise become a party to, the Loan Guaranty and (b) is a party to a Senior Debenture Guaranty or has otherwise guarantied the obligations of the Company under the Senior Debenture Indenture and the Senior Debentures issued thereunder pursuant to a Subsidiary Guaranty substantially in the form of Exhibit E to the Senior Debenture Indenture and (ii) the term "APPLICABLE SENIOR DEBENTURE GUARANTY" means, with respect to any Intermediate Subsidiary Guarantor, the applicable Senior Debenture Guaranty or other guaranty described in clause (i)(b) above to which such Intermediate Subsidiary Guarantor is a party.



                   [Remainder of page intentionally left blank]

                                      XVII-27

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          BANKERS TRUST COMPANY,
                                          as Agent for the Current
Lenders



                                          By:

                                          Title:


                                          Notice Address:

                                          Bankers Trust Company
                                          130 Liberty Street, 14th Floor
                                          New York, New York 10006
                                          Attention:  Mary Jo Jolly

                                          With a copy to:

                                          Bankers Trust Company
                                          300 South Grand Avenue, 41st
                                          Floor
                                          Los Angeles, CA 90071
                                          Attention:  Robert G. Kolb

                                      XVII-S-1

                                          THE BANK OF NEW YORK,
                                          as trustee under the Senior
                                          Debenture Indenture



                                          By:

                                          Title:


                                          Notice Address:

                                          The Bank of New York
                                          One Wall Street, 22nd Floor
                                          New York, NY  10286
                                          Attention: Corporate Trust
                                                      Trustee Administration

                                      XVII-S-2

                                          HARRIS TRUST AND SAVINGS BANK,
                                          as trustee under the
                                          Subordinated Debt Indenture



                                          By:

                                          Title:


                                          Notice Address:

                                          Harris Trust and Savings Bank
                                          115 S. LaSalle Street, 12th Floor
                                          Chicago, IL  60603
                                          Attention:  U.S. Corporate Banking

                                      XVII-S-3

                                          BANKERS TRUST COMPANY,
                                          as Collateral Agent


                                          By:

                                          Title:


                                          Notice Address:

                                          Bankers Trust Company
                                          130 Liberty Street, 14th Floor
                                          New York, New York 10006
                                          Attention:  Mary Jo Jolly

                                          With a copy to:

                                          Bankers Trust Company
                                          300 South Grand Avenue, 41st Floor
                                          Los Angeles, California 90071
                                          Attention:  Robert G. Kolb

                                      XVII-S-4

                                  ACKNOWLEDGMENT


               Reference is hereby made to the Sixth Amended and Restated Intercreditor Agreement dated as of November 19, 1996, as amended to the date hereof (as so amended, this "AGREEMENT") among Bankers Trust Company, as Administrative Agent for the lenders party to the Current Credit Agreement, the Senior Debenture Trustee, as trustee for the holders of the Senior Debentures, the Subordinated Debt Trustee, as trustee for the holders of the Subordinated Debt Securities, the Foreign Lender listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party and Guarantied Party has entered into the Interest Rate Agreement described below with the Company pursuant to which Interest Rate Obligations thereunder are to be secured by the Pledge Agreements and guarantied under the Loan Guaranty. The undersigned Secured Party and Guarantied Party acknowledges the terms of this Agreement and agrees to be bound hereby.

               The Interest Rate Agreement described above is
[Insert description of Interest Rate Agreement.]

                                    SECURED PARTY AND GUARANTIED PARTY:
                                    [Insert Name of Lender]


                                    By
                                      Date

                                      Notice Address:




                                    Acknowledged and Agreed:


                                               [Pledgors]


                                    By
                                      Date

                                       XVII-S-5

                                            [Loan Guarantors]


                                    By
                                      Date

                                      XVII-S-6

                                  ACKNOWLEDGMENT


               Reference is hereby made to the Sixth Amended and Restated Intercreditor Agreement dated as of November 19, 1996 as amended to the date hereof (as so amended, this "AGREEMENT") among Bankers Trust Company, as Administrative Agent for the lenders party to the Current Credit Agreement, the Senior Debenture Trustee, as trustee for the holders of the Senior Debentures, the Subordinated Debt Trustee, as trustee for the holders of the Subordinated Debt Securities, the Foreign Lender listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party and Guarantied Party has entered into the Currency Agreement described below with the Company pursuant to which Currency Obligations thereunder are to be secured by the Pledge Agreements and guarantied under the Loan Guaranty. The undersigned Secured Party and Guarantied Party acknowledges the terms of this Agreement and agrees to be bound hereby.

               The Currency Agreement referred to above is [Insert description of Currency Agreement.]

                                    SECURED PARTY AND GUARANTIED PARTY:
                                    [Insert Name of Lender]


                                    By
                                      Date

                                      Notice Address:




                                    Acknowledged and Agreed:


                                                 [Pledgors]


                                    By
                                      Date

                                      XVII-S-7

                                              [Loan Guarantors]


                                    By
                                      Date

                                       XVII-S-8

                                  ACKNOWLEDGMENT


               Reference is hereby made to the Sixth Amended and Restated Intercreditor Agreement dated as of November 19, 1996 as amended to the date hereof (as so amended, this "AGREEMENT") among Bankers Trust Company, as Administrative Agent for the lenders party to the Current Credit Agreement, the Senior Debenture Trustee, as trustee for the holders of the Senior Debentures, the Subordinated Debt Trustee, as trustee for the holders of the Subordinated Debt Securities, the Foreign Lender listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party and Guarantied Party has entered into a Successor Credit Agreement with the Company pursuant to which Indebtedness thereunder is to be secured by the Pledge Agreements and guarantied under the Loan Guaranty. The undersigned Secured Party and Guarantied Party acknowledges the terms of this Agreement and agrees to be bound hereby.

                                    SECURED PARTY AND GUARANTIED PARTY:

                                    [Insert Name of Lender or
                                    Credit Agent]


                                    By
                                      Date

                                      Notice Address:




                                    Acknowledged and Agreed:


                                                [Pledgors]


                                    By
                                      Date


                                      XVII-S-9

                                              [Loan Guarantors]


                                    By
                                      Date

                                      XVII-S-10

                                  ACKNOWLEDGMENT


               Reference is hereby made to the Sixth Amended and Restated Intercreditor Agreement dated as of November 19, 1996 as amended to the date hereof (as so amended, this "AGREEMENT") among Bankers Trust Company, as Administrative Agent for the lenders party to the Current Credit Agreement, the Senior Debenture Trustee, as trustee for the holders of the Senior Debentures, the Subordinated Debt Trustee, as trustee for the holders of the Subordinated Debt Securities, the Foreign Lender listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party has entered into Foreign Debt Agreements described below with the Foreign Subsidiaries identified below and the obligations of such Foreign Subsidiaries under such Foreign Debt Agreements have been guarantied by Company, pursuant to a Foreign Lender Guaranty as permitted under the Credit Agreement. The Pledgors desire that the obligations to Secured Party under such Foreign Lender Guaranty be secured by the Pledge Agreements. The undersigned Secured Party acknowledges the terms of this Agreement and agrees to be bound hereby.

               The Foreign Loan Agreements and Foreign Lender
Guaranties referred to above are: [Insert description of relevant Foreign Loan Agreements and Foreign Lender Guaranties].

                                    SECURED PARTY:

                                    [Insert Name of Foreign Lender]


                                    By
                                      Date

                                      Notice Address:




                                    Acknowledged and Agreed:


                                                [Pledgors]


                                    By
                                      Date

                                      XVII-S-11

                                  ACKNOWLEDGMENT

               Reference is hereby made to the Sixth Amended and Restated Intercreditor Agreement dated as of November 19, 1996 as amended to the date hereof (as so amended, this "AGREEMENT") among Bankers Trust Company, as Administrative Agent for the lenders party to the Current Credit Agreement, the Senior Debenture Trustee, as trustee for the holders of the Senior Debentures, the Subordinated Debt Trustee, as trustee for the holders of the Subordinated Debt Securities, the Foreign Lender listed on the signature pages thereof and Bankers Trust Company, as Collateral Agent, in which this Acknowledgment is incorporated. The undersigned Secured Party and Guarantied Party has purchased and/or may from time to time hereafter purchase Commercial Paper from the Company under, or has been appointed to act as agent or representative of the holders of Commercial Paper purchased or to be purchased from the Company under, the Commercial Paper Documents described below pursuant to which Commercial Paper Obligations thereunder are to be secured by the Pledge Agreements and guarantied under the Loan Guaranty. The undersigned Secured Party and Guarantied Party, for itself and on behalf of the Commercial Paper Holders in respect of which it is Commercial Paper Representative, acknowledges the terms of this Agreement and agrees to be bound hereby.

               The Commercial Paper Documents described above are
[Insert description of Commercial Paper Documents.]

                                    SECURED PARTY AND GUARANTIED PARTY:
                                    [Insert Name of Commercial Paper
                                    Representative]


                                    By
                                      Date

                                      Notice Address:




                                    Acknowledged and Agreed:


                                               [Pledgors]

                                    By
                                      Date

                                      XVII-S-12

                                              [Loan Guarantors]

                                    By
                                      Date

                                      XVII-S-13

               EACH LOAN PARTY, by its execution of this Agreement in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to the foregoing provisions of this Agreement including, without limitation, Sections 3 and 4 hereof.

               Owens-Illinois, Inc. (formerly named "OII Holdings Corporation" and "Owens-Illinois Holdings Corporation"), Owens-Illinois Group, Inc. (formerly named "OII Group, Inc."), Owens-Brockway Packaging, Inc. (formerly named "OI Glass Container FTS Inc."), OI Closure FTS Inc., OI Plastic Products FTS Inc., O-I Health Care Holding Corp. (formerly named "Health Care and Retirement Corporation"), OI General FTS Inc., OI General Finance Inc., Owens-Brockway Glass Container Inc. (formerly named "Owens-Illinois Glass Container Inc." and "OI Glass Container STS Inc."), OI IONE STS Inc., Owens-Illinois Closure Inc. (formerly named "OI Closure STS Inc."), Specialty Packaging Licensing Company, Owens-Brockway Plastic Products Inc., Owens-Illinois Prescription Products Inc. (formerly named "OI Prescription Products STS Inc."), Owens-Illinois Labels Inc., Owens-Illinois General Inc. (formerly named "OI General STS Inc."), OI Castalia STS Inc., OI Levis Park STS Inc., and OI AID STS Inc.



By:
Title:

                                      XVII-S-14

                                      ANNEX 1
                                        to
                            FIFTH AMENDED AND RESTATED
                              INTERCREDITOR AGREEMENT

                                  INDEX OF TERMS


Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Applicable Senior Debenture Guaranty . . . . . . . . . . . . . . . . Section 8
Bankers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Collateral Agent . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1
Commercial Paper Documents . . . . . . . . . . . . . . . . . . . . .Recital 16
Commercial Paper Holders . . . . . . . . . . . . . . . . . . . . . .Recital 18
Commercial Paper Obligations . . . . . . . . . . . . . . . . . . . .Recital 17
Commercial Paper Representative. . . . . . . . . . . . . . . . . . .Recital 18
Commercial Paper Representatives . . . . . . . . . . . . . . . . . .Recital 18
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 1
Company Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . Recital 1
Credit Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 16
Credit Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .Recital 16
Currency Exchangers. . . . . . . . . . . . . . . . . . . . . . . . .Recital 21
Currency Obligations . . . . . . . . . . . . . . . . . . . . . . . .Recital 21
Current Credit Agent . . . . . . . . . . . . . . . . . . . . . . .Introduction
Current Credit Agreement . . . . . . . . . . . . . . . . . . . . . .Recital 12
Current Lenders. . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Directing Parties. . . . . . . . . . . . . . . . . . . . . . . . .Section 2(b)
Existing Company Pledge Agreement. . . . . . . . . . .Company Pledge Agreement
Existing Credit Agreement. . . . . . . . . . . . . . . . . . . . . .Recital 19
Existing Intercreditor Agreement . . . . . . . . . . . . . . . . .Introduction
Existing Intermediate                                 Intermediate Subsidiary
         Subsidiary Pledge Agreement . . . . . . . . . . . . .Pledge Agreement
Existing Loan Guaranty . . . . . . . . . . . . . . . . . . . . . . . Recital 5
Existing Pledge Agreements . . . . . . . . . . . . . . . . . . . . . Recital 2
Financing Agreements . . . . . . . . . . . . . . . . . . . . . . .Section 7(a)
Foreign Lender Debt. . . . . . . . . . . . . . . . . . . . . . . . .Recital 19
Foreign Lender Guaranties. . . . . . . . . . . . . . . . . . . . . .Recital 19
Foreign Lender Obligations . . . . . . . . . . . . . . . . . . . . .Recital 19
Foreign Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 19
Foreign Loan Agreements. . . . . . . . . . . . . . . . . . . . . . .Recital 19
Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recital 2
Guarantied Obligations . . . . . . . . . . . . . . . . . . . . . .Section 3(b)
Guarantied Parties . . . . . . . . . . . . . . . . . . . . . . . . . Section 1
Initial Commercial Paper Holder. . . . . . . . . . . . . . . . . . .Recital 18
Initial Commercial Paper Holders . . . . . . . . . . . . . . . . . .Recital 18

                                      ANNEX 1-1

Interest Rate Exchangers . . . . . . . . . . . . . . . . . . . . . .Recital 20
Interest Rate Obligations. . . . . . . . . . . . . . . . . . . . . .Recital 20
Intermediate Subsidiary Guarantor. . . . . . . . . . . . . . . . . . Section 8
Intermediate Subsidiary Pledge Agreement . . . . . . . . . . . . . . Recital 2
Intermediate Subsidiary Pledgor. . . . . . . . . . . . . . . . . . . Recital 2
Intermediate Subsidiary Pledgors . . . . . . . . . . . . . . . . . . Recital 2
Junior Secured Obligations . . . . . . . . . . . . . . . . . . . . .Recital 10
Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 16
Level 1 Sharing Event. . . . . . . . . . . . . . . . . . . . . . .Section 4(b)
Level 2 Sharing Event. . . . . . . . . . . . . . . . . . . . . . .Section 4(b)
Loan Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 13
Loan Guarantors. . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 13
Loan Guaranty Payments . . . . . . . . . . . . . . . . . . . . . .Section 3(a)
Loan Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 23
Non-Directing Parties. . . . . . . . . . . . . . . . . . . . . . .Section 2(b)
Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 23
Paying Indemnifying Parties. . . . . . . . . . . . . . . . . . . .Section 7(c)
Pledge Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . Recital 3
Pledged Collateral . . . . . . . . . . . . . . . . . . . . . . . . . Recital 3
Pledgors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 1
Prepayment Date. . . . . . . . . . . . . . . . . . . . . . . . . .Section 4(b)
Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 3(a)
Requisite Obligees . . . . . . . . . . . . . . . . . . . . . . . .Section 2(a)
Secured Parties. . . . . . . . . . . . . . . . . . . . . . . . . . .Recital 23
Senior Debenture Closing Date. . . . . . . . . . . . . . . . . . .Section 4(b)
Senior Debenture Guaranties. . . . . . . . . . . . . . . . . . . . . Recital 8
Senior Debenture Guaranty. . . . . . . . . . . . . . . . . . . . . . Recital 8
Senior Debenture Indenture . . . . . . . . . . . . . . . . . . . . . Recital 7
Senior Debenture Obligations . . . . . . . . . . . . . . . . . . . . Recital 7
Senior Debenture Trustee . . . . . . . . . . . . . . . . . . . . .Introduction
Senior Debentures. . . . . . . . . . . . . . . . . . . . . . . . . . Recital 7
Senior Secured Obligations . . . . . . . . . . . . . . . . . . . .Section 2(f)
Subordinated Debt Indenture. . . . . . . . . . . . . . . . . . . . .Recital 10
Subordinated Debt Securities . . . . . . . . . . . . . . . . . . . .Recital 10
Subordinated Debt Trustee. . . . . . . . . . . . . . . . . . . . .Introduction
Successor Credit Agents. . . . . . . . . . . . . . . . . . . . . . .Recital 16
Successor Credit Agreements. . . . . . . . . . . . . . . . . . . . .Recital 16
Successor Lenders. . . . . . . . . . . . . . . . . . . . . . . . . .Recital 16

                                      ANNEX 1-2

                                   EXHIBIT XVIII

                       [FORM OF OPINION OF LATHAM & WATKINS]


                                    [ATTACHED]

                                      XVIII-1

                                                  November 20, 1996

Bankers Trust Company, as Administrative
  Agent and as Collateral Agent
130 Liberty Street, 14th Floor
New York, New York  10017

Bank of America National Trust and Savings Association,
  as Documentation Agent
1850 Gateway Boulevard
Concord, California  94520

and

The Lead Managers, Co-Agents and Lenders identified on Exhibit A hereto


          Re: Refinancing Credit Agreement, dated as of November 19, 1996 among Owens-Illinois, Inc., the Lenders, Lead Managers and Co-Agents listed therein, Bank of America National Trust & Savings Association, as Documentation Agent and Bankers Trust Company, as Administrative Agent

Ladies and Gentlemen:

          We have acted as special counsel to Owens-Illinois, Inc., a Delaware corporation (the "Company"), in connection with that certain Refinancing Credit Agreement, dated as of November 19, 1996 (the "Credit Agreement") among the Company, the Lenders, Lead Managers and Co-Agents listed therein (collectively, the "Lenders"), Bank of America National Trust & Savings Association, as Documentation Agent (in such capacity, the "Documentation Agent"), and

Bankers Trust Company, as Administrative Agent (in such capacity, the "Administrative Agent"). We also acted as special counsel to each direct and indirect subsidiary of the Company identified on Exhibit B hereto (each a "Guarantor Subsidiary" and, collectively, the "Guarantor Subsidiaries") in connection with the Intercreditor Agreement, the O-I Subsidiary Pledge Agreement and the O-I Subsidiary Guaranty.

           This opinion is rendered to you, at the request of the Company,
pusuant to Section 3.1F of the Credit Agreement.   Capitalized terms defined
in the Credit Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

          As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. We have examined, among other things, the following:

          (a)  the Credit Agreement;

          (b) the Revolving Notes and Bid Rate Loan Notes, in each case issued by the Company on the Closing Date (collectively, the "Notes");

          (c)  the Company Pledge Agreement;

          (d)  the Company Guaranty;

          (e)  the O-I Subsidiary Guaranty;

          (f)  the O-I Subsidiary Pledge Agreement;

          (g)  the Collateral Account Agreement;

          (h)  the Overdraft Agreement;

          (i) the indentures pursuant to which the Senior Debentures and Senior Subordinated debt have been issued (collectively, the "Indentures"); and

          (j)  the Intercreditor Agreement.

          The documents described in subsections (a) through (h) above are referred to herein collectively as the "Loan Documents." As used in this opinion, the "UCC" shall mean the Uniform Commercial Code as now in effect in the spcified jurisdiction.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We have been furnished with, and with your consent have relied upon, certificates of officer(s) of the Company and the Guarantor Subsidiaries with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

          We are opining herein as to the effect on the subject transactions only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware (the "DGCL"), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state. Various issues are addressed in the opinion of James W. Baehren, Associate General Counsel of the Company, separately provided to you, and we express no opinion with respect to those matters.

          Our opinions set forth in paragraph 2 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to borrowers and guarantors in secured loan transactions.

          For purposes of our opinion, we have assumed, with your permission, that (i) each of the Company and each Guarantor Subsidiary (each a "Loan Party" and, collectively, the "Loan Parties") is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Intercreditor Agreement and the Loan Documents to which it is a party and perform its obligations thereunder, (ii) each Loan Party has duly authorized, executed and delivered the Intercreditor Agreement and each Loan Document to which it is a party, and (iii) none of the execution, delivery and performance by any Loan Party of the Intercreditor Agreement and each Loan Document to which it is a party will result in the violation of the Certificate of Incorporation or Bylaws of such Loan Party.

          Subject to the foregoing and the other matters set forth herein, and in reliance thereon, it is our opinion that, as of the date hereof:

          1. Each of the Loan Documents constitutes a legally valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

          2. (a) The execution and delivery by each Loan Party of the Intercreditor Agreement and the Loan Documents to which it is a party, (b) the borrowing and repayment of the Loans by the Company pursuant to the Credit Agreement, (c) the guarantee of the Company's obligations under the Credit Agreement by each Guarantor Subsidiary pursuant to the O-I Subsidiary Guaranty,
(d) the guarantee of Acquisition Newcos' obligations under the Credit Agreement in respect of Foreign Letters of Credit pursuant to the Company Guaranty,
(e) the pledge, pursuant to the Company Pledge Agreement, by the Company of the Pledged Collateral (as defined in the Company Pledge Agreement) to secure the Obligations, or (f) the pledge, pursuant to the O-I Subsidiary Pledge Agreement, by each Guarantor Subsidiary party to the O-I Subsidiary Pledge Agreement (the "OI Subsidiary Pledgors") of the Pledged Collateral (as defined in the O-I Subsidiary Pledge Agreement) of such OI Subsidiary Pledgor to secure the Obligations and to secure such OI Subsidiary Pledgor's obligations under the O-I Subsidiary Guaranty do not: (a) violate any federal or New York statute, rule or regulation applicable to such Loan Party (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or any provision of the DGCL applicable to such Loan Party, (b) result in the breach of or a default under any of the Indentures, or (c) require any consents, approvals, authorizations, registrations, declarations or filings by such Loan Party under any federal or New York statute, rule or regulation applicable to such Loan Party or under any provision of the DGCL applicable to such Loan Party. No opinion is expressed in this paragraph 2 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, antitrust or trade regulation laws.

          3. Assuming the Collateral Agent is holding the certificates evidencing the shares of capital stock listed on Part I of Schedule I to the Company Pledge Agreement (the "Company Pledged Shares") and the certificates evidencing the shares of capital stock listed on Part I of Schedule I to the O-I Subsidiary Pledge Agreement (the "OI Subsidiary Pledged Shares" and, together with the Company Pledged Shares, the "Pledged Shares"), delivered to the Collateral Agent pursuant to the applicable Pledge Agreement, with undated stock powers duly indorsed in blank, in the State of New York, the Pledge Agreements create valid and perfected security interests in favor of the Collateral Agent for the benefit of the Lenders and the other Secured Parties (as defined in the applicable Pledge Agreement) in the rights in such Pledged Shares which each Pledgor (as defined in the applicable Pledge Agreement) has or has actual authority to convey, subject to no equal or prior consensual security interest granted by the applicable Loan Party, as security for the payment, to the extent set forth in the applicable Pledge Agreement, of all obligations of the Company and the Intermediate Pledgors under the Loan Documents.

          4. Assuming the Collateral Agent is holding the promissory notes evidencing the indebtedness described on Part II of Schedule I to the Company Pledge Agreement (the "Company Pledged Notes") and the promissory notes evidencing the indebtedness described on Part II of Schedule I to the O-I Subsidiary Pledge Agreement (the "OI Subsidiary Pledged Notes" and, together with the Company Pledged Notes, the "Pledged Notes"), delivered to the Collateral Agent pursuant to the applicable Pledge Agreement, duly indorsed in blank, in the State of New York, the Pledge Agreements create valid and perfected security interests in favor of the Collateral Agent for the benefit of the Lenders and the other Secured Parties (as defined in the applicable Pledge Agreement) in such Pledged Notes, subject to no equal or prior consensual security interest granted by the applicable Loan Party, as security for the payment, to the extent set forth in the applicable Pledge Agreement, of all obligations of the Company and the OI Subsidiary Pledgors under the Loan Documents.

          5. None of the Loan Parties is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          6. It is not necessary in connection with the execution and delivery by the Company of the Notes to the recipients thereof (the "Note Recipients") on the Closing Date to register the Notes under the Securities Act of 1933, as amended, or to qualify any indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

          7. All monetary obligations of the Company under the Credit Agreement and the Company Guaranty are within the definition of "Senior Indebtedness" as defined in the Senior Subordinated Debt Indenture.

          The opinions expressed in paragraph 1 do not include any opinions with respect to the perfection or priority of any security interest or lien. The opinions expressed in paragraph 1 and our opinions expressed in paragraphs 3 and 4 as to the creation, validity, perfection and priority of the security interests and liens referred to therein are further subject to the following limitations, qualifications and exceptions:

                (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

                (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

                (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

                (d) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable.

          We express no opinion as to the terms of the O-I Subsidiary Guaranty providing for the equitable allocation and contribution among the Guarantor Subsidiaries with respect to their obligations under or payments made in respect of the O-I Subsidiary Guaranty.

          We have not been requested to express and, with your permission, do not render any opinion as to the applicability to the obligations of the Guarantor Subsidiaries under the Loan Documents of Section 548 of the Bankruptcy Code or applicable state law (including, without limitation, Article

10 of the New York Debtor & Creditor Law) relating to fraudulent transfers and obligations.

          We call to your attention that the provisions of the Loan Documents which permit the Administrative Agent, the Documentation Agent, the Collateral Agent, any Lead Manager, any Co-Agent or any Lender to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made in a commercially reasonable manner and in good faith.

          Our opinions in paragraphs 3 and 4 are also subject to the following assumptions, exceptions, limitations and qualifications:

          (i) we express no opinion as to the creation, validity, perfection or priority of any security interest or lien, except as expressly set forth in paragraphs 3 and 4;

          (ii) we have assumed that each Loan Party has "rights" in the Pledged Notes pledged by such Loan Party, as contemplated by Section 9-203 of the New York UCC;

          (iii) we call to your attention the fact that the perfection of a security interest in "proceeds" (as defined in the New York UCC) of collateral is governed and restricted by Section 9-306 of the New York UCC;

          (iv) we have assumed that the Collateral Agent and each Lender has taken the Pledged Shares in good faith and without prior notice of any adverse claim and that the Collateral Agent and each Lender has not been a party to any fraud or illegality affecting the Pledged Shares;

          (v) we have assumed that the Collateral Agent and each Lender has taken the Pledged Notes in good faith and without notice that any Pledged Note is overdue or has been dishonored or of any defense against or claim to any Pledged Note on the part of any person; and

          (vi) we have assumed that neither the Collateral Agent nor any of the Lenders has expressly or by implication waived, subordinated or agreed to any modification of the perfection or priority of any security interest under the Loan Documents or agreed to any adverse claim;

          (vii) we have assumed that none of the Pledged Notes is subject to a security interest perfected in the manner described in New York UCC 9-304(4),
(5) or (7) or 9-306(2) or (3).

          For purposes of our opinions expressed in paragraph 2, we have assumed, with your permission, that, as of the Closing Date, the entire amount of the Revolving Loan Commitments (including, without limitation, the Genie Acquisition Sub-Facility) is outstanding.

          For purposes of our opinions expressed in paragraph 6, we have assumed with your permission that each Note Recipient is a commercial lender or a financial institution which makes loans in the ordinary course of its business and that it is receiving the Notes to be received by it and will make each Loan under the Credit Agreement to be made by it for its own account in the ordinary course of its commercial banking or lending business and not with a view to or for sale in connection with any distribution of such Notes.

          To the extent that the obligations of the Company may be dependent upon such matters, we assume for purposes of this opinion that: all parties to the Loan Documents are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation;
all parties to the Loan Documents have the requisite corporate power and authority to execute and deliver the Loan Documents and to perform their respective obligations under the Loan Documents to which they are a party; and the Loan Documents to which such parties are a party have been duly authorized, executed and delivered by such parties and (with respect to such parties other than the Loan Parties) constitute their legally valid and binding obligations, enforceable against them in accordance with their terms. Except as expressly covered by this opinion, we express no opinion as to compliance by any parties to the Loan Documents with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business.

          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. At your request, we hereby consent to reliance hereon by any future assignees of your interest in the Credit Agreement which are Eligible Assignees as expressly permitted by subsection 9.2 of the Credit Agreement; provided that you have notified such assignee that this opinion speaks only as of the date hereof and to its addressees and that we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.

                                   Very truly yours,

                                   /s/ Latham & Watkins
                                   Latham & Watkins

                            Exhibit A
                               to
                   Opinion of Latham & Watkins
                     Dated November 20, 1996
                   Rendered In Connection With
        Owens-Illinois, Inc. Refinancing Credit Agreement


Lead Managers:

Banque Nationale de Paris
Citicorp USA, Inc.
Caisse Nationale de Credit Agricole
The Fuji Bank, Limited
The Long-Term Credit Bank of Japan, Ltd.
Mellon Bank, N.A.
The Sanwa Bank, Limited, Chicago Branch
United States National Bank of Oregon

Co-Agents:

ABN Amro Bank N.V.
Bank of Montreal
The Bank of New York
The Bank of Nova Scotia
CIBC, Inc.
Credit Lyonnais
The First National Bank of Chicago
The Industrial Bank of Japan, Limited
Nationsbank, N.A.
Societe Generale
The Sumitomo Bank, Limited
Toronto-Dominion (Texas), Inc.

Lenders:

The Mitsubishi Trust and Banking Corp.
National City Bank
Yasuda Trust & Banking Co. Ltd.
Arab Banking Corporation
Banque Paribas
Commerzbank Aktiengesellschaft
Dai-Ichi Kangyo Bank, Limited
Keybank National Associations

                             Exhibit B
                               to
                   Opinion of Latham & Watkins
                     Dated November 20, 1996
                   Rendered In Connection With
        Owens-Illinois, Inc. Refinancing Credit Agreement


Guarantor Subsidiaries:

Owens-Illinois Group, Inc.
Owens-Brockway Packaging, Inc.
OI Closure FTS Inc.
OI Plastic Products FTS Inc.
O-I Health Care Holding Corp.
OI General FTS Inc.
OI General Finance Inc.
Owens-Brockway Glass Container Inc.
OI IONE STS Inc.
Owens-Illinois Closure Inc.
Specialty Packaging Licensing Company
Owens-Brockway Plastic Products Inc.
Owens-Illinois Prescription Products Inc.
Owens-Illinois Labels, Inc.
Owens-Illinois General Inc.
OI Castalia STS Inc.
OI Levis Park STS Inc.
OI AID STS Inc.

                                    EXHIBIT XIX

              [FORM OF OPINION OF GENERAL COUNSEL FOR OWENS-ILLINOIS]


                                    [ATTACHED]

                                      XIX-1

                                                  November __, 1996

Bankers Trust Company, as Administrative
  Agent and as Collateral Agent
130 Liberty Street, 14th Floor
New York, New York  10006

Bank of America National Trust and Savings Association,
  as Documentation Agent
1850 Gateway Boulevard
Concord, California  94520

and

The Lead Managers, Co-Agents and Lenders identified on Exhibit A hereto


          Re: Refinancing Credit Agreement, dated as of November __, 1996 among Owens-Illinois, Inc., the Lenders, Lead Managers and Co-Agents listed therein, Bank of America National Trust & Savings Association, as Documentation Agent and Bankers Trust Company, as Administrative Agent

Ladies and Gentlemen:

          I am associate general counsel to Owens-Illinois, Inc., a Delaware corporation (the "Company"), and render this opinion to you in such capacity pursuant to Section 3.1G of that certain Refinancing Credit Agreement, dated as of November __, 1996 (the "Credit Agreement") among the Company, the Lenders, Lead Managers and Co-Agents listed therein (collectively, the "Lenders"), Bank of America National Trust & Savings Association, as Documentation Agent (in such capacity, the "Documentation Agent"), and Bankers Trust Company, as Administrative Agent (in such capacity, the

"Administrative Agent"). Capitalized terms defined in the Credit Agreement, used herein and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

          As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of rendering the opinions expressed below. I have examined, among other things, the following:

          (a)  the Credit Agreement;

          (b) the Revolving Notes and Bid Rate Loan Notes, in each case issued by the Company on the Closing Date (collectively, the "Notes");

          (c)  the Company Pledge Agreement;

          (d)  the Company Guaranty;

          (e)  the O-I Subsidiary Guaranty;

          (f)  the O-I Subsidiary Pledge Agreement;

          (g)  the Collateral Account Agreement;

          (h)  the Intercreditor Agreement;

          (i)  the Overdraft Agreement;

          (j) the Certificate of Incorporation and Bylaws (the "Governing Documents") of the Company and each direct and indirect subsidiary of the Company identified on Exhibit B hereto (each a "Guarantor Subsidiary" and, collectively, "Guarantor Subsidiaries");

          (k) the indenture(s) (but not including the indentures pursuant to which the Senior Debentures and the Senior Subordinated Debt have been issued), note(s), loan agreement(s), mortgage(s), deed(s) of trust, security agreement(s) and other written agreement(s) and instrument(s) creating, evidencing or securing indebtedness of the Company or its Subsidiaries and which are material to the Company and its Subsidiaries taken as a whole
(the "Material Agreements"); and

          (l) court and administrative orders, writs, judgments and decrees specifically directed to the Company or its Subsidiaries which are material to the Company and its Subsidiaries taken as a whole (the "Court Orders").

          The documents described in subsections (a) through (i) above are referred to herein collectively as the "Loan Documents."

          In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

          I have been furnished with, and with your consent have relied upon, certificates of officer(s) of the Company and the Guarantor Subsidiaries with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

          I am opining herein as to the effect on the subject transactions only of the federal laws of the United States, the internal laws of the State of Ohio and the General Corporation Law of the State of Delaware (the "DGCL"), and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state. I express no opinion herein with respect to the applicability to the subject transactions, or the effect thereon, of any federal or state securities laws. Various issues are addressed in the opinion of Latham & Watkins, separately provided to you in connection with the Credit Agreement, and I express no opinion with respect to those matters.

          Whenever a statement herein is qualified by "to the best of my knowledge" or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement.

          For purposes of this opinion, I have assumed, with your permission, that none of the execution, delivery and performance by the Company and each Guarantor Subsidiary (each a "Loan Party" and, collectively, the "Loan Parties") of each Loan Document to which it is a party will result in the violation of any federal statute, rule or regulation applicable to such Loan Party (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or the DGCL.

          Subject to the foregoing and the other matters set forth herein, and in reliance thereon, it is my opinion that, as of the date hereof:

          1. Each Loan Party has been duly incorporated and is validy existing and in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Loan Documents to which it is a party and perform its obligations thereunder.

          2. The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party have been duly authorized by all necessary corporate action of such Loan Party. Each Loan Document has been duly executed and delivered by each Loan Party party thereto.

          3. None of (a) the execution and delivery by each Loan Party of the Loan Documents to which it is a party, (b) the borrowing and repayment of the Loans by the Company pursuant to the Credit Agreement, (c) the guarantee of the Company's obligations under the Credit Agreement by each Guarantor Subsidiary pursuant to the O-I Subsidiary Guaranty, (d) the guarantee of Acquisition Newcos' obligations under the Credit Agreement in respect of Foreign Letters of Credit pursuant to the Company Guaranty, (e) the pledge, pursuant to the Company Pledge Agreement, by the Company of the Pledged Collateral (as defined in the Company Pledge Agreement) to secure the Obligations, or (f) the pledge, pursuant to the O-I Subsidiary Pledge Agreement, by each Guarantor Subsidiary party to the O-I Subsidiary Pledge Agreement (the "OI Subsidiary Pledgors") of the Pledged Collateral (as defined in the O-I Subsidiary Pledge Agreement) of such OI Subsidiary Pledgor to secure the Obligations and to secure such OI Subsidiary Pledgor's obligations under the O-I Subsidiary
Guaranty: (i) violate the provisions of the Governing Documents of such Loan Party, (ii) violate any Ohio statute, rule or regulation applicable to such Loan Party, (iii) result in the breach of or a default under any of the Material Agreements or Court Orders, or (iv) require any consents, approvals, authorizations, registrations, declarations or filings by such Loan Party under any Ohio statute, rule or regulation applicable to such Loan Party. No opinion is expressed in this paragraph 3 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, antitrust or trade regulation laws.

          4. The common stock of each Guarantor Subsidiary listed on Schedule 1 hereto has been duly authorized and validly issued, is fully paid and nonassessable, constitutes all of the issued and outstanding capital stock of such Guarantor Subsidiary and is owned of record by the Persons indicated on
Schedule 1.

          5. To the best of my knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened to which any Loan Party is a party or to which any of the properties of any Loan Party is subject (except for those legal or governmental proceedings previously disclosed in writing to Lenders including, without limitation, those disclosed in the Company's quarterly report on Form 10-Q for the fiscal quarter ended
September 30, 1996) that has a significant likelihood of resulting in a Material Adverse Effect.

          In rendering the opinions expressed in paragraph 3 insofar as they require interpretation of the Material Agreements (i) I have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written and would apply the internal laws of the State of Ohio without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state, (ii) to the extent that any questions of legality or legal construction have arisen in connection with my review, I have applied the laws of the State of Ohio in resolving such questions and (iii) except as expressly set forth in paragraph 3, I express no opinion with respect to the effect of any action or inaction by any Loan Party under the Loan Documents or the Material Agreements which may result in a breach or default under any Material Agreement. I advise you that Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without my prior written consent. At your request, I hereby consent to reliance hereon by any future assignees of your interest in the Credit Agreement which are Eligible Assignees as expressly permitted by subsection 9.2 of the Credit Agreement; provided that you have notified such assignee that this opinion speaks only as of the date hereof and to its addressees and that I have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which I may later become aware.

                                   Very truly yours,

                                   /s/ James W. Baehren
                                   James W. Baehren
                                   Associate General Counsel

                            Exhibit A
                               to
                   Opinion of James W. Baehren
                     Dated November __, 1996
                   Rendered In Connection With
        Owens-Illinois, Inc. Refinancing Credit Agreement


Lead Managers:

Banque Nationale de Paris
Citicorp USA, Inc.
Caisse Nationale de Credit Agricole
The Fuji Bank, Limited
The Long-Term Credit Bank of Japan, Ltd.
Mellon Bank, N.A.
The Sanwa Bank Ltd.
United States National Bank of Oregon

Co-Agents:

ABN Amro Bank N.V.
Bank of Montreal
The Bank of New York
The Bank of Nova Scotia
CIBC, Inc.
Credit Lyonnais
First Chicago, N.B.D.
The Industrial Bank of Japan, Limited, New York Branch
Nationsbank of North Carolina, N.A.
Societe Generale
The Sumitomo Bank, Limited
The Toronto-Dominion Bank

Lenders:

The Mitsubishi Trust and Banking Corp.
National City Bank
Yasuda Trust & Banking Co. Ltd.
Arab Banking Corporation
Banque Paribas
Commerzbank AG
Dai-Ichi Kangyo Bank
Key Bank
Kredietbank
The Northern Trust Company

Sakura Bank
Tokai Bank, Limited
Union Bank
Westdeutsche Landes Bank
Bank of Hawaii

                             Exhibit B
                               to
                   Opinion of James W. Baehren
                     Dated November __, 1996
                   Rendered In Connection With
        Owens-Illinois, Inc. Refinancing Credit Agreement


Guarantor Subsidiaries:

Owens-Illinois Group, Inc.
Owens-Brockway Packaging, Inc.
OI Closure FTS Inc.
OI Plastic Products FTS Inc.
O-I Health Care Holding Corp.
OI General FTS Inc.
OI General Finance Inc.
Owens-Brockway Glass Container Inc.
OI IONE STS Inc.
Owens-Illinois Closure Inc.
Specialty Packaging Licensing Company
Owens-Brockway Plastic Products Inc.
Owens-Illinois Prescription Products Inc.
Owens-Illinois Labels, Inc.
Owens-Illinois General Inc.
OI Castalia STS Inc.
OI Levis Park STS Inc.
OI AID STS Inc.

                            Schedule 1
                               to
                   Opinion of James W. Baehren
                     Dated November __, 1996
                   Rendered In Connection With
        Owens-Illinois, Inc. Refinancing Credit Agreement

                                                      Class of  Stock Cert.               No. of
Stockholder                     Issuer of Stock         Stock      No(s).    Par Value    Shares
-----------                     ---------------       --------  -----------  ---------    ------
Owens-Illinois, Inc.            Owens-Illinois
                                 Group, Inc.          Common         1          $.01      100
Owens-Illinois Group, Inc.      Owens-Brockway
                                 Packaging, Inc.      Common         1           .01      100
Owens-Illinois Group, Inc.      OI Closure FTS Inc.   Common         1           .01      100
Owens-Illinois Group, Inc.      OI Plastic Products
                                 FTS Inc.             Common         1           .01      100
Owens-Illinois Group, Inc.      O-I Health Care
                                 Holding Corp.        Common         1           .01      100
Owens-Illinois Group, Inc.      OI General FTS Inc.   Common         1           .01      100
Owens-Illinois Group, Inc.      OI General Finance
                                 Inc.                 Common         1           .01      100
Owens-Brockway Packaging, Inc.  Owens-Brockway
                                 Glass Container Inc. Common         1           .01      100
Owens-Brockway Packaging, Inc.  OI IONE STS Inc.      Common         1           .01      100
OI Closure FTS Inc.             Owens-Illinois
                                 Closure Inc.         Common         1           .01      100
OI Closure FTS Inc.             Specialty Packaging
                                 Licensing Company    Common         3          1.00      1,000
OI Plastic Products FTS Inc.    Owens-Brockway
                                Plastic Products, Inc.Common         3          None      300,000
OI Plastic Products FTS Inc.    Owens-Illinois
                                 Prescription
                                 Products Inc.        Common         1           .01      100
OI Plastic Products FTS Inc.    Owens-Illinois Labels
                                 Inc.                 Common         5          None      10,000

OI General FTS Inc.             Owens-Illinois
                                 General Inc.         Common         1           .01      100
OI General FTS Inc.             OI Castalia STS Inc.  Common         1           .01      100
OI General FTS Inc.             OI Levis Park STS
                                 Inc.                 Common         1           .01      100
OI General FTS Inc.             OI AID STS Inc.       Common         1           .01      100

                                    EXHIBIT XX

                      [FORM OF OPINION OF O'MELVENY & MYERS]


                                 November__, 1996


Bankers Trust Company, as Administrative Agent
One Bankers Trust Plaza
New York, New York 10006

Bank of America National Trust
 & Savings Association, as Documentation Agent
231 South LaSalle Street
Chicago, IL  60697

 and

The Lead Managers, Co-Agents and Lenders
  Party to the Refinancing Credit
  Agreement Referenced Below

               Re:   Loans to Owens-Illinois, Inc.

Ladies and Gentlemen:

               We have acted as counsel to Bankers Trust Company, as Administrative Agent (in such capacity, "Administrative Agent"), and Bank of America National Trust and Savings Association, as Documentation Agent (in such capacity, "Documentation Agent") in connection with the preparation and delivery of a Refinancing
Credit Agreement dated as of November 19, 1996 (the "Credit Agreement") among Owens-Illinois, Inc., a Delaware corporation ("Company"), the Lenders named therein, the Lenders named as Lead Managers and Co-Agents for Lenders, Documentation Agent and Administrative Agent and in connection with the preparation and delivery of certain related documents.

               We have participated in various conferences with representatives of Company and Agents and conferences and telephone calls with Latham & Watkins, counsel to Company, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the promissory notes annexed thereto (the "Notes"), and the opinions of Latham & Watkins and James W. Baehren, Associate General Counsel to the Company (collectively, the "Opinions"), and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

               Although we have not independently considered all of the matters covered by the Opinions to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinions and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

                                              Respectfully submitted,

                                  SCHEDULE A-1

             COMPANY, GROUP, FIRST AND SECOND TIER SUBSIDIARIES

                                 Jurisdiction
                                 and Date of                                       Percentage of
          Entity                 Incorporation         Stockholder(s)                Ownership
          ------                 -------------         --------------              -------------
Company
-------
Owens-Illinois, Inc.             Delaware
                                 11/27/85

Group
-----
Owens-Illinois Group, Inc.       Delaware              Owens-Illinois, Inc.            100
                                 3/10/87

First Tier Subsidiaries
-----------------------
Owens-Brockway Packaging, Inc.   Delaware              Owens-Illinois Group, Inc.      100
                                 3/6/87

OI Closure FTS Inc.              Delaware              Owens-Illinois Group, Inc.      100
                                 3/6/87

OI Plastic Products FTS Inc.     Delaware              Owens-Illinois Group, Inc.      100
                                 3/6/87

O-I Health Care Holding Corp.    Delaware              Owens-Illinois Group, Inc.      100
                                 3/6/87

OI General FTS Inc.              Delaware              Owens-Illinois Group, Inc.      100
                                 3/6/87

OI General Finance Inc.          Delaware              Owens-Illinois Group, Inc.      100
                                 4/19/93

Second Tier Subsidiaries
------------------------
Owens-Brockway Glass Container   Delaware              Owens-Brockway Packaging,       100
Inc.                             3/9/87                Inc.

OI IONE STS Inc.                 Delaware              Owens-Brockway Packaging,       100
                                 3/9/87                Inc.

Owens-Illinois Closure Inc.      Delaware              OI Closure FTS Inc.             100
                                 3/9/87

Specialty Packaging Licensing    Delaware              OI Closure FTS Inc.             100
Company                          11/15/85

Owens-Brockway Plastic Products  Delaware              OI Plastic Products FTS Inc.    100
Inc.                             6/15/60

Owens-Illinois Prescription      Delaware              OI Plastic Products FTS Inc.    100
Products Inc.                    3/9/87

Owens-Illinois Labels Inc.       Delaware              OI Plastic Products FTS Inc.    100
                                 9/16/86

Owens-Illinois General Inc.      Delaware              OI General FTS Inc.             100
                                 3/9/87

OI Castalia STS Inc.             Delaware              OI General FTS Inc.             100
                                 3/9/87

OI Levis Park STS Inc.           Delaware              OI General FTS Inc.             100
                                 3/9/87

OI AID STS Inc.                  Delaware              OI General FTS Inc.             100
                                 3/9/87

The Guarantor Subsidiaries, as of the Closing Date, consist of Owens-Illinois Group, Inc. and each of the "First Tier Subsidiaries" and "Second Tier Subsidiaries" set forth above.

                                  SCHEDULE A-2

                        DIRECT & INDIRECT SUBSIDIARIES
                         OF THE GUARANTOR SUBSIDIARIES

              FOREIGN SUBSIDIARIES (INCLUDING FOREIGN JOINT VENTURES)
                            DENOTED WITH ASTERISK

(For purposes of this Schedule A-2, "First Tier Subsidiary" means a direct Subsidiary of the Person indicated and "Second Tier Subsidiary" means a direct Subsidiary of one or more of such First Tier Subsidiaries of the Person indicated)

                                  Jurisdiction of                                             Percentage of
Name                          Incorp. or Organization   Stockholder(s)                          Ownership
----                          -----------------------   --------------                        -------------
OI Puerto Rico STS Inc.             Delaware            Owens-Brockway Glass Container Inc.       100

1. Owens-Illinois de Puerto         Ohio                OI Puerto Rico STS Inc.                    80
   Rico* (Partnership)

OI Venezuela STS Inc.               Delaware            Owens-Brockway Glass Container Inc.       100

OI Peldar STS Inc.                  Delaware            Owens-Brockway Glass Container Inc.       100

OI Ecuador STS Inc.                 Delaware            Owens-Brockway Glass Container Inc.       100

OI Consol STS Inc.                  Delaware            Owens-Brockway Glass Container Inc.       100

Bolivian Investments, Inc.          Delaware            Owens-Brockway Glass Container Inc.       100

Brockway Realty Inc.                Pennsylvania        Owens-Brockway Glass Container Inc.       100

Brockway Research                   Delaware            Owens-Brockway Glass Container Inc.       100

Overseas Finance Company            Delaware            Owens-Brockway Glass Container Inc.       100

Seagate, Inc.                       Ohio                Owens-Brockway Glass Container Inc.       100

OIB Produvisa Inc.                  Delaware            Owens-Brockway Glass Container Inc.       100

OI Latin America, Inc.              Delaware            OI Peldar STS Inc.                        100

OI Machinworks Inc.                 Delaware            Owens-Brockway Glass Container Inc.       100

                                      1

                                  Jurisdiction of                                             Percentage of
Name                          Incorp. or Organization   Stockholder(s)                          Ownership
----                          -----------------------   --------------                        -------------
OI Thailand Inc.                    Delaware            Owens-Brockway Glass Container Inc.       100

OI China Inc.                       Delaware            Owens-Brockway Glass Container Inc.       100

OI Peru STS Inc.                    Delaware            Owens-Brockway Glass Container Inc.       100

1. Vinsa*                           Peru                OI Peru STS Inc.                          77.7

OI Poland Inc.                      Delaware            Owens-Brockway Glass Container Inc.       100

OI India Inc.                       Delaware            Owens-Brockway Glass Container Inc.       100

OI Hungary Inc.                     Delaware            Owens-Brockway Glass Container Inc.       100

OI Brazil Inc.                      Delaware            Owens-Brockway Glass Container Inc.       100

OI Europe & Asia Inc.               Delaware            Owens-Brockway Glass Container Inc.       100

Owens-Illinois Specialty            New Jersey          Owens-Brockway Plastic Products Inc.      100
Products Puerto Rico, Inc.*

O-I Holding Company, Inc.           Ohio                Owens-Illinois General Inc.               100

Toledo Air Associates               Ohio                Owens-Illinois General Inc.                50

Harbor Capital Advisors, Inc.       Delaware            Owens-Illinois General Inc.               100

1. HCA Securities, Inc.             Delaware            Harbor Capital Advisors, Inc.             100

2. Harbor Transfer, Inc.            Delaware            Harbor Capital Advisors, Inc.             100

O-I Medical Inc.                    Delaware            Owens-Illinois Prescription Products Inc. 100

1. Owens Brigham Medical Company    Delaware            OI Medical Inc.                            55
   (Partnership)

Product Design & Engineering, Inc.  Minnesota           Owens-Illinois Closure Inc.               100

Universal Materials, Inc.           Ohio                Owens-Illinois General Inc.               100

OI Regioplast STS Inc.              Delaware            Owens-Brockway Plastic Products Inc.      100

1. Regioplast, S.A. de C.V.*        Mexico              OI Regioplast STS Inc.                     50

                                      2

                                  Jurisdiction of                                             Percentage of
Name                          Incorp. or Organization   Stockholder(s)                          Ownership
----                          -----------------------   --------------                        -------------
Owens-Illinois (Australia)          Australia           Owens-Brockway Glass Container Inc.       100
Pty. Ltd.*

Bahamian Grove Limited*             Bahamas             Owens-Brockway Glass Container Inc.       100

Owens Insurance Limited*            Bermuda             Owens-Illinois General Inc.               100
(W/4 First Tier Subsidiaries)

Fabrica Boliviana de                Bolivia             Owens-Brockway Glass Container Inc.        46
Vidrios, S.A.*                                          Bolivian Investments Inc.                   4

Sao Raimundo Administracao,         Brazil              Owens-Brockway Glass Container Inc.         1
Participacoes e Representacoes,                         Owens-Illinois International B.V.          99
Limitada*

1. Companhia Industrial Sao Paulo   Brazil              Sao Raimundo                              79.41
   e Rio* & (W/8 First Tier
   Subsidiaries and 1 Second Tier
   Subsidiary)

Cristaleria Peldar, S.A.*           Colombia            Owens-Illinois International B.V.         57.44
(W/1 First Tier Subsidiary)

Cristaleria del Ecuador, S.A.*      Ecuador             OI Ecuador STS Inc.                        65.3
(W/2 First Tier Subsidiaries)

O-I Overseas Management Company     Delaware            Owens-Brockway Glass Container Inc.       100
Limited*

1. United Glass Group, Ltd.*        England             O-I Overseas Management Company           100
   W/13 First Tier Subsidiaries and                     Limited
   4 Second Tier Subsidiaries

Specialty Packaging Products De     Mexico              Owens-Illinois Closure Inc.               100
Mexico, S.A. de C.V.*

Owens-Brockway Venezuelan Holding   Venezuela           OI Venezuela STS Inc.                     100
Co.*

1. Manufactura de Vidrios Planos    Venezuela           Owens-Brockway Venezuela Holding Co.      100
   C.A.* (W/1 First Tier Subsidiary
   and 1 Second Tier Subsidiary)

                                      3

                                  Jurisdiction of                                             Percentage of
Name                          Incorp. or Organization   Stockholder(s)                          Ownership
----                          -----------------------   --------------                        -------------
2. Contro Vidvioro de Venezuela     Venezuela           Owens-Brockway Venezuela Holding Co.      100
   ("Cevive") C.A.*

3. Owens-Illinois de Venezuela,     Venezuela           Owens-Brockway Venezuela Holding Co.      92.2
   C.A.* (W/3 First Tier
   Subsidiaries and 5 Second
   Tier Subsidiaries)

Owens-Illinois Foreign Sales        Virgin Islands      Owens-Illinois General Inc.               100
Corporation*

Consol Ltd.*                        South Africa        OI Consol STS Inc.                        19.32

Productos de Vidrio S.A.*           Venezuela           OIB Produvisa Inc.                          .90

Middle East Glass Mfg. Co.*         Egypt               Owens-Brockway Glass Container Inc.        9.1

Nippon Glass Company*               Japan               Owens-Brockway Glass Container Inc.        10

Union Glass Container Corp.*        Philippines         Owens-Brockway Glass Container Inc.        16

Owens-Illinois Foreign Sales        Barbados            Owens-Illinois General Inc.               100
Corporation*

Huta Szkla Jaroslaw S.A.*           Poland              OI Poland Inc.                             48.1

Owens-Bilt Limited*                 India               OI India Inc.                              51

Oroshaza Glass Containers KFT*      Hungary             OI Hungary                                100

Wuhan Owens Glass Containers        China               OI China Inc.                              70
Company, Ltd.*

Owens-Illinois International        Netherlands         OI Brazil Inc.                             60
Netherlands B.V.*                                       OI Latin America                           40

1. OI Finnish Holdings OY*          Finland             Owens-Illinois International B.V.         100
   w/3 Second-Tier Subsidiaries

                                      4

                                  SCHEDULE B

                  LENDERS' COMMITMENTS AND PRO RATA SHARES

                                           Revolving Loan
Lender                                       Commitment       Pro Rata Share
------                                     --------------     --------------
ADMINISTRATIVE AGENT:
--------------------
Bankers Trust Company                       $112,500,000        6.250000%

DOCUMENTATION AGENT:
-------------------
Bank of America National Trust and Savings
Association                                 $112,500,000        6.250000%

CO-AGENTS:
----------
ABN Amro Bank, N.V.                         $ 65,000,000        3.611111%
Bank of Montreal                            $ 65,000,000        3.611111%
The Bank of New York                        $ 65,000,000        3.611111%
The Bank of Nova Scotia                     $ 65,000,000        3.611111%
CIBC, Inc.                                  $ 65,000,000        3.611111%
Credit Lyonnais, Chicago Branch             $ 65,000,000        3.611111%
The First National Bank of Chicago          $ 65,000,000        3.611111%
The Industrial Bank of Japan, Limited       $ 65,000,000        3.611111%
NationsBank, N.A.                           $ 65,000,000        3.611111%
Societe Generale                            $ 65,000,000        3.611111%
The Sumitomo Bank, Limited                  $ 65,000,000        3.611111%
Toronto-Dominion (Texas), Inc.              $ 65,000,000        3.611111%

LEAD MANAGERS:
-------------
Banque Nationale De Paris                   $ 50,000,000        2.777778%
Citibank, N.A.                              $ 50,000,000        2.777778%

                                           Revolving Loan
Lender                                       Commitment       Pro Rata Share
------                                     --------------     --------------
Caisse Nationale De Credit Agricole         $ 50,000,000        2.777778%
The Fuji Bank, Limited                      $ 50,000,000        2.777778%
The Long-Term Credit Bank of Japan, Ltd.    $ 50,000,000        2.777778%
Mellon Bank, N.A.                           $ 50,000,000        2.777778%
The Sanwa Bank, Limited (Chicago Branch)    $ 50,000,000        2.777778%
United States National Bank of Oregon       $ 50,000,000        2.777778%

LENDERS:
--------
The Mitsubishi Trust and Banking Corp.      $ 40,000,000        2.222222%
National City Bank                          $ 35,000,000        1.944444%
Yasuda Trust & Banking Co. Ltd.             $ 30,000,000        1.666667%
Arab Banking Corporation                    $ 25,000,000        1.388889%
Banque Paribas                              $ 25,000,000        1.388889%
Commerzbank Aktiengesellschaft              $ 25,000,000        1.388889%
Dai-Ichi Kangyo Bank, Limited               $ 25,000,000        1.388889%
KeyBank National Association                $ 25,000,000        1.388889%
Kredietbank N.V.                            $ 25,000,000        1.388889%
The Northern Trust Company                  $ 25,000,000        1.388889%
Sakura Bank                                 $ 25,000,000        1.388889%
The Tokai Bank, Ltd., Chicago Branch        $ 25,000,000        1.388889%
Union Bank of California, N.A               $ 25,000,000        1.388889%
Westdeutsche Landesbank                     $ 25,000,000        1.388889%
Bank of Hawaii                              $ 15,000,000        0.833333%
                                          --------------      ----------
                                          $1,800,000,000      100.000000%

                                  SCHEDULE C
                             EXISTING INDEBTEDNESS
                                      OF
                              OWENS-ILLINOIS AND
                           CONSOLIDATED SUBSIDIARIES




                                                                  Amount
                                                                   ($M)
                                                                  ------
Industrial Development Revenue Bonds

      Holmes County, Ohio (Berlin, OH)                             1,000




Miscellaneous Senior Debt

      Alcon capital lease                                            755
      Obligation to repurchase shares of Brockway, Inc. (NY)         610
      Obligation to repurchase shares of Owens-Illinois, Inc., an
          Ohio corporation                                           930
      Commonwealth of PA machinery loan                              467
      Superior Beverage                                           10,780 (1)
      Various capitalized leases                                     856
                                                                  ------
      Total Senior Debt                                           14,398


Total Existing Indebtedness                                       15,398
                                                                  ======


(1)  Not indebtedness under GAAP.

                                  SCHEDULE D
                                EXISTING LEINS
                                      OF
                              OWENS-ILLINOIS AND
                           CONSOLIDATED SUBSIDIARIES



                                                                   Amount of
                                                                  Encumbrance
        Location                    Property encumbered               ($M)
-----------------------       -------------------------------     -----------
Danville, VA and Tracy,
   CA                         Real estate, plant & equipment        10,780

Commonwealth of PA            Real estate, plant & equipment           467

Various capital leases        Real estate, plant & equipment         1,611
                                                                    ------
Total Existing Liens                                                12,158
                                                                    ======

                                  SCHEDULE E
                                  INVESTMENTS
                                      OF
                              OWENS-ILLINOIS AND
                           CONSOLIDATED SUBSIDIARIES


                                                                  Amount
        Investment                                                 ($M)
        ----------                                                ------
Domestic investments and advances
   Kimble Glass J.V.                                              14,500
Foreign investments and advances
   Consol, Ltd.                                                    3,400
   Huta Szkla Jaroslaw, S.A.                                       9,200
   Regioplast, S.A.                                               19,700
                                                                  ------
Total investments and advances                                    46,800

Other investments
   Allwaste, Inc.                                                  1,000
   BriGam Ventures Inc.                                            1,260
   Cross City                                                      1,334
   Fremont Plastics                                                   50
   Industrial Development Board of the City of Montgomery          1,550
   Norman Hartzel/Don McCone (Castalia)                              777
                                                                  ------
Total Other Investments                                            5,971

Total Investments                                                 52,771
                                                                  ======

                                  SCHEDULE F
                        EXISTING CONTINGENT LIABILITIES
                                      OF
                 OWENS-ILLINOIS AND CONSOLIDATED SUBSIDIARIES


                                                                    Amount
        Debtor                       Creditor                        ($M)
        ------                       --------                       ------
Indebtedness assumed by
  purchasers of assets
  sold (1)

    Kansas City,
      Missouri IRB           Bondholders                             9,000
    Harlan, Kentucky IRB     Bondholders                             1,100
    Mentor, Ohio IRB         Bondholders                             2,000
                                                                    ------
Total indebtedness assumed by purchasers of assets sold             12,100

     Guaranties of                                                  Amount
  Foreign Subsidiaries               Creditor                        ($M)
  --------------------               --------                       ------
  O-I de Puerto Rico         Scotia Bank de Puerto Rico             14,828
  O-I Specialty
    Products P.R.            Scotia Bank                             9,736
  Fabrica Boliviana de
    Vidrios                  Bank of New York     5,000
                             Other                1,486
                             Total                -----              6,486
  O-I Finnish Holdings       Others                                 22,250
  Oroshaza Glass Containers
    KFT                      ABN-Amro                                1,871
  Regioplast, S.A.           Other                                   7,500
  Owens-Bilt, Ltd.           B of A               3,000
                             B of A & Syndicate  15,307
                                                 ------       Total 18,307
                                                                    ------
Total Foreign Indebtedness Guarantied by the Company                80,978

Guaranties of Domestic Subsidiaries
-----------------------------------
  O-I Closure, Inc.          Commonwealth of PA                        467
                                                                       ---
  Total Domestic Indebtedness Guarantied by the Company                467

 Guaranties of                                                      Amount
 Domestic Subsidiaries                                               ($M)
(continued)
----------------------                                             ------
Brockway Airlines

  Indemnity to airplane lessors                                      Not
  Indemnity to sellers of airline deicing services               quantifiable
  Indemnity to truck, trailer and auto lessors                     but not
  Indemnity to seller of ground services at municipal airports     expected
  Liability with other airlines                                      to be
  Cross border lease                                               material

  Unexpired airplane leases                                          14,755
                                                                     ------
  Total quantifiable contingent liabilities related
     to Brockway Airlines                                            14,755

Total Quantifiable Existing Contingent Liabilities                  108,300
                                                                    =======
(1) Indebtedness assumed by third parties in connection with the purchase of the underlying assets. The Company is indemnified by the party assuming the debt.

                                  SCHEDULE G
                               REPORTING UNITS
                                      OF
                               OWENS-ILLINOIS

                               Glass Container
                               International Glass
                               Plastic Containers
                               Labels & Carriers
                               Closure & Specialty
                               Prescription Products

                                   SCHEDULE H

1.  Owens-Illinois Salary Employees Welfare Benefit Plan (Plan No. 501)

2.  Owens-Illinois Hourly Employees Welfare Benefit Plan (Plan No. 502)

                                   SCHEDULE I

                             ENVIRONMENTAL MATTERS

      None.

                                   SCHEDULE J
          LETTERS OF CREDIT OUTSTANDING UNDER EXISTING CREDIT AGREEMENT

                         Amount
Refer #   Memo        Outstanding   T-O Date  Mat Date  Iss  Loc #   Code Div
--------  ----        -----------   --------  --------  ---  ------  ---- ---
LOC00001  State of   17,240,297.00  05/01/89  06/16/97  BOA  133809  1/3  090
            California
                     -------------
                     17,240,297.00 = Bank of America

LOC00014  Aetna Life  1,457,530.00  07/01/87  06/30/97  BTC  S-01760 2/3  090
            Insurance
LOC00015  NJDEP-      3,149,459.00  03/13/87  03/12/97  BTC  S-01120 1/3  090
            Bridgeton
LOC00016  NJDEP-        213,285.00  05/24/90  05/24/97  BTC  S-07039 1/3  090
            Schott
LOC00017  Old Republic  500,000.00  01/31/92  01/31/97  BTC  S-08285 1/3  090
            Insurance
LOC00018  Ohio Dept.     55,000.00  07/01/94  06/30/97  BTC  S-09998 1/3  090
            Commerce
LOC00019  OK Workers  2,500,000.00  01/31/91  01/31/97  BTC  S-07585 1/3  090
            Comp
LOC00020  National    3,659,000.00  11/08/89  09/01/97  BTC  S-06176 1/3  090
            Union Fire
LOC00021  Peoples Gas   100,000.00  11/18/89  11/18/97  BTC  S-05933 1/3  090
LOC00022  Pitney Bowes  750,000.00  05/22/91  04/30/97  BTC  S-07811 1/3  090
LOC00023  State of      297,030.00  02/18/92  12/31/96  BTC  s-08333 2/3  090
            CA/Amador
LOC00024  CIT Group/  2,979,131.40  08/14/91  07/31/97  BTC  S-07930 1/3  090
            Equip
LOC00025  NHW/        6,000,000.00  11/09/90  11/09/97  BTC  S-07378 1/3  090
            Hibernia
            Bank
LOC00026  NJDEP-      3,124,250.00  03/13/87  03/12/97  BTC  S-01121 1/3  090
            Glassboro
LOC00027  Industrial  2,975,000.00  08/11/87  06/30/97  BTC  S-02026 1/3  090
            Comm OH
LOC00028  Liberty       202,893.00  10/06/93  10/06/97  BTC  S-09537 1/3/ 090
            Mutual SAC                                                4
LOC00029  Connell       272,590.00  08/06/91  09/30/97  BTC  S-07951 1/3/ 090
            Finance                                                   4
LOC00030  Continental 9,712,000.00  06/18/92  06/18/97  BTC  S-08571 1/3  090
            Casualty
LOC00031  Banc-         750,000.00  08/14/91  07/31/97  BTC  S-70929 1/3  090
            Ireland/
            First
LOC00032  NY Workers  2,269,000.00  10/06/89  10/06/97  BTC  S-05934 1/3  090
            Comp
LOC00033  Liberty      159,074.00   10/30/92  3/31/97   BTC  S-08831 1/3/ 090
            Mutual SPPI                                               4
LOC00052  NY Gas Wells  60,000.00   09/09/96  09/09/97  BTC  s-11510 1/3  090
LOC00036  Texas         50,000.00   12/31/87  12/31/96  BTC  S-02899 1/3  301
            Employer's

    Amount
Refer #   Memo        Outstanding   T-O Date  Mat Date  Iss  Loc #   Code Div

LOC00037  Republic       78,655.00  12/31/89  12/31/96  BTC  S-06578 1/3  301
            Insurance
LOC00038  Allstate          534.00  12/31/89  12/31/96  BTC  S-06557 1/3  301
            Insurance
LOC00039  Paladin,        3,422.37  12/31/89  12/31/96  BTC  S-06571 1/3  301
            Heartland
LOC00040  Liberty           310.00  12/31/89  12/31/96  BTC  S-06555 1/3  301
            National
LOC00041  Farmers         1,300.00  12/31/89  12/31/96  BTC  S-06563 1/3  301
            Alliance
LOC00042  Fremont         2,585.26  12/31/89  12/31/96  BTC  S-06556 1/3  301
            Reinsurance
LOC00043  Lancer         10,000.00  12/31/89  12/31/96  BTC  S-06577 1/3  301
            Insurance
LOC00044  Mutual        186,271.00  12/31/89  12/31/96  BTC  S-06551 1/3  301
            Marine
LOC00045  American       40,390.00  12/31/89  12/31/96  BTC  S-06574 1/3  301
            Eagle
                     -------------
                     41,558,710.42 = Bankers Trust


LOC00007  Self-       6,000,000.00  10/19/94  09/01/97  MBB  S836096 1/3  090
            Insurance ------------
            PA        6,000,000.00 = Mellon Bank

LOC00008  Self-       1,500,000.00  04/07/92  /4/07/97  NNC  SA9     1/3  090
            Insurance ------------                           2052092
            GA        1,500,000.00 = Nationsbank of North


                     -------------
                     66,299,007.42
                     =============